UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

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☒	Definitive Information Statement

Emerald Holding, Inc.

(Name of Registrant as Specified in its Charter)

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☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

Emerald Holding, Inc.

100 Broadway, 14th Floor

New York, NY 10005

NOTICE OF WRITTEN CONSENT AND APPRAISAL RIGHTS

AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Emerald Holding, Inc.:

This notice of written consent and appraisal rights and Information Statement (the “Information Statement”) is being furnished to the holders of common stock (the “Stockholders”), par value $0.01 per share (the “Common Stock”), of Emerald Holding, Inc., a Delaware corporation (“Emerald” or the “Company”), in connection with the Agreement and Plan of Merger, dated as of May 9, 2026 (the “Merger Agreement”), by and among Emerald, Emma Buyer, LLC, a Delaware limited liability company (“Parent”), and Emma Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Parent (“Merger Sub”). A summary of the Merger Agreement is provided in the accompanying Information Statement and a copy of the Merger Agreement is attached as Annex A to the accompanying Information Statement, and each is incorporated by reference into this notice. Parent and Merger Sub are newly formed holding companies owned by funds managed by affiliates of Apollo Global Management, Inc. (together with its consolidated subsidiaries, “Apollo” or “AGM”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Emerald, with Emerald surviving as a wholly owned subsidiary of Parent (the “Merger”). Upon consummation of the Merger on the terms and subject to the conditions set forth in the Merger Agreement, each share of Common Stock issued and outstanding as of immediately prior to the time the certificate of merger is filed with the Secretary of State of the State of Delaware and becomes effective (such date and time, the “Effective Time”) will be automatically cancelled and converted into the right to receive $5.03 per share in cash, without interest (the “Merger Consideration”). However, any shares of Common Stock held by Emerald as treasury stock or owned by Parent or Merger Sub or any wholly owned subsidiary of the Company and Parent (other than Merger Sub), in each case as of immediately prior to the Effective Time (the “Cancelled Shares” and, collectively with the Dissenting Shares (as defined herein), the “Excluded Shares”) will be cancelled without payment of the Merger Consideration. The Merger Consideration will also not be paid in respect of Dissenting Shares (as defined below).

The board of directors of Emerald has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to and in the best interests of the Company and its Stockholders, (ii) approved and declared advisable the Merger Agreement and the other transactions contemplated by the Merger Agreement, including the Merger, (iii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the other transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, and (iv) recommended the adoption of the Merger Agreement by the Stockholders, subject to the terms and conditions of the Merger Agreement.

The adoption of the Merger Agreement and approval of the Merger by the Stockholders required the affirmative vote or consent by Stockholders holding in the aggregate at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote thereon. On May 9, 2026, following the execution of the Merger Agreement, Onex Partners III LP, a Delaware limited partnership, Onex Partners III GP LP, a Delaware limited partnership, Onex Partners III PV LP, a Delaware limited partnership, Onex Partners III Select LP, a Delaware limited partnership, Onex US Principals LP, a Delaware limited partnership, Onex Advisor Subco III LLC, a Delaware limited liability company, OPV Gem Aggregator LP, a Delaware limited partnership, and Onex OP V Holdings Sarl, a private limited company incorporated under the laws of Luxembourg (collectively, the “Majority Stockholders”), which collectively on May 9, 2026 held of record and beneficially owned 184,520,200 shares of Common Stock, representing approximately 93% of the aggregate voting power of the then issued and outstanding shares of Common Stock, delivered a written consent to the Company and Parent approving and adopting in all respects the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger (the “Company Stockholder Written Consent”). As a result, no further action by any Stockholder is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement or approve the Merger, and Emerald will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, and will not call a Stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement. This notice and the accompanying Information Statement constitute notice from Emerald to the persons (other than the Majority Stockholders) who were Stockholders on May 9, 2026, of the action set forth in the Company Stockholder Written Consent pursuant to Section 228(e) of the Delaware General Corporation Law (the “DGCL”).

Under Section 262 of the DGCL, if the Merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of record and beneficial owners of shares of Common Stock, other than the Majority Stockholders, will have the right to seek an appraisal for, and be paid the “fair value” in cash of, their shares of Common Stock (as determined by the Delaware Court of Chancery), together with interest, if any, on the amount determined to be fair value, instead of receiving the Merger Consideration pursuant to the Merger Agreement. To exercise your appraisal rights, you must submit a written demand for an appraisal to Emerald no later than twenty (20) days after the date of mailing of this Information Statement, which mailing date is on June 18, 2026, and comply precisely with all of the procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying Information Statement. A copy of Section 262 of the DGCL, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. This notice and the accompanying Information Statement constitute notice to you from Emerald of the availability of appraisal rights under Section 262 of the DGCL in connection with the Merger.

We urge you to read the entire Information Statement carefully. If the Merger is completed, and further instructions are required, you will receive instructions regarding payment for your shares of Common Stock, and other than the holders of Excluded Shares, you will otherwise automatically receive payment for your shares of Common Stock without any further action or instructions.

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying Information Statement. Any representation to the contrary is a criminal offense.

Sincerely,

/s/ Hervé Sedky
Hervé Sedky
Chief Executive Officer
June 15, 2026

This Information Statement is dated June 15, 2026 and is first being mailed to Stockholders on June 18, 2026.

1

Annex A—The Merger Agreement

Annex B—The Support Agreement

Annex C—Opinion of Goldman Sachs & Co. LLC

2

SUMMARY

This summary highlights selected information from this Information Statement (this “Information Statement”) and may not contain all of the information that is important to you. To fully understand the Merger, as defined and as described below, contemplated by the Agreement and Plan of Merger, dated as of May 9, 2026 (the “Merger Agreement”), by and among Emerald Holding, Inc., a Delaware corporation (“Emerald” or the “Company”), Emma Buyer, LLC, a Delaware limited liability company (“Parent”), and Emma Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Parent (“Merger Sub”), and for a more complete description of the legal terms of the Merger, you should carefully read this entire Information Statement, the annexes attached to this Information Statement and the documents referred to or incorporated by reference in this Information Statement. We have included page references in parentheses to direct you to the appropriate place in this Information Statement for a more complete description of the topics presented in this summary. In this Information Statement, the terms “Emerald,” “Company,” “we,” “us” and “our” refer to Emerald Holding, Inc. Throughout this Information Statement, we refer to Apollo Global Management, Inc., a Delaware corporation, together with its consolidated subsidiaries, as “Apollo” or “AGM.” References in this Information Statement to terms defined in the notice attached hereto have the meanings provided in such notice. This Information Statement is dated June 15, 2026 and is first being mailed to our holders of common stock (the “Stockholders”), par value $0.01 per share (“Common Stock”), on June 18, 2026. Capitalized terms used but not otherwise defined in this summary shall have the meanings ascribed to them in this Information Statement.

The Parties to the Merger Agreement (page 21)

Emerald. Emerald, a Delaware corporation, is a leading U.S.-based business-to-business (“B2B”) event organizer, empowering businesses year-round by expanding meaningful connections, developing influential content, and delivering powerful commerce-driven solutions. Emerald is the owner and operator of a curated portfolio of B2B events spanning trade shows, conferences, B2C showcases and a scaled Executive Peer Network platform. Emerald also delivers dynamic solutions across leading industries through its robust content and e-commerce marketplace. Emerald is a trusted partner for its thousands of customers, predominantly small and medium-sized businesses, playing a pivotal role in driving ongoing commerce through streamlined buying, selling, and networking opportunities. Powered by an experienced, talented and deeply engaged team, Emerald is fostering impactful engagement and delivering unparalleled market access with a commitment to driving business growth 365 days a year. Emerald’s principal executive offices are located at 100 Broadway, 14th Floor, New York, NY 10005 and its telephone number is (949) 226-5700. Our website is www.emeraldx.com. Additional information about us is included in documents incorporated by reference into this Information Statement and our filings with the U.S. Securities and Exchange Commission (the “SEC”), copies of which may be obtained without charge by following the instructions in “Where You Can Find More Information” beginning on page 95.

Our Common Stock is listed with, and trades on, the New York Stock Exchange (the “NYSE”) under the ticker symbol “EEX.”

Parent. Parent is a Delaware limited liability company that was formed for the purpose of entering into the Merger Agreement, consummating the Merger and engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any material business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger. Parent is an affiliate of investment funds managed by affiliates of Apollo. After the consummation of the Merger, the Company will be a wholly owned subsidiary of Parent. Parent’s principal executive offices are located at c/o Apollo Management X, L.P., 9 West 57th Street, 41st Floor, New York, NY 10019 and its telephone number is (212) 515-3200.

Merger Sub. Merger Sub is a Delaware corporation that was formed by Parent solely for the purpose of entering into the Merger Agreement, consummating the Merger and engaging in the transactions contemplated by the

Merger Agreement. Merger Sub is a wholly owned direct subsidiary of Parent and has not carried on any business activity other than in connection with the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will be merged with and into the Company and will thereupon cease to exist. Merger Sub’s principal executive offices are located at c/o Apollo Management X, L.P., 9 West 57th Street, 41st Floor, New York, NY 10019 and its telephone number is (212) 515-3200.

The Merger (page 23)

On May 9, 2026 (the “Agreement Date”), we entered into the Merger Agreement with Parent and Merger Sub. Upon the terms and subject to the conditions provided in the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or at such later date and time as the parties agree in writing and specify in the certificate of merger (such date and time, the “Effective Time”), Merger Sub will merge with and into us, and we will continue as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent (the “Merger”). Because the Merger Consideration will be paid in cash, you will receive no equity interest in Parent or the Surviving Corporation in consideration for your shares of Common Stock, and after the Effective Time you will not own any shares of Common Stock.

The Merger Consideration (page 57)

At the Effective Time, solely by virtue of the Merger and without any action by any Stockholder, each share of Common Stock outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive the Merger Consideration. However, any shares of Common Stock held by Emerald as treasury stock or owned by Parent or Merger Sub or any wholly owned subsidiary of the Company and Parent (other than Merger Sub), in each case as of immediately prior to the Effective Time (the “Cancelled Shares”) will be cancelled without payment of the Merger Consideration. The Merger Consideration will also not be paid in respect of Dissenting Shares. The Cancelled Shares and the Dissenting Shares are referred to herein collectively as the “Excluded Shares”.

We encourage you to read the Merger Agreement, which is attached as Annex A to this Information Statement, as it is the legal document that governs the Merger and the other transactions contemplated by the Merger Agreement.

Recommendation of the Company Board; Reasons for the Merger (page 31)

After consideration of various factors as discussed in “The Merger—Recommendation of the Company Board; Reasons for the Merger” beginning on page 31, the board of directors of the Company (the “Company Board”) has unanimously:

•	determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to and in the best interests of the Company and its Stockholders;

•	approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger;

•

authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; and

•	recommended the adoption of the Merger Agreement by the Stockholders, subject to the terms and conditions of the Merger Agreement.

Required Stockholder Approval for the Merger (page 36)

Under the DGCL and the Company’s certificate of incorporation, the adoption of the Merger Agreement by our Stockholders required the affirmative vote or written consent of Stockholders holding in the aggregate at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote thereon. Further, under the Company’s certificate of incorporation, prior to the first time that Onex Corporation and its affiliates (other than Emerald), including funds managed by an affiliate of Onex Partners Manager LP and/or Onex Corporation, as appropriate (the “Onex Group”) ceases to beneficially own more than fifty percent (50%) of the then-outstanding shares of Common Stock, subject to the rights of the holders of any series of preferred stock of the Company, any action required or permitted to be taken at any annual or special meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote of the Stockholders, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company in accordance with applicable law and the Company’s certificate of incorporation. Holders of Common Stock are entitled to one vote for each share held of record on all matters on which Stockholders are entitled to vote generally, including adoption of the Merger Agreement.

As of the Record Date, there were 197,909,463 shares of Common Stock outstanding. On May 9, 2026, following the execution of the Merger Agreement, Onex Partners III LP, a Delaware limited partnership, Onex Partners III GP LP, a Delaware limited partnership, Onex Partners III PV LP, a Delaware limited partnership, Onex Partners III Select LP, a Delaware limited partnership, Onex US Principals LP, a Delaware limited partnership, Onex Advisor Subco III LLC, a Delaware limited liability company, OPV Gem Aggregator LP, a Delaware limited partnership, and Onex OP V Holdings Sarl, a private limited company incorporated under the laws of Luxembourg (collectively, the “Majority Stockholders”), which collectively on the Record Date held of record and beneficially owned 184,520,200 shares of Common Stock representing approximately 93% of the aggregate voting power of the then issued and outstanding shares of Common Stock, delivered a written consent to the Company and Parent approving and adopting in all respects the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger (the “Company Stockholder Written Consent”). As a result, no further action by any Stockholder is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement or approve the Merger, and the Company will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement and will not call a Stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement. No action by the Stockholders of Parent is required to complete the Merger and all requisite corporate action by and on behalf of Merger Sub required to complete the Merger has been taken.

When stockholder action is taken by written consent in lieu of a meeting by less than all of the Stockholders entitled to vote on the matter, Section 228(e) of the DGCL requires notice of the action be given to those Stockholders who did not consent in writing to the action and who would have been entitled to notice of the meeting if the action had been taken at a meeting and the record date for notice of the meeting were the record date for the action taken by written consent. This Information Statement and the notice attached hereto are being given to all Stockholders (other than the Majority Stockholders) as of the Record Date and constitute notice from the Company of the actions taken pursuant to the Company Stockholder Written Consent as required by Section 228(e) of the DGCL.

Opinion of Goldman Sachs & Co. LLC (page 37 and Annex C)

At a meeting of the Company Board held on May 9, 2026, Goldman Sachs & Co. LLC (“Goldman Sachs”) rendered its oral opinion, subsequently confirmed by delivery of its written opinion, dated May 9, 2026, to the

Company Board that, as of May 9, 2026 and based upon and subject to the factors and assumptions set forth therein, the $5.03 in cash per share of Common Stock to be paid to the holders (other than Parent and its affiliates) of shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Common Stock.

The full text of the written opinion of Goldman Sachs, dated May 9, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Company Board in connection with its consideration of the Merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of shares of Common Stock should act with respect to the Merger or any other matter. Pursuant to an engagement letter between the Company and Goldman Sachs, the Company has agreed to pay Goldman Sachs a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $21.0 million, $1.5 million of which became payable upon the presentation by Goldman Sachs to the Company Board of the results of the study that enabled Goldman Sachs to render its opinion, and the remainder of which is contingent upon consummation of the Merger.

Financing (page 44)

Investment funds managed by affiliates of Apollo have committed, pursuant to the Equity Commitment Letter, to invest in Parent, at the closing of the Merger (the “Closing”), an aggregate amount of $760,000,000 for the purposes of the Equity Financing. Such funds have also provided the Limited Guarantee in favor of the Company, guaranteeing, severally and not jointly, subject to certain limitations set forth in the Limited Guarantee, the payment and performance of Parent’s obligation following the valid termination of the Merger Agreement to pay to the Company (a) (x) the Parent Termination Fee, if and when due pursuant to the Merger Agreement, and any interest thereon and (y) Reimbursement Obligations, or (b) (x) all amounts payable as damages as a result of fraud or willful breach by Parent or Merger Sub prior to the Closing (subject to the Liability Limitation set forth in the Merger Agreement) and (y) the Reimbursement Obligations. The maximum aggregate liability of such funds under the Limited Guarantee is $87,000,000.

Additionally, in connection with entering into the Merger Agreement, Parent entered into the Debt Commitment Letter, with the debt commitment parties signatory to the Debt Commitment Letter (together with other debt commitment parties from time to time party thereto and each of their respective successors and assigns, collectively, the “Debt Commitment Parties”), pursuant to which the Debt Commitment Parties have, among other things, committed to provide the Debt Financing in connection with the Merger consisting of (i) the Initial Term Loan Facility; (ii) the Revolving Facility; (iii) a first lien delayed draw term facility in an aggregate principal amount equal to $200,000,000; and (iv) a first lien delayed draw term facility in an aggregate principal amount equal to $100,000,000, in each case, on the terms and subject to the conditions set forth in the Debt Commitment Letter. The Initial Term Loan Facility and a portion of the Revolving Facility will be available on the Closing Date to finance the Merger and fees and expenses related thereto, subject to customary conditions. The obligations of the Debt Commitment Parties to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of certain representations and warranties and consummation of the Merger.

The receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financings) by Parent, Merger Sub or any of their respective affiliates or any other financing is not a condition to any of Parent’s or Merger Sub’s obligations under the Merger Agreement.

Parent will be required to pay the Company a termination fee equal to $84,000,000 if, among other reasons described herein, a Parent Breach Termination or Parent Financing Termination has occurred.

Interests of Our Directors and Executive Officers in the Merger (page 45)

You should be aware that Emerald’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of Stockholders generally. The Company Board was aware of these interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby. These interests are described below in the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 45. Emerald’s executive officers are Hervé Sedky (Director, President and Chief Executive Officer), David Doft (Chief Financial Officer), Issa Jouaneh (President, Connections), Danielle Puceta (Chief Digital Officer), and Sara Altschul (Executive Vice President, General Counsel and Corporate Secretary), and Emerald’s non-employee directors are Konstantin (Kosty) Gilis (Chairman), Michael Alicea, Lynda Clarizio, Todd Hyatt, Lisa Klinger, David Levin, Anthony Munk, and Emmanuelle Skala.

Treatment of Company Equity Awards and the Company ESPP in the Merger (page 45)

Except as set forth in the Merger Agreement, each stock option to acquire shares of Common Stock (a “Company Stock Option”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time, will automatically, as of the Effective Time, be fully vested and cancelled and converted into the right to receive an amount in cash equal to the product of (i) the excess of the Merger Consideration over the exercise price per share of Common Stock subject to such Company Stock Option, multiplied by (ii) the total number of shares subject to such Company Stock Option (without interest), subject to any applicable tax withholding. Any Company Stock Option with an exercise price per share of Common Stock that is equal to or greater than the Merger Consideration will be cancelled for no consideration.

Each restricted stock unit award in respect of shares of Common Stock subject to time-based vesting requirements that is outstanding immediately prior to the Effective Time (a “Company RSU”) will automatically, as of the Effective Time, become fully vested and be cancelled and converted into the right to receive in respect of each share of Common Stock subject to such Company RSU immediately prior to the Effective Time an amount in cash equal to the Merger Consideration (without interest), subject to any applicable tax withholding.

Each restricted share award subject to performance-based vesting requirements (a “Company PS Award” and together with the Company Stock Options and Company RSUs, the “Company Equity Awards”) that is outstanding immediately prior to the Effective Time and that will have satisfied its performance-based vesting conditions taking into account the effect of the Merger and vested based on actual performance measured through the Effective Time (with performance determined based solely on actual results achieved as of the Effective Time), will automatically, as of the Effective Time, become vested and be cancelled and converted into the right to receive an amount equal to the Merger Consideration (without interest) in respect of each share of Common Stock that is considered earned under the applicable Company PS Award agreement, subject to any applicable tax withholding. Each Company PS Award, or portion thereof, with a performance-based vesting condition in effect immediately prior to the Effective Time that is not met after taking into account the effect of the Merger, will be cancelled for no consideration.

For a description of the treatment of outstanding Company Equity Awards held by our non-employee directors and executive officers, see the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger—Treatment of Company Equity Awards and the Company ESPP in the Merger.” For an estimate of the amounts that would become vested and payable to each of our named executive officers in connection with the Merger, see the section entitled “The Merger—Quantification of Potential Payments and Benefits to Emerald’s Named Executive Officers in Connection with the Merger” below.

Following the Agreement Date, (i) with respect to any Offering Period (as defined in the Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan, dated as of January 22, 2019, as amended (the “Company ESPP”)), in effect as of the Agreement Date, (A) no employee who was not a participant in the Company ESPP as of the Agreement Date may become a participant or participate in such Offering Period and (B) no participant may increase the percentage of his or her payroll deductions or contributions in effect under the Company ESPP on the Agreement Date for such Offering Period, (ii) no new Offering Period will commence under the Company ESPP on or after the Agreement Date, (iii) any such Offering Period under the Company ESPP that does not end prior to the Effective Time will terminate and the Purchase Period (as defined in the Company ESPP) will be accelerated to a date before the Closing Date, in which case any shares of Common Stock purchased under the Offering Period will be treated the same as all other shares of Common Stock in the Merger, and (iv)  immediately prior to and subject to the occurrence of the Effective Time, the Company ESPP will terminate.

Transaction Litigation (page 51)

As of the filing of this Information Statement, the Company is not aware of any complaints filed or litigation pending related to the Merger.

Material U.S. Federal Income Tax Consequences of the Merger (page 51)

The exchange of shares of Common Stock for cash pursuant to the Merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. Stockholders that are U.S. holders will generally recognize gain or loss in an amount equal to the difference, if any, between the cash received and their adjusted tax basis in their shares of Common Stock exchanged. Stockholders that are non-U.S. holders and that exchange their shares of Common Stock for cash in the Merger generally will not be subject to U.S. federal income tax on gain resulting from the exchange unless such non-U.S. holder has certain connections to the United States or certain other requirements are met. Stockholders should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for the definitions of “U.S. holder” and “non-U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the Merger. Stockholders should consult their own tax advisors regarding the U.S. federal, state and local and/or non-U.S. tax consequences of the Merger to them in light of their particular circumstances.

Regulatory Approvals (page 55)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) and related rules, the Merger may not be completed until notifications have been given and information furnished to the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) and the Federal Trade Commission (the “FTC”) and all statutory waiting period requirements have been satisfied by the applicable agencies. On May 20, 2026, both the Company and Parent filed their respective notification and report forms under the HSR Act, which triggered the start of the HSR Act waiting period, and requested early termination of the HSR waiting period. On June 11, 2026, the FTC granted the request for the early termination of the waiting period under the HSR Act, effective June 11, 2026 at 11:45 a.m., Eastern Time. Accordingly, the condition to completion of the Merger requiring that the applicable waiting periods (and any extensions thereof) under the HSR Act in connection with the Merger have expired or been terminated has been satisfied.

In addition, the Merger is subject to merger control review by the Moroccan competition authority (“Conseil de la Concurrence”) pursuant to Law No. 104-12 of 30 June 2014, as amended (“Moroccan Competition Law”). Completion of the Merger is conditional upon actual or deemed clearance from the Conseil de la Concurrence under Moroccan Competition Law. The notification has been filed with the Conseil de la Concurrence on May 20, 2026, and the Conseil de la Concurrence’s review of the Merger is ongoing.

At any time before or after the Effective Time of the Merger, the Antitrust Division, the FTC, the Conseil de la Concurrence, or the governmental authorities of any other applicable jurisdiction in which a filing is required under applicable foreign antitrust laws, could take action under the antitrust laws, including seeking to prevent the Merger, to rescind the Merger or to conditionally approve the Merger upon the divestiture of assets of the Company or Parent or subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

The Merger Agreement (page 57 and Annex A)

Conditions to Completion of the Merger (page 76)

The obligations of each of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction (or waiver by the applicable party, if permissible under applicable law) of the following conditions:

•	the Stockholder Approval has been obtained (which was satisfied on May 9, 2026 by delivery of the Company Stockholder Written Consent);

•	this Information Statement having been mailed to the Stockholders and at least twenty (20) days having elapsed since the date of the mailing;

•

any and all (i) applicable waiting periods (and any extensions thereof) under the HSR Act in connection with the Merger have expired or been terminated (which was satisfied on June 11, 2026 pursuant to the FTC grant of the request for the early termination of the waiting period under the HSR Act) and (ii) other approvals and clearances and expirations or terminations of waiting periods (as applicable) identified in the Company Disclosure Schedules have been obtained or have occurred, and any timing agreement with any governmental entity with respect to the Merger has expired or been terminated; and

•	the absence of any court order (whether temporary, preliminary or permanent) that is in effect and that restrains, enjoins or otherwise prohibits the consummation of the Merger.

The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent) of the following additional conditions at or prior to the Closing:

•

the representations and warranties of the Company set forth in the Merger Agreement will be true and correct as of the Agreement Date and as of the Closing Date with the same force and effect as if made on and as of such date, without giving effect to any materiality qualifications, except (A) the capitalization representations and warranties of the Company will be true and correct in all respects, except where the failure of such representation and warranty to be true and correct is de minimis in nature, (B) the representation and warranty that there has been no Company Material Adverse Effect since December 31, 2025 will be true and correct in all respects, and (C) the representations and warranties related to organization and power, subsidiaries, authority and brokers will be true and correct in all material respects;

•

the Company has performed or complied with, in all material respects, its agreements and covenants contained in the Merger Agreement that are required to be performed or complied with by it at or prior to the Effective Time pursuant to the terms thereof;

•	since the Agreement Date, no Company Material Adverse Effect has occurred and is continuing; and

•

the receipt by Parent and Merger Sub of a certificate, signed for and on behalf of the Company by an executive officer of the Company, certifying that the conditions described in the preceding three bullets have been satisfied.

In addition, the obligations of the Company to effect the Merger are further subject to the satisfaction (or waiver by the Company) of the following additional conditions at or prior to the Closing:

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement will be true and correct as of the Agreement Date and as of the Closing Date with the same force and effect as if made on and as of such date without giving effect to any materiality qualifications, except (A) where such failure of such representations and warranties would not constitute a Parent Material Adverse Effect (as such term is defined in the Merger Agreement) and (B) the representations and warranties related to organization, authority and brokers will be true and correct in all material respects;

•

Parent and Merger Sub have performed, or complied with, in all material respects all of their respective agreements, covenants and obligations required by the Merger Agreement to be performed or complied with by each of them at or prior to the Effective Time; and

•

the receipt by the Company of a certificate, signed for and on behalf of Parent and Merger Sub by an executive officer of each of Parent and Merger Sub, certifying that the conditions described in the preceding two bullets have been satisfied.

Further, Parent has entered into a separate agreement to acquire 100% of the outstanding voting securities of Questex Holdings Group, Inc. (“Questex” and such transaction, the “Questex Transaction”), with the intent to combine the Emerald and Questex businesses following consummation of the transactions. Questex is not an affiliate of, and has no ownership or governance relationship with, Emerald or any of its subsidiaries. Closing of the Questex Transaction is not a condition to either Parent’s or Emerald’s obligations to effect the Merger.

For more information, see “The Merger Agreement—Conditions to Completion of the Merger.”

No Solicitation or Negotiation of Takeover Proposals (page 68)

From the Agreement Date until the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time, the Company has agreed that the Company will not, and its subsidiaries and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives will not, directly or indirectly:

•	initiate, solicit or knowingly encourage any inquiries with respect to or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

engage in or otherwise participate in any discussions or negotiations regarding an Acquisition Proposal or that would reasonably be expected to lead to an Acquisition Proposal (other than, in response to an unsolicited inquiry, to ascertain facts from the person making such Acquisition Proposal for the sole purpose of informing itself about such Acquisition Proposal and the person that made it and to refer the inquiring person to the no-solicitation provisions of the Merger Agreement);

•

provide any non-public information to any person relating to the Company or any of its subsidiaries, or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company and its subsidiaries, with respect to an Acquisition Proposal;

•	enter into an Alternative Acquisition Agreement; or

•	authorize or commit to do any of the foregoing.

For more information, see the section entitled “The Merger Agreement—No Solicitation or Negotiation of Takeover Proposals.”

Termination of the Merger Agreement (page 77)

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, only as follows:

•

whether before or after the Stockholder Approval has been obtained (which was obtained on May 9, 2026) and whether before or after the adoption of the Merger Agreement by the sole stockholder of Merger Sub, by mutual written consent of the Company and Parent; or

•	by either Parent or the Company if:

•	an Outside Date Termination occurs;

•

any law or order by a governmental entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting consummation of the Merger has become final and non-appealable, provided that the right to terminate the Merger Agreement pursuant to this provision will not be available to a party if the enactment, issuance, promulgation, enforcement or entry of any order, or the order becoming final and non-appealable, was primarily caused by the party’s breach of any representation, warranty, covenant or other agreement of such party set forth in the Merger Agreement, and provided further that the party seeking to terminate the Merger Agreement pursuant to this provision must have used the efforts required under the Merger Agreement to cause the Merger to be consummated on or before the Termination Date; or

•	by the Company:

•

at any time prior to the time the Stockholder Approval is obtained, in the event of a Superior Proposal Company Termination; however, this termination provision expired following delivery of the Company Stockholder Written Consent on May 9, 2026;

•	in the event of a Parent Breach Termination;

•	in the event of a Parent Financing Termination; or

•	by Parent:

•

at any time prior to the time the Stockholder Approval is obtained, in the event of a Change of Recommendation Termination; however, this termination provision expired following delivery of the Company Stockholder Written Consent on May 9, 2026;

•	in the event of a Written Consent Termination; however, this termination provision expired following delivery of the Company Stockholder Written Consent on May 9, 2026; or

•	in the event of a Company Breach Termination.

For more information, see “The Merger Agreement—Termination of the Merger Agreement.”

Termination Fees and Expenses (page 79)

The Company must pay Parent a termination fee of $84,000,000 if any of the following events occur:

•	(i) the Merger Agreement is terminated by the Company pursuant to an Outside Date Termination, or by Parent pursuant to a Written Consent Termination or a Company Breach Termination, and

the Stockholder Approval has not otherwise been obtained (which was obtained on May 9, 2026); (ii) any person has publicly proposed, announced or made a bona fide written Acquisition Proposal after the Agreement Date and prior to the delivery of the Company Stockholder Written Consent, and such Acquisition Proposal has not been publicly withdrawn prior to the delivery of the Company Stockholder Written Consent; and (iii) within twelve (12) months of a termination of the Merger Agreement the Company has consummated an Acquisition Proposal that caused such termination;

•	the Company effects a Superior Proposal Company Termination; or

•	Parent effects a Change of Recommendation Termination.

Parent must pay the Company a termination fee of $84,000,000 if any of the following events occur:

•

the Merger Agreement is terminated by the Company or Parent (x) if the Effective Time of the Merger has not occurred prior to the Termination Date due to the closing conditions related to the HSR Act (which was satisfied on June 11, 2026 pursuant to the FTC grant of the request for the early termination of the waiting period under the HSR Act) and governmental orders not being satisfied (where with respect to governmental orders, the condition is not satisfied as a result of enforcement of U.S. antitrust laws) or (y) due to a final and non-appealable law or order of a U.S. governmental authority permanently restraining, enjoining or otherwise prohibiting the closing of the Merger as a result of U.S. antitrust laws; provided, that, in each case, all other applicable closing conditions have been satisfied or waived; or

•	a Parent Breach Termination or Parent Financing Termination has occurred.

For more information, see the section of this Information Statement entitled “The Merger Agreement—Termination Fees and Expenses.”

Payment of Merger Consideration (page 61)

Prior to the Effective Time, Parent will designate a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration, and in connection therewith, enter into an agreement reasonably acceptable to the Company relating to the Paying Agent’s responsibilities. Prior to the Effective Time, Parent will deposit with the Paying Agent, in trust for the benefit of the Stockholders entitled thereto, a cash amount sufficient to pay the aggregate Merger Consideration (such cash being referred to as the “Exchange Fund”).

Each holder of non-certificated shares of Common Stock represented by book-entry (“Book-Entry Shares”) whose shares were converted pursuant to the provisions of the Merger Agreement into the right to receive the Merger Consideration will be entitled to receive the Merger Consideration in respect of such holder’s shares, and other than the holders of Excluded Shares, each holder will automatically receive payment for such holder’s shares of Common Stock without further action or instructions, unless further instructions from the Paying Agent are required (or the Paying Agent requires other evidence of transfer, if any). Payment of the Merger Consideration with respect to Book-Entry Shares will only be made to the holder in whose name such Book-Entry Shares are registered.

If a transfer of ownership of shares is not registered in the stock transfer books of the Company, or if the Merger Consideration is to be paid in a name other than that in which the Book-Entry Shares are registered, the Merger Consideration may be paid to a person other than the person in whose name the Book-Entry Share so transferred is registered only if proper evidence of such transfer is presented and the person requesting such payment has paid to the Company (or any agent designated by the Company) any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder, or established to the satisfaction of the Company that such taxes have been paid or are otherwise not payable.

Each of Parent, the Surviving Corporation and the Paying Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement such taxes as it is required to deduct and withhold.

Any portion of the Exchange Fund that remains unclaimed six (6) months after the Effective Time will be delivered to the Surviving Corporation. Any holder of shares of Common Stock (other than Excluded Shares) who has not theretofore complied with the exchange procedures in the Merger Agreement will thereafter look only to the Surviving Corporation and Parent, which will remain responsible for payment of the Merger Consideration for such shares as provided in the Merger Agreement, without any interest thereon. None of the Surviving Corporation, Parent, Merger Sub, the paying agent or any other person will be liable to any such holder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

For more information, see the section of this Information Statement entitled “The Merger Agreement—Payment of Merger Consideration.”

Specific Performance (page 80)

The parties to the Merger Agreement will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to seek an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

Notwithstanding the foregoing, the parties to the Merger Agreement have each acknowledged that the Company is entitled to seek specific performance of Parent’s and Merger Sub’s obligations pursuant to the terms of the Merger Agreement and the Equity Commitment Letter to complete the Closing, including to cause, subject to the terms and conditions set forth in the Equity Commitment Letter, the Equity Financing to be funded to fund the Merger and to consummate the Merger and the Closing, only in the event that:

•

all of the mutual conditions to Closing and Parent’s and Merger Sub’s conditions to Closing have been satisfied (other than those conditions to be satisfied by actions to be taken at the Closing itself, but which conditions would have been satisfied had the Closing occurred when it was required to occur pursuant to the Merger Agreement);

•	Parent or Merger Sub fail to complete the Closing on the date the Closing is required to have occurred pursuant to the Merger Agreement;

•	the Debt Financing has been funded or will be funded in full at the Closing if the Equity Financing is funded; and

•

the Company has irrevocably confirmed in a written notice to Parent that (A) all of the conditions to Closing, other than the Parent and Merger Sub’s conditions to Closing, have been and continue to be satisfied (or are waived effective as of immediately prior to the Closing, but subject to the Closing occurring) and (B) the Closing will occur if the Equity Financing and Debt Financing are funded and specific performance is granted.

For more information, see the section of this Information Statement entitled “The Merger Agreement—Specific Performance.”

The Support Agreement (page 82 and Annex B)

Simultaneously with the execution of the Merger Agreement, the Majority Stockholders, in their capacity as Stockholders, entered into a Support Agreement (the “Support Agreement”) with Parent, Merger Sub and the

Company. Pursuant to the Support Agreement, the Majority Stockholders agreed, among other things, to deliver the Company Stockholder Written Consent adopting the Merger Agreement within 12 hours following the execution of the Merger Agreement, and to vote their shares of Common Stock in favor of the adoption of the Merger Agreement and against any Acquisition Proposal or any other action that would reasonably be expected to prevent, interfere with, or impair the consummation of the Merger. The Majority Stockholders have also agreed (i) to waive any dissenters’ or appraisal rights under Section 262 of the DGCL, (ii) not to transfer their Common Stock prior to Closing without the prior written consent of Parent, subject to certain exceptions contained in the Support Agreement, and (iii) to certain other covenants, including certain confidentiality obligations and a non-solicitation and non-hire of certain Company employees, subject to customary exceptions set forth therein. The Support Agreement terminates automatically upon the earlier to occur of (a) the valid termination of the Merger Agreement in accordance with its terms prior to the consummation of the Merger and (b) the written agreement of all of the parties thereto. As of the Record Date (which was also the date of execution of the Support Agreement), the Majority Stockholders collectively held approximately 93% of the aggregate voting power of the then issued and outstanding shares of Common Stock. For more information, please see the section of this Information Statement captioned “Support Agreement.” A copy of the Support Agreement is attached to this Information Statement as Annex B.

Appraisal Rights (page 85)

Pursuant to Section 262 of the DGCL, holders of record and beneficial owners of shares of Common Stock (other than the Majority Stockholders) have the right to demand an appraisal of, and be paid the “fair value” of, their shares of Common Stock (as determined by the Delaware Court of Chancery), together with interest, if any, on the amount determined to be the fair value, instead of receiving the Merger Consideration if the Merger is completed, but only if they strictly comply with the procedures and requirements set forth under Section 262 of the DGCL. The judicially determined fair value under Section 262 could be greater than, equal to or less than the $5.03 per share that Stockholders are entitled to receive in the Merger. In order to exercise your appraisal rights, you must submit a written demand for an appraisal of your shares no later than 20 days after the date of mailing of this notice and the accompanying Information Statement, which mailing date is on June 18, 2026, and precisely comply with all of the procedures set forth under Section 262 of the DGCL. In addition, even if you comply with such procedures in seeking to exercise your appraisal rights in connection with the Merger, the Delaware Court of Chancery will dismiss any such appraisal proceedings as to all holders and beneficial owners of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares of Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Common Stock, or (2) the value of the consideration provided in the Merger for such total number of shares of Common Stock exceeds $1 million.

For a more complete discussion of these procedures, see the section entitled “Appraisal Rights” beginning on page 85 and the provisions of Delaware law that grant appraisal rights and govern such procedures, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. We urge you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to demand appraisal, Stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with all of the requirements of Section 262 of the DGCL may result in loss of the right of appraisal.

Market Information and Dividends (page 84)

Shares of Common Stock are listed on the NYSE under the trading symbol “EEX.” As of the Record Date, 197,909,463 shares of Common Stock were issued and outstanding, held by 32 Stockholders of record.

Emerald has declared and paid a dividend for each quarter starting September 30, 2024 through March 31, 2026 of $0.015 per share. The Company Board has previously approved a dividend for the quarter ending June 30,

2026, of $0.015 per share, which was paid on June 1, 2026, to holders of Common Stock as of May 21, 2026. The terms of the Merger Agreement do not allow us to declare or pay a dividend between May 9, 2026 and the earlier of the consummation of the Merger or the termination of the Merger Agreement, other than as set forth in the immediately preceding sentence.

Delisting and Deregistration of Common Stock

If the Merger is completed, the Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of Common Stock.

Effect on Emerald if the Merger is Not Completed

If the Merger is not completed for any reason, Stockholders will not receive any payment for their shares of Common Stock in connection with the Merger. Instead, Emerald will remain a publicly traded company, the Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and Emerald will continue to file periodic reports with the SEC.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a Stockholder. Please refer to the “Summary” beginning on page 1 and the more detailed information contained elsewhere in this Information Statement, the annexes to this Information Statement and the documents referred to or incorporated by reference in this Information Statement, each of which you should read carefully. You may obtain additional information, which is incorporated by reference in this Information Statement, without charge by following the instructions in “Where You Can Find More Information” beginning on page 95.

Q:	Why did I receive this Information Statement?

A:

Applicable laws and securities regulations require us to provide you with notice of the Company Stockholder Written Consent that was delivered to the Company by the Majority Stockholders, as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to adopt or authorize the Merger Agreement or complete the Merger. This Information Statement also constitutes notice of (i) the Company Stockholder Written Consent as required by Section 228(e) of the DGCL and (ii) the availability of appraisal rights in connection with the Merger under Section 262 of the DGCL, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Q:	What is the proposed transaction and what effects will it have on Emerald?

A:

The proposed transaction is the acquisition of Emerald by Parent pursuant to the Merger Agreement. Once the closing conditions under the Merger Agreement have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement, Merger Sub will merge with and into Emerald. Emerald will be the Surviving Corporation of the Merger and a wholly owned direct subsidiary of Parent. As a result of the Merger, Emerald will cease to be a publicly traded company.

Q:	What will I receive in the Merger?

A:

Upon completion of the Merger and subject to the terms and conditions in the Merger Agreement, each share of Common Stock that you own immediately prior to the Effective Time will be cancelled and converted into the right to receive $5.03 in cash, without interest, unless you properly and timely exercise, and do not withdraw, waive or fail to perfect, appraisal rights under Section 262 of the DGCL. For example, if you own 100 shares of Common Stock immediately prior to the Effective Time, you will receive $503.00 in cash in exchange for your shares of Common Stock without interest and less any applicable withholding taxes. After the Effective Time, you will not own any shares of Common Stock.

Q:	What happens to the Company Stock Options, Company RSUs and Company PS Awards if the Merger is completed?

A:

Except as set forth in the Merger Agreement, each Company Stock Option, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time, will automatically, as of the Effective Time, be fully vested and cancelled and converted into the right to receive an amount in cash equal to the product of (i) the excess of the Merger Consideration over the exercise price per share of Common Stock subject to such Company Stock Option, multiplied by (ii) the total number of shares subject to such Company Stock Option (without interest), subject to any applicable tax withholding. Any Company Stock Option with an exercise price per share of Common Stock that is equal to or greater than the Merger Consideration will be cancelled for no consideration.

Each Company RSU that is outstanding immediately prior to the Effective Time, will automatically, as of the Effective Time, become fully vested and be cancelled and converted into the right to receive in respect of each share of Common Stock subject to such Company RSU immediately prior to the Effective Time an amount in cash equal to the Merger Consideration (without interest), subject to any applicable tax withholding.

Each Company PS Award that is outstanding immediately prior to the Effective Time and that will have satisfied its performance-based vesting conditions taking into account the effect of the Merger and vested based on actual performance measured through the Effective Time (with performance determined solely on actual results achieved as of the Effective Time), will automatically, as of the Effective Time, become vested and be cancelled and converted into the right to receive an amount equal to the Merger Consideration (without interest) in respect of each share of Common Stock that is considered earned under the applicable Company PS Award agreement, subject to any applicable tax withholding. Each Company PS Award, or portion thereof, with a performance-based vesting condition in effect immediately prior to the Effective Time that is not met after taking into account the effect of the Merger, will be cancelled for no consideration.

Q:	What happens to the Company ESPP if the Merger is completed?

A:

Following the Agreement Date, (i) with respect to any Offering Period (as defined in the Company ESPP), in effect as of the Agreement Date, (A) no employee who was not a participant in the Company ESPP as of the Agreement Date may become a participant or participate in such Offering Period and (B) no participant may increase the percentage of his or her payroll deductions or contributions in effect under the Company ESPP on the Agreement Date for such Offering Period, (ii) no new Offering Period will commence under the Company ESPP on or after the Agreement Date, (iii) any such Offering Period under the Company ESPP that does not end prior to the Effective Time will terminate and the Purchase Period (as defined in the Company ESPP) will be accelerated to a date before the Closing Date, in which case any shares of Common Stock purchased under the Offering Period will be treated the same as all other shares of Common Stock in the Merger, and (iv) immediately prior to and subject to the occurrence of the Effective Time, the Company ESPP will terminate.

Q:	Do any officers or directors of Emerald have interests in the Merger that may differ from or be in addition to my interests as a Stockholder?

A:

You should be aware that our directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of our Stockholders generally. The Company Board was aware of these interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby. These interests are described in the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 45.

Q:	When do you expect the Merger to be completed?

A:

We are working to complete the Merger as quickly as possible. We currently expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement. Completion of the Merger is currently expected to occur in the second half of 2026, subject to the satisfaction of required regulatory clearances and other customary closing conditions, although the Company cannot assure completion by any particular date, if at all.

Q:	What happens if the Merger is not completed?

A:

If the Merger is not completed for any reason, Stockholders will not receive any payment for their shares of Common Stock in connection with the Merger. Instead, Emerald will remain a publicly traded company, the

Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and Emerald will continue to file periodic reports with the SEC.

Q:	Why am I not being asked to vote on the Merger?

A:

Under Delaware law and the Company’s certificate of incorporation, the adoption of the Merger Agreement by Stockholders required the affirmative vote or written consent of Stockholders holding in the aggregate at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote thereon. Further, under the Company’s certificate of incorporation, prior to the first time that Onex Corporation and its affiliates (other than Emerald), including funds managed by an affiliate of the Onex Group, ceases to beneficially own more than fifty percent (50%) of the then-outstanding shares of Common Stock, subject to the rights of the holders of any series of preferred stock of the Company, any action required or permitted to be taken at any annual or special meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote of Stockholders, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company in accordance with applicable law and the Company’s certificate of incorporation. Holders of Common Stock are entitled to one vote for each share held of record on all matters on which Stockholders are entitled to vote generally, including adoption of the Merger Agreement. The requisite Stockholder Approval was obtained on May 9, 2026 following the execution of the Merger Agreement, when the Company Stockholder Written Consent was delivered to the Company by the Majority Stockholders, which owned of record and beneficially shares of Common Stock constituting approximately 93% of the aggregate voting power of the issued and outstanding shares of Common Stock on that date. As a result, no further action by any Stockholder is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement or approve the Merger, and the Company will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement and will not call a Stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement.

Q:	Did the Company Board approve and recommend the Merger Agreement?

A:

Yes. After careful consideration, the Company Board unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to and in the best interests of the Company and its Stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, (iii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, and (iv) recommended the adoption of the Merger Agreement by the Stockholders, subject to the terms and conditions of the Merger Agreement. For a discussion of the factors that the Company Board considered in determining to approve and recommend the Merger Agreement, please see “The Merger—Recommendation of the Company Board; Reasons for the Merger” beginning on page 31.

Q:	What happens if I sell my shares before completion of the Merger?

A:

If you transfer your shares of Common Stock before consummation of the Merger, you will have transferred the right to receive the Merger Consideration and lose your appraisal rights. In order to receive the Merger Consideration or exercise appraisal rights, you must continuously hold (in the case of a Stockholder demanding appraisal) or beneficially own (in the case of a beneficial owner demanding appraisal) your shares of Common Stock from the date of making the demand through the Effective Time and, in the case of any effort to exercise appraisal rights, otherwise comply with all other requirements of Section 262 of the DGCL.

Q:	How do I surrender my shares of Common Stock held by Emerald’s transfer agent, Computershare Trust Company, N.A.?

A:

If the Merger is completed, and further instructions are required, you will receive instructions regarding payment for your shares of Common Stock, and so long as you are not the holder of Excluded Shares, you will otherwise automatically receive payment for your shares of Common Stock without any further action or instructions.

Q:	What happens to my shares of Common Stock held by my broker?

A:

Your broker generally will handle the conversion of all shares of Common Stock that you hold in your brokerage account into the right to receive the Merger Consideration after the Closing of the Merger has occurred. You should direct any specific questions on this to your broker.

Q:	Is the Merger subject to the fulfillment of certain conditions?

A:

Yes. Before the Merger can be completed, Emerald, Parent and Merger Sub must fulfill or, if permissible under applicable law, waive several closing conditions. If these conditions are not satisfied or waived, the Merger will not be completed. See “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 76.

Q:	Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares?

A:

Yes. Under Section 262 of the DGCL, Stockholders who have not voted in favor of the Merger Agreement or consented thereto in writing (i.e., Stockholders other than the Majority Stockholders) are entitled to exercise appraisal rights in connection with the Merger with respect to their shares of Common Stock if they meet certain conditions and comply with the applicable statutory procedures for demanding and perfecting appraisal rights and do not subsequently validly withdraw or lose such rights. See the section in this Information Statement entitled “Appraisal Rights” beginning on page 85.

Q:	What happens if a third party makes an offer to acquire Emerald before the Merger is completed?

A:

Subject to certain limitations, prior to delivery of the Company Stockholder Written Consent (which was obtained on May 9, 2026), following receipt of an Acquisition Proposal, we were generally permitted to provide information to third parties and enter into discussions or negotiations with respect to an unsolicited Acquisition Proposal that the Company Board determined was, or would reasonably be expected to result in, a Superior Proposal. Prior to delivery of the Company Stockholder Written Consent (which was obtained on May 9, 2026), so long as we complied with Parent’s “match” rights specified in the Merger Agreement, we were also permitted to terminate the Merger Agreement to enter into an Alternative Acquisition Agreement providing for a Superior Proposal, subject to the payment of a termination fee. Following delivery of the Company Stockholder Written Consent, we are no longer able to solicit, encourage, negotiate, or provide non-public information in connection with any Acquisition Proposal, or enter into any Alternative Acquisition Agreement, unless and until the Merger Agreement is terminated. Following delivery of the Company Stockholder Written Consent, we are further prohibited from providing information to third parties, or entering into discussions or negotiations, with respect to any Acquisition Proposals, and the Company Board cannot change the Company Board Recommendation or terminate the Merger Agreement to enter into an Alternative Acquisition Agreement providing for a Superior Proposal (as further described in “The Merger Agreement—No Change in Recommendation or Alternative Acquisition Agreement” beginning on page 69).

Q:	Will I owe taxes as a result of the Merger?

A:

The exchange of shares of Common Stock for cash pursuant to the Merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. Therefore, a U.S. holder whose shares of Common Stock are converted into the right to receive cash in the Merger will generally recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (x) the amount of cash the U.S. holder received for its shares of Common Stock (determined before deduction of any applicable withholding taxes) and (y) the U.S. holder’s adjusted tax basis in such shares of Common Stock.

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain resulting from the exchange of shares of Common Stock for cash pursuant to the Merger, unless such non-U.S. holder has certain connections to the United States or certain other requirements are met. However, the Merger could be a taxable transaction to such non-U.S. holder under non-U.S. tax laws applicable to such non-U.S. holder.

Stockholders should read the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 51 for the definitions of “U.S. holder” and “non-U.S. holder” and for a more detailed description of the U.S. federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to the Stockholders will depend on their particular situation. Stockholders are urged to consult their own tax advisors about the U.S. federal, state, local and non-U.S. tax consequences of the Merger to them in light of their particular circumstances.

Q:	Where can I find more information about Emerald?

A:

Emerald files periodic reports, proxy statements and other information with the SEC. This information is available on the website maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to “Where You Can Find More Information” beginning on page 95.

Q:	Who can help answer my other questions?

A:

If you have more questions about the Merger, please contact our Investor Relations department at investor.relations@emeraldx.com. If your broker holds your shares, you should call your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement, and the documents to which we refer you in this Information Statement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including, without limitation, statements regarding forecasts and projections as described in “The Merger—Certain Company Financial Forecasts” beginning on page 42, which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts included in this Information Statement are forward-looking statements, including those relating to future events or our future financial performance and financial guidance. You will generally identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of terms like these or other comparable terminology, and other words or terms of similar meaning in connection with any discussion of future operating or financial performance. For example, all statements we make relating to our current expectations relating to the Merger and the other transactions contemplated by the Merger Agreement, estimated and projected costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth initiatives, or strategies, industry, market and macroeconomic expectations, or future business and product capabilities are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to:

•	the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect our business and the price of the shares of Common Stock;

•

the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring us to pay the Company Termination Fee (as defined below);

•	the ability of Parent and Merger Sub to obtain the necessary financing arrangements set forth in the equity and debt commitment letters received in connection with the Merger;

•

potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto;

•	certain restrictions during the pendency of the Merger that may impact our ability to pursue certain business opportunities or strategic transactions;

•	uncertainty as to timing of completion of the Merger;

•	risks that the benefits of the Merger are not realized when and as expected;

•

risks associated with event cancellations or interruptions, including cancellations, interruptions or disruptions in global or local travel conditions resulting from natural or manmade disasters, including extreme weather events or outbreaks of communicable diseases or terrorist actions; the actions that governments, businesses and individuals take in response to any such cancellations, interruptions or disruptions, including limiting the size of gatherings; the impact on overall demand for face-to-face events; and our ability or inability to obtain insurance coverage relating to event cancellations or interruptions;

•	the potential impairment of intangible assets, including goodwill, on our balance sheet;

•	general economic conditions, including changes in U.S. tariff and import/export regulations and the impact of tariffs and trade policy, inflationary pressures, and fluctuations in interest rates;

•	our ability to secure desirable dates and locations for our trade shows;

•	our ability to assess and respond to changing market trends, including digital and virtual show offerings;

•	the failure to attract high-quality exhibitors and attendees;

•	the failure to fully realize the expected results and/or operating efficiencies from our strategic initiatives;

•	competition from existing operators or new competitors;

•	our top five trade shows generate a significant portion of our revenues;

•	the effect of shifts in marketing and advertising budgets to online initiatives;

•	our ability to retain our senior management team and our reliance on key full-time employees;

•	risks associated with our acquisition strategy and our ability to execute this strategy to accelerate growth;

•	our ability to use digital media and print publications to stay in close contact with our event audiences;

•	our and our exhibitors’ reliance on a limited number of outside contractors;

•	changes in legislation, regulation and government policy;

•	our relationships with industry associations;

•	risks and costs associated with new trade show launches;

•	risks associated with our expanding international operations, including exposure to foreign exchange rate fluctuations;

•	that we do not own certain of the trade shows that we operate;

•	the infringement or invalidation of proprietary rights;

•	disruption of our information technology systems;

•	the failure to maintain the integrity or confidentiality of employee or customer data;

•	our ability to leverage artificial intelligence and other technologies in our products and services;

•	our potential inability to utilize tax benefits associated with tax deductible amortization expenses; and

•

other factors beyond our control, including those listed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2025 and in other filings we may make from time to time with the SEC. See “Where You Can Find More Information” beginning on page 95.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained or incorporated by reference in this Information Statement are not guarantees of future performance and our ability to complete the Merger, our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this report. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained in this report, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this Information Statement or that may be incorporated by reference herein speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date hereof.

THE PARTIES TO THE MERGER AGREEMENT

Company

Emerald Holding, Inc.

100 Broadway, 14th Floor

New York, NY 10005

Phone: (949) 226-5700

Emerald, a Delaware corporation, is a leading U.S.-based B2B event organizer, empowering businesses year-round by expanding meaningful connections, developing influential content, and delivering powerful commerce-driven solutions. Emerald is the owner and operator of a curated portfolio of B2B events spanning trade shows, conferences, B2C showcases and a scaled Executive Peer Network platform. Emerald also delivers dynamic solutions across leading industries through its robust content and e-commerce marketplace. Emerald is a trusted partner for its thousands of customers, predominantly small and medium-sized businesses, playing a pivotal role in driving ongoing commerce through streamlined buying, selling, and networking opportunities. Powered by an experienced, talented and deeply engaged team, Emerald is fostering impactful engagement and delivering unparalleled market access with a commitment to driving business growth 365 days a year. Emerald’s principal executive offices are located at 100 Broadway, 14th Floor, New York, NY 10005 and its telephone number is (949) 226-5700. Our website is www.emeraldx.com. Additional information about us is included in documents incorporated by reference into this Information Statement and our filings with the SEC, copies of which may be obtained without charge by following the instructions in “Where You Can Find More Information” beginning on page 95.

Our Common Stock is listed with, and trades on, the “NYSE” under the ticker symbol “EEX.”

Parent

Emma Buyer, LLC

c/o Apollo Management X, L.P.

9 West 57th Street

41st Floor, New York, NY 10019

Phone: (212) 515-3200

Parent is a Delaware limited liability company that was formed for the purpose of entering into the Merger Agreement, consummating the Merger and engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any material business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger. Parent is an affiliate of investment funds managed by affiliates of Apollo. After the consummation of the Merger, the Company will be a wholly owned subsidiary of Parent. Parent’s principal executive offices are located at c/o Apollo Management X, L.P., 9 West 57th Street, 41st Floor, New York, NY 10019 and its telephone number is (212) 515-3200.

Merger Sub

Emma Merger Sub, Inc.

c/o Apollo Management X, L.P.

9 West 57th Street

41st Floor, New York, NY 10019

Phone: (212) 515-3200

Merger Sub is a Delaware corporation that was formed by Parent solely for the purpose of entering into the Merger Agreement, consummating the Merger and engaging in the transactions contemplated by the Merger Agreement. Merger Sub is a wholly owned direct subsidiary of Parent and has not carried on any business activity other than in connection with the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will be merged with and into the Company and will thereupon cease to exist. Merger Sub’s principal executive offices are located at c/o Apollo Management X, L.P., 9 West 57th Street, 41st Floor, New York, NY 10019 and its telephone number is (212) 515-3200.

THE MERGER

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the Company Board or the representatives of the Company and other parties.

The Company Board and senior management regularly review Emerald’s performance and prospects in light of Emerald’s business and developments in the industries in which Emerald operates. These reviews include, among other matters, the consideration of potential opportunities for business combinations, acquisitions, dispositions and other financial and strategic alternatives, as compared to the benefits and risks of Emerald’s continued operation as a standalone company.

In the first half of 2025, members of the Company Board and representatives of Emerald management and the Majority Stockholders engaged in various discussions regarding the strategic position of Emerald in light of the current and anticipated business and economic environment. Following those discussions, Emerald had conversations with Goldman Sachs, Emerald’s long-standing financial advisor, for a preliminary review of potential strategic alternatives that may be available to Emerald, including a potential sale of Emerald, with a view to maximize value to the Stockholders. As part of its initial assessment, representatives of Goldman Sachs discussed with members of each of Emerald management and the Company Board potential counterparties that they viewed, based on their professional expertise and industry knowledge, as likely to show interest in, and have the ability to consummate, an acquisition of Emerald. Members of the Company Board discussed with representatives of Goldman Sachs potential strategic alternatives, including a sale of Emerald, and the Company Board was supportive of an exploration of such alternatives.

From the end of July 2025 through the end of December 2025, representatives of Goldman Sachs, following additional discussions and preparatory work with members of each of Emerald management and the Company Board, commenced outreach to approximately 52 strategic and private equity counterparties (each, an “Outreach Party,” and collectively the “Outreach Parties”) to initiate exploratory discussions and gauge interest in a potential acquisition of Emerald (the “Initial Outreach”). In connection with the Initial Outreach, representatives of Goldman Sachs arranged introductory meetings between Mr. Hervé Sedky, President and Chief Executive Officer of Emerald, and certain of the Outreach Parties who signaled interest to participate in the strategic process. Mr. Sedky did not discuss employment or compensation matters with any potential counterparty. 11 of such potentially interested Outreach Parties contacted by representatives of Goldman Sachs signed a confidentiality agreement with Emerald, while the balance declined to engage in further discussions. Each of the confidentiality agreements entered into by Emerald contained a customary standstill provision prohibiting potential counterparties for an agreed-upon period of time from, among other things, offering to acquire or acquiring Emerald without the prior consent of Emerald, and certain of such standstill provisions would fall away after Emerald entered into a definitive agreement with a third party providing for a change of control transaction of Emerald.

On July 31, 2025, Mr. Sedky held an in-person meeting with a representative of a financial sponsor (“Party A”), which was an Outreach Party, to introduce Emerald’s business profile and discuss Party A’s preliminary interest in exploring a potential transaction involving Emerald.

On August 26, 2025, representatives of Goldman Sachs and Party A held a telephonic meeting to discuss the anticipated timing on next steps of Emerald’s strategic process.

On September 11, 2025, Mr. Sedky held an in-person meeting with a representative of a financial sponsor (“Party B”), which was an Outreach Party, to discuss Emerald’s strategic positioning and to assess Party B’s potential interest in participating in a transaction involving Emerald.

On October 20, 2025, Mr. Sedky held an in-person meeting with a representative of a financial sponsor (“Party C”), which was an Outreach Party, to discuss Emerald’s financial profile and to explore Party C’s level of interest in a potential transaction with Emerald.

Also on October 20, 2025, Emerald entered into a confidentiality agreement with Party A.

On October 21, 2025, Emerald entered into a confidentiality agreement with Party B.

On October 27, 2025, Mr. Sedky held an in-person meeting with a representative of a financial sponsor (“Party D”), which was an Outreach Party, to provide an overview of Emerald’s strategic process and discuss the anticipated timeline.

On October 30, 2025, the Company Board had a regularly scheduled quarterly meeting with members of Emerald management in attendance. During an executive session of the meeting, Mr. Kosty Gilis, the Chairman of the Company Board, provided the Company Board with an update on the status of Emerald’s ongoing strategic process, including a summary of the Initial Outreach conducted by representatives of Goldman Sachs and the anticipated next steps and timeline for the process.

Also on October 30, 2025, representatives of Goldman Sachs and Party B held a telephonic meeting to discuss the anticipated next steps of Emerald’s strategic process, certain of Party B’s outstanding diligence requests and arrangements for representatives of Party B to attend an upcoming event operated by Emerald on November 5, 2025 with Mr. Sedky as part of Party B’s evaluation of Emerald’s business.

On November 10, 2025, Mr. Sedky and representatives of Party C, at the arrangement of Goldman Sachs, attended an Emerald-organized trade show. Mr. Sedky guided representatives of Party C through Emerald’s operation of the trade show and discussed, among other things, Emerald’s operational strategies and exhibitor relations.

On November 20, 2025, Mr. Sedky held an in-person meeting with a representative of a financial sponsor (“Party E”), which was an Outreach Party, to discuss Emerald’s strategic process.

On November 24, 2025, representatives of Party A conveyed to representatives of Goldman Sachs that it would no longer participate in the process as its preliminary assessment of Emerald’s growth profile did not align with its current investment parameters.

On November 25, 2025, Emerald entered into a confidentiality agreement with Party C.

Also on November 25, 2025, representatives of Goldman Sachs and a financial sponsor (“Party F”), which was an Outreach Party, held a telephonic meeting. Representatives of Goldman Sachs introduced the strategic process and the representative of Party F indicated that Party F would be interested in entering into a confidentiality agreement to receive additional information. The following day, Emerald entered into a confidentiality agreement with Party F.

On November 28, 2025, Emerald entered into a confidentiality agreement with a financial sponsor (“Party G”), which was an Outreach Party.

On December 2, 2025, Mr. Sedky and a representative of Party F held an in-person meeting as a follow-up to Party F’s prior introductory conversations with representatives of Goldman Sachs. Mr. Sedky and the representative of Party F discussed the anticipated next steps of the process and the representative of Party F conveyed to Mr. Sedky that Party F would be interested in attending a formal meeting with Emerald management, which would be arranged by Goldman Sachs.

On December 3, 2025, Mr. Sedky and a representative of Party G held an in-person meeting. The representative of Party G indicated that Party G was interested in learning more about Emerald and exploring a potential transaction involving Emerald.

Also on December 3, 2025, Emerald entered into confidentiality agreements with Party D and another Outreach Party that is a financial sponsor (“Party H”). Party H reviewed the diligence materials provided by Emerald and subsequently informed representatives of Goldman Sachs that it was not interested in participating in the strategic process.

On December 9, 2025, representatives of Party C communicated to representatives of Goldman Sachs that Party C would not continue in the strategic process having determined that the opportunity did not fit within Party C’s investment framework given Party C’s views on the relevant end markets and industry consolidation dynamics.

On December 12, 2025, representatives of Goldman Sachs and Party G held a telephonic meeting to discuss Party G’s interest in moving forward in the strategic process. The representative of Party G raised due diligence questions relating to Emerald’s mergers and acquisitions history and representatives of Goldman Sachs indicated that Party G’s questions would be directed to Emerald management.

On December 15, 2025, representatives of Party B participated in an in-person management presentation held by members of Emerald management.

Also on December 15, 2025, Emerald executed an amendment to its existing engagement letter with Goldman Sachs as financial advisor in connection with a potential transaction involving Emerald.

Also on December 15, 2025, the Audit Committee of the Company Board (the “Audit Committee”), consisting solely of independent directors, held a regularly scheduled meeting with members of Emerald management in attendance. Emerald management discussed with the Audit Committee, among other things, the status of the ongoing strategic process involving Emerald and the potential issuance of a public announcement that Emerald was exploring strategic options, including a potential sale of Emerald. Following those discussions, the Audit Committee authorized Emerald management to issue a press release announcing that Emerald had commenced a review of potential strategic options.

On December 16, 2025, Emerald issued a press release publicly announcing, among other things, that Emerald had begun a review of potential strategic options following inquiries regarding a possible third-party acquisition of Emerald. Following the announcement, the closing price per share of Common Stock was $4.95 on December 16, 2025, compared to the closing price per share of Common Stock of $3.53 on December 15, 2025.

Also on December 16, 2025, following Emerald’s public announcement, representatives of Apollo contacted representatives of Goldman Sachs requesting to discuss a potential strategic opportunity with Emerald.

Also on December 16, 2025, Emerald entered into confidentiality agreements with Party E and another Outreach Party that is a financial sponsor (“Party I”).

On December 17, 2025, representatives of Goldman Sachs and Apollo held a telephonic conference to discuss the status of Emerald’s strategic process. Representatives of Goldman Sachs provided representatives of Apollo with an overview of the anticipated timeline for the process, including expected next steps and key milestones, and discussed process expectations with respect to the conduct of due diligence. Representatives of Apollo expressed their interest in exploring a potential transaction involving Emerald and indicated their willingness to proceed in accordance with the outlined timeline discussed during the conference.

Also on December 17, 2025, representatives of Party D and Goldman Sachs attended an in-person management presentation by Emerald management.

On December 18, 2025, members of Emerald management held an in-person management presentation with representatives of Party I and Goldman Sachs in attendance.

On December 19, 2025, Emerald entered into a confidentiality agreement with a financial sponsor (“Party J”), which was an Outreach Party.

On December 29, 2025, Emerald entered into a confidentiality agreement with an affiliate of Apollo on substantially the same terms as the confidentiality agreements executed by the Outreach Parties.

On December 30, 2025, Emerald entered into a confidentiality agreement with another Outreach Party that is a financial sponsor (“Party K”).

On January 2, 2026, all Outreach Parties that had executed confidentiality agreements with Emerald to date were granted access to due diligence information regarding Emerald, including the Financial Forecasts (as defined and described in the section entitled “—Certain Company Financial Forecasts”), in a virtual data room. Each potential counterparty that subsequently entered into a confidentiality agreement with Emerald was granted access to the data room on the same day the party entered into a confidentiality agreement. The virtual data room was updated with additional due diligence information throughout the strategic transaction process.

On January 5, 2026, representatives of Apollo participated in an in-person management presentation held by members of Emerald management and attended by representatives of Goldman Sachs.

On January 6, 2026, a representative of Party J conveyed to representatives of Goldman Sachs that, following Party J’s review of the diligence materials in the virtual data room, it was no longer interested in pursuing the opportunity as it had determined to prioritize other investment opportunities with assets in which it had greater experience and a stronger strategic thesis.

On January 12, 2026, at the instruction of members of Emerald management and the Chairman of the Company Board, representatives of Goldman Sachs sent a process letter on behalf of Emerald to Apollo, Party B, Party D, Party E, Party F, Party G, Party I and Party K requesting that each of these parties submit a preliminary non-binding indication of interest by February 2, 2026. The process letter requested, among other items, that each party provide the enterprise value of Emerald that it was prepared to pay in cash, inclusive of the value ascribed to Emerald’s tax attributes. At this time, these parties were the only Outreach Parties that remained interested in a potential strategic transaction involving Emerald.

Later on January 12 and on January 13, 2026, representatives of Goldman Sachs held separate telephonic conferences with representatives of Party D, Party F, Party I and Party K to provide further clarity regarding the process and to confirm that each party had sufficient time to submit a preliminary non-binding indication of interest in accordance with the process letter.

On January 14, 2026, representatives of Goldman Sachs and Party B held a videoconference to review and discuss certain key follow-up items arising from the management presentation held on December 15, 2025, including outstanding diligence questions and clarifications regarding certain financial and operational matters.

Also on January 14, 2026, representatives of Goldman Sachs and Apollo held a telephonic conference to discuss the process letter and confirm the expected process timeline. Representatives of Goldman Sachs also arranged certain follow-up due diligence sessions between representatives of Apollo and members of Emerald management.

On January 20, 2026, members of Emerald management held two due diligence sessions via videoconference with representatives of Apollo and Goldman Sachs in attendance. The first session focused on Emerald management’s financial model and the second session focused on Emerald’s corporate strategy.

Also on January 20, 2026, representatives of Party F, Goldman Sachs and Emerald management held a videoconference to discuss Emerald’s business and portfolio, and the events industry generally.

On January 27, 2026, members of Emerald management held a telephonic conference with representatives of Party B to discuss Emerald management’s assumptions underlying its financial model.

Also on January 27, 2026, representatives of Goldman Sachs held a telephonic conference with representatives of Party K to discuss matters relating to Party K’s preparation and anticipated submission of its preliminary non-binding indication of interest.

On January 28, 2026, representatives of Party D and Goldman Sachs and members of Emerald management held a telephonic conference to discuss certain events and marketing materials made available to Party D in the virtual data room.

On January 29, 2026, Party F communicated to representatives of Goldman Sachs that it would not submit an initial indication of interest, noting that the opportunity did not align with an actionable investment thesis within Party F’s current portfolio strategy.

On January 30, 2026, representatives of Goldman Sachs held a telephonic conference with representatives of Party B to discuss outstanding due diligence items and address any remaining information requests in advance of the February 2, 2026 deadline for the submission of Party B’s preliminary non-binding indication of interest.

On February 2 and February 3, 2026, representatives of Goldman Sachs received preliminary non-binding indications of interest for an acquisition of Emerald from Apollo, Party B, Party D and Party I. Party K did not submit an indication of interest for an acquisition of Emerald and instead submitted a proposal to provide a committed amount of junior capital financing to an interested party in connection with such party’s acquisition of Emerald. Party E did not submit a proposal and did not further engage with representatives of Goldman Sachs regarding the process despite further outreach by representatives of Goldman Sachs. Party G, on February 4, 2026, conveyed to representatives of Goldman Sachs that it would not submit an initial indication of interest as it concluded that it was unable to develop a strategic investment perspective on Emerald that would support a competitive proposal. Members of Emerald management reviewed each indication of interest with representatives of Goldman Sachs and the Chairman of the Company Board, with particular attention to the enterprise value range proposed by each party. Following such review, Emerald management noted that Apollo’s indication of interest contained an enterprise value range of $1.375 billion to $1.45 billion for Emerald, which represented the highest valuation of any Outreach Party that submitted an indication of interest. In light of the comparatively lower valuations of the other indications of interest received, representatives of Goldman Sachs, at the direction of Emerald management, contacted representatives of Party B, Party D and Party I to gauge whether each such potential counterparty would increase its proposed valuation to a transactable level, but each such party indicated that it was not in a position to materially increase its proposed valuation. Emerald management also considered Apollo’s established reputation as a financial sponsor, its demonstrated ability to secure committed equity and debt financing sufficient to fully fund a proposed transaction at a price per share of Common Stock acceptable to the Company Board, and the likelihood of Apollo to consummate a transaction on an expedited basis. In light of the foregoing considerations, Emerald management and members of the Company Board determined to advance Apollo in the process only if Apollo demonstrated confidence in a valuation in excess of the high end of the range set forth in its initial indication of interest. Representatives of Goldman Sachs then communicated to representatives of Apollo that Apollo would need to demonstrate such confidence in order to proceed to the next round of the process.

Representatives of Apollo subsequently confirmed to representatives of Goldman Sachs that, based on Apollo’s preliminary review of Emerald’s business and financial profile, Apollo was confident in its ability to propose an enterprise value for Emerald in excess of the high end of the range set forth in its initial indication of interest.

During the remainder of February and continuing through May 4, 2026, representatives of Goldman Sachs and members of Emerald management engaged in a series of in-person and telephonic meetings with representatives of Apollo and its advisors to address Apollo’s financial, commercial, legal and other due diligence requests and to discuss process matters relating to a potential transaction involving Emerald.

On February 17, 2026, representatives of Apollo and Mr. Sedky met in-person at an Emerald-organized trade expo. Mr. Sedky guided representatives of Apollo through the event venue to facilitate Apollo’s review of Emerald’s event operations, including exhibitor participation, attendee engagement and on-site logistics. Representatives of Apollo did not make a revised offer during this meeting.

On February 20, 2026, representatives of Apollo attended a follow-up management presentation held by members of Emerald management.

On February 26, 2026, the Company Board held a regularly scheduled quarterly meeting, with members of Emerald management and representatives of Fried, Frank, Harris, Shriver & Jacobson LLP, legal counsel to the Company (“Fried Frank”) in attendance. Representatives of Fried Frank discussed with the Company Board the potential strategic options involving Emerald and provided the Company Board with a presentation on the fiduciary duties and standards of review under Delaware law in connection with such strategic options. The Company Board discussed Emerald’s ongoing process in respect of a potential strategic transaction involving Emerald and instructed members of Emerald management not to engage in discussions with any potential counterparty with respect to employment or compensation matters unless authorized by the Company Board.

On March 17, 2026, representatives of Apollo and Mr. Sedky met in-person at a tradeshow organized by Emerald. Mr. Sedky accompanied representatives of Apollo through the tradeshow as part of Apollo’s due diligence in connection with its preparation of an updated non-binding indication of interest. Representatives of Apollo did not make a revised offer during this meeting.

On April 3, 2026, following the completion of substantial additional due diligence by Apollo and its advisors, at the instruction of members of each of Emerald management and the Company Board, representatives of Goldman Sachs sent a second process letter to representatives of Apollo requesting that Apollo submit a final, definitive, binding proposal for the acquisition of Emerald, no later than April 23, 2026 containing, among other things, a definitive indication of enterprise value of Emerald, the proposed financing structure of the proposed transaction (that included debt and equity commitment letters), and anticipated regulatory approvals required to consummate the proposed transaction. This process letter also requested a markup of the initial draft of the Merger Agreement, which would be provided following the date of the process letter.

On April 9, 2026, representatives of Goldman Sachs uploaded to the virtual data room an initial draft of the Merger Agreement prepared by Fried Frank. The draft Merger Agreement contained, among other things, (i) a “hell or high water” regulatory efforts standard, (ii) a termination fee payable by Parent in an amount of 8% of Emerald’s enterprise value in the event of termination in certain circumstances, (iii) customary representations and warranties and covenants for a transaction involving a purchaser that is a financial sponsor, and (iv) a condition that the Majority Stockholders would deliver a written consent approving the Merger after the signing of the Merger Agreement. The draft Merger Agreement did not contemplate a termination fee payable by Emerald.

On April 13, 2026, representatives of Apollo submitted a verbal proposal to representatives of Goldman Sachs indicating an enterprise value of $1.425 billion for Emerald. Representatives of Goldman Sachs subsequently conveyed Apollo’s proposal to members of Emerald management and the Chairman of the Company Board, and Goldman Sachs was instructed to negotiate with Apollo to increase its proposed enterprise value of Emerald. Representatives of Goldman Sachs, as directed by Emerald management and the Chairman of the Company Board, engaged in discussions with representatives of Apollo to increase Apollo’s proposed enterprise value of Emerald and, after negotiations regarding the components of Emerald’s enterprise value and the assumptions used to derive an implied price per share of Common Stock from Emerald’s enterprise value, Apollo increased its proposed enterprise value to $1.5 billion for Emerald, which implied a price per share of Common Stock of $5.00.

On April 18, 2026, Emerald, following receipt of an inbound inquiry, executed a confidentiality agreement with a financial sponsor. Representatives of Goldman Sachs subsequently provided such party with certain diligence information regarding Emerald and offered to grant such party access to the virtual data room. However, such party indicated to representatives of Goldman Sachs that, given the status of the process, it did not have the ability to submit a proposal for Emerald on an expedited timeline.

On April 23, 2026, representatives of Sidley Austin LLP (“Sidley”), Parent’s legal counsel, sent a revised draft of the Merger Agreement to representatives of Fried Frank, which, among other things, (i) provided that the Majority Stockholders would enter into a support agreement in connection with the Merger, (ii) included a marketing period to allow additional time following satisfaction of the closing conditions for Parent’s debt financing sources to syndicate the debt financing, (iii) proposed a modified regulatory efforts standard that required Parent to use reasonable best efforts to take actions necessary to resolve objections to the Merger under any regulatory law, including through divestiture of Emerald’s assets or businesses, (iv) proposed to exclude Parent’s potential acquisition of Questex from the requirement that Parent would not acquire any other business that would reasonably be expected to delay or impede the Merger, (v) reduced the termination fee payable by Parent from 8% of Emerald’s enterprise value to 4% of Emerald’s equity value, (vi) proposed a termination fee payable by Emerald in an amount and under circumstances to be discussed and (vii) inserted an automatic extension of the termination date if certain closing conditions related to receipt of certain regulatory approvals were not satisfied as of the termination date, but all other closing conditions were satisfied or waived as of such date.

On May 4, 2026, representatives of Apollo, following continued negotiations with representatives of Goldman Sachs regarding certain assumptions underlying the derivation of the implied price per share of Common Stock, submitted a written non-binding proposal (the “Initial May 4 Proposal”) to representatives of Goldman Sachs to acquire Emerald at a price per share of Common Stock of $5.03, consisting of (i) cash consideration of $4.90 per share of Common Stock payable at the closing of the transaction, and (ii) deferred cash consideration of $0.13 per share of Common Stock (not subject to any conditions to payment) to be paid on March 31, 2027.

On May 4, 2026, following the submission of the Initial May 4 Proposal, representatives of Goldman Sachs and representatives of Apollo continued negotiations regarding the terms of the Initial May 4 Proposal and shortly thereafter representatives of Apollo submitted a revised written non-binding proposal (the “Final Proposal”) to representatives of Goldman Sachs. Representatives of Goldman Sachs promptly shared the Final Proposal with members of Emerald management and the Chairman of the Company Board. The material terms set forth in the Final Proposal provided that (i) funds managed by affiliates of Apollo would acquire Emerald in an all-cash transaction at a price per share of Common Stock of $5.03 payable at the closing of the transaction, representing an increase relative to the high-end of the price per share of Common Stock implied based on the range of Emerald’s enterprise values set forth in Apollo’s initial indication of interest, (ii) funds managed by affiliates of Apollo had secured committed third-party debt financing from certain debt financing sources and (iii) funds managed by affiliates of Apollo had available committed equity financing from funds managed by affiliates of Apollo. The Final Proposal also proposed to execute a Merger Agreement by no later than May 11, 2026. Members of each of Emerald management and the Company Board discussed the Final Proposal and consulted with representatives of Goldman Sachs with respect to its financial terms. Following such discussion and consultation, members of the Company Board authorized proceeding with the negotiation of definitive transaction documents on the basis of the terms set forth in the Final Proposal and to work toward execution of the Merger Agreement within the proposed timeframe, subject to the final approval of the Company Board and the receipt of an opinion from Goldman Sachs to the fairness, from a financial point of view, of the proposed $5.03 in cash per share of Common Stock. Representatives of Goldman Sachs, as authorized by members of the Company Board, verbally conveyed to representatives of Apollo that Emerald was prepared to proceed with negotiation of definitive documentation on the basis of the terms set forth in the Final Proposal. The Final Proposal also included drafts of the Equity Commitment Letter and the Limited Guarantee.

Also on May 4, 2026, representatives of Fried Frank sent revised drafts of the Merger Agreement and form of Debt Commitment Letter to representatives of Sidley. The draft Merger Agreement, among other things,

(i) accepted that the Majority Stockholders would enter into a support agreement, (ii) rejected the proposed marketing period and proposed an “inside date”, (iii) generally accepted the modified regulatory efforts standard, but rejected the proposed exclusion of the Questex Transaction from the requirement that Parent not acquire any other business that would reasonably be expected to delay or impede the Merger, (iv) increased the termination fee payable by Parent from 4% of equity value to 6% of enterprise value, and (v) inserted a termination fee payable by Emerald in an amount of 6% of Emerald’s enterprise value under certain limited circumstances. Later that evening, representatives of Sidley sent representatives of Fried Frank a draft of the Support Agreement.

Also on May 4, 2026, representatives of Goldman Sachs delivered Goldman Sachs’ updated relationship disclosure letter to Emerald which addressed Goldman Sachs’ relationships with the Majority Stockholders and their affiliates and Apollo and its affiliates.

Between May 5, 2026 and the evening of May 8, 2026, representatives of Fried Frank and representatives of Sidley had several calls to discuss the remaining open terms of the definitive transaction documents, and exchanged revised drafts of the Merger Agreement, confidential Company disclosure schedules to the Merger Agreement (the “Company Disclosure Schedules”), the Support Agreement, the Equity Commitment Letter, the Limited Guarantee and other transaction documents. Also during that period, representatives of Fried Frank and representatives of Paul, Weiss, Rifkind, Wharton & Garrison LLP, Parent’s financing and antitrust counsel, exchanged revised drafts of the Debt Commitment Letter and discussed the regulatory efforts standard in the Merger Agreement.

On May 7, 2026, the Company Board held a special meeting (with members of the Company Board attending in person and via videoconference) with representatives of Emerald management, Goldman Sachs and Fried Frank in attendance. Representatives of Fried Frank provided the Company Board with a presentation on the fiduciary duties and standards of review with respect to the potential transaction with Parent under Delaware law and a summary of the key terms of the Merger Agreement and the other definitive transaction documents. The Company Board discussed the transaction documents with representatives of Fried Frank, including the material open points in the Merger Agreement relating to (i) closing timing, for which Parent proposed to restrict closing for a certain amount of time to complete its marketing period, and (ii) Parent’s regulatory efforts in connection with Parent’s concurrent proposed acquisition of Questex. The Company Board also discussed Emerald’s financial forecasts with members of Emerald management, including various assumptions and the pro forma impact of recent acquisitions (including the estimated deferred consideration payments for certain of Emerald’s acquisitions), and formally approved the Financial Forecasts for Goldman Sachs’ use and reliance in connection with its financial analysis and fairness opinion. Representatives of Goldman Sachs reviewed Goldman Sachs’ preliminary financial analysis of the potential transaction with Apollo with the Company Board. The Company Board instructed representatives of Fried Frank to finalize the Merger Agreement and the other definitive transaction documents.

In the evening of May 7, 2026, Mr. Sedky and a representative of Apollo held a telephonic conference to discuss the remaining open terms of the Merger Agreement.

On May 8, 2026, representatives of Fried Frank delivered to representatives of Sidley an execution version of the Merger Agreement, which reflected the resolution of the open points discussed between Mr. Sedky and the representative of Apollo and provided, among other things, that (i) Parent would be permitted to delay closing for a specified marketing period, (ii) required Parent to use reasonable best efforts to take actions necessary to resolve objections to the Merger under any regulatory law, including through divestiture of Emerald’s and Questex’s assets or businesses, (iii) Parent would be restricted from acquiring any other business in the same line of business as Emerald or that would reasonably be expected to delay or impede the Merger, other than the proposed acquisition of Questex, so long as Parent’s Questex acquisition will not be consummated prior to the closing of the Merger, and (iv) a termination fee would be payable to Emerald in the event the Merger Agreement was terminated as a result of the failure to satisfy the closing conditions relating to the expiration or termination of the applicable waiting period under the HSR Act (which was satisfied on June 11, 2026 pursuant to the FTC grant of the request for the early termination of the waiting period under the HSR Act) or the absence of any governmental order (to the extent such condition is not satisfied as a result of the enforcement of United States antitrust laws) prohibiting the closing of the Merger.

On May 8, 2026, representatives of Goldman Sachs delivered Goldman Sachs’ final updated relationship disclosure letter to Emerald which addressed Goldman Sachs’ relationships with the Majority Stockholders and their affiliates and Apollo and its affiliates.

On May 9, 2026, the Company Board held a special meeting via videoconference with representatives of Emerald management, Goldman Sachs and Fried Frank in attendance to review the final terms and conditions of the Merger. Representatives of Fried Frank reviewed the terms of the execution versions of the Merger Agreement, Company Disclosure Schedules and other definitive transaction documents with the Company Board. Representatives of Goldman Sachs then rendered Goldman Sachs’ oral opinion to the Company Board, which was subsequently confirmed in writing that, as of May 9, 2026, and based upon and subject to the factors and assumptions set forth therein, the $5.03 in cash per share of Common Stock to be paid to the holders (other than Parent and its affiliates) of shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Common Stock. For more information, see the section of this Information Statement entitled “—Opinion of Goldman Sachs & Co. LLC” beginning on page 37. After discussion among the Company Board, the Company Board (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of Emerald and its Stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) authorized and approved the execution, delivery and performance by Emerald of the Merger Agreement and the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, and (iv) recommended the adoption of the Merger Agreement by the Stockholders, subject to the terms and conditions of the Merger Agreement.

Shortly thereafter, on May 9, 2026, Emerald and Parent executed the Merger Agreement and delivered the executed Support Agreement, the Equity Commitment Letter, the Limited Guarantee and the final Company Disclosure Schedules. Parent also delivered an executed Debt Commitment Letter. Shortly after the execution of the Merger Agreement, the Majority Stockholders delivered the Company Stockholder Written Consent to Emerald, which was subsequently delivered to Parent. On May 11, 2026, Emerald and Apollo jointly issued a press release announcing the parties’ entry into the Merger Agreement before the opening of the NYSE.

Recommendation of the Company Board; Reasons for the Merger

In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Company Board consulted with the Company’s senior management, as well as representatives of its financial advisor and outside legal counsel. In the course of making its determination (1) that the terms of the Merger Agreement and the other transactions contemplated by the Merger Agreement, including the Merger, are fair to and in the best interests of the Company and its Stockholders; (2) to approve and declare advisable the Merger Agreement and the other transactions contemplated by the Merger Agreement, including the Merger; (3) to authorize and approve the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the other transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; and (4) to recommend the adoption of the Merger Agreement by the Stockholders, the Company Board considered numerous factors, including the following non-exhaustive list of material factors and benefits of the Merger, each of which the Company Board believed supported its determination and recommendation and are not presented in any relative order of importance:

Merger Consideration: The Company Board considered:

•	the fact that the Merger Consideration represents a premium of approximately 36.7% relative to the 30-day volume weighted average price per share of Common Stock ending on December 15, 2025, the trading day prior to Emerald announcing that it is considering strategic options (the “Press Release”), and a premium of approximately 42.1% relative to the closing price per share of Common Stock on December 15, 2025, as well as the relative stability in the trading price of Common Stock following the Press Release;

•	the fact that the Common Stock traded at or below the Merger Consideration for 98 out of 101 trading days between the date of the Press Release and the date of the announcement of the Merger;

•	the current and historical market prices of the Common Stock, including the performance of the Common Stock relative to other participants in the Company industry; and

•	the trading history of the Common Stock and the offer price relative to such history.

Business and Financial Condition. The Company Board considered the Company’s business, financial performance and condition and future prospects, including the Financial Forecasts (as described in the section entitled “The Merger— Certain Company Financial Forecasts” beginning on page 42), and the risks and uncertainties attendant thereto.

Risks and Uncertainties. The Company Board considered, among other factors, that the Company’s business and its Stockholders would continue to be subject to significant risks and uncertainties if the Company remained an independent public company, including:

•	risks and uncertainties related to the Company’s business, financial performance and condition and future prospects;

•

the current industry, economic and market conditions and trends in the markets in which the Company competes, including the ongoing changes in such markets and the Company’s business and the risks and uncertainties attendant thereto, including general political, economic, and social conditions, and the likely impact of the foregoing factors on the trading price of shares of Common Stock (which cannot be quantified numerically);

•	the risks set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and

•	ongoing costs and expenses of remaining a public company.

Strategic Alternatives. The Company Board considered:

•	the performance of the Company’s evolving portfolio of assets, including recently announced acquisitions and dispositions, in relation to its stock price;

•

the results of the Company’s process of exploring, analyzing and evaluating its strategic alternatives, including remaining as an independent public company and pursuing the Company’s long-term business plan;

•	that the Company issued the Press Release and publicly disclosed its ongoing review of strategic alternatives in connection with a formal bidding process;

•

that (i) the Company discussed possible interest in a potential strategic transaction with 54 total potential counterparties (comprised of a mixture of strategic and financial counterparties); (ii) the Company entered into nondisclosure agreements with 13 of those potential counterparties; (iii) four of those counterparties submitted preliminary non-binding indications of interest for an acquisition of the Company, of which Apollo’s indication of interest represented the highest preliminary valuation; and (iv) following discussions with these counterparties, none were willing to pursue a strategic transaction with the Company on terms and conditions that were more favorable than those offered by Apollo;

•

the fact that the terms of the Merger Agreement were the result of robust arm’s-length negotiations conducted by the Company, with the knowledge and at the direction of the Company Board, and with the assistance of the Company’s independent financial advisor and outside legal counsel;

•

the fact that the Company was able to negotiate an increase in the per-share consideration to $5.03, an increase from the estimated low-end and high-end of the range based on Apollo’s implied per-share consideration set forth in Apollo’s February 2, 2026 initial indication of interest of $4.39 and $4.75, respectively;

•	the Company Board’s belief that the Merger Consideration represents the highest price reasonably obtainable taking into account the foregoing factors; and

•

alternative means of creating stockholder value and pursuing the Company’s strategic goals (including pursuing the Company’s long-term business plan as an independent company) and the risks and uncertainties attendant thereto, and the Company Board’s belief that the Merger represents the best available alternative for maximizing value for the Stockholders in light of the Merger Consideration representing an approximate 36.7% premium to the Company’s 30-day volume weighted average price per share prior to the Press Release and a premium of approximately 42.1% to the closing price on the trading day prior to the Press Release.

Financial Analyses and Opinion of Goldman Sachs. The Company Board considered the financial analyses of Goldman Sachs and discussed with the Company Board, as well as the oral opinion of Goldman Sachs rendered to the Company Board, subsequently confirmed by delivery of its written opinion dated May 9, 2026, to the effect that, as of such date and based upon and subject to the factors and assumptions set forth therein, the $5.03 in cash per share of Common Stock to be paid to the holders (other than Parent and its affiliates) of shares of the Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Common Stock, as more fully described below under the section of this Information Statement captioned “The Merger—Opinion of Goldman Sachs & Co. LLC” beginning on page 37 and which full text of the written opinion is attached as Annex C to this Information Statement and is incorporated by reference in this Information Statement in its entirety.

Company Stockholder Written Consent. The Company Board considered that the Majority Stockholders, which collectively controlled approximately 93% of the aggregate voting power of the issued and outstanding shares of Common Stock as of May 9, 2026, had indicated that they would be willing to provide their consent to the transactions contemplated by the Merger Agreement if requested.

Certainty of Consideration. The Company Board considered that the all-cash nature of the consideration to be paid in the Merger allows Stockholders to realize immediate and certain premium cash value and liquidity, while avoiding the significant future risks and uncertainties for the Company and the markets generally. The Company Board also considered that the Majority Stockholders will be receiving the same form and amount of Merger Consideration for their shares of Common Stock as all other Stockholders.

Apollo’s and its Financing Sources’ Reputation. The Company Board considered the business reputation, experience and capabilities of Apollo and its equity and debt financing sources, including the fact that Apollo has committed equity and debt financing from such financing sources.

Negotiations with Apollo. The Company Board considered its belief that, after extensive negotiations with Apollo, resulting in Apollo increasing its offer to $5.03 per share, the Company obtained the highest price and most favorable terms to which Apollo was willing to agree, and that an acquisition by Parent has a reasonable likelihood of closing.

Management Projections. The Company Board considered forecasts for the Company prepared by Company management, which reflect an application of various assumptions of the Company’s senior management. The Company Board considered the inherent uncertainty of attaining management’s forecasts, including those set forth in “ —Certain Company Financial Forecasts,” and that due to such uncertainty, the Company’s actual financial results in future periods could differ materially from management’s forecasted results.

Likelihood of Completion; Certainty of Payment. The Company Board considered its belief that the Merger represented a transaction that would likely be consummated based on, among other factors:

•	the absence of any financing condition to the consummation of the Merger and Parent’s delivery of adequate financial commitments;

•

the fact that the Merger Agreement requires Parent to use its reasonable best efforts to obtain applicable regulatory approvals to consummate the Merger as further described below under the heading “The Merger Agreement—Efforts to Complete the Merger; Regulatory Approvals;”

•	the exceptions contained within the “Company Material Adverse Effect” definition, which generally defines the standard for closing risk;

•	the fact that the conditions to the closing of the Merger are specific and limited in scope; and

•

the Company’s ability to request that the Delaware Court of Chancery (or, if the Delaware Court of Chancery lacks or declines jurisdiction, any state or federal court within the State of Delaware) specifically enforce the Merger Agreement, including the consummation of the Merger, under certain circumstances described in “The Merger Agreement—Specific Performance.”

Other Terms of the Merger Agreement. The Company Board considered other terms of the Merger Agreement, which are more fully described below under the heading “The Merger Agreement.” Certain provisions of the Merger Agreement that the Company Board considered significant include:

•	Conditions. The limited number and nature of the conditions to Parent’s obligations to consummate the Merger;

•

Parent Termination Fee. The fact that, if the Merger Agreement is terminated prior to the consummation of the Merger in certain limited circumstances, Parent will be required to pay to the Company the Parent Termination Fee of $84 million (as more fully described below under the heading “The Merger Agreement—Termination Fees and Expenses”);

•

Company Termination Fee. The fact that, if the Merger Agreement is terminated prior to the consummation of the Merger in certain limited circumstances, the Company will be required to pay to Parent the Company Termination Fee of $84 million (as more fully described below under the heading “The Merger Agreement—Termination Fees and Expenses”). The Company Board believed the Company Termination Fee payable was reasonable in light of, among other things, the limited circumstances in which it was payable, and the typical size of such termination fees in similar transactions and the benefits of the Merger to the Stockholders;

•

Termination Date. The fact that the Termination Date under the Merger Agreement on which either party, subject to certain exceptions, can terminate the Merger Agreement allows for sufficient time to consummate the Merger, while minimizing the length of time during which the Company would be required to operate subject to the restrictions on interim operations set forth in the Merger Agreement;

•	Appraisal Rights. The availability of statutory appraisal rights under the DGCL in connection with the Merger; and

•	Operating Flexibility. The fact that the Company has sufficient operating flexibility to conduct its business in the ordinary course during the pendency of the Merger.

Financing-Related Terms. The Company Board considered Parent’s and Merger Sub’s representations and covenants contained in the Merger Agreement relating to the Equity Commitment Letter from investment funds managed by affiliates of Apollo and the Debt Commitment Letter from financial institutions of international reputation (and the terms and conditions thereof). Further, the Company Board considered that under specified circumstances, the Merger Agreement permits the Company to seek specific performance against Parent and Merger Sub.

The Company Board also considered and balanced against the potentially positive factors a number of uncertainties, risks and potentially negative factors in its deliberations concerning the Merger and the other transactions contemplated by the Merger Agreement, including the following factors, which are not presented in any relative order of importance:

•

No Participation in the Company’s Future. The Company Board considered that if the Merger is consummated, existing Stockholders will receive the Merger Consideration in cash and will no longer have the opportunity to participate in any future earnings or growth of the Company or benefit from any potential future appreciation in the value of Common Stock, including any value that could be achieved if the Company engages in future strategic or other transactions;

•

Non-Solicitation Covenant. The Company Board considered that the Merger Agreement imposes restrictions on the Company’s solicitation of acquisition proposals from third parties. However, based upon the results of the Company’s process of exploring, analyzing and evaluating its strategic alternatives, and the issuance of the Press Release, described above in “—Background of the Merger,” and the fact that the most likely potential acquirers of the Company were contacted during such process and/or contacted the Company, the Company Board believed it had a strong basis for determining that the Merger was the best transaction reasonably likely to be available to the Company;

•

Written Consent; Termination Fees. The Company Board considered the fact that, as a condition to entering into the Merger Agreement, Parent required that the Merger Agreement include a provision permitting Parent to terminate the Merger Agreement if the Majority Stockholders failed to execute and deliver the Company Stockholder Written Consent within 12 hours following the execution of the Merger Agreement, and an obligation that the Company must pay Parent a termination fee of $84 million if the Merger Agreement is terminated under certain circumstances, including if the Company Board were to accept a Superior Proposal prior to the delivery of the Company Stockholder Written Consent;

•

Restrictions on the Operation of the Company’s Business. The Company Board considered that the Merger Agreement imposes restrictions on the Company relating to the conduct of the Company’s business prior to the consummation of the Merger, including requiring that the Company and its subsidiaries use commercially reasonable efforts to (i) ensure that the Company and its subsidiaries carry on its and their respective businesses in the ordinary course in all material respects; and (ii) preserve intact in all material respects its and their respective current business organizations, maintain relations in all material respects with lenders, landlords, employees and governmental entities, and key sponsors, exhibitors, commercial suppliers and other persons with whom the Company and its subsidiaries have material business relationships and that these restrictions may limit the Company and its subsidiaries from taking specified actions, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the Merger;

•

Risks the Merger May Not Be Completed. The Company Board considered the risk that the conditions to the Merger may not be satisfied and that, therefore, the Merger would not be consummated. The Company Board also considered the risks and costs to the Company if the Merger is not consummated, including the diversion of management and employee attention, potential employee attrition, the potential effect on the Company’s business operations, including its relationships with key sponsors, exhibitors, commercial suppliers, distributors, and others that do business with the Company, and the potential effect on the trading price of Common Stock;

•

Risks Associated with Announcement of the Merger. The Company Board considered the possibility of distraction of management’s attention from day-to-day operations of the business and its ability to attract and retain key employees during the pendency of the Merger;

•

Potential Conflicts of Interest. The Company Board considered that the Company’s executive officers and directors have financial interests in the transactions contemplated by the Merger Agreement, including the Merger, that may be different from or in addition to those of other Stockholders, as more fully described under the heading “—Interests of Our Directors and Executive Officers in the Merger” beginning on page 45;

•

Tax Treatment. The Company Board considered that any gains arising from the receipt of the Merger Consideration will generally be taxable to Stockholders for United States federal income tax purposes; and

•	Stockholder Litigation. The Company Board considered the risk of litigation arising from Stockholders in respect of the Merger Agreement and the transactions contemplated by the Merger Agreement.

The foregoing discussion is not meant to be exhaustive, but summarizes certain material factors considered by the Company Board in its evaluation of the Merger. After considering these and other factors, the Company Board concluded that the potential benefits of the Merger outweighed the uncertainties and risks. In view of the variety of factors considered by the Company Board and the complexity of these factors, the Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Company Board applied his or her own personal business judgment to the process and may have assigned different weights to different factors. Upon due consideration of these and other factors, the Company Board believed that, overall, the potential benefits of the Merger to the Stockholders outweighed the risks and uncertainties of the Merger and adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and recommended that the Stockholders adopt the Merger Agreement and approve the Merger based upon the totality of the information presented to and considered by the Company Board. This explanation of the reasoning of the Company Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 19.

Required Stockholder Approval for the Merger

Under Delaware law and the Company’s certificate of incorporation, the adoption of the Merger Agreement by Stockholders required the affirmative vote or written consent of Stockholders holding in the aggregate at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote thereon. Further, under the Company’s certificate of incorporation, prior to the first time that Onex Corporation and its affiliates (other than Emerald), including funds managed by an affiliate of the Onex Group, ceases to beneficially own more than fifty percent (50%) of the then-outstanding shares of Common Stock, subject to the rights of the holders of any series of preferred stock of the Company, any action required or permitted to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote of Stockholders, if a consent or consents in writing, setting forth the action, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company in accordance with applicable law and the Company’s certificate of incorporation. Holders of Common Stock are entitled to one vote for each share held of record on all matters on which Stockholders are entitled to vote generally, including adoption of the Merger Agreement.

As of May 9, 2026, the record date for determining Stockholders entitled to consent in writing to the adoption of the Merger Agreement (the “Record Date”), there were 197,909,463 shares of Common Stock outstanding. On May 9, 2026, immediately following the execution of the Merger Agreement, the Majority Stockholders, which collectively on the Record Date held of record and beneficially owned 184,520,200 shares of Common Stock, representing approximately 93% of the aggregate voting power of the then issued and outstanding shares of Common Stock, delivered the Company Stockholder Written Consent in accordance with the Company’s certificate of incorporation. As a result, no further action by any Stockholder is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement or approve the Merger, and the Company will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement and will not call a Stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement. No action by the Stockholders of Parent is required to complete the Merger and all requisite corporate action by and on behalf of Merger Sub required to complete the Merger has been taken.

When stockholder action is taken by written consent in lieu of a meeting by less than all of the Stockholders entitled to vote on such matter, Section 228(e) of the DGCL requires notice of such action by written consent be given to those Stockholders as of the record date for such action by written consent who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the same record date as the record date for such action taken by written consent. This Information Statement and the notice attached hereto constitute notice to you from the Company of the Company Stockholder Written Consent as required by Delaware law.

Opinion of Goldman Sachs & Co. LLC

Goldman Sachs rendered its oral opinion, subsequently confirmed by delivery of its written opinion, dated May 9, 2026, to the Company Board that, as of May 9, 2026 and based upon and subject to the factors and assumptions set forth therein, the $5.03 in cash per share of Common Stock to be paid to the holders (other than Parent and its affiliates) of shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Common Stock.

The full text of the written opinion of Goldman Sachs, dated May 9, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Company Board in connection with its consideration of the Merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of shares of Common Stock should act with respect to the Merger, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2025;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

•	certain other communications from the Company to its stockholders;

•	certain publicly available research analyst reports for the Company; and

•

certain internal financial analyses and forecasts for the Company prepared by its management (referred to in this information statement as the “Financial Forecasts” and which are summarized in the section titled “The Merger—Certain Company Financial Forecasts” beginning on page 42), as approved for Goldman Sachs’ use by the Company.

Goldman Sachs also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition, and future prospects of the Company; reviewed the reported price and trading activity for the shares of Common Stock; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the exhibitions and media and consumer services industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with the Company Board’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the Company Board’s consent that the Financial Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or on the expected benefits of the Merger in any way meaningful to its analysis. Goldman Sachs also assumed that the Merger will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of the Company to engage in the Merger or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of shares of Common Stock, as of the date of the opinion, of the $5.03 in cash per share of Common Stock to be paid to such holders of shares of Common Stock pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons in connection with the Merger, whether relative to the $5.03 in cash per share of Common Stock to be paid to the holders (other than Parent and its affiliates) of shares of Common Stock pursuant to the Merger Agreement or otherwise. Goldman Sachs did not express any opinion as to the prices at which the shares of Common Stock will trade at any time or as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Merger, or as to the impact of the Merger on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion is necessarily based on economic, monetary market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Company Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 4, 2026, and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis. Goldman Sachs analyzed the consideration to be paid to holders of shares of Common Stock pursuant to the Merger Agreement in relation to (i) the closing price per share of Common Stock on December 15, 2025, the trading day prior to the Company issuing the Press Release, (ii) the volume weighted average price (“VWAP”) per share of Common Stock for the 30-trading-day period ended December 15, 2025, (iii) the VWAP per share of Common Stock for the 60-trading-day period ended December 15, 2025 and (iv) the VWAP per share of Common Stock for the 90-trading-day period ended December 15, 2025.

This analysis indicated that the price per share of Common Stock to be paid to the holders of shares of Common Stock pursuant to the Merger Agreement represented:

•	a premium of 42.1% based on the closing price per share of Common Stock on December 15, 2025;

•	a premium of 36.7% based on the VWAP per share of Common Stock for the 30-trading-day period ended December 15, 2025;

•	a premium of 26.1% based on the VWAP per share of Common Stock for the 60-trading-day period ended December 15, 2025; and

•	a premium of 17.0% based on the VWAP per share of Common Stock for the 90-trading-day period ended December 15, 2025.

Illustrative Discounted Cash Flow Analysis. Using the Financial Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on the Company to derive a range of illustrative present values per share of Common Stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 9.0% to 12.0%, reflecting estimates of the Company’s weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2025 (i) estimates of unlevered free cash flow forecasted to be generated by the Company during fiscal years 2026 through 2030 as reflected in the Financial Forecasts and (ii) a range of illustrative terminal values for the Company, which were calculated by applying terminal year exit enterprise value (“EV”) to last twelve month (“LTM”) Adjusted EBITDA (“EV/LTM Adjusted EBITDA”) multiples ranging from 7.0x to 9.0x, to an estimate of the Adjusted EBITDA to be generated by the Company in the terminal year, as reflected in the Financial Forecasts (which analysis implied perpetuity growth rates ranging from negative 1.5% to 3.3%). The range of terminal year exit EV/LTM Adjusted EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical trading multiples of the Company. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the Company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the Company, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived ranges of illustrative enterprise values for the Company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for the Company the amount of the Company’s total debt of approximately $513 million and added the amount of the Company’s cash and cash equivalents of approximately $101 million, in each case, based on the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and as approved for Goldman Sachs’ use by the management of the Company, to derive a range of illustrative equity values for the Company. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Common Stock as of May 7, 2026 of approximately 201.1 million, as provided by and approved for Goldman Sachs’ use by the management of the Company, calculated using the treasury stock method, to derive a range of illustrative present values per share of Common Stock ranging from $4.37 to $6.52.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Company Board as to the fairness from a financial point of view to the holders (other than Parent and its affiliates) of shares of Common Stock, as of the date of the opinion, of the $5.03 in cash per share of Common Stock to be paid to such holders of shares of Common Stock pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The Merger Consideration was determined through arm’s-length negotiations between the Company and Parent and was approved by the Company Board. Goldman Sachs provided advice to the Company Board during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to the Company or the Company Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

As described above, Goldman Sachs’ opinion to the Company Board was one of many factors taken into consideration by the Company Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.

Goldman Sachs and its affiliates (collectively, “Goldman Sachs Affiliated Entities”) are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including AGM, an affiliate of Parent, and Onex Corporation, an affiliate of certain significant shareholders of the Company (“Onex”, and together with AGM, “Relevant Parties”) or any currency or commodity that may be involved in the Merger. Goldman Sachs Investment Banking has an existing lending relationship with the Company, Parent and Onex and/or their respective majority-owned subsidiaries (excluding, if applicable, portfolio companies) or funds managed thereby. Goldman Sachs acted as financial advisor to the Company in connection with, and participated in certain of the negotiations leading to, the Merger. Goldman Sachs has provided certain financial advisory and/or underwriting services to the Company and its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner with respect to a bank loan to Emerald Expositions Events, Inc., a subsidiary of the Company, in January 2025. During the two-year period ended May 9, 2026, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to the Company and/or its affiliates of approximately $0.8 million. Goldman Sachs also has provided certain financial advisory and/or underwriting services to AGM and its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive compensation. Goldman Sachs also acted as financial advisor to Athora Holding Ltd. (a European savings and retirement services group) (“Athora”) in connection with its acquisition of Pension Insurance Group Limited in March 2026. AGM retains a strategic relationship with Athora and provides it with advisory services through affiliates of AGM. Goldman Sachs has acted as financial advisor to Aspen Insurance Holdings Limited, a portfolio company of funds managed by affiliates of AGM, in connection with its sale in February 2026; as bookrunner with respect to a bank loan to Michaels Companies Inc., a portfolio company of funds managed by affiliates of AGM, in February 2026; as bookrunner with respect to the initial public offering of the common stock of Phoenix Education Partners, Inc., a portfolio company of funds managed by affiliates of AGM, in October 2025; and as bookrunner with respect to the issuance of investment grade bonds by FWD Group Holdings Limited, an insurance company to which certain affiliates of AGM provide investment advisory services and an affiliate of AGM has a minority investment (“FWD”), in September 2025. During the two-year period ended May 9, 2026, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking directly to AGM and/or to its affiliates and portfolio companies (which may include companies that are not controlled by AGM, and which for this purpose includes Athora and FWD) of approximately $143.6 million. As of May 9, 2026, Goldman Sachs Investment Banking was mandated by AGM and/or its Related Entities (as defined below) (excluding, if applicable, Onex and its affiliates) to provide financial advisory and/or underwriting services unrelated to the Merger with respect to one or more matters and, if all such matters were to be consummated, Goldman Sachs Investment Banking expected, as of May 9, 2026, that it would recognize compensation in an aggregate amount materially in excess of the transaction fee expected in connection with the Merger. In addition, as is typical for investment banks, as of May 9, 2026, Goldman Sachs Investment Banking was soliciting AGM and/or its Related Entities (excluding, if applicable, Onex and its affiliates) to work on financial advisory and/or underwriting matters unrelated to the Merger on which it has not been, and may not be, mandated. Goldman Sachs Investment Banking is not in a position to estimate the amount of compensation, if any, it expects to recognize with respect to such matters, but it expects that, were it to be mandated on such matters, the mandates would provide for customary compensation. The status, timing and likelihood of consummation of such matters will change over time. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Onex and its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Onex in connection with its acquisition of Convex Group Limited in February 2026; as bookrunner with respect to a bank loan to Westjet Airlines Limited, a portfolio company of Onex, in January 2026; as bookrunner with respect to a bank loan to Onex in August 2025; as bookrunner with respect to a bank loan to Sedgwick Claims Management Services Inc., a portfolio company of Onex, in March 2025; as bookrunner with respect to a bank loan to OneDigital Health and Benefits Inc., a portfolio company of Onex, in January 2025; as bookrunner with respect to a bank loan to Westjet Airlines Limited, a portfolio company of Onex, in November 2024; and as financial advisor to PowerSchool Holdings, Inc., a portfolio company of Onex, in connection with its sale in October 2024. During the two-year period ended May 9, 2026, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking directly to Onex and/or to its affiliates and portfolio companies (which may include companies that are not controlled by Onex) of approximately $96.5 million. As of May 9, 2026, Goldman Sachs Investment Banking was mandated by Onex and/or its Related Entities (excluding the Company and its subsidiaries) to provide financial advisory and/or underwriting services unrelated to the Merger with respect to one or more matters and, if all such matters were to be consummated, Goldman Sachs Investment Banking expected, as of May 9, 2026, that it would recognize compensation in an aggregate amount substantially similar to the transaction fee expected in connection with the Merger. In addition, as is typical for investment banks, as of May 9, 2026, Goldman Sachs Investment Banking was soliciting Onex and/or its Related Entities (excluding the Company and its subsidiaries) to work on financial advisory and/or underwriting matters unrelated to the Merger on which it has not been, and may not be, mandated. Goldman Sachs Investment Banking is not in a position to estimate the amount of compensation, if any, it expects to recognize with respect to such matters, but it expects that, were it to be mandated on such matters, the mandates would provide for customary compensation. The status, timing and likelihood of consummation of such matters will change over time. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Relevant Parties and their respective affiliates and/or as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation.

As of May 9, 2026, Goldman Sachs Affiliated Entities had (i) no direct GS Principal Investment (as defined below) in the Company and/or its affiliates (excluding Onex and its other affiliates), (ii) an aggregate direct GS Principal Investment of approximately $77.6 million in AGM and/or its Related Entities (excluding Onex and its other affiliates), and (iii) an aggregate direct GS Principal Investment of approximately $3.71 million in Onex and/or its Related Entities (excluding any Relevant Party, the Company or their other respective affiliates). Funds managed by affiliates of Goldman Sachs Investment Banking may co-invest with, and invest in equity interests of, AGM and Onex and/or their respective affiliates or funds managed thereby in the future.

On the public side of Goldman Sachs’ informational wall (the “Public Side”) and in the ordinary course of its various business activities, Goldman Sachs Affiliated Entities may also own equity securities in the Relevant Parties, and/or their respective affiliates arising from engaging in market making, trade execution, clearing, custody, margin lending and other similar financing transactions, securities lending, and related activities (including by acting as agent for third parties executing their transactions or as principal supplying liquidity to market participants, and any related hedging, other risk management or inventory management) (collectively, “Market Making Activities”), which positions change frequently. Regulatory, informational and operational barriers separate the Public Side from Goldman Sachs Investment Banking.

For purposes of this section of this Information Statement, (x) Goldman Sachs relied on its books and records to (i) unless otherwise indicated, calculate all amounts and (ii) determine whether an entity is an affiliate, portfolio company, subsidiary or majority-owned subsidiary of another entity, and (y) the following terms have the definitions set forth below:

GS Principal Investments (including any associated commitments) are (i) direct balance sheet investments in equity interests or equity securities held by Goldman Sachs Affiliated Entities for its own account or (ii) direct investments in equity interests held by a fund managed by a Goldman Sachs Affiliated Entity which fund is primarily for the benefit of Goldman Sachs Affiliated Entities and/or its current and former employees and not third party clients. GS Principal Investments do not include equity interests arising from Market Making Activities, equity derivatives, convertible debt instruments, or warrants or equity kickers received in connection with senior secured loans, mezzanine loans, warehouse loans, preferred equity with a fixed rate of return or other similar types of financing transactions (which may also be subject to hedging or other risk-mitigating instruments). GS Principal Investments also do not include investments by funds managed by Goldman Sachs Affiliated Entities which funds are almost entirely for the benefit of third party clients (“GS Client Funds”), which funds can co-invest alongside, and/or make Investments in, the Relevant Parties or their respective Related Entities. As investment managers for GS Client Funds, Goldman Sachs Affiliated Entities are required to fulfill a fiduciary responsibility to GS Client Funds in making decisions to purchase, sell, hold or vote on, or take any other action with respect to, any financial instrument.

Related Entities are, as applicable, a person or entity’s subsidiaries, affiliates, portfolio companies and/or funds managed thereby.

The Company Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement dated June 16, 2023, as amended by a letter agreement dated December 15, 2025, the Company engaged Goldman Sachs to act as its financial advisor in connection with the Merger. The engagement letter between the Company and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $21.0 million, $1.5 million of which became payable upon the presentation by Goldman Sachs to the Company Board of the results of the study that enabled Goldman Sachs to render its opinion, and the remainder of which is contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Certain Company Financial Forecasts

Emerald does not generally publish its business plans and strategies or make external disclosures of its anticipated financial position or results of operations other than for providing, from time to time, estimates of certain expected financial results and operational metrics in its regular annual and quarterly earnings press releases and other investor materials.

Emerald does not prepare five-year forecasts of the type described below in the ordinary course of business because of, among other reasons, the subjectivity, uncertainty and unpredictability of the underlying assumptions and estimates. However, in connection with the process leading up to the proposed Merger, Emerald’s management developed certain financial forecasts with respect to fiscal years 2026 through 2030 (the “Financial Forecasts”). Emerald’s management provided the Financial Forecasts to the Company Board in connection with the Company Board’s evaluation of the proposed Merger, and to Goldman Sachs for its use and reliance in connection with its financial analyses and opinion (as described in the section entitled “The Merger—Opinion of Goldman Sachs & Co. LLC” beginning on page 37). In addition, the Financial Forecasts were provided to Parent as part of its diligence review of Emerald, as described in the section of this Information Statement entitled “—Background of the Merger,”

The Financial Forecasts included in this Information Statement are subjective in many respects and were not prepared with a view to public disclosure. The Financial Forecasts are included in this Information Statement only because such information was made available to the Company Board, Goldman Sachs and Parent, as applicable, as described herein. The Financial Forecasts were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to herein as “GAAP,” the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, the Financial Forecasts do not take into account any circumstances or events occurring after the date they were made available to the Company Board, including the Merger, and the Financial Forecasts do not give effect to the Merger, including any impact of the negotiations or execution of the Merger Agreement or the Merger, the expenses that have already been, and will be, incurred in connection with completing the Merger or any changes to our operations or strategy that may be implemented in connection with the pendency, or following the consummation, of the Merger, or the effect of any failure of the Merger to be completed. The Financial Forecasts are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this Information Statement are cautioned not to place undue reliance on this information. Although this summary of the Financial Forecasts is presented with numerical specificity, the Financial Forecasts reflect numerous variables, assumptions and estimates as to future events made by Emerald’s management that Emerald’s management believed were reasonable at the time the Financial Forecasts were prepared, taking into account the relevant information available to management at the time. However, such variables, assumptions and estimates are inherently uncertain, and many are beyond the control of Emerald’s management. Because the Financial Forecasts cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The Financial Forecasts reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Emerald’s business, all of which are difficult to predict and many of which are beyond Emerald’s control. As a result, the Financial Forecasts may not be realized and actual results may be significantly higher or lower than projected. The Financial Forecasts are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

As such, the Financial Forecasts constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in Emerald’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, Emerald’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 and the other reports filed by Emerald with the SEC, as well as the section entitled “Cautionary Statement Regarding Forward-Looking Statements” elsewhere in this Information Statement. Neither PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Financial Forecasts or prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Financial Forecasts and prospective financial information. The reports of PricewaterhouseCoopers LLP included in Emerald’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 relate solely to the historical financial information of Emerald and to an assessment, as of such date, of Emerald’s internal controls over financial reporting. Such reports do not extend to the Financial Forecasts and should not be read to do so.

The inclusion of this information should not be regarded as an indication that the Company Board, Emerald’s management, Goldman Sachs, Parent, Apollo, or Parent’s and Apollo’s representatives and affiliates or any other recipient of this information considered, or now consider, the Financial Forecasts to be predictive of actual future results. By including the Financial Forecasts in this Information Statement, none of the Company Board, Emerald’s management, Goldman Sachs or any other person has made or makes any representation to any person regarding our ultimate performance as compared to the information contained in the Financial Forecasts.

Except to the extent required by applicable federal securities laws, Emerald does not intend, and expressly disclaims any responsibility, to update or otherwise revise the Financial Forecasts to reflect circumstances existing after the date as of which such Financial Forecasts were made available to the Company Board, Goldman Sachs, or Parent, as applicable, or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying such Financial Forecasts are shown to be in error.

The following table presents a summary of the Financial Forecasts.

($ in millions)	2026E	2027E	2028E	2029E	2030E
Revenue	$494	$527	$560	$596	$635
Adjusted EBITDA (1)	$143	$162	$180	$201	$225
Unlevered Free Cash Flow (2)	$95	$106	$34	$144	$160

(1)

Adjusted EBITDA is a non-GAAP financial measure defined as net income adjusted to exclude interest expense, provision for income taxes, goodwill and intangible asset impairments, depreciation and amortization, stock-based compensation expense, the result of assets held for sale and certain other items that the Company believes are not reflective of the Company’s core operations.

(2)

Unlevered Free Cash Flow is a non-GAAP financial measure defined as Adjusted EBITDA, less stock-based compensation expense, less taxes, less capital expenditures, plus or minus change in net working capital, less acquisition consideration. Acquisition consideration consists of projected earn-out payments in 2026, 2027 and 2028 in connection with historical acquisitions, the aggregate gross value of which is approximately $118 million.

Certain of the measures included in the Financial Forecasts may be considered non-GAAP financial measures, including Adjusted EBITDA and Unlevered Free Cash Flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Emerald may not be comparable to similarly titled amounts used by other companies. Emerald has not prepared, and the Company Board has not considered, a reconciliation of these non-GAAP financial measures to applicable GAAP financial measures.

Financing

Investment funds managed by affiliates of Apollo have committed, pursuant to an equity commitment letter (the “Equity Commitment Letter”), to invest in Parent, at the Closing, an aggregate amount of $760,000,000 for the purposes of funding a portion of the transactions contemplated in the Merger Agreement and certain related fees and expenses of Parent, on the terms and subject to the conditions set forth in the Equity Commitment Letter (the “Equity Financing”). Such funds have also provided a limited guarantee (the “Limited Guarantee”) in favor of the Company, guaranteeing, severally and not jointly, subject to certain limitations set forth in the Limited Guarantee, the payment and performance of Parent’s obligation following the valid termination of the Merger Agreement to pay to the Company (a) (x) the Parent Termination Fee (as defined below), if and when due pursuant to the Merger Agreement, and any interest thereon and (y) certain reimbursement and indemnification obligations of Parent and Merger Sub under the Merger Agreement (the “Reimbursement Obligations”), or (b) (x) all amounts payable as damages as a result of fraud or Willful Breach by Parent or Merger Sub prior to the Closing (subject to the Liability Limitation set forth in the Merger Agreement) and (y) the Reimbursement Obligations. The maximum aggregate liability of such funds under the Limited Guarantee is $87,000,000.

Additionally, in connection with entering into the Merger Agreement, Parent entered into the debt commitment letter (the “Debt Commitment Letter,” and together with the Equity Commitment Letter, the “Commitment Letters”), with the Debt Commitment Parties, pursuant to which the Debt Commitment Parties have, among other things, committed to provide debt financing (the “Debt Financing,” and together with the Equity Financing, the

“Financings”) in connection with the Merger consisting of (i) a first lien term facility in an aggregate principal amount equal to $765,000,000 (the “Initial Term Loan Facility”); (ii) a revolving facility in an aggregate principal amount equal to $175,000,000 (the “Revolving Facility”); (iii) a first lien delayed draw term facility in an aggregate principal amount equal to $200,000,000; and (iv) a first lien delayed draw term facility in an aggregate principal amount equal to $100,000,000, in each case, on the terms and subject to the conditions set forth in the Debt Commitment Letter. The Initial Term Loan Facility and a portion of the Revolving Facility will be available on the Closing Date to finance the Merger and fees and expenses related thereto, subject to customary conditions. The obligations of the Debt Commitment Parties to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of certain representations and warranties and consummation of the Merger.

The receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financings) by Parent, Merger Sub or any of their respective affiliates or any other financing is not a condition to any of Parent’s or Merger Sub’s obligations under the Merger Agreement.

Parent will be required to pay the Company a termination fee equal to $84,000,000 if, among other reasons described herein, a Parent Breach Termination or Parent Financing Termination (each as defined below in this Information Statement) has occurred.

Interests of Our Directors and Executive Officers in the Merger

You should be aware that Emerald’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of Stockholders generally. The Company Board was aware of these interests and considered them, among other matters, evaluating and negotiating the Merger Agreement and in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby. These interests are described below. Emerald’s executive officers are Hervé Sedky (President and Chief Executive Officer), David Doft (Chief Financial Officer), Issa Jouaneh (President, Connections), Danielle Puceta (Chief Digital Officer), and Sara Altschul (Executive Vice President, General Counsel and Corporate Secretary), and Emerald’s non-employee directors are Konstantin (Kosty) Gilis (Chairman), Michael Alicea, Lynda Clarizio, Todd Hyatt, Lisa Klinger, David Levin, Anthony Munk, and Emmanuelle Skala.

Treatment of Company Equity Awards and the Company ESPP in the Merger

Company Stock Options, Company PS Awards and Company RSUs

Except as set forth in the Merger Agreement, each Company Stock Option, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time, will automatically, as of the Effective Time, be fully vested and cancelled and converted into the right to receive an amount in cash equal to the product of (i) the excess of the Merger Consideration over the exercise price per share of Common Stock subject to such Company Stock Option (if any), multiplied by (ii) the total number of shares subject to such Company Stock Option (without interest), subject to any applicable tax withholding. Any Company Stock Option with an exercise price per share of Common Stock that is equal to or greater than the Merger Consideration will be cancelled for no consideration. The estimated aggregate amount payable to our executive officers for their outstanding and unexercised in-the-money Company Stock Options that would be converted into the right to receive cash in connection with the Merger if the Merger had occurred on May 9, 2026 is $7,810,185, subject to applicable withholding taxes. Our non-employee directors do not hold any Company Stock Options.

Each Company RSU that is outstanding immediately prior to the Effective Time, will automatically, as of the Effective Time, become fully vested and be cancelled and converted into the right to receive in respect of each share of Common Stock subject to such Company RSU immediately prior to the Effective Time an amount in cash equal to the Merger Consideration (without interest), subject to any applicable tax withholding. The estimated aggregate amount payable to our executive officers for their outstanding Company RSUs that would vest and be converted into the right to receive cash in connection with the Merger if the Merger had occurred on

May 9, 2026 is $3,076,771, subject to applicable withholding taxes. The estimated aggregate amount payable to our non-employee directors for their unvested Company RSUs that would have vested in connection with the Merger if the Merger had occurred on May 9, 2026 is $701,838.

Each Company PS Award that is outstanding immediately prior to the Effective Time and that will have satisfied its performance conditions taking into account the effect of the Merger and vested based on actual performance measured through the Effective Time (with performance determined based solely on actual results achieved as of the Effective Time), will automatically, as of the Effective Time, be cancelled and converted into the right to receive an amount equal to the Merger Consideration (without interest) in respect of each share of Common Stock that is considered earned under the applicable Company PS Award agreement, taking into account the effect of the Merger, subject to any applicable tax withholding. Each Company PS Award, or portion thereof, with a vesting condition in effect immediately prior to the Effective Time that is not met after taking into account the effect of the Merger, will be cancelled for no consideration. Based on the Merger Consideration, the performance-based vesting conditions of the Company PS Award held by one of our executive officers would not be met and, therefore, the PS award would be cancelled in connection with the Merger for no consideration if the Merger had occurred on May 9, 2026. No other executive officer or non-employee director holds any Company PS Awards.

The following table sets forth, for each of our directors and executive officers, the number of shares of Common Stock subject to, and the estimated value of, the Company Stock Options (whether vested or unvested) and the unvested Company RSUs held by such individual that will be cancelled and converted into the right to receive a cash payment in connection with the Merger, assuming the Merger had occurred on May 9, 2026 and based on the Merger Consideration. The amounts shown reflect the in-the-money portion of each individual’s Company Stock Options (Company Stock Options with an exercise price per share less than the Merger Consideration) and do not include any shares of Common Stock held outright or any Company PS Awards (which will be cancelled for no consideration). The estimated amounts set forth below are based on assumptions and information available as of the date of this Information Statement, and the actual amounts may differ. For an estimate of the additional payments and benefits that would become payable to each of our named executive officers in connection with the Merger, see the section entitled “Quantification of Potential Payments and Benefits to Emerald’s Named Executive Officers in Connection with the Merger” below.

Name	Number of Shares Subject to Vested Company Stock Options	Total Expected Value of Vested Company Stock Options ($)(1)	Number of Shares Subject to Unvested Company Stock Options	Total Expected Value of Unvested Company Stock Options ($)(1)	Number of Shares Subject to Unvested Company RSUs	Total Expected Value of Unvested Company RSUs ($)(2)	Total Expected Value of Unvested Company Stock Options and Company RSUs ($)(1)(2)
Executive Officers
Hervé Sedky	2,008,002	2,449,762	1,338,668	1,633,175	187,153	941,380	2,574,555
David Doft	1,366,270	1,666,849	910,846	1,111,232	139,028	699,311	1,810,543
Issa Jouaneh	255,000	277,650	570,000	545,100	171,875	864,531	1,409,631
Danielle Puceta	61,000	75,850	40,666	50,566	43,446	218,533	344,949
Sara Altschul			—	—	70,182	353,015	353,015
Directors
Michael Alicea			—	—	23,255	116,973	116,973
Lynda Clarizio			—	—	23,255	116,973	116,973
Todd Hyatt			—	—	23,255	116,973	116,973
Lisa Klinger			—	—	23,255	116,973	116,973
David Levin			—	—	23,255	116,973	116,973
Emmanuelle Skala			—	—	23,255	116,973	116,973

(1)

The expected value of the Company Stock Options shown in these columns is equal to the product of (i) the number of shares of Common Stock subject to such Company Stock Option and (ii) the excess, if any, of the amount of the Merger Consideration over the exercise price per share of Common Stock subject to such Company Stock Option. Company Stock Options with an exercise price per share equal to or greater than the Merger Consideration are excluded because they have no intrinsic value and will be cancelled for no consideration.

(2)	The expected value of the Company RSUs shown in these columns is the product obtained by multiplying the corresponding number of shares subject to such Company RSU by the Merger Consideration.

Emerald ESPP

Following the Agreement Date, (i) with respect to any Offering Period (as defined in the Company ESPP), in effect as of the Agreement Date, (A) no employee who was not a participant in the Company ESPP as of the Agreement Date may become a participant or participate in such Offering Period and (B) no participant may increase the percentage of his or her payroll deductions or contributions in effect under the Company ESPP on the Agreement Date for such Offering Period, (ii) no new Offering Period will commence under the Company ESPP on or after the Agreement Date, (iii) any such Offering Period under the Company ESPP that does not end prior to the Effective Time will terminate and the Purchase Period (as defined in the Company ESPP) will be accelerated to a date before the Closing Date, in which case any shares of Common Stock purchased under the Offering Period will be treated the same as all other shares of Common Stock in the Merger, and (iv) immediately prior to and subject to the occurrence of the Effective Time, the Company ESPP will terminate. None of the Company’s executive officers participate in the Company ESPP.

Emerald Agreements with Executive Officers

Each of our executive officers is party to an employment agreement or offer letter with Emerald. Under the terms of the employment agreements or offer letters, as applicable, the executive officers are eligible to receive severance benefits upon certain terminations of employment, as described below.

Mr. Sedky and the Company are party to an employment agreement dated as of November 10, 2020 (the “Sedky Employment Agreement”). The Sedky Employment Agreement provides that in the event of a termination of employment for any reason, Mr. Sedky will be entitled to (a) payment of any base salary earned but unpaid through the termination date, (b) any earned but unpaid annual bonus for calendar years completed prior to the termination date, (c) vested benefits (if any) in accordance with the terms of the applicable arrangements and (d) any unreimbursed expenses (collectively, the “Accrued Benefits”).

In addition, upon a termination of employment other than for cause, death, or disability, or upon a resignation for good reason (each as defined in the Sedky Employment Agreement), and subject to the execution and non-revocation of a general release of claims in favor of the Company, Mr. Sedky is entitled to receive the following severance benefits: (i) an amount equal to one times the sum of his annual base salary and the annual bonus actually paid to Mr. Sedky for the previous calendar year, paid in equal installments over 12 months, (ii) a cash amount equal to his pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year, payable at the time when annual bonuses are paid generally, and (iii) subject to the timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and Mr. Sedky’s copayment of premiums associated with such coverage consistent with amounts paid by Mr. Sedky during the year of termination, monthly reimbursement of the excess costs of continued health benefits for himself and his covered dependents for the twelve month period following the date of termination.

Mr. Doft and the Company are party to an employment agreement dated as of January 16, 2020 (the “Doft Employment Agreement”). The Doft Employment Agreement provides that in the event of a termination of employment for any reason, Mr. Doft will be entitled to the Accrued Benefits. In addition, upon a termination of employment other than for cause, death, or disability, or upon a resignation for good reason (each as defined in the Doft Employment Agreement), and subject to the execution and non-revocation of a general release of claims in favor of the Company, Mr. Doft is entitled to receive the following severance benefits: (i) an amount equal to one times the sum of his annual base salary and the annual bonus actually paid to Mr. Doft for the previous calendar year, paid in equal installments over 12 months, (ii) a cash amount equal to his pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year, payable at the time when annual bonuses are paid generally, and (iii) subject to the timely election of continuation coverage under COBRA and Mr. Doft’s copayment of premiums associated with such coverage consistent with amounts paid by Mr. Doft during the year of termination, monthly reimbursement of the excess costs of continued health benefits for himself and his covered dependents for the 12-month period following the date of termination.

Mr. Jouaneh and the Company are party to an employment agreement dated as of February 10, 2025 (the “Jouaneh Employment Agreement”). The Jouaneh Employment Agreement provides that in the event of a termination without cause (as defined in the Jouaneh Employment Agreement), Mr. Jouaneh is entitled to receive (a) payment equivalent to nine months of base salary and 50% of the prior year’s annual bonus amount, and (b) nine months of benefits equal to those he was receiving at the time of termination. Any severance amounts that exceed the minimum statutory entitlements at termination are subject to the execution and non-revocation of a general release of claims in favor of the Company.

Ms. Puceta and the Company are party to an offer letter dated as of October 31, 2022, and amended as of May 10, 2024 (as amended, the “Puceta Offer Letter”). The Puceta Offer Letter provides that in the event of a termination by the Company other than for cause, or due to death or disability (each as defined in the Puceta Offer Letter), and subject to execution and non-revocation of a general release of claims in favor of the Company, Ms. Puceta is entitled to receive (a) payment equivalent to nine months of base salary paid in equal installments over nine months, and (b) subject to the timely election of continuation coverage under COBRA, payment of COBRA continuation costs for nine months.

Ms. Altschul and the Company are party to an offer letter dated as of April 5, 2024 (the “Altschul Offer Letter”). The Altschul Offer Letter provides that in the event of a termination by the Company other than for cause or due to death or disability or a resignation by Ms. Altschul for good reason (each as defined in the Altschul Offer Letter), subject to execution and non-revocation of a general release of claims in favor of the Company, Ms. Altschul is entitled to receive (a) payment equivalent to nine months of base salary paid in equal installments over nine months, (b) any earned but unpaid annual bonus for calendar years completed prior to the date of termination, paid at the same time as bonuses are generally paid to other similarly situated employees, and (c) subject to the timely election of continuation coverage under COBRA, payment of COBRA continuation costs for nine months.

Pursuant to the terms of the Sedky Employment Agreement and the Doft Employment Agreement, in the event any amounts payable in connection with a change in control would constitute “parachute payments” under Section 280G of the Internal Revenue Code, such payments will be reduced to avoid excise taxes under Section 4999 of the Code, but only if the executive would retain a greater after-tax amount as a result. No executive officer is entitled to receive a tax gross-up or other indemnification or similar payment for any adverse tax consequences with respect to the Merger.

Under the terms of the Sedky Employment Agreement and the award agreements in respect of the Company Stock Options and Company RSUs granted to the Company’s other executive officers (collectively the “Equity Award Terms”), in the event of Mr. Sedky’s or other executive’s termination of employment by the Company other than for cause or by the executive for good reason (as “cause” and “good reason” are defined in the Sedky Employment Agreement, executive’s employment agreement, offer letter, or award agreement, as applicable), a pro-rata portion of the shares subject to the Company Stock Options or Company RSUs that would have vested in the next twelve months following the termination of employment would vest, based on the time between the most recent vesting date and the date of the termination of employment. In addition, the terms of the Equity Award Terms provide for full acceleration of vesting of any unvested awards in the event of a change in control of the Company (as defined in the Company’s 2017 Omnibus Equity Plan). In the case of the outstanding performance-based awards, under the terms of the award, vesting at the time of a change in control depends on whether the performance goals were met in connection with the change in control transaction.

For an estimate of the amounts that would be payable to each of Emerald’s named executive officers pursuant to the employment agreements and offer letters in the event of a qualifying termination of employment, see the section entitled “Quantification of Potential Payments and Benefits to Emerald’s Named Executive Officers in Connection with the Merger” below.

Other Interests

As of the date of this Information Statement, none of Emerald’s directors or executive officers has entered into any agreement with Parent regarding employment or service with, or compensation following the Merger to be paid by, Parent. Although no discussions took place prior to the announcement of the Merger, in May 2026 following execution of the Merger Agreement, Parent commenced discussions, and expects to continue discussions, with our chief executive officer concerning his employment with the Company following the consummation of the Merger. Prior to or following the Closing certain other of our executive officers may have discussions, or may enter into agreements with, Parent or Merger Sub or their respective affiliates regarding employment with the Surviving Corporation or one or more of its affiliates. Under the terms of the Merger Agreement, the Company may allocate transaction bonuses to employees, selected in the sole discretion of the Majority Company Stockholders, in an aggregate amount of up to $6,500,000. The allocations from the retention bonus pool may include awards to executive officers, and the payment of the transaction bonus will be conditioned on the recipient remaining an employee of the Company until at least the Closing Date. As of the date of this Information Statement, none of the executive officers has entered into an agreement in respect of a transaction bonus awarded by the Majority Company Stockholders.

Each of Emerald’s non-employee directors and executive officers that otherwise holds shares of Common Stock that are not subject to outstanding Company Equity Awards, including in respect of any shares that were previously subject to transfer restrictions under the terms of an applicable award agreement, will be eligible to participate in the Merger and receive the Merger Consideration with respect to such shares in the same manner as other Stockholders. The estimated aggregate amount payable to our directors and executive officers for the shares of Common Stock they hold that are not subject to Company Equity Awards in connection with the Merger if the Merger had occurred on May 9, 2026 is $5,690,476 as follows:

Name	Number of Shares of Common Stock	Total Expected Value of Common Stock ($)
Executive Officers
Hervé Sedky	250,274	$1,258,878
David Doft	15,356	$77,241
Issa Jouaneh	10,000	$50,300
Sara Altschul	—	—
Danielle Puceta	—	—

Directors
Michael Alicea	121,854	$612,926
Lynda Clarizio	114,453	$575,699
Todd Hyatt	114,104	$573,943
Lisa Klinger	106,914	$537,777
David Levin	290,998	$1,463,721
Emmanuelle Skala	107,354	$539,991

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the terms of the Merger Agreement, directors and officers of Emerald will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this Information Statement entitled “The Merger Agreement—Indemnification and Insurance.”

Quantification of Potential Payments and Benefits to Emerald’s Named Executive Officers in Connection with the Merger

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation of each of Emerald’s named executive officers that is based on or otherwise relates to the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the Merger-related compensation payable to Emerald’s named executive officers.

The table below sets forth, for purposes of this golden parachute compensation disclosure, the potential amount of payments and benefits (on a pretax basis) that each of Emerald’s named executive officers would receive, assuming (i) the Closing had occurred on June 1, 2026 rather than the Closing Date, (ii) each of the named executive officers experienced a termination on such date, which termination is being assumed solely for purposes of complying with Item 402(t) of Regulation S-K, (iii) the named executive officers’ respective base salaries and target annual bonuses remain unchanged from those that were in effect as of the date of this filing, (iv) Company Stock Options, Company RSUs, and Company PS Awards held by the named executive officers that are outstanding as of the date hereof do not otherwise vest prior to the completion of the Merger, except with respect to regularly scheduled vesting dates occurring prior to June 1, 2026, (v) for purposes of determining the value of Company Stock Options, Company RSUs, Company PS Awards, the value of a share of Common Stock is equal to $5.03 (the Merger Consideration), (vi) no named executive officer receives any additional equity grants prior to completion of the Merger, (vii) none of the named executive officers has executed an agreement making them eligible to a bonus allocated as part of the transaction bonus pool, (viii) none of the named executive officers has received an allocation under Parent’s retention bonus pool, and (ix) each named executive officer has properly executed any required releases and complied with all requirements necessary in order to receive the payments and benefits described below. Some of the assumptions used in the table below are based upon estimates of information not currently available and, as a result, the actual amounts to be received by any of the individuals below may materially differ from the amounts set forth below. In addition, the calculations in the table below do not reflect any possible reductions under the Section 280G “net-better” cutback provisions included in the Sedky Employment Agreement or the Doft Employment Agreement, as described above in the section entitled “The Merger—Treatment of Company Equity Awards and the Company ESPP in the Merger—Emerald Agreements with Executive Officers.”

The payments described in the table below would be made pursuant to the arrangements described above in the section entitled “Interests of Our Directors and Executive Officers in the Merger.”

Named Executive Officer	Cash (1)	Equity (2)	Perquisites /Benefits (3)	Total
Hervé Sedky (President and Chief Executive Officer)	$1,754,590	$2,574,555	$20,198	$4,369,540
David Doft (Chief Financial Officer)	1,300,556	1,810,543	16,954	3,145,007
Issa Jouaneh (President, Connections)	660,595	1,409,631	3,368	2,076,962

(1)

Amounts shown reflect the cash severance payments provided under each named executive officer’s employment agreements as described above in the section entitled “—Emerald Agreements with Executive Officers.” As of the date of this Information Statement, there is no expectation that any of the executive officers’ employment will be terminated in connection with the Merger. Nevertheless, the severance information is being provided pursuant to the rules of Item 402(t) of Regulation S-K. Such severance amounts consist of, in the case of Messrs. Sedky and Doft, (i) one times the sum of annual base salary and annual bonus actually paid for the previous calendar year, paid in equal installments over 12 months and (ii) pro-rata bonus for the year of termination, based on actual performance of the Company for the full year, paid at the same time as bonuses are generally paid to other similarly situated employees, in each case, subject to the execution and non-revocation of a general release. For purposes of this table, we have assumed that performance with respect to the pro-rata bonus is equal to target performance. The severance amounts consist of, in the case of Mr. Jouaneh, payment equivalent to nine months of base salary and 50% of the prior year’s annual bonus amount, payable only upon a qualifying termination without cause, subject to execution and non-revocation of a general release of claims. For each of the executives, these amounts are payable only upon a qualifying termination of employment.

Named Executive Officer	Company Options	Company RSUs	Merger Consideration	Total (3)
Hervé Sedky	1,338,668	187,153	$5.03	$2,574,555
David Doft	910,847	139,028	$5.03	$1,810,544
Issa Jouaneh	570,000	171,875	$5.03	$1,409,631

(2)

Amounts shown represent the number of outstanding Company RSUs and in-the-money Company Stock Options held by Messrs. Sedky, Doft, and Jouaneh as of June 1, 2026. Amounts shown are single trigger, payable solely upon a change in control of the Company, without any requirement that the named executive officer’s employment be terminated. Company Stock Options with exercise prices equal to or above $5.03 are not included as they have no intrinsic value and will be forfeited at Closing for no consideration. Mr. Doft’s Company PS Awards, which vests in defined portions upon satisfaction of share price hurdles of $18.00 to $24.00, is not reflected in the table because the Merger Consideration does not satisfy the applicable share price hurdles, and such awards will be forfeited at Closing for no consideration.

(3)

Amounts shown reflect, in the case of Messrs. Sedky and Doft, subject to the timely election of continuation coverage under COBRA and the named executive officer’s copayment of premiums associated with such coverage consistent with amounts paid by the executive during the year of termination, monthly reimbursement of the excess costs of continued health benefits for himself and his covered dependents for the twelve month period following the date of termination. Such amounts consist of, in the case of Mr. Jouaneh, nine months of benefits equal to those he was receiving at the time of termination. These amounts are payable only upon a qualifying termination of employment.

Delisting and Deregistration of Common Stock

If the Merger is completed, the Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of Common Stock.

Transaction Litigation

As of the filing of this Information Statement, the Company is not aware of any complaints filed or litigation pending related to the Merger.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of certain material U.S. federal income tax consequences of the Merger to “U.S. holders” and “non-U.S. holders” (each as defined below) whose shares of Common Stock are converted into the right to receive cash in the Merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our Stockholders. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated thereunder, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof. These laws and authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this summary. We have not sought, and do not intend to seek, any ruling from the IRS or opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS.

The summary applies only to beneficial owners who hold shares of Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment purposes), and is not intended for holders of Common Stock subject to special treatment under U.S. federal income tax law, including, without limitation, the following:

•	S corporations, partnerships and other pass-through entities for U.S. federal income tax purposes (and partners or investors therein);

•	banks and other financial institutions;

•	tax-exempt organizations and pension funds;

•	individual retirement or other tax-deferred accounts;

•	insurance companies;

•	mutual funds;

•	brokers, dealers or traders in securities;

•	real estate investment trusts and regulated investment companies;

•	persons who acquired their shares of Common Stock through the exercise of options or similar derivative securities or otherwise as compensation or in connection with the performance of services;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	persons who hold their shares of Common Stock as part of a hedge, appreciated financial position, straddle or conversion transaction;

•	persons who have entered into a constructive sale of their Common Stock under the Code;

•	a controlled foreign corporation;

•	a passive foreign investment company;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons who actually or constructively own any direct or indirect interest in Parent;

•	persons who properly exercise appraisal rights with respect to their Common Stock under the DGCL;

•	persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement; or

•	a U.S. expatriate.

This summary does not address any aspect of state, local or non-U.S. tax laws, any estate or gift tax considerations, the application of the alternative minimum tax or any other U.S. federal taxes (including, for example, the additional 3.8% tax on certain net investment income that may be imposed under the Code) or any other form of taxation that may be applicable to a Stockholder. Furthermore, it does not address the tax consequences of transactions effectuated before, after, or at the same time as the Merger, whether or not they are in connection with the Merger.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner of such partnership generally will depend on the status of the partner and the activities of the partner and the partnership. Partnerships holding Common Stock and partners therein should consult their own tax advisors regarding the U.S. federal income tax consequences of the Merger to them.

U.S. Holders

For purposes of this summary, a “U.S. holder” is any beneficial owner of shares of Common Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust that (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons as defined in Section 7701(a)(30) of the Code are authorized to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

The exchange of shares of Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Common Stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes, as described under “—Backup Withholding and Information Reporting”) and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis in its shares will generally equal the price the U.S. holder paid for such shares, subject to adjustment as a result of any nondividend distributions received with respect to such shares. Gain or loss will be determined separately for each block of shares of Common Stock (i.e., shares of Common Stock acquired at the same cost in a single transaction). Such capital gain or loss will generally be long-term capital gain or loss, provided that the U.S. holder’s holding period for such shares of Common Stock is more than one year at the Effective Time. Long-term capital gains of non-corporate U.S. holders (including individuals) are generally subject to preferential tax rates under current law. There are limitations on the deductibility of capital losses.

Non-U.S. Holders

A “non-U.S. holder” is any beneficial owner of shares of Common Stock that is neither a U.S. holder nor a partnership (or any other entity or arrangement that is treated as a partnership for U.S. federal income tax purposes). A non-U.S. holder whose shares of Common Stock are exchanged for cash in the Merger generally is not expected to be subject to U.S. federal income tax on any gain realized on such exchange unless:

•

the gain, if any, on such shares is effectively connected with the non-U.S. holder’s trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the completion of the Merger and certain other conditions are met; or

•

the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of our Common Stock at any time during the five-year period preceding the Merger and the Company is or has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes (a “USRPHC”) at any time during the shorter of the five-year period preceding the Merger or the period that the non-U.S. holder held Common Stock. We believe that we are not, and will not have been, a USRPHC at any time during the five-year period preceding the Merger. Non-U.S. holders are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were, a USRPHC.

A non-U.S. holder described in the first bullet point immediately above will generally be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. If such non-U.S. holder is a corporation, it may also be subject to a branch profits tax equal to 30% (or a lower treaty rate) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. A non-U.S. holder described in the second bullet point immediately above will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence) on any gain realized, which may be offset by U.S.-source capital losses, if any, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Backup Withholding and Information Reporting

Cash consideration received by a U.S. holder or non-U.S. holder in the Merger may be subject to information reporting and backup withholding (currently, at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should timely complete and return to the applicable paying agent an IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a U.S. person, that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding. A non-U.S. holder generally may establish an exemption from backup withholding by certifying its status as a non-U.S. person under penalties of perjury on an IRS Form W-8BEN or other applicable IRS Form W-8. Backup withholding is not an additional tax. Amounts so withheld can be credited against such Stockholder’s federal income tax liability and may entitle such Stockholder to a refund, provided that the required information is timely furnished to the IRS.

U.S. holders and non-U.S. holders should consult their tax advisors regarding the application of U.S. federal income tax laws and non-U.S. tax laws, including information reporting and backup withholding, to their particular situations.

Additional Withholding Requirements under the Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (collectively “FATCA”), generally impose a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the U.S. and an applicable foreign country may modify these requirements.

The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding applicable to the gross proceeds of a sale or other disposition of Common Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Stockholders should consult with their tax advisors regarding the possible implications of FATCA on the disposition of Common Stock pursuant to the Merger.

The U.S. federal income tax consequences described above are for general informational purposes only and are not intended to constitute a complete description of all U.S. federal or other tax consequences relating to the Merger. Because individual circumstances may differ, each Stockholder should consult its own tax advisors regarding the applicability of the rules discussed above to the Stockholder, the particular tax effects to the Stockholder of the Merger in light of such Stockholder’s particular circumstances and the application of state, local and non-U.S. tax laws, if applicable.

Regulatory Approvals

The Company, Parent, and Merger Sub agreed to use their reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement as soon as practicable, including to obtain from any Governmental Entities and third parties any required clearances, waivers, consents, approvals, and permits, make all required filings and submissions under the HSR Act, Moroccan Competition Law, and any other applicable law, and execute and deliver any additional instruments necessary to complete the Merger. In no event will the Company or any of its subsidiaries be required to pay any fee, penalty, or other consideration to any third party prior to the Effective Time in order to obtain any consent or approval required for consummation of the Merger under any contract.

The Company and Parent have each agreed to take or cause to be taken the following actions:

•

make their required filings under the HSR Act as promptly as practicable, and in any event within 10 business days from the Agreement Date (i.e., no later than May 22, 2026), and request early termination of the waiting period under the HSR Act, which filings were made on May 20, 2026;

•

make the required filing with the Conseil de la Concurrence pursuant to Moroccan Competition Law as promptly as practicable, and in any event within 10 business days from the Agreement Date (i.e., no later than May 22, 2026), which filing was made on May 20, 2026;

•

supply, as promptly as reasonably practicable, a response to any request for additional information or materials by the Antitrust Division, the FTC, the Conseil de la Concurrence, or any other Governmental Entity under any Regulatory Law, and use reasonable best efforts to cause the expiration or termination of all applicable waiting periods as promptly as possible after the Agreement Date; and

•

use reasonable best efforts to take any and all actions necessary to resolve any objections that may be asserted by any Governmental Entity with respect to the Merger under any Regulatory Law, including by proposing, negotiating, committing to, and effecting (by consent decree, hold separate order, or otherwise) the divestiture of assets of Questex, the Company, or their respective subsidiaries, and otherwise take or commit to take any actions that following the Closing would limit Parent’s, Questex’s, or the Surviving Corporation’s freedom of action with respect to, or ability to retain, assets, as may be required to obtain required regulatory clearances or to avoid the entry of any order that would otherwise prevent or materially delay the Closing.

Under the HSR Act and related rules, the Merger may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied by the applicable agencies. On May 20, 2026, both the Company and Parent filed their respective notification and report forms under the HSR Act, which triggered the start of the HSR Act waiting period. On June 11, 2026, the FTC granted the request for the early termination of the waiting period under the HSR Act, effective June 11, 2026 at 11:45 a.m., Eastern Time. Accordingly, the condition to completion of the Merger requiring that the applicable waiting periods (and any extensions thereof) under the HSR Act in connection with the Merger have expired or been terminated has been satisfied.

In addition, the Merger is subject to merger control review by the Conseil de la Concurrence pursuant to Moroccan Competition Law. Completion of the Merger is conditional upon actual or deemed clearance from the Conseil de la Concurrence under Moroccan Competition Law. The notification was filed with the Moroccan Conseil de la Concurrence on May 20, 2026, and the Conseil de la Concurrence’s review of the Merger is ongoing.

Parent will determine the overall strategy for obtaining antitrust and other regulatory clearances in connection with the Merger, and has agreed to consult with and keep the Company reasonably informed of all material developments regarding that strategy and to consider in good faith the Company’s views with respect to it. No party may agree to extend any waiting period under any applicable Regulatory Law, or commit to delay the consummation of the Merger, without the prior written consent of all other parties (not to be unreasonably withheld, conditioned, or delayed). On June 11, 2026, the FTC granted the request for the early termination of the waiting period under the HSR Act, effective June 11, 2026 at 11:45 a.m., Eastern Time. Accordingly, the condition to completion of the Merger requiring that the applicable waiting periods (and any extensions thereof) under the HSR Act in connection with the Merger have expired or been terminated has been satisfied.

Parent is responsible for all filing fees under the HSR Act and other applicable Regulatory Laws and all associated costs (including, in the event of a Request for Additional Information pursuant to 15 U.S.C. § 18a(e) being issued to the Company in connection with the transactions contemplated by the Merger Agreement, all out-of-pocket fees and expenses, including attorneys’ and consultants’ fees and expenses associated with responding to the request).

Parent agreed that, from the Agreement Date until the Closing, it will not acquire any business or entity that operates a business in the same line of business as the Company or any of its subsidiaries, or that would reasonably be expected to materially delay or materially increase the risk of not obtaining any required regulatory clearance or approval, materially increase the risk of any Governmental Entity entering an order prohibiting the Merger, or otherwise materially delay or prevent Parent’s ability to consummate the Merger. This restriction does not apply with respect to the Questex Transaction, and Parent has agreed not to consummate the Questex Transaction prior to the Closing.

At any time before or after the Effective Time of the Merger, the Antitrust Division, the FTC, the Conseil de la Concurrence, or the governmental authorities of any other applicable jurisdiction in which a filing is required under applicable foreign antitrust laws, could take action under the antitrust laws, including seeking to prevent the Merger, to rescind the Merger or to conditionally approve the Merger upon the divestiture of assets of the Company or Parent or subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

THE MERGER AGREEMENT

This section describes the material terms of the Merger Agreement. The descriptions of the Merger Agreement in this section and elsewhere in this Information Statement are not complete and are qualified in their entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this Information Statement. You are encouraged to read the Merger Agreement carefully and in its entirety, as it is the legal document governing the Merger. This section is not intended to provide you with any factual information about the Company, Parent or Merger Sub. Such information can be found elsewhere in this Information Statement and, with respect to the Company, in the public filings the Company makes with the SEC, as described under the heading “Where You Can Find More Information” beginning on page 95.

Explanatory Note Regarding the Merger Agreement

The following summary describes the material provisions of the Merger Agreement. The rights and obligations of the parties under the Merger Agreement are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this Information Statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates, (ii) were made solely for the benefit of the parties to the Merger Agreement, and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by Parent, Merger Sub and the Company in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Parent and Merger Sub by the Company in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between the Company, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the Agreement Date. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the Company Disclosure Schedules or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and our business.

The Merger

Effects of the Merger; Certificate of Incorporation; Bylaws; Officers and Directors

Upon the terms and subject to the conditions of the Merger Agreement, as of and at the Effective Time, Merger Sub will merge with and into the Company in accordance with the DGCL. The Company will be the Surviving Corporation of the Merger, will become a wholly owned direct subsidiary of Parent and will continue to exist following the Merger. As a result of the Merger, the Company will cease to be a publicly traded company, and the separate corporate existence of Merger Sub shall cease. In addition, our Common Stock will subsequently be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

At the Effective Time, the certificate of incorporation of the Surviving Corporation will be amended and restated in its entirety to be in the form of the certificate of incorporation of Merger Sub (except with respect to the name of the Surviving Corporation, which from and after the Effective Time will be the name of the Company, and all provisions relating to the incorporator or original directors of Merger Sub will be excluded). The bylaws of the Surviving Corporation will be amended and restated in their entirety to be in the form of the bylaws of Merger Sub (except with respect to the name of the Surviving Corporation, which from and after the Effective Time will be the name of the Company). The directors of Merger Sub immediately prior to the Effective Time will, from and after the Effective Time, be the directors of the Surviving Corporation (unless otherwise determined by Parent). The officers of the Company immediately prior to the Effective Time will, from and after the Effective Time, be the officers of the Surviving Corporation.

Closing and Effective Time

The Closing will take place on the third (3rd) business day following the satisfaction or waiver (if permissible under applicable law) of all of the conditions to Closing (described below under “Conditions to Completion of the Merger”) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other date, time or place as agreed to in writing by Parent and the Company; provided that, notwithstanding the foregoing, if the Marketing Period (as such term is defined in the Merger Agreement) has not ended at the time of the satisfaction or waiver of the last of such conditions, then the Closing will be delayed and occur instead on the date following the satisfaction or waiver of the last of such conditions that is the earlier to occur of (i) any business day before or during the Marketing Period as may be specified by Parent on no less than three (3) business days’ prior written notice to the Company and (ii) three (3) business days following the final day of the Marketing Period. The date on which the Closing actually occurs is referred to herein as the “Closing Date.” Subject to the terms and condition of the Merger Agreement, at the Closing, the Company and Parent will cause a certificate of merger to be duly executed and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger will become effective at the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or at such later date and time as the parties agree in writing and specify in the certificate of merger in accordance with the DGCL (such date and time, the “Effective Time”).

Treatment of Common Stock

On the terms and subject to the conditions set forth in the Merger Agreement, upon the Effective Time, each share of Common Stock that is issued and outstanding immediately prior to the Effective Time, other than shares of Common Stock that are held by the Company as treasury stock or owned by Parent or Merger Sub or any wholly owned subsidiary of the Company or Parent (other than Merger Sub), or any shares of Common Stock as to which appraisal rights have been properly exercised in accordance with Delaware law (and not validly withdrawn), will be cancelled and converted into the right to receive $5.03 per share of Common Stock in cash (the “Merger Consideration”), without interest. Shares of Common Stock that are held by the Company as treasury stock or owned by Parent or Merger Sub or any wholly owned subsidiary of the Company and Parent (other than Merger Sub) will be cancelled and cease to exist, and no consideration will be delivered or exchanged therefor. Shares of Common Stock as to which appraisal rights have been properly exercised in accordance with Delaware law (and not validly withdrawn) will be cancelled and cease to exist, and holders thereof will not receive consideration and will be entitled only to such rights as are granted under Section 262 of the DGCL.

Treatment of Company Equity Awards and the Company ESPP

As a result of the Merger, the treatment of the Company’s Equity Awards that are outstanding immediately prior to the Effective Time will be as follows:

Company Stock Options

Except as set forth in the Merger Agreement, each Company Stock Option, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time, will automatically, as of the Effective Time, be fully vested and cancelled and converted into the right to receive an amount in cash equal to the product of (i) the excess of the Merger Consideration, if any, over the exercise price per share of Common Stock subject to such Company Stock Option (if any), multiplied by (ii) the total number of shares subject to such Company Stock Option (without interest), subject to any applicable tax withholding. Except as set forth in the Merger Agreement, any Company Stock Option with an exercise price per share of Common Stock that is equal to or greater than the Merger Consideration will be cancelled for no consideration.

Company RSUs

Each Company RSU that is outstanding immediately prior to the Effective Time, will automatically, as of the Effective Time, become fully vested and be cancelled and converted into the right to receive in respect of each share of Common Stock subject to such Company RSU immediately prior to the Effective Time an amount in cash equal to the Merger Consideration (without interest), subject to any applicable tax withholding.

Company PS Awards

Each Company PS Award that is outstanding immediately prior to the Effective Time and that will have satisfied its performance-based vesting conditions taking into account the effect of the Merger and vested based on actual performance measured through the Effective Time (with performance determined based solely on actual results achieved as of the Effective Time), will automatically, as of the Effective Time, become vested and be cancelled and converted into the right to receive an amount equal to the Merger Consideration (without interest) in respect of each share of Common Stock that is considered earned under the applicable Company PS Award agreement, subject to any applicable tax withholding. Each Company PS Award, or portion thereof, with a performance-based vesting condition in effect immediately prior to the Effective Time that is not met after taking into account the effect of the Merger, will be cancelled for no consideration.

Termination of the Company ESPP

Following the Agreement Date, (i) with respect to any Offering Period (as defined in the Company ESPP), in effect as of the Agreement Date, (A) no employee who was not a participant in the Company ESPP as of the Agreement Date may become a participant or participate in such Offering Period and (B) no participant may increase the percentage of his or her payroll deductions or contributions in effect under the Company ESPP on the Agreement Date for such Offering Period; (ii) no new Offering Period will commence under the Company ESPP on or after the Agreement Date; (iii) any such Offering Period under the Company ESPP that does not end prior to the Effective Time will terminate and the Purchase Period (as defined in the Company ESPP) will be accelerated to a date before the Closing Date, in which case any shares of Common Stock purchased under the Offering Period will be treated the same as all other shares of Common Stock in the Merger; and (iv) immediately prior to and subject to the occurrence of the Effective Time, the Company ESPP will terminate.

Employee Benefits

For a period of not less than one year following the Closing Date (or, if earlier, the date of a Continuing Employee’s (as defined below) termination of employment), Parent will, or will cause the Surviving Corporation or any of its subsidiaries to, for each employee of the Company and its subsidiaries who continues in the employ of Parent, the Surviving Corporation, or their subsidiaries following the Effective Time (each a “Continuing Employee”):

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provide a base salary or regular hourly rate (whichever is applicable) that is no lower than that in effect for such Continuing Employee as of immediately prior to the Effective Time; a short-term cash target incentive compensation opportunity that is no less favorable than the short-term cash target incentive compensation opportunity in effect for, or available to, such Continuing Employee as of immediately prior to the Effective Time; and other employee benefits (excluding any long-term incentive opportunities, equity-based compensation, retention, transaction-based compensation, defined benefit pension, nonqualified deferred compensation, or post-employment or retiree welfare benefits) that are no less favorable in the aggregate than the other compensation and employee benefits, respectively, provided or available to such Continuing Employee as of immediately prior to the Effective Time, save that with respect to any Continuing Employees located outside the United States (“Non-US Continuing Employees”), in each case Parent or its relevant affiliate may make changes to the compensation, benefit plans or benefits of such Non-US Continuing Employees to the extent permitted under applicable law or contract;

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without limiting the generality of the foregoing, the Surviving Corporation will provide each Continuing Employee whose employment is terminated by Parent, the Surviving Corporation or one of their subsidiaries without cause, with severance in amounts and on terms and conditions, in each case, that are no less favorable than the severance benefits and protections provided to each such Continuing Employee as set forth in the Company Disclosure Schedules, which generally includes (x) for Continuing Employees based in the U.S., two weeks of base salary or wages for one completed year of service with the Company Group plus one additional week of base salary or wages for every additional full year of service with the Company Group that is completed, up to a maximum of 12 weeks, and fully subsidized COBRA benefits, subject to a timely election of COBRA for up to three months; (y) for Continuing Employees at the level of Vice President or above with five or more years of service, up to six months of base salary based on tenure and other relevant circumstances determined on a case-by-case basis; and (z) for Non-US Continuing Employees, statutory benefits provided in the applicable jurisdiction or as set out in their individual agreement with the Company;

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cause any employee benefit plans of Parent and its subsidiaries in which the Continuing Employees are eligible to participate after the Closing Date to take into account for purposes of eligibility and vesting (but not for purposes of benefit accruals under any defined benefit pension plan, post- retirement welfare benefit plan or similar arrangement or to the extent it would result in a duplication of benefits), service prior to the Effective Time by such employees to the Company and its subsidiaries (and any predecessors) as if such service was with Parent or its subsidiaries; and

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with respect to any employee benefit plans maintained by Parent and its subsidiaries providing medical, dental, pharmaceutical or vision benefits for the benefit of the Continuing Employees following the Closing Date, Parent will, and will cause the Surviving Corporation and its subsidiaries to, use commercially reasonable efforts to, (i) waive any eligibility requirements or pre-existing condition limitations or waiting period requirements with respect to any such plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee to the same extent waived under the analogous Company Benefit Plan (as defined in the Merger Agreement) prior to the Closing Date, and (ii) with respect to medical benefits only, give effect, in determining any deductible, co-insurance and maximum out-of-pocket limitations, to any eligible expenses paid by such employees during the calendar year in which the Effective Time occurs under analogous Company Benefit Plans.

The Merger Agreement does not (i) confer upon any Continuing Employee or other service provider any right to continue in the employ or service of Parent, the Surviving Corporation or any affiliate of Parent, or will interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any of their respective affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, (ii) establish, amend, or modify any Company Benefit Plan or any other employee benefit plan, program, agreement or arrangement maintained or sponsored by Parent, the Surviving Corporation or their affiliates, (iii) alter or limit the ability of Parent, the Surviving Corporation or any of their respective subsidiaries or affiliates to amend, modify or terminate any Company Benefit Plan in accordance with its terms and applicable law after the Closing Date or (iv) prevent or restrict Parent, the Surviving Corporation or any of their respective subsidiaries or affiliates from terminating the employment of any Continuing Employee or changing the title, office, work assignment, work location or reporting relationship of any Continuing Employee, in each case, except as such actions are restricted or prohibited under applicable Law in jurisdictions outside of the United States. With respect to employee benefits, the Merger Agreement does not create third party beneficiary rights in any Continuing Employees or current or former service providers of the Company or its affiliates (or any beneficiaries or dependents thereof).

Payment of Merger Consideration and Surrender of Stock Certificates

Prior to the Effective Time, Parent will designate the Paying Agent for the payment of the Merger Consideration, and in connection therewith, enter into an agreement reasonably acceptable to the Company relating to the Paying Agent’s responsibilities. Prior to the Effective Time, Parent will deposit with the Paying Agent, in trust for the benefit of the Stockholders entitled thereto, the Exchange Fund.

Each holder of Book-Entry Shares whose shares were converted pursuant to the provisions of the Merger Agreement into the right to receive the Merger Consideration will be entitled to receive, the Merger Consideration in respect of such holder’s shares, and other than the holders of Excluded Shares, each holder will automatically receive payment for such holder’s shares of Common Stock without further action or instructions, unless further instructions from the Paying Agent are required (or the Paying Agent requires other evidence of transfer, if any). Payment of the Merger Consideration with respect to Book-Entry Shares will only be made to the holder in whose name such Book-Entry Shares are registered.

If a transfer of ownership of shares is not registered in the stock transfer books of the Company, or if the Merger Consideration is to be paid in a name other than that in which the Book-Entry Shares are registered, the Merger Consideration may be paid to a person other than the person in whose name the Book-Entry Share so transferred is registered only if proper evidence of such transfer is presented and the person requesting such payment has paid to the Company (or any agent designated by the Company) any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder, or established to the satisfaction of the Company that such taxes have been paid or are otherwise not payable.

Each of Parent, the Surviving Corporation and the Paying Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement such taxes as it is required to deduct and withhold.

Any portion of the Exchange Fund that remains unclaimed six (6) months after the Effective Time will be delivered to the Surviving Corporation. Any holder of shares of Common Stock (other than Excluded Shares) who has not theretofore complied with the exchange procedures in the Merger Agreement will thereafter look only to the Surviving Corporation and Parent, which will remain responsible for payment of the Merger Consideration for such shares as provided in the Merger Agreement, without any interest thereon. None of the Surviving Corporation, Parent, Merger Sub, the paying agent or any other person will be liable to any holder of shares of Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

Appraisal Rights

Stockholders and beneficial owners of Common Stock (other than the Majority Stockholders) are entitled to demand an appraisal of their shares under the DGCL in connection with the Merger. This means that such owners are entitled to have the fair value of such owner’s shares of Common Stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the Merger Consideration if such owners follow exactly the procedures specified under the DGCL to exercise such appraisal rights. The amount determined to be the “fair value” of such shares in an appraisal proceeding may be less than, equal to or more than the amount you would have received for such shares under the Merger Agreement.

Shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held or beneficially owned by holders who have not voted in favor of the adoption of the Merger Agreement or consented thereto in writing and who are entitled to and have properly exercised, and have not lost or properly withdrawn their demand for, appraisal rights with respect thereto in accordance with, and who have complied in all respects with, Section 262 of the DGCL (the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration. Holders or beneficial owners of Dissenting Shares will be entitled to receive payment of the “fair value” of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL unless and until any such holder or beneficial owner fails to perfect or effectively withdraws or loses its rights to appraisal under the DGCL. If, after the Effective Time, any such holder or beneficial owner fails to perfect or effectively withdraws or loses such right, such Dissenting Shares will thereupon be treated as if they had been converted into and had become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. Prior to the Closing, the Company will give Parent (i) prompt written notice of any demands received by the Company for appraisals of shares, any withdrawals of demands, or any other notices or demands made pursuant to Section 262 or otherwise in respect of an appraisal of shares and (ii) the right to control all negotiations and proceedings with respect to such notices and demands; provided, that prior to the Effective Time, Parent will consult with the Company and consider in good faith the Company’s advice with respect to such negotiations and proceedings, the Company will have the right to participate in any such negotiations and proceedings, and Parent will not settle any such proceeding without the Company’s consent (not to be unreasonably withheld, conditioned or delayed). The Company will not, except with the prior written consent of Parent, make any payment, or offer or agree to make any payment, with respect to any demands for appraisal or offer to settle or settle any such demands in respect of Dissenting Shares.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL.

Representations and Warranties

The Merger Agreement contains representations and warranties of the Company, Parent and Merger Sub.

Some of the representations and warranties in the Merger Agreement are qualified as to “materiality” or “Company Material Adverse Effect” or words of similar import. For purposes of the Merger Agreement, “Company Material Adverse Effect” means any fact, circumstance, change, event, occurrence or effect that (x) would reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by the Merger Agreement or (y) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole; provided, that, solely in the case of the foregoing clause (y), none of the following, and no effect arising out of, relating to or resulting from the following, will constitute or be taken into account in determining whether there has been, or would reasonably be expected to be, a “Company Material Adverse Effect”:

•	any fact, circumstance, change, event, occurrence or effect generally affecting the industries in which the Company and its subsidiaries operate;

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any fact, circumstance, change, event, occurrence or effect generally affecting the economy, credit, debt, securities or financial or capital markets in the United States or elsewhere in the world, including changes in interest, exchange rates or commodity prices, or deterioration in the credit markets generally;

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any fact, circumstance, change, event, occurrence or effect arising out of, resulting from or attributable to changes or prospective changes in law, in GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, except if such effect disproportionately affects the Company and its subsidiaries, taken as a whole, compared to other similarly situated companies in the industry in which the Company and its subsidiaries operate, then, to the extent not otherwise excluded from the definition of Company Material Adverse Effect, only such incremental disproportionate impact or impacts will be taken into account;

•	any fact, circumstance, change, event, occurrence or effect arising out of, resulting from or attributable to entry into and consummation and performance of the Merger Agreement and the transactions contemplated by the Merger Agreement and the public announcement thereof, including the impact thereof on relationships, contractual or otherwise, with sponsors, exhibitors, suppliers, vendors, advertisers, distributors, partners, employees, regulators or other third parties;

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acts of war (whether or not declared and whether or not political in nature) or any outbreak of hostilities, sabotage or terrorism (including international trade related matters and matters related to tariffs), or any escalation or worsening of any such acts of war (whether or not declared and whether or not political in nature), outbreak of hostilities, sabotage or terrorism (including international trade related matters and matters related to tariffs), except if such effect disproportionately affects the Company and its subsidiaries, taken as a whole, compared to other similarly situated companies in the industry in which the Company and its subsidiaries operate, then, to the extent not otherwise excluded from the definition of Company Material Adverse Effect, only such incremental disproportionate impact or impacts will be taken into account;

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weather, pandemics, earthquakes, hurricanes, tornados, natural disasters, climatic conditions or other force majeure events, whether or not weather-related, except if such effect disproportionately affects the Company and its subsidiaries, taken as a whole, compared to other similarly situated companies in the industry in which the Company and its subsidiaries operate, then, to the extent not otherwise excluded from the definition of Company Material Adverse Effect, only such incremental disproportionate impact or impacts will be taken into account;

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regulatory and political conditions or developments or the shutdown or furlough of any governmental entity, except if such effect disproportionately affects the Company and its subsidiaries, taken as a whole, compared to other similarly situated companies in the industry in which the Company and its subsidiaries operate, then, to the extent not otherwise excluded from the definition of Company Material Adverse Effect, only such incremental disproportionate impact or impacts will be taken into account;

•	any change resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective affiliates;

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any Transaction Litigation (as defined herein) made or brought against the Company or its directors or executive officers arising out of or related to the Merger Agreement or any of the transactions contemplated thereby;

•	actions or omissions of the Company or any of its subsidiaries expressly and specifically requested by Parent or expressly required by the Merger Agreement;

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any decline in the market price, or change in trading volume, of the Common Stock (or the volatility thereof) (it being understood that the underlying cause(s) of any such failure may be taken into consideration unless otherwise prohibited by this definition);

•	the effect of seasonal changes and patterns on the results of operations, business or financial condition of the Company and its subsidiaries;

•	any computer hacking or cyber-attacks, including by means of the use of malware, malicious code, or computer, network, or system hacking;

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any failure by the Company and its subsidiaries to meet published analysts’ estimates, projections or forecasts of revenues, earnings or other financial metrics, in and of itself, and/or any failure by the Company and its subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause(s) of any such failure may be taken into consideration unless otherwise prohibited by this definition); or

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any matter set forth in the Company Disclosure Schedules or any form, document or report publicly filed with or publicly furnished to the SEC by the Company or any of its subsidiaries (it being understood that the underlying cause(s) of any such failure may be taken into consideration unless otherwise prohibited by this definition);

In the Merger Agreement, the Company has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and the Company Disclosure Schedules. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing, and authority to conduct business with respect to the Company and its subsidiaries;

•	subsidiaries of the Company;

•	capitalization and equity securities, including the number of outstanding shares of the Common Stock, Company Stock Options, Company RSUs and Company PS Awards;

•	corporate power and authority to enter into and to perform obligations under the Merger Agreement and to complete the transactions contemplated thereby;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereunder;

•	documents required to be filed with the SEC since January 1, 2024, and the content and preparation of financial statements;

•	absence of certain changes or events since December 31, 2025 through the Agreement Date;

•	the accuracy of information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in this Information Statement;

•	compliance with applicable laws and possession of required permits and licenses;

•	certain tax matters;

•	related party transactions;

•	legal proceedings and actions;

•	employees and employee benefit plans;

•	intellectual property and privacy matters;

•	material contracts;

•	real and personal property matters;

•	environmental matters;

•	insurance policies;

•	opinion of our financial advisor;

•	brokers’ and other similar fees;

•	anti-takeover statues and regulations and absence of a stockholder rights plan; and

•	Foreign Corrupt Practices Act, international trade and anti-bribery matters.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing, and authority to conduct business with respect to Parent and Merger Sub;

•	capitalization and business activities of Merger Sub;

•	corporate power and authority of each of Parent and Merger Sub to enter into and to perform obligations under the Merger Agreement and to complete the transactions contemplated thereby;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereunder;

•	the accuracy of information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in this Information Statement;

•	the absence of litigation or orders challenging the Merger;

•	matters with respect to Parent’s debt and equity financing arrangements;

•	matters with respect to the Limited Guarantee delivered by Parent to the Company in connection with the Merger;

•	Parent, Merger Sub or their affiliates lack of ownership of Common Stock of the Company;

•	brokers’ and similar fees;

•	the solvency, on a consolidated basis, of Parent, the Surviving Corporation and the Surviving Corporation’s subsidiaries following the consummation of the Merger; and

•	the absence of certain contracts with the Company and its related parties.

Except with respect to certain covenants in the Merger Agreement that contemplate performance following the Closing, which covenants will survive the Closing, none of the representations, warranties and covenants in the Merger Agreement or in any instrument delivered pursuant to the Merger Agreement will survive the Closing.

Conduct of Business Prior to Effective Time

The Merger Agreement provides that, except (i) with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), (ii) as required by applicable law or listing exchange, (iii) as expressly contemplated by the Merger Agreement or (iv) as otherwise set forth in the Company Disclosure Schedules, during the period from the Agreement Date until the Effective Time or the earlier termination of the Merger Agreement in accordance with its terms, the Company will, and will cause its subsidiaries to, carry on its business in all material respects in the ordinary course of business and use commercially reasonable efforts to:

•	preserve its business organization and goodwill intact in all material respects;

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maintain relations in all material respects with lenders, landlords, employees and governmental entities, and key sponsors, exhibitors, commercial suppliers and other third parties with whom the Company and its subsidiaries have significant business relationships; and

•	make capital expenditures consistent with the annual budget adopted by the Company Board prior to the Agreement Date.

In addition, the Company has also agreed that, except (i) with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), (ii) as required by applicable law or listing exchange, (iii) as expressly contemplated by the Merger Agreement, or (iv) as otherwise set forth in the Company Disclosure Schedules, during the period from the Agreement Date until the Effective Time or the earlier termination of the Merger Agreement in accordance with its terms, the Company will not, and will cause each of its subsidiaries not to, among other things:

•

declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or equity interests, except for dividends or distributions by a wholly owned subsidiary of the Company to the Company or to another subsidiary of the Company (other than a dividend for the quarter ending June 30, 2026, of $0.015 per share, which was paid on June 1, 2026, to holders of Common Stock as of May 21, 2026);

•	split, combine, or reclassify any of its capital stock or equity interests;

•

issue, dispose, sell, pledge, grant, transfer or otherwise encumber any shares of its capital stock or other equity securities, any Company Equity Awards or any option, warrant or other right to acquire or receive any shares of its capital stock or other equity securities, or redeem, purchase or otherwise acquire any shares of its capital stock or other equity securities, other than (A) in connection with the exercise, vesting or settlement, as applicable, of Company Equity Awards outstanding as of the Agreement Date (in accordance with the terms thereof as in effect on the Agreement Date), including with respect to the satisfaction of tax withholding and, with respect to Company Stock Options, the payment of the exercise price and (B) the issuance of any shares of capital stock or equity interests from a wholly owned subsidiary of the Company to the Company or any other wholly owned subsidiary of the Company;

•

amend, alter, change, modify, supplement or repeal the certificate of incorporation or bylaws of the Company or amend in any material respect other similar organizational documents of any of its subsidiaries or enter into any governance agreement;

•

acquire, directly or indirectly, any person or any equity interests or the material portion of the assets of a business or make any investments in any other person, in each case for an amount in excess of $5 million in the aggregate;

•

other than in transactions solely among subsidiaries of the Company, sell, lease, license, encumber, transfer, or otherwise dispose of, directly or indirectly, any business or material assets (other than Intellectual Property) for a purchase price in excess of $5 million in the aggregate;

•

create, incur, assume, suffer to exist or otherwise be liable with respect to any material indebtedness for borrowed money other than (A) indebtedness solely among the Company and its wholly owned subsidiaries or among its wholly owned subsidiaries, (B) pursuant to contracts in effect on the Agreement Date, or (C) under short-term debt or overdraft facilities, in each case as refinanced, replaced, amended or renewed on substantially similar terms from time to time;

•

(A) merge or consolidate the Company or any of its subsidiaries with and into any other person, other than, in the case of any subsidiary of the Company, to effect any acquisition permitted by the acquisition restriction above or any disposition permitted by the disposition restriction above, or (B) effect any statutory conversion, domestication or transfer, division transaction, share exchange or other similar transaction;

•	propose, adopt or enter into a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization;

•

(A) commence any action against any person (excluding collections matters and other immaterial actions in the ordinary course of business) or (B) except for Transaction Litigation settled in accordance with the terms of the Merger Agreement, settle, release, waive or compromise any pending or threatened action against the Company or any of its subsidiaries (x) for an amount in excess of $5 million in the aggregate, or (y) that imposes any material restrictions on the operations or businesses of the Company or its subsidiaries or admits wrongdoing;

•

except as required by any Company Benefit Plan as in effect on the Agreement Date or applicable law, (A) increase the compensation of any director or employee of the Company or any of its subsidiaries whose base compensation is in excess of $200,000 of such employee’s then-current base salary, other than ordinary course of business increases in connection with promotions to non-officer positions vacant as of the Agreement Date or which become vacant as the result of resignation; provided, that such increases do not increase compensation by more than that provided to the employee previously employed in such role; (B) grant any new Company Equity Awards or other equity-based compensation, or amend or modify any outstanding Company Equity Award (including any acceleration of vesting or waiver of performance conditions); (C) adopt any new employee benefit plan, policy, agreement or arrangement which would be a Company Benefit Plan if in effect on the Agreement Date or amend, modify, terminate or provide for any discretionary benefits under any existing Company Benefit Plan; (D) take any action to accelerate the vesting, payment, or funding of any payment or benefit under any Company Benefit Plan; (E) (x) hire, engage, or promote any non-officer, employee or contractor with annual base compensation of $200,000 or more, other than hiring replacement employees to fill vacancies arising from voluntary or involuntary departures at compensation levels substantially comparable to those of the departed employee, or (y) terminate other than for cause the Company’s service relationship with any such person; (F) implement any reduction in force, layoff, or similar workforce action that would trigger obligations under the WARN Act; or (G) enter into or amend any collective bargaining agreements or establish or recognize any union, works council or other labor organization as the representative of any of its employees for purposes of collective bargaining;

•

make any material change in financial accounting methods, principles or practices of the Company or any of its subsidiaries, except insofar as may be required by GAAP (or any interpretation or enforcement thereof), the Company’s outside auditors, or applicable law;

•

amend or otherwise modify any material tax return, make or change any material tax election, change any method of accounting relating to material taxes, settle or compromise any action relating to material taxes, enter into any closing agreement or similar agreement relating to material taxes, surrender any right to claim a material tax refund or other reduction in material taxes, or request any ruling or similar guidance with respect to material taxes;

•	enter into a new line of business (other than any new business lines that may be acquired pursuant to and in compliance with the acquisition restriction above);

•

enter into any contract for the purchase, sale or lease of real property or amend, terminate, or grant any waiver or consent with respect to any leased real property, except (A) any renewals, amendments or extensions of existing material leases in accordance with the terms thereof in the ordinary conduct of the business, and (B) entering into, amending, extending or terminating venue-related leases, licenses and other occupancy agreements for the Company’s trade shows and events in the ordinary course of business consistent with past practice;

•	other than in transactions solely among subsidiaries of the Company, sell, assign, transfer, lease, license, encumber, abandon or permit to lapse any material Company Intellectual Property;

•

terminate, suspend, amend or modify in any material respect, any governmental permits, except as required by applicable law or a governmental entity or in the ordinary course of business in connection with any specific trade shows and events;

•

make any loans, advances, guarantees or capital contributions to, or investments in, any person, other than loans, advances or reimbursements to employees, officers or directors for travel and business expenses in the ordinary course of business consistent with past practice;

•

fail to maintain (with insurance companies substantially as financially responsible as its existing insurance insurers) insurance in at least the same amounts and against at least such risks and losses as are consistent in all material respects with past practice and otherwise in amounts required to comply with applicable law and contracts;

•	adopt or implement any stockholder rights plan or “poison pill” agreement or similar takeover protection;

•

make or authorize any capital expenditures on an annualized basis in excess of the amounts budgeted for such expenditures in the Company’s annual budget adopted by the Company Board prior to the Agreement Date and made available to Parent;

•

(i) enter into any contract which, if in effect as of the Agreement Date, would constitute a material contract or (ii) renew (other than a renewal of a contract on substantially similar terms), extend (except in the ordinary course of business consistent with past practice), terminate or amend in a manner materially adverse to the Company or any of its subsidiaries, or waive any material right, remedy or default under, any material contract or any contract which, if in effect as of the Agreement Date, would constitute a material contract, in each case, other than with respect to any exhibitor, sponsor, or venue contracts in the ordinary course of business consistent with past practice; or

•	approve, authorize, agree to take or make any commitment to take any of the foregoing actions.

No Solicitation or Negotiation of Takeover Proposals

From the Agreement Date until the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time, the Company has agreed that the Company will not, will cause its subsidiaries not to, and will direct its and its subsidiaries, respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives not to, directly or indirectly:

•	initiate, solicit or knowingly encourage any inquiries with respect to or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

engage in or otherwise participate in any discussions or negotiations regarding an Acquisition Proposal or that would reasonably be expected to lead to an Acquisition Proposal (other than, in response to an unsolicited inquiry, to ascertain facts from the person making such Acquisition Proposal for the sole purpose of informing itself about such Acquisition Proposal and the person that made it and to refer the inquiring person to the no-solicitation provisions of the Merger Agreement);

•

provide any non-public information to any person relating to the Company or any of its subsidiaries, or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company and its subsidiaries, with respect to an Acquisition Proposal (except that such information or access may be provided to Parent, Merger Sub and their representatives);

•

enter into any letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement or similar agreement, other than an acceptable confidentiality agreement, with respect to an Acquisition Proposal (an “Alternative Acquisition Agreement”); or

•	authorize or commit to do any of the foregoing.

Exceptions

Notwithstanding the restrictions described above, at any time following the Agreement Date and prior to the time the Stockholder Approval was obtained (which was obtained on May 9, 2026) (as described below under “The Merger Agreement – Company Stockholder Written Consent”), if the Company received an Acquisition Proposal that did not arise from or in connection with a breach of the Merger Agreement, the Company and its Representatives were permitted to contact the person or group of persons making such Acquisition Proposal to clarify the terms and conditions thereof, and were permitted to (i) provide information to such person or group of persons under certain circumstances; provided, that the Company would make available to Parent and Merger Sub, substantially concurrently with the provision of such information to such person or group of persons, any material non-public information concerning the Company or its subsidiaries that is provided to any such person or group of persons which was not previously made available to Parent or Merger Sub, and (ii) engage or participate in any discussions or negotiations with such person or group of persons if (1) such Acquisition Proposal did not result from a breach of the Merger Agreement, and (2) prior to taking any action described in clause (i) or (ii) above, the Company Board determined in good faith after consultation with its financial advisor and outside legal counsel that such Acquisition Proposal constituted, or would reasonably have been expected to lead to, a Superior Proposal.

For purposes of this Information Statement and the Merger Agreement:

•

“Acquisition Proposal” means any inquiry, proposal or offer from any person or group of persons (other than Parent or its subsidiaries) relating to, in a single transaction or series of transactions, (a) a merger, consolidation, dissolution, liquidation, recapitalization, share exchange, business combination or similar transaction involving the Company as a result of which the Stockholders immediately prior to such transaction would cease to own at least 80% of the total voting power of the Company or any surviving entity immediately following such transaction, (b) the acquisition by any person or group of persons, directly or indirectly, of more than 20% of the outstanding Common Stock or more than 20% of the total voting power represented by the outstanding voting securities of the Company, (c) a tender offer or exchange offer or other transaction which, if consummated, would result in a direct or indirect acquisition by any person or group of persons of more than 20% of the total voting power represented by the outstanding voting securities of the Company, or (d) the acquisition, transfer, exclusive license or other disposition, in any manner, directly or indirectly, of over 20% of the consolidated assets of the Company and its subsidiaries (based on the fair market value, as determined in good faith by the Company Board or any committee thereof), in each case other than the transactions contemplated by the Merger Agreement.

•

“Superior Proposal” means a bona fide Acquisition Proposal that did not result from a breach of the non-solicitation provisions of the Merger Agreement and that the Company Board determined in its good faith judgment, after consultation with its financial advisor and outside legal counsel, and taking into consideration, among other things, all legal, financial, regulatory, timing and other aspects and risks of the proposal (including required conditions) and the person making the proposal and all the other terms, conditions and other aspects of such Acquisition Proposal and the Merger Agreement, (a) to be more favorable to the Stockholders than the transactions contemplated by the Merger Agreement (including, if applicable, any revisions to the Merger Agreement made or proposed in writing by Parent in accordance with the Merger Agreement prior to the time of determination to which Parent has irrevocably committed) and (b) to be reasonably likely to be consummated in accordance with its terms; provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” and “80%” in the definition of Acquisition Proposal will be deemed to be references to “50%.”

No Change in Recommendation or Alternative Acquisition Agreement

The Company Board (or a committee thereof) will not (with any action described in the following bullets being referred to as a “Change of Recommendation”):

•

withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify), in each case in a manner adverse to Parent, the Company Recommendation (as defined in the Merger Agreement);

•	fail to include the Company Recommendation in this Information Statement, or adopt, approve or recommend; or

•	submit to the Stockholders for approval or adoption, or publicly propose to adopt, approve or recommend, any Acquisition Proposal.

In addition, the Company Board may not cause or permit the Company or any of its subsidiaries to enter into an Alternative Acquisition Agreement relating to any Acquisition Proposal.

Fiduciary Exception

Notwithstanding the foregoing, prior to the time the Stockholder Approval was obtained (which was obtained on May 9, 2026), the Company Board was permitted, if the Company received an Acquisition Proposal that did not arise from or in connection with a breach of the non-solicitation provisions of the Merger Agreement and that the

Company Board concluded in good faith, after consultation with its financial advisor and outside legal counsel, constituted a Superior Proposal, to effect a Change of Recommendation and/or terminate the Merger Agreement in accordance therewith in order to enter into an Alternative Acquisition Agreement providing for such Superior Proposal, provided that: (i) the Company had provided prior written notice to Parent, at least four (4) business days in advance, that it would effect a Change of Recommendation and/or terminate the Merger Agreement pursuant to the terms thereof, which notice would specify the basis for the Change of Recommendation and/or termination and, in the case of a Superior Proposal, the identity of the person or group of persons making such Superior Proposal, the status of discussions relating to such Superior Proposal, the material terms thereof and unredacted copies of all written requests, proposals, offers, agreements and other relevant documents (with a new notice and new three (3) business day period for any amendment to the financial terms thereof or any other new material term or condition of such Superior Proposal); and (ii) after providing such notice and prior to effecting such Change of Recommendation and/or terminating the Merger Agreement, pursuant to the terms thereof the Company had caused its Representatives to be available to negotiate with Parent and Merger Sub in good faith during such four (4) business day (and any additional three (3) business day) period to make such adjustments to the terms and conditions of the Merger Agreement as would obviate the need for the Company to effect a Change of Recommendation and/or terminate the Merger Agreement pursuant to the terms thereof.

Certain Permitted Disclosure

Nothing described herein or in the Merger Agreement will be deemed to prohibit the Company or the Company Board from (i) complying with its disclosure obligations under applicable law or NYSE, including taking and disclosing to its Stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act (or any similar communication to Stockholders), (ii) making any “stop-look-and-listen” communication to Stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the Stockholders), or (iii) making any disclosure to the Stockholders, if the Company Board determines in good faith (after consultation with the Company’s outside legal counsel) that the failure to so disclose would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law.

Existing Discussions

Immediately following the execution and delivery of the Merger Agreement, the Company was required under the terms of the Merger Agreement to immediately (i) cease all discussions or negotiations with any persons (other than Parent, Merger Sub and their Representatives) that may have been ongoing with respect to an Acquisition Proposal as of the Agreement Date and (ii) immediately terminate all access of any persons (other than Parent, Merger Sub and their Representatives) to any electronic data room maintained by the Company or other diligence access with respect to any Acquisition Proposal. In addition, the Company is required to enforce, and not waive, terminate or modify without Parent’s prior written consent, any confidentiality, standstill or similar provision in any confidentiality, standstill or other agreement.

Company Stockholder Written Consent

Pursuant to the terms of the Merger Agreement, and in accordance with the Company’s certificate of incorporation, the Company Stockholder Written Consent was delivered to the Company on May 9, 2026 shortly after the execution of the Merger Agreement. The Company provided a copy of the Company Stockholder Written Consent to Parent on May 9, 2026, shortly after its receipt of the Company Stockholder Written Consent.

Efforts to Complete the Merger; Regulatory Approvals

The Company, Parent, and Merger Sub agreed to use their reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement as soon as practicable, including to obtain from any Governmental Entities and third parties any required clearances, waivers, consents, approvals, and permits, make all required filings and submissions under the HSR Act, Moroccan Competition Law, and any other applicable law, and execute and deliver any additional instruments necessary to complete the Merger. In no event will the Company or any of its subsidiaries be required to pay any fee, penalty, or other consideration to any third party prior to the Effective Time in order to obtain any consent or approval required for consummation of the Merger under any contract.

The Company and Parent have each agreed to take or cause to be taken the following actions:

•

make their required filings under the HSR Act and with the Conseil de la Concurrence under the Moroccan Competition Law as promptly as practicable, and in any event within 10 business days from the Agreement Date (i.e., no later than May 22, 2026), and request early termination of the waiting period under the HSR Act, which filings were made on May 20, 2026;

•

use reasonable best efforts to supply, as promptly as reasonably practicable, a response to any request for additional information or materials by the Antitrust Division, the FTC, the Conseil de la Concurrence, or any other Governmental Entity under any Regulatory Law, and use reasonable best efforts to cause the expiration or termination of all applicable waiting periods as promptly as possible after the Agreement Date; and

•

use reasonable best efforts to take any and all actions necessary to resolve any objections that may be asserted by any Governmental Entity with respect to the Merger under any Regulatory Law, including, with respect to Parent, by proposing, negotiating, committing to, and effecting (by consent decree, hold separate order, or otherwise) the divestiture of assets of Questex, the Company, or their respective subsidiaries, and otherwise taking or committing to take any actions that following the Closing would limit Parent’s, Questex’s, or the Surviving Corporation’s freedom of action with respect to, or ability to retain, assets, as may be required to obtain required regulatory clearances or to avoid the entry of any order that would otherwise prevent or materially delay the Closing.

Parent will determine the overall strategy for obtaining antitrust and other regulatory clearances in connection with the Merger, and has agreed to consult with and keep the Company reasonably informed of all material developments regarding that strategy and to consider in good faith the Company’s views with respect to it. No party may agree to extend any waiting period under any applicable Regulatory Law, or commit to delay the consummation of the Merger, without the prior written consent of all other parties (not to be unreasonably withheld, conditioned, or delayed). On June 11, 2026, the FTC granted the request for the early termination of the waiting period under the HSR Act, effective June 11, 2026 at 11:45 a.m., Eastern Time. Accordingly, the condition to completion of the Merger requiring that the applicable waiting periods (and any extensions thereof) under the HSR Act in connection with the Merger have expired or been terminated has been satisfied.

Parent is responsible for all filing fees under the HSR Act and other applicable Regulatory Laws and all associated costs (including, in the event of a Request for Additional Information pursuant to 15 U.S.C. § 18a(e) being issued to the Company in connection with the transactions contemplated by the Merger Agreement, all out-of-pocket fees and expenses, including attorneys’ and consultants’ fees and expenses associated with responding to the request).

Parent agreed that, from the Agreement Date until the Closing, it will not acquire any business or entity that operates a business in the same line of business as the Company or any of its subsidiaries, or that would reasonably be expected to materially delay or materially increase the risk of not obtaining any required regulatory clearance or approval, materially increase the risk of any Governmental Entity entering an order prohibiting the Merger, or otherwise materially delay or prevent Parent’s ability to consummate the Merger. This restriction does not apply with respect to the Questex Transaction, and Parent has agreed not to consummate the Questex Transaction prior to the Closing.

Indemnification and Insurance

During the six-year period commencing on the Effective Time, each of Parent and the Surviving Corporation will, jointly and severally, indemnify and hold harmless, to the fullest extent permitted under applicable law, each present and former director, officer and employee of the Company and its subsidiaries, including any employee who serves as a fiduciary of a Company Benefit Plan (collectively, together with such person’s heirs, executors or administrators, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement incurred in connection with any actual or threatened action, whether civil, criminal, administrative or investigative, arising out of, related to or in connection with any action or omission occurring or alleged to have occurred whether prior to or at the Effective Time by reason of the fact of such Indemnified Parties’ service as a director, officer, employee or other fiduciary of the Company or any of its subsidiaries or services performed by such persons at the request of or for the benefit of the Company or its subsidiaries, whether asserted or claimed prior to, at or after the Effective Time.

Without limiting the foregoing, Parent, for a period of six (6) years from and after the Effective Time, will cause the certificate of incorporation and the bylaws of the Surviving Corporation to contain provisions no less favorable to the Indemnified Parties with respect to indemnification, exculpation from liabilities and rights to advancement of expenses than those set forth as of the Agreement Date in the certificate of incorporation and bylaws of the Surviving Corporation, which provisions will not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of any Indemnified Party, except as required by applicable law.

In addition, prior to the Effective Time, the Company will obtain and fully pre-pay the premium for (and, following the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, maintain with reputable and financially sound carriers) the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period (whichever is greater) of six (6) years from and after the Effective Time with respect to any claim arising from facts or events that existed or occurred at or prior to the Effective Time with terms, conditions, retentions, coverage limits and limits of liability that are at least as favorable in the aggregate as the coverage provided under the Company’s existing policies in effect on the Agreement Date.

If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, continue to maintain in effect for a period of six (6) years from and after the Effective Time the D&O Insurance in place as of the Agreement Date with terms, conditions, retentions, coverage limits and limits of liability that are at least as favorable in the aggregate as the coverage provided in the Company’s existing policies as of the Agreement Date, or the Surviving Corporation will, and Parent will cause the Surviving Corporation to, purchase comparable insurance as the D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable in the aggregate as the coverage provided under the Company’s existing policies as of the Agreement Date. Notwithstanding the foregoing, (A) in no event will the Company or the Surviving Corporation be required to expend for any such policies an annual premium amount in excess of 300% of the aggregate of the annual premiums paid by the Company as of immediately prior to the Effective Time for such insurance, and (B) if the annual premiums of such insurance coverage exceed such maximum amount, the Company or the Surviving Corporation will obtain a policy with the greatest coverage available for such maximum amount.

If Parent or the Surviving Corporation or any of their successors or assigns will (i) consolidate with or merge into any other corporation or entity and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, in each such case, proper provisions will be made so that such surviving or acquiring person(s), as the case may be, will assume all of the obligations in the section described below entitled “The Merger Agreement— Indemnification and Insurance”.

With respect to any right to indemnification or advancement for acts or omissions occurring prior to or at the Closing, the Surviving Corporation will be the indemnitor of first resort, responsible for all such indemnification and advancement that any Indemnified Party may have from any direct or indirect shareholder or equityholder of the Surviving Corporation (or any affiliate of such shareholder or equityholder) and without right to seek subrogation, indemnity or contribution. The Surviving Corporation and Parent agreed that no advance or prepayment by any party other than the Surviving Corporation as the primary indemnitor on behalf of any Indemnified Party with respect to any claim for which such Indemnified Party has sought indemnification from the Surviving Corporation will affect the foregoing and that any such secondary indemnitor will not have a right of contribution and/or be subrogated to the extent of such advancement or payment to all the rights of recovery of the Indemnified Party against the Surviving Corporation, and the Surviving Corporation irrevocably waived, relinquished and released any such secondary indemnitor from any and all claims against the secondary indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.

Financing Covenant; Company Cooperation

Parent has agreed to use its reasonable best efforts to take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper or advisable to obtain the proceeds of the Financings in an amount sufficient to satisfy all of its payment obligations under the Merger Agreement on the Closing Date, including using its reasonable best efforts to (i) maintain in full force and effect the Commitment Letters until the consummation of the Closing, (ii) negotiate and enter into the definitive documentation related to the Debt Financing (the “Debt Financing Documents”), (iii) satisfy on a timely basis or obtain a waiver of all conditions required to be satisfied by it in the Commitment Letters and the Debt Financing Documents that are within its control and comply with its obligations thereunder, and (iv) subject to the terms of the Commitment Letters and the Debt Financing Documents (and the satisfaction of the conditions therein), enforce its rights under the Commitment Letters and the Debt Financing Documents.

Prior to the Closing, the Company is required to use its reasonable best efforts to, and cause its subsidiaries and each of its and its subsidiaries’ respective representatives to use their respective reasonable best efforts to, provide at Parent’s sole cost and expense, customary cooperation reasonably requested by Parent in connection with arranging, obtaining and syndicating the Debt Financing, including using reasonable best efforts to:

(i)

furnish Parent with (A) the financial statements of the Company and its subsidiaries required under the Debt Commitment Letter and certain other financial information and financial data regarding the Company and its subsidiaries as described in the Merger Agreement (the “Required Financial Information”) and (B) to the extent available to the Company, other information regarding the Company and its subsidiaries as may be reasonably requested by Parent to the extent such information is customarily included in marketing materials for financings similar to the financing contemplated by the Debt Commitment Letter;

(ii)

inform Parent if the chief executive officer, chief financial officer, treasurer, controller or comparable officer of the Company has knowledge of any facts or circumstances as a result of which a restatement of any financial statements (or portion thereof) included in the Required Financial Information is reasonably likely or under consideration in order for such financial statements (or portion thereof) to comply with GAAP;

(iii)

assist Parent and the Debt Commitment Parties in their preparation of customary syndication and marketing materials, bank information memoranda, rating agency presentations, lender presentations and similar documents and any supplements thereto in connection with the Debt Financing;

(iv)	cooperate with the marketing efforts for the Debt Financing and assist Parent in obtaining ratings in connection with the Debt Financing;

(v)

cause members of senior management of the Company to participate in a reasonable number of meetings, conference calls, presentations, road shows, drafting sessions, due diligence sessions and sessions with rating agencies, at reasonable times and with reasonable advance notice;

(vi)

facilitate the pledging of collateral and granting of guarantees for the Debt Financing, including using reasonable best efforts to deliver any original stock certificates and appropriate instruments of transfer and any original promissory notes and appropriate instruments of transfer that are intended to constitute collateral for the Debt Financing; it being understood, in each case, that the effectiveness of such pledges and guarantees will be conditioned upon the occurrence of, and are only effective as of, the Closing;

(vii)

furnish Parent and the Debt Commitment Parties with all documentation and other information related to the Company and its subsidiaries required by applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act and a beneficial ownership certificate for any entity that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (31 C.F.R. § 1010.230);

(viii)

facilitate the taking of customary corporate approvals reasonably requested by Parent to permit the consummation of the Debt Financing on the Closing Date (it being understood that no such corporate or other action will take effect prior to the occurrence of, and are only effective as of, the Closing);

(ix)

cooperate in satisfying the conditions precedent set forth in the Debt Commitment Letter or any definitive document relating to the Debt Financing with conditions precedent substantially the same as those set forth in the Debt Commitment Letter to the extent the satisfaction of such condition requires the cooperation of, or is within the control of, the Company and its subsidiaries;

(x)

assist Parent in its preparation of, and facilitate execution and delivery as of but not prior to the Closing of, definitive financing documents and the schedules and exhibits thereto, it being understood that the effectiveness of such documents will be conditioned upon the occurrence of, and are only effective as of, the Closing; and

(xi)

execute customary authorization letters authorizing the distribution of information regarding the Company and its subsidiaries to prospective lenders in connection with the Debt Financing and containing a customary representation that the public side versions of such documents do not include material non-public information about the Company or its subsidiaries or their securities, and a customary representation as to the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing, subject to customary confidentiality provisions.

Additionally, the Company is required to, and to cause its subsidiaries to, use reasonable best efforts to periodically update any Required Financial Information provided to Parent as may be necessary so that such Required Financial Information is (i) Compliant (as defined in the Merger Agreement) and (ii) meets the applicable requirements set forth in the definition of “Required Financial Information” under the Merger Agreement.

Notwithstanding the foregoing,

•

nothing in the Merger Agreement will require such cooperation by the Company to the extent such cooperation would (x) materially and unreasonably disrupt or interfere with the business or operations of the Company and/or its subsidiaries or (y) reasonably be expected to (I) cause any condition to the Closing set forth in the Merger Agreement to not be satisfied or otherwise cause any breach of the Merger Agreement, (II) conflict with, violate, breach or otherwise contravene any applicable law, (III) subject any of the Company’s or its subsidiaries’ respective directors, managers, officers or employees to any actual or potential personal liability with respect to matters related to the Debt Financing or (IV) cause any breach of the Merger Agreement;

•

none of the pre-Closing directors, officers or managers of the Company, acting in such capacity, will be required to execute, deliver or enter into or perform any agreement, document or instrument with respect to the Debt Financing or adopt any resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained;

•

none of the Company, the Company’s subsidiaries or their respective managing members, directors, managers, officers or employees will be required to (x) execute, deliver or enter into, or perform any agreement, document or instrument with respect to the Debt Financing that is not contingent upon the Closing or that would be effective prior to the Closing Date (in each case, other than any authorization letter referred to in clause (xi) above) or (y) adopt any resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained that is not contingent upon the Closing or that would be effective prior to the Closing Date (and which execution and delivery will be undertaken, authorized and approved exclusively by the post-Closing managing members, directors, managers or officers of the Company or its applicable subsidiary);

•	the Company will not be required to deliver or obtain opinions of internal or external counsel;

•

nothing in the Merger Agreement obligates the Company to provide or prepare any information regarding any post-Closing or pro forma adjustments desired to be incorporated into any information used in connection with the Financings, projections or certain other specified excluded information; and

•

nothing in the Merger Agreement obligates the Company to provide any information that would violate any bona fide confidentiality requirement in any material contract binding on the Company or result in a violation of applicable law or loss of attorney-client privilege or other applicable privilege of the Company or that constitutes trade secrets.

Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants related to:

•

the Company affording Parent reasonable access during normal business hours to the Company’s and its subsidiaries’ officers, employees, Representatives, properties, offices and other facilities, books, contracts and records subject to certain limitations and restrictions set forth in the Merger Agreement;

•

the Company affording Parent and Merger Sub reasonable assistance as requested by Parent in connection with Parent’s preparation to operate the business of the Company following the Closing (including by providing certain non-competitive information, including monthly financial statements to, and conducting certain weekly business reviews with, Parent), subject to certain limitations and restrictions set forth in the Merger Agreement;

•	cooperation between the parties in connection with public announcements;

•

taking all steps reasonably necessary to cause any dispositions of equity securities (including derivative securities) of the Company in connection with the Merger Agreement and the transactions contemplated thereby by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act to the extent permitted under applicable law;

•

(A) each of the Company and Parent providing the other party with prompt (and in any event, within two (2) business days’) notice of any legal proceedings commenced against such party or any of its affiliates or Representatives in connection with, arising from or relating to the Merger Agreement or the transactions contemplated by the Merger Agreement (“Transaction Litigation”) and providing copies of all pleadings and material correspondence with respect thereto within two (2) business days of receipt thereof, (B) the Company (i) giving Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation, (ii) consulting with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation, and (iii) not agreeing to any compromise or full or partial settlement, waiver or release of any such action without Parent’s prior written consent;

•

taking all such steps as may be required to cause the Company and the Company Board to grant such approvals and take such actions as are reasonably necessary so that the Merger may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise act to eliminate or minimize the effects of any applicable takeover statutes on the Merger;

•	Parent causing Merger Sub and the Surviving Corporation, as applicable, to fully comply with all of their respective obligations under the Merger Agreement;

•	cooperation between the parties to delist the Common Stock from the NYSE and deregister the Common Stock under the Exchange Act as promptly as practicable after the Effective Time;

•	Parent, as the sole Stockholder of Merger Sub, adopting the Merger Agreement and approving the Merger by written consent;

•

except as otherwise may be agreed by Parent, the Company delivering resignation letters of all the members of the Company Board, effective as of immediately prior to, but conditioned upon the occurrence of, the Effective Time; and

•	the Company delivering customary payoff letters and lien releases related to indebtedness.

Conditions to Completion of the Merger

The obligations of each of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction (or waiver by the applicable party, if permissible under applicable law) of the following conditions:

•	the Company Stockholder Written Consent has been obtained (the “Stockholder Approval”) (which was satisfied on May 9, 2026 by delivery of the Company Stockholder Written Consent);

•	this Information Statement having been mailed to the Stockholders and at least twenty (20) days having elapsed since the date of the mailing;

•

any and all (i) applicable waiting periods (and any extensions thereof) under the HSR Act in connection with the Merger have expired or been terminated (which was satisfied on June 11, 2026 pursuant to the FTC grant of the request for the early termination of the waiting period under the HSR Act) and (ii) other applicable approvals and clearances and expirations or terminations of waiting periods (as applicable) identified in the Company Disclosure Schedules have been obtained or have occurred, and any timing agreement with any governmental entity with respect to the Merger has expired or been terminated; and

•	the absence of any court order (whether temporary, preliminary or permanent) that is in effect and that restrains, enjoins or otherwise prohibits the consummation of the Merger.

The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent) of the following additional conditions at or prior to the Closing:

•

the representations and warranties of the Company set forth in the Merger Agreement will be true and correct as of the Agreement Date and as of the Closing Date with the same force and effect as if made on and as of such date, without giving effect to any materiality qualifications, except (A) the capitalization representations and warranties of the Company will be true and correct in all respects, except where the failure of such representation and warranty to be true and correct is de minimis in nature, (B) the representation and warranty that there has been no Company Material Adverse Effect since December 31, 2025 will be true and correct in all respects, and (C) the representations and warranties related to organization and power, subsidiaries, authority and brokers will be true and correct in all material respects;

•

the Company has performed or complied with, in all material respects, its agreements and covenants contained in the Merger Agreement that are required to be performed or complied with by it at or prior to the Effective Time pursuant to the terms thereof;

•	since the Agreement Date, no Company Material Adverse Effect has occurred and is continuing; and

•

the receipt by Parent and Merger Sub of a certificate, signed for and on behalf of the Company by an executive officer of the Company, certifying that the conditions described in the preceding three bullets have been satisfied.

In addition, the obligations of the Company to effect the Merger are further subject to the satisfaction (or waiver by the Company) of the following additional conditions at or prior to the Closing:

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement will be true and correct as of the Agreement Date and as of the Closing Date with the same force and effect as if made on and as of such date without giving effect to any materiality qualifications, except (A) where the failure of such representations and warranties to be true and correct would not constitute a Parent Material Adverse Effect (as such term is defined in the Merger Agreement) and (B) the representations and warranties related to organization, authority and brokers will be true and correct in all material respects;

•

Parent and Merger Sub have performed, or complied with, in all material respects all of their respective agreements, covenants and obligations required by the Merger Agreement to be performed or complied with by each of them at or prior to the Effective Time; and

•

the receipt by the Company of a certificate, signed for and on behalf of Parent and Merger Sub by an executive officer of each of Parent and Merger Sub, certifying that the conditions described in the preceding two bullets have been satisfied.

Parent has entered into a separate agreement to acquire 100% of the outstanding voting securities of Questex Holdings Group, Inc. with the intent to combine the Emerald and Questex businesses following consummation of the transactions. Questex is not an affiliate of, and has no ownership or governance relationship with, Emerald or any of its subsidiaries. Closing of the Questex Transaction is not a condition to either Parent’s or Emerald’s obligations to effect the Merger.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, only as follows:

•

whether before or after the Stockholder Approval has been obtained (which was obtained on May 9, 2026) and whether before or after the adoption of the Merger Agreement by the sole stockholder of the Merger Sub, by mutual written consent of the Company and Parent; or

•	by either Parent or the Company if:

•

the Merger is not consummated on or before September 9, 2026 (such date, the “Termination Date”); provided, that if on the Termination Date, the conditions to Closing regarding regulatory approvals and orders (to the extent relating to the regulatory approvals) have not been satisfied but all other conditions to Closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), then the Termination Date will be automatically extended by one (1) month on up to two (2) occasions; provided, further, that (i) in the event the Marketing Period has commenced on or prior to the Termination Date but has not been completed as of the Termination Date, the Termination Date will automatically extend to the date that is three (3) business days after the then-scheduled expiration date of the Marketing Period and (ii) the right to terminate the Merger Agreement pursuant to this provision will not be available to a party if the failure of the Merger to be consummated on or before the Termination Date was primarily caused by a material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in the Merger Agreement (“Outside Date Termination”), and provided further that the party seeking to terminate the Merger Agreement pursuant to this provision must have used the efforts required under the Merger Agreement to cause the Merger to be consummated on or before the Termination Date;

•

any law or order by a governmental entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting consummation of the Merger has become final and non-appealable, provided that the right to terminate the Merger Agreement pursuant to this provision will not be available to a party if the enactment, issuance, promulgation, enforcement or entry of any order, or the order becoming final and non-appealable, was primarily caused by the party’s breach of any representation, warranty, covenant or other agreement of such party set forth in the Merger Agreement, and provided further that the party seeking to terminate the Merger Agreement pursuant to this provision must have used the efforts required under the Merger Agreement to cause the Merger to be consummated on or before the Termination Date; or

•	by the Company:

•

at any time prior to the time the Stockholder Approval is obtained, in order to substantially concurrently enter into an Alternative Acquisition Agreement providing for a Superior Proposal (“Superior Proposal Company Termination”); however, this termination provision expired following delivery of the Company Stockholder Written Consent on May 9, 2026;

•

in the event of a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub in the Merger Agreement, which breach (i) would give rise to the failure of a closing condition related thereto and (ii) (A) is not capable of being cured by Parent or Merger Sub prior to the Termination Date, or (B) if capable of being cured, has not been cured before the earlier of (x) twenty (20) business days following receipt of written notice from the Company of such breach or (y) the Termination Date; provided, that the Company is not then in material breach of any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement which breach would give rise to the failure of such closing condition (“Parent Breach Termination”);

•

in the event that (i) the Marketing Period has ended and the mutual closing conditions and Parent’s closing conditions have been satisfied or waived (other than those conditions to be satisfied by actions to be taken at the Closing itself, but which conditions would have been satisfied had the Closing occurred when it was required to occur) at the time when the Closing should have occurred when it was required to occur pursuant to the Merger Agreement, (ii) the Company has irrevocably confirmed to Parent in writing that (A) all of the mutual closing conditions and the Company’s closing conditions (other than those conditions to be satisfied by actions to be taken at the Closing itself) have been satisfied or waived by the Company and (B) the Company is ready, willing and able to consummate the Closing, including the Merger, and (iii) Parent has failed to consummate the Closing within two (2) business days following the later of (A) the delivery of the notice pursuant to the foregoing clause (ii) and (B) the date when the Closing should have otherwise occurred pursuant to the Merger Agreement (“Parent Financing Termination”); or

•	by Parent:

•

at any time prior to the time the Stockholder Approval is obtained, if the Company Board has effected a Change of Recommendation (“Change of Recommendation Termination”); however, this termination provision expired following delivery of the Company Stockholder Written Consent on May 9, 2026;

•

if the Company Stockholder Written Consent will not have been delivered within twelve (12) hours following the execution of the Merger Agreement (“Written Consent Termination”); however, this termination provision expired following delivery of the Company Stockholder Written Consent on May 9, 2026; or

•

in the event of a breach of any representation, warranty, covenant or agreement of the Company in the Merger Agreement, which breach (i) would give rise to the failure of a closing condition related thereto and (ii) (A) is not capable of being cured by the Company by the Termination Date or (B) if capable of being cured, has not been cured before the earlier of (x) twenty (20) business days following receipt of written notice from Parent of such breach, or (y) the Termination Date; provided, that none of Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement which breach would give rise to the failure of such a closing condition (“Company Breach Termination”).

Termination Fees and Expenses

The Company must pay Parent a termination fee of $84,000,000 (the “Company Termination Fee”) if any of the following events occur:

•

(i) the Merger Agreement is terminated by the Company pursuant to an Outside Date Termination, or by Parent pursuant to a Written Consent Termination or Company Breach Termination, and the Stockholder Approval has not otherwise been obtained (which was obtained on May 9, 2026); (ii) any person has publicly proposed, announced or made a bona fide written Acquisition Proposal after the Agreement Date and prior to the delivery of the Company Stockholder Written Consent, and such Acquisition Proposal has not been publicly withdrawn prior to the delivery of the Company Stockholder Written Consent; and (iii) within twelve (12) months of a termination of the Merger Agreement the Company has consummated an Acquisition Proposal that caused such termination;

•	the Company effects a Superior Proposal Company Termination; or

•	Parent effects a Change of Recommendation Termination.

Parent must pay the Company a termination fee of $84,000,000 (the “Parent Termination Fee”) if any of the following events occur:

•

the Merger Agreement is terminated by the Company or Parent (x) if the Effective Time of the Merger has not occurred prior to the Termination Date due to the closing conditions related to the HSR Act (which was satisfied on June 11, 2026 pursuant to the FTC grant of the request for the early termination of the waiting period under the HSR Act) and governmental orders not being satisfied (where with respect to governmental orders, the condition is not satisfied as a result of enforcement of U.S. antitrust laws) or (y) due to a final and non-appealable law or order of a U.S. governmental authority permanently restraining, enjoining or otherwise prohibiting the closing of the Merger as a result of U.S. antitrust laws; provided, that, in each case, all other applicable closing conditions have been satisfied or waived; or

•	a Parent Breach Termination or Parent Financing Termination has occurred.

Liability Limitation

Notwithstanding anything to the contrary in the Merger Agreement, in no event will either the Parent Group’s (as such term is defined in the Merger Agreement) or the Company Group’s (as such term is defined in the Merger Agreement) aggregate maximum liability (whether in equity or at law, in contract, in tort or otherwise) pursuant to the Merger Agreement or in connection with or arising out of the transactions contemplated thereby exceed an amount equal to $84,000,000 (the “Liability Limitation”), nor will any member of the Parent Group or Company Group, as applicable, seek or be entitled to recover any money or other damages in excess of the Liability Limitation from the Company Group or the Parent Group, respectively, in each case arising out of or in connection with the Merger Agreement, the transactions contemplated by the Merger Agreement (and the abandonment or termination thereof) or any matter forming the basis for such termination or for any breach (whether willful, intentional, unintentional or otherwise) of, or by virtue of any rights under, any of the foregoing agreements (including in respect of willful breach of the Merger Agreement) (other than, in the case of the Company, certain reimbursements and indemnification from Parent under the Merger Agreement).

Modification or Amendment

Subject to applicable law, the Merger Agreement may be amended by, and only by, written agreement executed and delivered by the duly authorized officers of Parent and the Company; provided, that no amendment will be made to the Merger Agreement after the Effective Time; provided, further, that after receipt of Stockholder Approval, if any such amendment will by applicable law require further approval of the Stockholders, the effectiveness of such amendment will be subject to the approval of the Stockholders.

Waiver

The Merger Agreement provides that the conditions to each party’s obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party, in whole or in part, to the extent permitted by applicable law. At any time prior to the Effective Time, each of the Company and Parent may (i) waive or extend the time for the performance of any of the obligations or other acts of the other party or parties, or (ii) waive any inaccuracies in the representations and warranties of the other party or parties contained in the Merger Agreement or in any document delivered pursuant thereto. Any such extension or waiver will be valid only if set forth in a written instrument duly executed and delivered on behalf of the waiving party. The failure or delay of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of such rights.

Governing Law and Venue

The Merger Agreement is governed by the laws of the State of Delaware without regard to principles of conflicts of law. Each party has agreed to bring any action between the parties arising out of or related to the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee or the transactions contemplated by the Merger Agreement exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery lacks or declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”). Each party has irrevocably submitted to the exclusive jurisdiction of the Chosen Courts and waived any objection to laying venue in any such action in the Chosen Courts. Each party has also irrevocably waived any right to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to the Merger Agreement or the transactions contemplated by the Merger Agreement.

Specific Performance

The parties to the Merger Agreement will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to seek an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

Notwithstanding the foregoing, the parties to the Merger Agreement have each acknowledged that the Company is entitled to seek specific performance of Parent’s and Merger Sub’s obligations pursuant to the terms of the Merger Agreement and the Equity Commitment Letter to complete the Closing, including to cause, subject to the terms and conditions set forth in the Equity Commitment Letter, the Equity Financing to be funded to fund the Merger and to consummate the Merger and the Closing, only in the event that:

•

all of the mutual conditions to closing and Parent’s and Merger Sub’s conditions to closing have been satisfied (other than those conditions to be satisfied by actions to be taken at the Closing itself, but which conditions would have been satisfied had the Closing occurred when it was required to occur pursuant to the Merger Agreement);

•	Parent or Merger Sub fail to complete the Closing on the date the Closing is required to have occurred pursuant to the Merger Agreement;

•	the Debt Financing has been funded or will be funded in full at the Closing if the Equity Financing is funded; and

•

the Company has irrevocably confirmed in a written notice to Parent that (A) all of the conditions to Closing, other than the Parent and Merger Sub’s conditions to Closing, have been and continue to be satisfied (or are waived effective as of immediately prior to the Closing, but subject to the Closing occurring) and (B) the Closing will occur if the Equity Financing and Debt Financing are funded and specific performance is granted.

No Third Party Beneficiaries

The Merger Agreement does not confer any rights or remedies upon any person other than the parties thereto, except that, following the Effective Time, holders of shares of Common Stock, Company Equity Awards and the Indemnified Parties (as such term is defined in the Merger Agreement) are each third-party beneficiaries of the applicable provisions of the Merger Agreement, and the Non-Party Affiliates (as such term is defined in the Merger Agreement) are third-party beneficiaries of the recourse provisions set forth in the Merger Agreement.

THE SUPPORT AGREEMENT

The summary of the material provisions of the Support Agreement set forth below and elsewhere in this Information Statement is qualified in its entirety by reference to the Support Agreement, a copy of which is attached to this Information Statement as Annex B and which is incorporated by reference in this Information Statement. The rights and obligations of the parties are governed by the express terms and conditions of the Support Agreement and not by this discussion, which is summary by nature. This summary does not purport to be complete and may not contain all of the information about the Support Agreement that is important to you. We encourage you to read the Support Agreement carefully in its entirety, as well as this Information Statement and any documents incorporated herein by reference.

Simultaneously with the execution of the Merger Agreement, the Majority Stockholders, in their capacity as Stockholders, entered into the Support Agreement with Parent, Merger Sub and the Company. Pursuant to the Support Agreement, each Majority Stockholder agreed to duly execute and deliver to the Company, within twelve (12) hours following the execution of the Merger Agreement, the Company Stockholder Written Consent in accordance with Section 228 of the DGCL and the Company’s certificate of incorporation and bylaws, with respect to all shares of Common Stock held of record by such Majority Stockholder (which was satisfied on May 9, 2026). Each Majority Stockholder irrevocably and unconditionally agreed that, once the Company Stockholder Written Consent was delivered, such Majority Stockholder would not revoke, supersede or modify in any way the Company Stockholder Written Consent, unless and until the Support Agreement has been validly terminated in accordance with its terms. In addition, from and after the date of the Support Agreement until the earlier of the termination of the Support Agreement and the Closing, in connection with any vote required for the transactions contemplated by the Merger Agreement, each Majority Stockholder agreed to vote (or consent in writing) with respect to its shares of Common Stock as follows: (a) in favor of the adoption of the Merger Agreement and the approval of the Merger and the transactions contemplated by the Merger Agreement, (b) against any Acquisition Proposal or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, and (c) against any action or agreement that would reasonably be expected to prevent, interfere with, or impair the consummation of the Merger.

Under the Support Agreement, the Majority Stockholders further agreed, among other things, to:

•

irrevocably and unconditionally waive any dissenters’ rights or appraisal rights pursuant to Section 262 of the DGCL or any similar rights arising in connection with the Merger and each other transaction contemplated by the Merger Agreement with respect to all shares of Common Stock held by such Majority Stockholder;

•

until the Closing and subject to certain exceptions contained in the Support Agreement, not, directly or indirectly, (a) transfer (whether by merger, consolidation, division, operation of law or otherwise) any shares of Common Stock or any legal, economic or beneficial interest in any shares of Common Stock, (b) deposit any shares of Common Stock into a voting trust, grant any proxies, enter into any voting agreement or voting trust or execute or provide any power-of-attorney with respect to any shares of Common Stock, or (c) agree (whether or not in writing) to do any of the foregoing, in each case without the prior written consent of Parent; and

•

effective as of the Closing, provide a release, pursuant to which each Majority Stockholder, on its own behalf and on behalf of its controlled affiliates, heirs, executors, administrators, successors and assigns, releases Parent, the Surviving Corporation and each of their respective Non-Recourse Parties (as such term is defined in the Support Agreement) from any and all claims arising out of or related to the Merger Agreement and the documents contemplated thereby and the Company and its subsidiaries to the extent based upon facts, circumstances, occurrences or omissions existing, occurring or arising at or prior to the Closing, subject to certain exceptions; and, in exchange therefor, effective as of the Closing, each of Parent and Merger Sub, on its own behalf and on behalf of its controlled Affiliates, heirs, executors, administrators, successors and assigns, agreed to release the Majority Stockholders and each of their respective Non-Recourse Parties from any and all claims arising out of or related to the Merger Agreement and the documents contemplated thereby and the Company and its subsidiaries prior to the Closing to the extent based upon facts, circumstances, occurrences or omissions existing, occurring or arising at or prior to the Closing, subject to certain customary exceptions.

In addition, from and after the date of the Support Agreement until the two (2) year anniversary of the Closing Date, each Majority Stockholder agreed (i) not to, and to direct each of its affiliates and its and their respective representatives, successors and assigns to, keep confidential and not use, disclose or make available to any other person all nonpublic information in their possession regarding the Company and/or its subsidiaries, subject to certain customary exceptions; and (ii) not to cause each of its affiliates and its and their respective employees, officers, directors, successors and assigns to, directly or indirectly, solicit, hire or engage, or attempt to solicit, hire or engage, any current management-level employee of the Company or any of its subsidiaries, subject to certain customary exceptions.

The Support Agreement terminates automatically upon the earlier to occur of the valid termination of the Merger Agreement in accordance with its terms prior to the consummation of the Merger and the written agreement of all of the parties thereto. In the event of such termination, none of the parties will have any liability or obligation under the Support Agreement.

As of May 9, 2026, the Majority Stockholders collectively held approximately 93% of the issued and outstanding shares of Common Stock. A copy of the Support Agreement is attached to this Information Statement as Annex B.

MARKET INFORMATION AND DIVIDENDS

The Common Stock began trading on the NYSE under the symbol “EEX” on May 3, 2017. Prior to that, there was no public market for Common Stock. As of May 9, 2026, 197,909,463 shares of Common Stock were issued and outstanding, held by 32 Stockholders of record.

Emerald has declared and paid a dividend for each quarter starting September 30, 2024 through March 31, 2026 of $0.015 per share. The Company Board has previously approved a dividend for the quarter ending June 30, 2026, of $0.015 per share, which was paid on June 1, 2026, to holders of Common Stock as of May 21, 2026. The terms of the Merger Agreement do not allow us to declare or pay a dividend between May 9, 2026 and the earlier of the consummation of the Merger or the termination of the Merger Agreement, other than as set forth in the immediately preceding sentence.

APPRAISAL RIGHTS

General

Under the DGCL, Stockholders and beneficial owners of Common Stock (other than the Majority Stockholders) have the right to demand appraisal and to receive payment in cash for the “fair value” of their shares of Common Stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Delaware Court of Chancery on the amount determined to be the fair value, in lieu of the consideration they would otherwise be entitled to pursuant to the Merger Agreement, subject to the requirements and limitations set forth in Section 262 of the DGCL described herein. These rights are known as appraisal rights. Stockholders and beneficial owners electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

This section is intended as a brief summary of the material provisions of Delaware law pertaining to appraisal rights. The following discussion, however, is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. All references in Section 262 of the DGCL and in this summary to “Stockholder” (and all references in this summary to “holder”) are to the record holder of the shares of Common Stock immediately prior to the Effective Time as to which appraisal rights are asserted. All references within Section 262 of the DGCL and this summary to “beneficial owner” mean the beneficial owner of shares of Common Stock held either in voting trust or by a nominee on behalf of such person. All references to “person” are to any individual, corporation, partnership, unincorporated association or other entity. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not a Stockholder or beneficial owner should exercise its right to seek appraisal under Section 262 of the DGCL. In view of the complexity of the provisions of Section 262 of the DGCL, Stockholders and beneficial owners wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

If the Merger is consummated, subject to certain exceptions specified in Section 262 of the DGCL and summarized below, any holder or beneficial owner of shares of Common Stock who: (a) submits a proper written demand for appraisal of such holder’s or beneficial owner’s shares of Common Stock to the Company, (b) holders of record or beneficially owns such shares on the date of the making of such demand and continuously remains the record holder or beneficial owner, as the case may be, of such shares through the Effective Time, (c) otherwise complies with the applicable procedures and requirements set forth in Section 262 of the DGCL and (d) does not thereafter withdraw his, her or its demand for appraisal of such shares will be entitled to have such holder’s or beneficial owner’s shares appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the Merger) as of the completion of the Merger, together with interest, if any, on the amount determined to be the fair value, in lieu of the Merger Consideration. The “fair value” of a share of Common Stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the per share consideration payable to Stockholders pursuant to the Merger Agreement.

When a merger agreement is approved by written consent without a meeting pursuant to Section 228 of the DGCL, as is the case with the Merger Agreement, Section 262 requires that either a constituent corporation before, or the surviving corporation within 10 days after, the effective date of the merger notify each of the stockholders who is entitled to notice of appraisal rights as of the record date for such notice that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation and such notice must include either a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost.

This Information Statement constitutes our notice to Stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262 of the DGCL and a copy of the applicable statutory provisions is accessible at the following publicly available website without subscription or cost: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Stockholders or beneficial owners who wish to exercise appraisal rights or who wish to preserve the right to do so should review the following summary and the applicable statutory provisions carefully. Failure to comply strictly with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. In addition, in accordance with Section 262(g) of the DGCL, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Emerald unless certain stock ownership conditions are satisfied by the Stockholders and beneficial owners seeking appraisal. Because of the complexity of the procedures for exercising the right to seek appraisal, Stockholders and beneficial owners who wish to exercise appraisal rights are urged to consult with their own legal and financial advisors in connection with compliance under Section 262 of the DGCL. A Stockholder who loses his, her, their or its appraisal rights will be entitled to receive the Merger Consideration pursuant to and in accordance with the Merger Agreement.

How to Exercise and Perfect Your Appraisal Rights

If you are a Stockholder or beneficial owner of Common Stock (other than a Majority Stockholder) and wish to exercise the right to seek an appraisal of your shares of Common Stock, you must satisfy each of the following conditions:

(i)

you must deliver to Emerald, at the address specified below, a written demand for appraisal of your shares within 20 days after the date of Emerald giving this notice. The demand must reasonably inform us of the identity of the Stockholder of record or beneficial owner, as applicable, holding the shares for which appraisal is demanded, the intention of the person to demand appraisal of his, her or its shares and, in the case of a demand made by a beneficial owner, reasonably identify the Stockholder of record of such shares and must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such shares and a statement that such documentary evidence is a true and correct copy of what it purports to be and must provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 of the DGCL and to be set forth on the verified list required by Section 262(f) of the DGCL. A Stockholder’s and beneficial owner’s failure to make a written demand for appraisal on or before the expiration of such 20-day period will result in the loss of that holder’s appraisal rights. For clarity, such 20-day period will begin to run on the date of mailing of this Information Statement which shall be June 18, 2026;

(ii)	you must not consent to, or vote in favor of, the Merger;

(iii)

you must continuously hold (in the case of a Stockholder demanding appraisal) or beneficially own (in the case of a beneficial owner demanding your appraisal) your shares of Common Stock from the date of making the demand through the Effective Time. You will lose your appraisal rights if you are a Stockholder of record and transfer the shares, or if you are a beneficial owner and cease to beneficially own such shares, before the Effective Time;

(iv)

a Stockholder or beneficial owner who has complied with the requirements of Section 262 of the DGCL or the Company must commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery requesting a determination of the fair value of the Dissenting Shares which are entitled to appraisal rights in accordance with Section 262 of the DGCL within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition to commence an appraisal proceeding and has no present intention of doing so; and

(v)	you must otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL.

If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Merger Consideration payable in respect of your shares of Common Stock, without interest, pursuant to the terms of the Merger Agreement, but you will have no appraisal rights under Section 262 with respect to your shares of Common Stock.

In addition, because the Common Stock is listed on a national securities exchange and is expected to continue to be listed on such exchange immediately prior to the consummation of the Merger, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders and beneficial owners of shares of Common Stock who are otherwise entitled to appraisal rights, unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Common Stock eligible for appraisal or (b) the value of the consideration provided in the Merger for such total number of shares entitled to appraisal exceeds $1 million. We refer to conditions (a) and (b) as the “ownership thresholds.” At least one of the ownership thresholds must be met in order for Stockholders and beneficial owners to receive an appraisal of their shares of Common Stock in a proceeding under Section 262 of the DGCL.

Who May Exercise Appraisal Rights

A demand for appraisal must be executed by or on behalf of the Stockholder of record or beneficial owner of the shares of Common Stock (other than the Majority Stockholders). The demand must reasonably inform Emerald of the identity of the record holder, or beneficial owner, as applicable, holding the shares of Common Stock for which appraisal is demanded and that the Stockholder or beneficial owner intends to demand appraisal of his, her or its shares of Common Stock. In addition, if a demand is made by a beneficial owner, the demand must (a) reasonably identify the holder of record of the shares for which the demand is made, (b) provide documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and the office of Register in Chancery and to be set forth on the verified list required by Section 262(f) of the DGCL. A holder of record, such as a bank, broker or other nominee, who holds shares of Common Stock as a nominee or intermediary for others, may exercise his, her or its right of appraisal with respect to the shares of Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Common Stock as to which appraisal is sought. Where no number of shares of Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Common Stock held in the name of the holder of record or beneficially owned by the beneficial owner.

If you own shares of Common Stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, the demand for appraisal should be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a Stockholder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as an agent.

If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:

Emerald Holding, Inc.

100 Broadway, 14th Floor

New York, NY 10005

Surviving Corporation’s Actions After Completion of the Merger

If the Merger is consummated, the Surviving Corporation will give written notice of the Effective Time within 10 days after the Effective Time to all of the Stockholders and beneficial owners that are entitled to appraisal rights; provided, however, that if such notice is sent more than 20 days following the sending of this Information Statement, such notice need only be sent to each Stockholder and beneficial owner who is entitled to appraisal rights and who has demanded appraisal of his, her or its shares of Common Stock in accordance with Section 262 of the DGCL. At any time within 60 days after the Effective Time, any person entitled to appraisal rights who did not commence an appraisal proceeding or join in such a proceeding as a named party will have the right to withdraw such person’s demand and to accept the Merger Consideration in accordance with the Merger Agreement for his, her or its shares of Common Stock. In addition, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any Stockholder or beneficial owner without the approval of the Delaware Court of Chancery, which approval may be conditioned on the terms the Delaware Court of Chancery deems just (including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made with respect to the allocation of the expenses of the proceeding); provided, however, that this will not affect the right of any Stockholder or beneficial owner that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such Stockholder’s or beneficial owner’s demand for appraisal and to accept the terms and the Merger Consideration offered in the Merger within 60 days after the Effective Time. Within 120 days after the Effective Time, either a record holder or a beneficial owner of shares of Common Stock, provided such person has complied with the requirements of Section 262 of the DGCL and is otherwise entitled to appraisal rights, or the Surviving Corporation may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a Stockholder or beneficial owner, demanding an appraisal of the fair value of the shares of Common Stock held by all persons who have properly demanded appraisal. The Surviving Corporation is under no obligation to file an appraisal petition and has no present intention of doing so. If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. If, within 120 days after the Effective Time, no petition has been filed as provided in Section 262 of the DGCL, all rights to appraisal will cease and any person who previously demanded appraisal will become entitled only to the Merger Consideration, in accordance with and pursuant to the terms of the Merger Agreement.

Within 120 days after the Effective Time, any Stockholder or beneficial owner who has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares of Common Stock with respect to which the Company has received demands for appraisal, and the aggregate number of holders or beneficial owners holding or owning those shares (for which purpose the record holder of shares held by a beneficial owner who has made a demand for appraisal shall not be considered a separate stockholder holding such shares). The Surviving Corporation must give this statement to you within the later of (a) 10 days after receipt by the Surviving Corporation of the request therefor or (b) 10 days after expiration of the period for delivery of demands for appraisal.

If a petition for appraisal is duly filed by you or another holder of record or beneficial owner of Common Stock who has properly exercised his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all holders and beneficial owners who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed, by registered or certified mail, to the Surviving Corporation and all persons shown on the verified list at the addresses stated therein. The costs of these notices are borne by the Surviving Corporation. After notice to persons who demanded appraisal of their shares of Common Stock as may be required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal thereunder. The Delaware Court of Chancery will then determine which Stockholders and beneficial owners are entitled to appraisal rights and may require the persons demanding appraisal for their shares represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the

Delaware Court of Chancery may dismiss the proceedings as to any such person who fails to comply with this direction. The Delaware Court of Chancery will also dismiss proceedings as to all Stockholders and beneficial owners if neither of the ownership thresholds described above is met. Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of Common Stock for which the applicable Stockholders and beneficial owners thereof are entitled to appraisal, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of such shares of Common Stock at the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, the Surviving Corporation has the right, at any point prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person entitled to appraisal. Notwithstanding the foregoing or anything herein to the contrary, if the Surviving Corporation makes a voluntary cash payment at any time before the entry of judgment in the appraisal proceeding pursuant to subsection (h) of Section 262 of the DGCL, interest will accrue thereafter only on the sum of (a) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (b) interest accrued on the amount of the voluntary cash payment before such payment was made, unless such interest was paid at the time the voluntary cash payment is made. Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, less any amounts already paid in a voluntary cash payment, with interest thereon, if any, to the persons entitled to receive the same. Payment shall be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order.

In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known, or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. The Delaware Supreme Court has recently indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining fair value and that absent deficiencies in the sale process the transaction price may be given “considerable weight.” Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares of Common Stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.

Moreover, neither the Company nor Parent anticipates offering more than the Merger Consideration to any Stockholder or beneficial owner exercising appraisal rights and reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL and to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Common Stock is less than the Merger Consideration. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.

If no party files a petition for appraisal within 120 days after the Effective Time or if neither of the ownership thresholds above has been satisfied in respect of such shares, then all Stockholders and beneficial owners will lose the right to an appraisal and will instead be entitled to the Merger Consideration payable pursuant to the Merger Agreement, without interest, subject to the terms thereof.

The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may tax those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of any person whose name appears on the verified list filed by the Surviving Corporation who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Common Stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. In the absence of such an order, each party to the appraisal proceeding bears its own expenses of its attorneys and experts.

If you have duly demanded appraisal in compliance with Section 262 of the DGCL you may not, on or after the Effective Time, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of Common Stock as of a record date prior to the Effective Time.

If a person who has made a demand for an appraisal in accordance with Section 262 shall deliver to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares of Common Stock in accordance with subsection (e) of Section 262, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such person to an appraisal of such shares subject to the withdrawal will cease. Notwithstanding the foregoing, an appraisal proceeding in the Delaware Court of Chancery shall not be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under subsection (j) of Section 262; provided, however, that any person who has not commenced an appraisal proceeding or joined such proceeding as a named party may withdraw such person’s demand for appraisal and to accept the terms and the Merger Consideration offered in the Merger within 60 days after the Effective Time. If you fail to perfect, successfully withdraw your demand for appraisal, or lose the appraisal right, your shares of Common Stock will be converted into the right to receive the Merger Consideration, in accordance with and pursuant to the Merger Agreement without interest thereon.

Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights will result in the loss of your appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your shares of Common Stock in accordance with the Merger Agreement without interest. In view of the complexity of the provisions of Section 262 of the DGCL, if you are a Stockholder or beneficial owner and are considering exercising your appraisal rights under the DGCL, you are urged to consult your own legal and financial advisor.

Holders and beneficial owners of Common Stock considering seeking to exercise their appraisal rights should be aware that the fair value of their shares of Common Stock as determined under Section 262 could be more than, the same as or less than the Merger Consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Common Stock. Failure to comply strictly with all of the procedures set forth in Section 262 will result in a loss of statutory appraisal rights. The process of demanding and exercising appraisal rights requires compliance with the prerequisites of Section 262 of the DGCL.

Consequently, and in view of the complexity of the provisions of Section 262, if you wish to exercise your appraisal rights, you are urged to consult with your own legal and financial advisors in connection with compliance under Section 262 of the DGCL. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL will govern.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Common Stock as of June 1, 2026 by:

(i)	each person known to us to beneficially own more than five percent of the Common Stock;

(ii)	each of our directors and executive officers; and

(iii)	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no Common Stock subject to options that are currently exercisable or exercisable within 60 days of June 1, 2026.

Shares of the Common Stock beneficially owned and the respective percentages of beneficial ownership of the Common Stock assumes the exercise or conversion of all options, restricted stock units and other securities convertible into the Common Stock beneficially owned by each person or entity listed below that is currently exercisable or exercisable within 60 days of June 1, 2026. Shares of common stock issuable pursuant to the exercise of stock options exercisable or restricted stock units vesting within 60 days of June 1, 2026, or securities convertible into the Common Stock within 60 days of June 1, 2026, are deemed outstanding and held by the holder of such shares of the Common Stock, options, restricted stock units, or other convertible securities for purposes of computing the percentage of the outstanding Common Stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of the outstanding Common Stock beneficially owned by any other person. The percentage of beneficial ownership of the Common Stock beneficially owned is based on 197,917,833 shares of the Common Stock outstanding as of June 1, 2026.

Unless otherwise indicated, to our knowledge, each Stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the Stockholder and maintains an address c/o Emerald Holding, Inc. 100 Broadway, 14th Floor, New York, NY 10005.

Name of Beneficial Owner	Number of Shares of Common Stock(1)	Percentage of Shares of Common Stock(1)
5% Stockholders
Onex Corporation (2)	184,520,200	93.2%
Named Executive Officers and Directors
Hervé Sedky(3)	5,588,656	2.7%
David Doft(4)	3,726,563	1.8%
Issa Jouaneh(5)	580,000	*
Konstantin (Kosty) Gilis(6)	-	*
Anthony Munk(7)	-	*
Michael Alicea(8)	121,854	*
Lynda Clarizio(9)	114,453	*
Todd Hyatt(10)	114,104	*
Lisa Klinger(11)	106,914	*
David Levin(12)	290,998	*
Emmanuelle Skala(13)	107,354	*
All directors and executive officers as a group (13 persons)(14)	10,982,896	5.3%

*	Represents beneficial ownership of less than 1% of the Common Stock.

(1)

Shares of the Common Stock beneficially owned and the respective percentages of beneficial ownership of the Common Stock assumes the exercise or conversion of all options, restricted stock units and other securities convertible into the Common Stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of June 1, 2026. Shares of Common Stock issuable pursuant to the exercise of stock options exercisable or restricted stock units vesting within 60 days of June 1, 2026, or securities convertible into the Common Stock within 60 days of June 1, 2026, are deemed outstanding and held by the holder of such shares of the Common Stock, options, restricted stock units, or other convertible securities for purposes of computing the percentage of the outstanding Common Stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of the outstanding Common Stock beneficially owned by any other person. The percentage of beneficial ownership of the Common Stock beneficially owned is based on 197,917,833 shares of the Common Stock outstanding as of June 1, 2026.

On May 9, 2026, Emerald, Parent and Merger Sub entered into the Merger Agreement, pursuant to which, following the satisfaction or waiver of the conditions therein, including the passage of at least 20 calendar days after the mailing of this Information Statement, Merger Sub will merge with and into the Company, and thereupon Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent. In connection with the Merger Agreement, the Majority Stockholders, in their capacity as Stockholders, entered into the Support Agreement, pursuant to which such stockholder(s), who are collectively beneficial owners of approximately 93% of the outstanding shares of Common Stock as of May 9, 2026, agreed to deliver written consents adopting the Merger Agreement and approving the transactions contemplated thereby, subject to the terms and conditions of the Support Agreement. The Merger Agreement and the Support Agreement are arrangements the operation of which will result in a change in control of the Company upon consummation of the Merger. Other than the foregoing, the Company is not aware of any arrangements, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

(2)

Includes: (i) 33,135,329 shares of the Common Stock held of record by Onex Partners III LP, (ii) 1,377,397 shares of the Common Stock held of record by Onex Partners III GP LP, (iii) 423,159 shares of the Common Stock held of record by Onex US Principals LP, (iv) 420,116 shares of the Common Stock held of record by Onex Partners III PV LP, (v) 11,125,186 shares of the Common Stock held of record by Onex OP V Holdings SARL, (vi) 106,562 shares of the Common Stock held of record by Onex Partners III Select LP, (vii) 470,583 shares of the Common Stock held of record by Onex Advisor Subco III LLC, and (viii) 137,461,868 shares of the Common Stock held of record by OPV Gem Aggregator LP.

Onex Corporation, a corporation whose subordinated voting shares are traded on the Toronto Stock Exchange, and/or Mr. Gerald W. Schwartz, may be deemed to beneficially own the Common Stock held of record by (a) Onex Partners III LP, Onex Partners III Select LP, and Onex Partners III PV LP through Onex Corporation’s direct ownership and control of Onex Partners GP Inc., the general partner of Onex Partners III GP LP, the general partner of each of Onex Partners III LP, Onex Partners III Select LP, and Onex Partners III PV LP; (b) Onex Partners III GP LP, through Onex Corporation’s ownership of all of the equity of Onex Partners GP Inc., the general partner of Onex Partners III GP LP; (c) Onex US Principals LP, through Onex Corporation’s ownership of all of the equity of Onex American Holdings Subco LLC (“OAH Subco”), which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP; (d) Onex OP V Holdings SARL, through Onex Corporation’s ownership of all of the equity of OAH Subco, which controls Onex Partners Holdings LLC, which in turn owns all of the outstanding equity of Onex OP V Holdings SARL; (e) Onex Advisor Subco III LLC, through Gerald W. Schwartz’s indirect control of 1597257 Ontario Inc., which owns all of the voting equity of New PCo II Investments Ltd., which owns all of the equity interest of Onex Advisor Subco III LLC; and (f) OPV Gem Aggregator LP, through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners V GP Limited, which is the general partner of OPV Gem Aggregator LP.

Effective from May 11, 2026, Mr. Gerald W. Schwartz no longer may be deemed to share beneficial ownership of the shares of Common Stock beneficially owned by Onex Corporation. Mr. Schwartz beneficially owns approximately 0.2% of the Common Stock as a result of his indirect ownership of the equity of Onex Advisor Subco III LLC. Based on certain arrangements regarding the shares of Common Stock held by Onex Advisor Subco III LLC and beneficially owned by Mr. Schwartz, the shares of Common Stock beneficially owned by Mr. Schwartz will be voted in the same manner as shares of Common Stock that may be deemed to be beneficially owned by Onex Corporation. Mr. Schwartz and Onex Corporation may therefore be deemed to be a member of a “group” for purposes of Section 13(d)(3) of the Exchange Act. Mr. Schwartz disclaims beneficial ownership of the shares of Common Stock that may be deemed to be beneficially owned by Onex Corporation, and Onex Corporation disclaims beneficial ownership of the shares of Common Stock beneficially owned by Mr. Schwartz. The address for Onex Corporation and Mr. Schwartz is 161 Bay Street, Toronto, ON M5J 2S1.

(3)	Includes 5,338,382 shares of the Common Stock issuable upon the exercise of currently vested options.

(4)	Includes 3,711,207 shares of the Common Stock issuable upon the exercise of currently vested options. Excludes 227,525 shares of Company PS Awards that will not vest within 60 days of June 1, 2026.

(5)	Includes 570,000 shares of the Common Stock issuable upon the exercise of currently vested options.

(6)

and (7) Does not include shares of the Common Stock held by funds managed by an affiliate of Onex Corporation. Mr. Gilis and Mr. Munk are directors of Emerald. Mr. Gilis is a managing director and Mr. Munk is Vice Chairman of Onex Corporation. Mr. Gilis and Mr. Munk do not have voting or investment power with respect to the shares held by such funds.

(8)	Excludes 23,255 Company RSUs that will not vest within 60 days of June 1, 2026.

(9)	Excludes 23,255 Company RSUs that will not vest within 60 days of June 1, 2026.

(10)	Excludes 23,255 Company RSUs that will not vest within 60 days of June 1, 2026.

(11)	Excludes 23,255 Company RSUs that will not vest within 60 days of June 1, 2026.

(12)	Excludes 23,255 Company RSUs that will not vest within 60 days of June 1, 2026.

(13)	Excludes 23,255 Company RSUs that will not vest within 60 days of June 1, 2026.

(14)	Includes 9,851,589 shares of the Common Stock issuable upon the exercise of currently vested options or options that would be vested within 60 days of June 1, 2026.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC. These reports contain additional information about us. Our SEC filings are made electronically available to the public at the SEC’s website located at www.sec.gov. Stockholders can also obtain free copies of our SEC filings through the “SEC Filings” section of our website at https://investor.emeraldx.com/financials-and-filings/sec-filings/default.aspx. Our website address is being provided as an inactive textual reference only. The information provided on, or accessible through, our website, other than the copies of the documents listed or referenced below that have been or will be filed with the SEC, is not part of this Information Statement, and therefore is not incorporated herein by reference.

The SEC allows us to “incorporate by reference” information that we file with the SEC in other documents into this Information Statement. This means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. This Information Statement and the information that we file later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this Information Statement. Some documents or information, such as that called for by Item 2.02 and 7.01 of the Current Report on Form 8-K, including any exhibits included with such information on Item 9.01 of Current Report on Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated herein by reference.

We incorporate by reference in this Information Statement each document we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this Information Statement until the earlier of the Effective Time and termination of the Merger Agreement other than the portions of these documents that are not deemed to be “filed” in accordance with the SEC rules.

We also incorporate by reference in this Information Statement the following documents filed by us with the SEC under the Exchange Act:

Company Filings:	Periods:
Annual Report on Form 10-K	Fiscal Year ended December 31, 2025, as filed March 13, 2026
Definitive Proxy Statement on Schedule 14A	2026 Annual Meeting of Stockholders, as filed April 9, 2026
Quarterly Report on Form 10-Q	Quarterly Period ended March 31, 2026, as filed May 11, 2026
Current Report on Form 8-K	Filed May 11, 2026

We undertake to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this Information Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Information Statement incorporates. You may request a copy of these filings by telephone at (949) 226-5700 or by writing to us at:

Emerald Holding, Inc.

100 Broadway, 14th Floor

New York, NY 10005

email: investor.relations@emeraldx.com

Parent, Merger Sub and Apollo have supplied, and the Company has not independently verified, the information in this Information Statement relating to Parent, Merger Sub and Apollo.

Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in or incorporated by reference in this Information Statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Information Statement. This Information Statement is dated June 15, 2026. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary.

HOUSEHOLDING OF INFORMATION STATEMENT

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, Stockholders of record who have the same address and last name and did not receive an Information Statement will receive only one copy of this Information Statement, unless we are notified that one or more of these Stockholders wishes to continue receiving individual copies.

If you are eligible for householding, but you and other Stockholders of record with whom you share an address currently receive multiple copies of this Information Statement, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of the Information Statement for your household, please contact us at:

Emerald Holding, Inc.

100 Broadway, 14th Floor

New York, NY 10005

Tel: (949) 226-5700

If you participate in householding and wish to receive a separate copy of this Information Statement, or if you do not wish to continue to participate in householding and prefer to receive separate copies in the future, please contact us as indicated above.

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Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

EMMA BUYER, LLC,

EMMA MERGER SUB, INC.,

and

EMERALD HOLDING, INC.

Dated as of May 9, 2026

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INDEX OF DEFINED TERMS

Terms	Page

Acceptable Confidentiality Agreement	8.10(a)
Acceptable MNPI	5.18(e)
Acquisition Proposal	8.10(a)
Action	8.10(a)
Affiliate	8.10(a)
AGM Person	8.10(a)
Agreement	Introduction
Alpha	8.10(a)
Alternative Acquisition Agreement	5.2(a)
Alternative Financing	5.19(c)
Anti-Corruption Laws	3.22(a)
Book-Entry Shares	2.7(b)
Business Day	8.10(a)
Bylaws	2.3
Cancelled Shares	2.6(b)
Capitalization Date	3.3(a)
Certificate of Merger	1.3
Change of Recommendation	5.2(c)
Charter	2.2
Chosen Courts	8.5(a)
Closing	1.2
Closing Date	1.2
COBRA	8.10(a)
Code	2.7(f)
Commitment Letters	4.7(a)
Common Stock	2.6(a)
Company	Introduction
Company Benefit Plan	8.10(a)
Company Board	Recitals
Company Credit Agreement	8.10(a)
Company Disclosure Schedule	Article III
Company Equity Awards	2.8(c)
Company ESPP	8.10(a)
Company Group	8.10(a)
Company Intellectual Property	8.10(a)
Company Material Adverse Effect	8.10(a)
Company Preferred Stock	3.3(a)
Company PS Award	2.8(c)
Company Recommendation	3.4(b)
Company Registered IP	8.10(a)
Company Releasing Parties	8.15
Company RSU	2.8(b)
Company SEC Documents	3.6(a)
Company Severance Policy	5.8(b)
Company Stock Option	2.8(a)
Company Stockholder Written Consent	8.10(a)
Company Stockholders	Recitals
Company Termination Fee	8.10(a)

Compliant	8.10(a)
Confidentiality Agreement	5.6(b)
Continuation Period	5.8(a)
Continuing Employees	5.8(a)
Contract	8.10(a)
Contracting Party	8.17
Copyrights	8.10(a)
Current ESPP Offering Period	2.8(e)
D&O Insurance	5.10(b)
Debt Commitment Letter	4.7(a)
Debt Financing	4.7(a)
Debt Financing Documents	5.19(b)
Debt Financing Sources	8.10(a)
Debt Financing Sources Related Parties	8.10(a)
DGCL	Recitals
Dissenting Shares	2.7(e)
Domain Names	8.10(a)
Effective Time	1.3
Enforceability Exceptions	3.4(a)
Environmental Laws	8.10(a)
Environmental Permit	8.10(a)
Equity Commitment Letter	4.7(a)
Equity Financing	4.7(a)
ERISA	8.10(a)
ERISA Affiliate	8.10(a)
Exchange Act	8.10(a)
Exchange Fund	2.7(a)
Excluded Information	8.10(a)
Excluded Shares	2.6(a)
Ex-Im Laws	8.10(a)
Financing	4.7(a)
Financing Amounts	4.7(a)
GAAP	3.6(b)
Governmental Entity	8.10(a)
Grant Date	3.3(b)
Hazardous Material	8.10(a)
HSR Act	8.10(a)
Identified MNPI	5.18(e)
Indemnified Parties	5.10(a)
Information Statement	5.4(a)
Intellectual Property	8.10(a)
International Plan	3.13(h)
IT Systems	8.10(a)
ITA	8.10(a)
Knowledge	8.10(a)
Law	8.10(a)
Leased Real Property	3.16(b)
Lending Documents	5.18(a)
Liability Limitation	7.5(g)
Lien	8.10(a)
Limited Guarantee	Recitals

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Majority Company Stockholders	8.10(a)
Marketing Period	8.10(a)
Material Contract	3.15(b)
Material Leases	3.16(b)
Merger	Recitals
Merger Consideration	2.6(a)
Merger Sub	Introduction
Multiemployer Plan	8.10(a)
Non-Party Affiliates	8.17
Non-US Continuing Employees	5.8(a)
NYSE	8.10(a)
Open Source Software	8.10(a)
Option Surrender Agreement	2.8(a)
Order	8.10(a)
Parent	Introduction
Parent Board	Recitals
Parent Group	8.10(a)
Parent Material Adverse Effect	4.1
Parent Termination Fee	8.10(a)
Patents	8.10(a)
Paying Agent	2.7(a)
Payoff Amount	5.20
Payoff Letter	5.20
Permits	3.9
Permitted Liens	8.10(a)
Person	8.10(a)
Personal Data	8.10(a)
Privacy Law	8.10(a)
Prohibited Modification	5.19(e)
Proscribed Recipient	3.22(a)
Real Property	3.16(b)
Record Holder	8.10(a)
Registered IP	8.10(a)
Regulatory Law	8.10(a)
Release	8.10(a)
Released Parties	8.15
Remedy Actions	5.5(c)
Representatives	5.2(a)
Required Financial Information	8.10(a)
Sanctioned Person	8.10(a)
Sanctions	8.10(a)
SEC	8.10(a)
Securities Act	8.10(a)
Security Incident	8.10(a)
Share	2.6(a)
Shares	2.6(a)
Solvent	4.11
Stock Plans	8.10(a)
Stockholder Approval	6.1(a)
Subject Indebtedness	5.20
Subsidiary	8.10(a)

Superior Proposal	8.10(a)
Support Agreement	Recitals
Surviving Corporation	1.1
Takeover Statute	5.13
Tax	8.10(a)
Tax Return	8.10(a)
Taxes	8.10(a)
Termination Date	7.2(a)
Trademarks	8.10(a)
Transaction Litigation	5.12
Willful Breach	8.10(a)

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of May 9, 2026 (as amended, modified or restated from time to time, this “Agreement”), is by and among Emma Buyer, LLC, a Delaware limited liability company (“Parent”), Emma Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”) and Emerald Holding, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Parent desires to acquire the Company, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance of such acquisition of the Company by Parent, and on the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the Company to enter into this Agreement, Parent is delivering to the Company the limited guarantee (the “Limited Guarantee”) of the Guarantors (as defined therein), dated as of the date hereof, pursuant to which the Guarantor has guaranteed certain obligations of Parent and Merger Sub under this Agreement, on the terms and subject to the conditions set forth in the Limited Guarantee;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of the Company and the stockholders of the Company (the “Company Stockholders”), (b) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, (c) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth in this Agreement, and (d) recommended the adoption of this Agreement by the Company Stockholders, subject to the terms and conditions of this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, the Majority Company Stockholders are delivering the support agreement (the “Support Agreement”), pursuant to which each such Majority Company Stockholder has agreed to certain covenants and other agreements in connection with the Merger;

WHEREAS, the board of directors of Merger Sub has unanimously (a) determined that this Agreement and the transactions contemplated by this Agreement are fair to and in the best interests of Merger Sub and the sole stockholder of Merger Sub, (b) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, (c) resolved to recommend that the sole stockholder of Merger Sub adopt this Agreement and approve the transactions contemplated by this Agreement by written consent in lieu of a meeting, and (d) directed that this Agreement be submitted to the sole stockholder of Merger Sub for its adoption, subject to the terms and conditions of this Agreement;

WHEREAS, Parent, as the sole stockholder of Merger Sub, will, immediately following execution of this Agreement, approve and adopt this Agreement and the transactions contemplated by this Agreement, including the Merger;

WHEREAS, the board of directors of Parent (the “Parent Board”) has unanimously approved and declared the advisability of this Agreement and the transactions contemplated hereby, including the Merger; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement and also to prescribe certain conditions to the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, in accordance with the provisions of the DGCL, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and, following the Merger, shall be a wholly owned Subsidiary of Parent, and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in this Agreement.

Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place: (a) at 9:00 a.m., New York City time, on the third (3rd) Business Day following the satisfaction or waiver (if permissible under applicable Law) of all of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), remotely by exchange of fully executed documents (in counterparts or otherwise) by electronic transmission in .pdf format, including using generally recognized e-signature technology (i.e. DocuSign or Adobe Sign) or (b) at such other date, time, or place as agreed to in writing by Parent and the Company; provided that, notwithstanding the foregoing, if the Marketing Period has not ended at the time of the satisfaction or waiver of the last of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted, waiver of such conditions at the Closing), then the Closing shall be delayed and occur instead on the date following the satisfaction or waiver of the last of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted, waiver of such conditions at the Closing) that is the earlier to occur of (i) any Business Day before or during the Marketing Period as may be specified by Parent on no less than three (3) Business Days’ prior written notice to the Company and (ii) three (3) Business Days following the final day of the Marketing Period (subject, in each case of clauses (i) and (ii), to the satisfaction (or, to the extent permitted, waiver by the party entitled to the benefits thereof) of the last of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver, to the extent permitted, of such conditions at the Closing)). The date on which the Closing actually occurs is referred to herein as the “Closing Date.” For the avoidance of doubt, a condition may only be waived in writing by the party or parties entitled to such condition under this Agreement.

Section 1.3 Effective Time. Subject to the terms and conditions hereof, on the Closing Date, the Company and Parent shall cause a certificate of merger (the “Certificate of Merger”) to be duly executed and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date and time as the parties shall agree in writing and specify in the Certificate of Merger in accordance with the DGCL (such date and time, the “Effective Time”).

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ARTICLE II

EFFECTS OF THE MERGER

Section 2.1 Effects of the Merger. The Merger shall have the effects specified in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers, immunities and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all the debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

Section 2.2 Certificate of Incorporation. Subject to Section 5.10 at the Effective Time, as a result of the Merger and without any further action on the part of the Company or Merger Sub, the certificate of incorporation of the Surviving Corporation (the “Charter”) shall be amended and restated in its entirety to be in the form of the certificate of incorporation of Merger Sub (except with respect to the name of the Surviving Corporation, which from and after the Effective Time shall be the name of the Company and all provisions relating to the incorporator or original directors of Merger Sub shall be excluded), until thereafter amended as provided therein or by applicable Law.

Section 2.3 Bylaws. Subject to Section 5.10, at the Effective Time, as a result of the Merger and without any further action on the part of the Company or Merger Sub, the bylaws of the Surviving Corporation (the “Bylaws”) shall be amended and restated in their entirety to be in the form of the bylaws of Merger Sub (except with respect to the name of the Surviving Corporation, which from and after the Effective Time shall be the name of the Company), until thereafter amended as provided therein or in the Charter or by applicable Law.

Section 2.4 Directors. Unless otherwise determined by Parent, the directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

Section 2.5 Officers. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

Section 2.6 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holders of any capital stock of the Company:

(a) Merger Consideration. Each share of common stock, par value $0.01 per share, of the Company (the “Common Stock,” and each a “Share” or collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares (collectively, “Excluded Shares”)) shall at the Effective Time automatically be cancelled and converted into the right to receive $5.03 per Share in cash (the “Merger Consideration”), without interest, whereupon such Shares shall cease to exist and no longer be outstanding, and each holder thereof shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, upon the surrender of Book-Entry Shares in accordance with Section 2.7.

(b) Cancellation of Cancelled Shares. Each Share issued and outstanding immediately prior to the Effective Time held by (i) the Company in treasury or by Parent or Merger Sub, or (ii) any wholly owned Subsidiary of the Company or any wholly owned Subsidiary of Parent (other than Merger Sub) shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor (collectively, “Cancelled Shares”).

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(c) Conversion of Merger Sub Common Stock. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 2.7 Payment.

(a) Paying Agent; Exchange Fund. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the payment of the Merger Consideration in accordance with this Article II, and in connection therewith, enter into an agreement reasonably acceptable to the Company relating to the Paying Agent’s responsibilities with respect to this Agreement. Prior to the Effective Time, Parent shall deposit with the Paying Agent, in trust for the benefit of the holders of Shares entitled thereto, a cash amount sufficient to pay the aggregate Merger Consideration (such cash being hereinafter referred to as the “Exchange Fund”). The Exchange Fund shall not be used for any purpose except as set forth herein. The Paying Agent shall invest the Exchange Fund as reasonably directed by Parent; provided, that such investments shall be in short-term obligations of, or guaranteed in full by, the United States of America with maturities no more than thirty (30) days. Any interest and other income resulting from such investments shall be payable to Parent or the Surviving Corporation and any amounts in excess of the amounts payable under this Article II shall be promptly returned to the Surviving Corporation. To the extent that there are any losses with respect to any such investments, Parent shall promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to pay the aggregate Merger Consideration under this Article II. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of Shares entitled thereto to receive the Merger Consideration as provided herein.

(b) Procedures for Payment. Each holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) and whose Shares were converted pursuant to the provisions of Section 2.6(a) into the right to receive the Merger Consideration shall be entitled to receive, upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), the Merger Consideration in respect of such holder’s shares of Common Stock. In lieu thereof, each registered holder of one (1) or more Book-Entry Shares shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as soon as reasonably practicable after the Effective Time, the applicable Merger Consideration pursuant to the provisions of this Article II in respect of each Share formerly represented by such Book-Entry Share, and the Book-Entry Share so exchanged shall be cancelled in accordance with Section 2.6(a). Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. If a transfer of ownership of shares of Common Stock is not registered in the stock transfer books of the Company or if the Merger Consideration is to be paid in a name other than that in which the Book-Entry Shares are registered in the stock transfer books of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Book-Entry Share so transferred is registered in the stock transfer books of the Company, as applicable, only if proper evidence of such transfer is presented, and in either case the Person requesting such payment has paid to the Company (or any agent designated by the Company) any transfer and other Taxes, if any, required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Common Stock or established to the satisfaction of the Company (or any agent designated by the Company) that such Taxes have been paid or are otherwise not payable.

(c) Closing of Transfer Books. From and after the Effective Time, the stock transfer books of the Surviving Corporation shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. Until transferred as contemplated by Section 2.7(b), each Book-Entry Share (other than Excluded Shares) shall, from and after the Effective Time, represent only the right to receive the Merger Consideration, without interest thereon, as contemplated by Section 2.6(a). If, after the Effective Time, Book-Entry Shares are presented to the Surviving Corporation, Parent or

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the Paying Agent for transfer or any other reason, they shall be cancelled and exchanged for the Merger Consideration, subject to compliance with the exchange procedures provided in this Article II.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the Record Holders of Shares six (6) months after the Effective Time shall be delivered to the Surviving Corporation. Any Record Holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent, which shall remain responsible for payment of the Merger Consideration for such Shares as provided in this Article II, without any interest thereon. Notwithstanding anything to the contrary herein, none of the Surviving Corporation, Parent, Merger Sub, the Paying Agent or any other Person shall be liable to any Record Holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(e) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), Shares that are issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) and that are held or beneficially owned by holders of such Shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who are entitled to and have properly exercised, and have not lost, or properly withdrawn their demand for, appraisal rights with respect thereto in accordance with, and who have complied in all respects with, Section 262 of the DGCL (the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration, and holders or beneficial owners of such Dissenting Shares will be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262 unless and until any such holder or beneficial owner fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder or beneficial owner fails to perfect or effectively withdraws or loses such right, such Dissenting Shares will thereupon be treated as if they had been converted into and had become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. At the Effective Time, any holder or beneficial owner of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. Prior to the Closing, the Company will give Parent (i) prompt (and in any event within two (2) Business Days) written notice of any demands received by the Company for appraisals of Shares, any withdrawals of demands, or any other notices or demands made pursuant to Section 262 or otherwise in respect of an appraisal of Shares and (ii) the right to control all negotiations and proceedings with respect to such notices and demands; provided, that prior to the Effective Time, Parent shall consult with the Company and consider in good faith the Company’s advice with respect to such negotiations and proceedings, the Company shall have the right to participate in any such negotiations and proceedings, and Parent shall not settle any such proceeding without the Company’s consent (not to be unreasonably withheld, conditioned or delayed). The Company shall not, except with the prior written consent of Parent, make any payment, or offer or agree to make any payment, with respect to any demands for appraisal or offer to settle or settle any such demands in respect of Dissenting Shares.

(f) Withholding. Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such Taxes as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”) or under any other applicable provision of Law. To the extent that amounts are so deducted and withheld and paid over to the appropriate Governmental Entity, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. To the extent that Parent, the Surviving Corporation or the Paying Agent, as the case may be, becomes aware that any withholding Tax applies to a payment of Merger Consideration to any Majority Company Stockholder, Parent, the Surviving Corporation and the Paying Agent shall, as applicable, promptly notify such Majority Company Stockholder and reasonably cooperate with such Majority Company Stockholder’s efforts (except in the case of the failure of such Majority Company Stockholder to provide IRS Form W-9 or W-8, as applicable) to obtain exemptions from, or reductions of, any Taxes required to be withheld from payments of Merger Consideration to such Majority Company Stockholder under this Agreement.

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Section 2.8 Company Equity Awards.

(a) No later than immediately prior to the Effective Time (but contingent upon the occurrence of the Effective Time), the Company Board (or the applicable committee thereof) shall take all action reasonable or necessary to cause each outstanding option to acquire Shares (each, a “Company Stock Option”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time, by virtue of the Merger and without any action by Parent, Merger Sub, the Company or the holder of that Company Stock Option, as of the Effective Time, to become fully vested (to the extent unvested) and nonforfeitable, be cancelled, and converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Stock Option in effect immediately prior to the Effective Time, multiplied by (ii) the total number of Shares subject to such Company Stock Option immediately prior to the Effective Time, subject to any applicable Tax withholding. Notwithstanding the foregoing, each Company Stock Option held by a Canadian Taxpayer shall only be eligible for the applicable consideration set forth in this Section 2.8(a) if such Canadian Taxpayer delivers a properly completed and executed Option Surrender and Release Agreement in a form reasonably acceptable to Parent (the “Option Surrender Agreement”) no later than immediately prior to the Effective Time, pursuant to which such Canadian Taxpayer surrenders his Company Stock Options in exchange for the applicable consideration for his Company Stock Options set forth in this Section 2.8(a) (less applicable withholdings and Taxes), which surrender will occur immediately prior to the Effective Time. If such Canadian Taxpayer does not complete and execute such Option Surrender Agreement in accordance with the preceding sentence and does not exercise the vested Company Stock Options held by such Canadian Taxpayer prior to the Effective Time in accordance with the Emerald Holding, Inc. 2017 Omnibus Equity Plan, all Company Stock Options held by such Canadian Taxpayer shall be cancelled, without any action by Parent, Merger Sub, the Company or such Canadian Taxpayer, for no consideration. No later than immediately prior to the Effective Time (but contingent upon the occurrence of the Effective Time), the Company Board (or the applicable committee thereof) shall take all action reasonable or necessary to cause each Company Stock Option with an exercise price per share of such Company Stock Option in effect immediately prior to the Effective Time that is equal to or greater than the Merger Consideration shall be cancelled for no consideration.

(b) No later than immediately prior to the Effective Time (but contingent upon the occurrence of the Effective Time), the Company Board (or the applicable committee thereof) shall take all action reasonable or necessary to cause each outstanding restricted stock unit award in respect of a Share (each, a “Company RSU”) subject to time-based vesting requirements, that is outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action by Parent, Merger Sub, the Company or the holder of that Company RSU, shall, as of the Effective Time become fully vested and nonforfeitable, be cancelled, and be converted automatically into the right to receive in respect of each Share subject to such Company RSU immediately prior to the Effective Time an amount in cash equal to the Merger Consideration (without interest), subject to any applicable Tax withholding.

(c) No later than immediately prior to the Effective Time (but contingent upon the occurrence of the Effective Time), the Company Board (or the applicable committee thereof) shall take all action reasonable or necessary to cause each restricted share award in respect of a Share subject to performance-based vesting requirements as of the Effective Time (each, a “Company PS Award” and, together with the Company Stock Options and Company RSUs, the “Company Equity Awards”) that is outstanding immediately prior to the Effective Time that shall have satisfied their performance conditions taking into account the effect of the Merger and vested based on actual performance measured through the Effective Time (with performance determined based solely on actual results achieved as of the Effective Time) at the Effective Time shall, as of the Effective Time be cancelled and converted automatically into the right to receive an amount in cash equal to the Merger Consideration (without interest) in respect of each Share subject to such Company PS Award that is considered earned under the terms of the applicable Company PS Award agreement taking into account the effect of the Merger immediately prior to the Effective Time, subject to any applicable Tax withholding. No later than immediately prior to the Effective Time (but contingent upon the occurrence of the Effective Time), the Company Board (or the applicable committee thereof) shall take all action reasonable or necessary to cause each

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Company PS Award, or portion thereof, with a vesting condition in effect immediately prior to the Effective Time that is not met after taking into account the effect of the Merger will be cancelled for no consideration.

(d) The Surviving Corporation shall pay the holders of Company Equity Awards, in each case with respect to holders who are current or former employees of the Company or any of its Subsidiaries through the Surviving Corporation’s payroll system in order to effectuate all applicable Tax withholding obligations on such payments, the cash payments described in Section 2.8(a), Section 2.8(b) and Section 2.8(c) on or as soon as reasonably practicable after the Closing Date, but in any event within ten (10) Business Days thereafter; provided, however, that in the case of any such amounts that constitute non-qualified deferred compensation under Section 409A of the Code, the Surviving Corporation shall pay such amounts at the earliest time permitted under the terms of the applicable agreement, plan or arrangement that will not trigger a Tax or penalty under Section 409A of the Code.

(e) As soon as practicable following the date hereof, the Company shall take all actions with respect to the Company ESPP to provide that (i) with respect to any offering periods in effect as of the date hereof (the “Current ESPP Offering Period”), (A) no employee who is not a participant in the Company ESPP as of the date hereof may become a participant in the Company ESPP and (B) no participant in the Company ESPP as of the date hereof may increase his or her rate of payroll deductions or contributions under the Company ESPP from the rate in effect as of the date hereof, (ii) subject to the consummation of the transactions contemplated by this Agreement, the Company ESPP shall terminate immediately prior to the Effective Time, (iii) if the Current ESPP Offering Period terminates prior to the Effective Time, then the Company ESPP shall be suspended and no new offering period shall be commenced under the Company ESPP prior to the termination of this Agreement, (iv) if the Current ESPP Offering Period is still in effect at the Effective Time, then the last day of such Current ESPP Offering Period shall be accelerated to a date before the Closing Date as specified by the Company Board or its designated committee in consultation with Parent and in accordance with the terms of the Company ESPP and (v) any Shares purchased by participants in the Company ESPP pursuant to the accelerated offering period under this Section 2.8(e) shall be treated as Shares issued and outstanding immediately prior to the Effective Time for purposes of Section 2.6(a).

(f) Prior to the Effective Time, the Company Board or any authorized committee thereof shall adopt such resolutions as may reasonably be appropriate or required in its discretion to effectuate the actions contemplated by this Section 2.8.

Section 2.9 Adjustments to Prevent Dilution. In the event that, between the date of this Agreement and the Effective Time, the Company changes the number of Shares issued and outstanding as a result of a reclassification, stock split or reverse stock split, stock dividend or stock distribution, recapitalization, combination, merger, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be correspondingly adjusted to reflect such change and to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted shall, from and after the date of such event, be the Merger Consideration.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (a) any form, document or report publicly filed with or publicly furnished to the SEC by the Company or any of its Subsidiaries (including any documents incorporated by reference therein) during the three (3) year period prior to the date that is one (1) Business Day prior to the date of this Agreement (excluding statements in any “Forward-Looking Statements” or “Risk Factors” sections or any other disclosures contained therein to the extent that such statements are cautionary, predictive or forward-looking in nature but, for the purpose of clarification, including and giving effect to any factual or historical statements included in any

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such statements), or (b) the disclosure letter delivered by the Company to Parent concurrently with entering into this Agreement (the “Company Disclosure Schedule”) (it being acknowledged and agreed that (i) disclosure of any item in any section or subsection of the Company Disclosure Schedule, whether or not an explicit cross reference appears, shall be deemed disclosed with respect to any other section or subsection to which the relevance of such item is reasonably apparent on the face of such disclosure, and (ii) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is material or constitutes a Company Material Adverse Effect or that the inclusion of such item in the Company Disclosure Schedule is required), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Organization and Power. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize that concept) under the Laws of its respective jurisdiction of organization and each has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted, except where the failure to be in good standing or to have such corporate or similar power and authority would not constitute a Company Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize that concept) as a foreign corporation (or other applicable entity) in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification or licensing, except in such jurisdictions where the failure to be so qualified or licensed or to be in good standing would not constitute a Company Material Adverse Effect. The Company has made available to Parent true, complete and correct copies of the certificate of incorporation and bylaws or other similar organization documents for the Company and each of the Company’s Subsidiaries, in each case as amended and in effect as of the date of this Agreement, and none of the Company or any of its Subsidiaries is in violation in any material respect of its organization documents.

Section 3.2 Subsidiaries. Section 3.2 of the Company Disclosure Schedule sets forth a true and complete list of (a) the Subsidiaries of the Company; (b) the outstanding ownership interest in each Subsidiary held by the Company and/or its Subsidiaries and any other Person and (c) the jurisdiction of organization of each Subsidiary. All of the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been duly authorized and validly issued in compliance with applicable Law and the relevant Subsidiary’s organization documents and are fully paid and nonassessable and free of preemptive rights, rights of first refusal or first offer, or similar rights of any Person. All of the outstanding shares of capital stock or equity interests of each Subsidiary of the Company are legally and beneficially owned by the Company, directly or indirectly, free and clear of all Liens, other than Permitted Liens and restrictions arising under applicable securities laws. None of the Company or any of its Subsidiaries (i) owns, directly or indirectly, any capital stock, voting securities or ownership interests in any corporation, partnership, joint venture or other Person, except for the capital stock and equity interests in the Company’s Subsidiaries, or (ii) is obligated to make any capital contribution to, or other investment in, any Person. All dividends or distributions declared, made or paid by the Subsidiaries of the Company have been declared, made or paid in accordance with their respective organizational documents and applicable Law.

Section 3.3 Capitalization.

(a) The authorized capital stock of the Company consists of 800,000,000 shares of Common Stock and 80,000,000 shares of undesignated preferred stock, par value $0.01 per share (the “Company Preferred Stock”). At the close of business on May 7, 2026 (the “Capitalization Date”), (i) 197,909,463 Shares were issued and outstanding, (ii) zero Shares were held by the Company in its treasury, (iii) 18,022,019 Shares were reserved for issuance pursuant to outstanding Company Equity Awards (including (x) 16,162,581 Shares subject to Company Stock Options, (y) 1,859,438 Shares subject to Company RSUs and (z) no Shares are eligible to become vested under the terms of the Company PS Award based on the applicable performance conditions), (iv) 289,045 Shares were reserved for issuance under the Company ESPP (of which the estimated maximum number of Shares

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issuable during the Current ESPP Offering Period is 10,460) and (v) no shares of Company Preferred Stock were issued and outstanding. All outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(b) Section 3.3(b) of the Company Disclosure Schedule contains a true and complete list as of the Capitalization Date of all outstanding Company Stock Options, Company RSUs and Company PS Awards, including with respect to each such award, (i) the type of award (including a breakdown of whether such Company Stock Option is an incentive stock option or a nonqualified stock option), (ii) the holder, (iii) exercise price (if applicable), (iv) the date on which such award was granted, (v) the number of Shares (at target, for Company PS Awards) outstanding thereunder, (vi) the extent to which such award is vested, (vii) the vesting schedule and vesting conditions applicable to such award, and (viii) the expiration date of such award (if applicable). Each Company Stock Option, Company RSU and Company PS Award outstanding as of the date hereof has been granted under the Stock Plan. Each Company Stock Option that is intended to be an incentive stock option is eligible for such treatment under Section 422 of the Code. Each grant of a Company Stock Option (and each other option to purchase Shares previously granted under the Stock Plan or otherwise) was duly authorized no later than the date on which the grant of such Company Stock Options was by its terms to be effective (the “Grant Date”) by all necessary corporate action, and the award agreement governing such grant was duly executed and delivered by each party thereto and is in full force and effect, and each such grant was made in accordance in all material respects with the terms of the Stock Plan and all other applicable Laws. The Company has made available to Parent accurate and complete copies of the Stock Plan and each form of Contract pursuant to which any Company Stock Option, Company RSU or Company PS Award is outstanding. The terms of the Stock Plan and the Contracts evidencing the Company Stock Option, Company RSUs and Company PS Awards authorize and permit the treatment of the Company Stock Options, Company RSUs and Company PS Awards contemplated by Section 2.8 without any required consent or approval of the holders of the Company Stock Option, Company RSUs and Company PS Awards. Each Company Stock Option (and each other option to purchase Common Stock that has been previously granted under the Stock Plan or otherwise) has an exercise price equal to or greater than the fair market value of a Share as of the Grant Date, as determined in accordance with Section 409A of the Code and is, and has been since the Grant Date, exempt from the requirements of Section 409A of the Code and is a “stock right” (as such term is construed under Treasury Regulation § 1.409A-1(b)(5)) that does not provide for the deferral of compensation for purposes of Section 409A of the Code.

(c) Except as set forth in this Section 3.3 or Section 3.2 and for changes since the Capitalization Date resulting from the exercise, vesting or settlement of Company Stock Options, the vesting or settlement of Company RSUs or Company PS Awards or in the settlement of offering period in accordance with Section 2.6(e), in each case, outstanding on the Capitalization Date, as of the date hereof, there are no outstanding or reserved for issuance (i) shares of capital stock or voting securities of the Company or any of its Subsidiaries, (ii) bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the Company Stockholders may vote, or (iii) securities, options, warrants, calls, puts, subscriptions, rights, commitments, profits interests, stock appreciation rights, phantom stock agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, transfer, exchange, register or sell, or cause to be issued, transferred, exchanged, registered or sold, shares of capital stock or other voting or equity securities or interests of the Company or of any of its Subsidiaries (or any security convertible or exercisable therefor) or obligating the Company or any of its Subsidiaries to issue, grant, or enter into any such security, option, warrant, call, put, subscription, right, commitment, profits interest, agreement, arrangement or undertaking. As of the date of this Agreement, (A) there are no agreements or commitments to which the Company or any of its Subsidiaries is a party granting any preemptive, antidilutive, rights of first refusal or similar rights with respect to any security issued by the Company or its Subsidiaries, (B) neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter and (C) there are no voting trusts or other agreements or understandings to which the

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Company or any of its Subsidiaries is a party with respect to the voting or registration of the capital stock or other equity interest of the Company or any of its Subsidiaries.

Section 3.4 Authority.

(a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, assuming the accuracy of the representations and warranties contained in Section 4.9 and subject to obtaining the Stockholder Approval, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. Assuming the accuracy of the representations and warranties contained in Section 4.9, the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of the Company, subject to obtaining the Stockholder Approval (which will be obtained upon delivery of the Company Stockholder Written Consent) and filing the Certificate of Merger with the Secretary of State of the State of Delaware, and no other actions on the part of the Company or any of its stockholders are necessary to authorize the consummation of the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the accuracy of the representations and warranties contained in Section 4.9 and the due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws of general applicability affecting or relating to creditors’ rights generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law (clauses (i) and (ii) collectively, the “Enforceability Exceptions”).

(b) The Company Board has unanimously (i) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of the Company and the Company Stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, (iii) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth in this Agreement, and (iv) recommended the adoption of this Agreement by the Company Stockholders, subject to the terms and conditions of this Agreement, including Section 5.2 (the “Company Recommendation”).

(c) Assuming the accuracy of the representations and warranties contained in Section 4.9, the Stockholder Approval (which will be obtained upon delivery of the Company Stockholder Written Consent) is the only vote of the holders of any class or series of capital stock of the Company required to adopt this Agreement and approve the Merger under applicable Law.

Section 3.5 Consents and Approvals; No Violations.

(a) Except as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, other applicable Regulatory Laws, the DGCL, the rules and regulations of NYSE, and state securities laws, including the filing of the Information Statement with the SEC and any amendments or supplements thereto, and subject to the accuracy of Parent’s and Merger Sub’s representations and warranties set forth in Section 4.4(a), neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will require the Company or any Subsidiary to make any notice to, or filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity of competent jurisdiction, with such exceptions as would not constitute a Company Material Adverse Effect.

(b) Assuming the accuracy of the representations and warranties contained in Section 4.9 and subject to obtaining the Stockholder Approval (which will be obtained upon delivery of the Company Stockholder Written Consent), neither the execution, delivery or performance of this Agreement by the Company nor the

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consummation by the Company of the transactions contemplated hereby will (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or of the similar organizational documents of any of the Company’s Subsidiaries, or (ii) assuming compliance with the matters referred to in Section 3.5(a), contravene, conflict with or result in a violation or breach of any provision of any applicable Law, require any consent or other action by any Person under, constitute a default or an event that, with or without notice, lapse of time or both, would constitute a default under, or cause or permit the material modification, termination, cancellation or acceleration of any right or obligation under, any provision of any Material Contract, or result in the creation of any Lien (other than a Permitted Lien) upon any asset of the Company or any of its Subsidiaries, in each case, with such exceptions as would not constitute a Company Material Adverse Effect.

Section 3.6 Company SEC Documents.

(a) Since January 1, 2024, the Company has filed with or furnished to the SEC, on a timely basis, all forms, reports and documents required to be filed with or furnished to the SEC under the Securities Act or the Exchange Act (collectively with any amendments thereto, the “Company SEC Documents”). As of their respective filing dates (or if amended, as of the date of the last such amendment), and in the case of registration statements and proxy statements, as of the dates of effectiveness and the dates of mailing, respectively, the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, each as in effect on the date so filed (or amended) and none of the Company SEC Documents at the time it was filed (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of the last such filing) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading. None of the Subsidiaries of the Company are required to file periodic reports with the SEC pursuant to the Exchange Act. Since January 1, 2024, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of NYSE. As of the date of this Agreement, to the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC nor are there any unresolved comments issued by the staff of the SEC with respect to any of the Company SEC Documents.

(b) The consolidated financial statements of the Company included in the Company SEC Documents (including the related notes and schedules thereto) complied as of their respective dates in all material respects with the then-applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, except to the extent disclosed in any such Company SEC Document, have been prepared in all material respects in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements or any foreign Subsidiaries, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and, on that basis, fairly presented in all material respects the consolidated financial position, results of operations, changes in stockholder’s equity and cash flows of the Company and its Subsidiaries as of the indicated dates and for the indicated periods (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto).

(c) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act, and the Company has established and maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act. Such disclosure controls and procedures are designed to provide reasonable assurances that (i) all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding disclosure and (ii) information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s applicable rules and forms, the Exchange Act and the Securities Act.

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(d) The Company has disclosed, based on its most recent evaluation of internal control over financial reporting prior to the date hereof, to the Company’s outside auditor and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(e) There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise could be reasonably likely to constitute a Company Material Adverse Effect.

(f) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than liabilities and obligations (i) reserved against or reflected in the Company’s consolidated balance sheet for the fiscal quarter ended December 31, 2025 included in the Company SEC Documents (or the notes thereto), (ii) incurred in the ordinary course of business since December 31, 2025, (iii) incurred in connection with the transactions contemplated by this Agreement, the entry into this Agreement and the performance of the transactions contemplated by this Agreement or matters referred to in the Company Disclosure Schedule, (iv) discharged or paid in full prior to the date hereof or that will be discharged or paid in full prior to the Effective Time or (v)  that would not constitute a Company Material Adverse Effect.

Section 3.7 Absence of Certain Changes or Events. From December 31, 2025 through the date hereof, (i) there has not been a Company Material Adverse Effect, and (ii) except in connection with the transactions contemplated by this Agreement, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course.

Section 3.8 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Information Statement will, at the time the Information Statement or any amendment or supplement thereto, as applicable, is first filed with the SEC and at the time it is first mailed to the Company Stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement will comply in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference in the Information Statement based on information supplied by or on behalf of Parent, Merger Sub or Affiliates thereof or Representatives of any of the foregoing.

Section 3.9 Compliance with Laws; Permits. Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries (i) are, and since January 1, 2024 have been, in compliance with all Laws and Orders applicable to the Company and its Subsidiaries, and (ii) to the Knowledge of the Company, are not under investigation by any Governmental Entity with respect to any violation of any such Law or Order. Except as would not constitute a Company Material Adverse Effect, each of the Company and its Subsidiaries has in effect all licenses, certificates, authorizations, consents, permits, approvals and other similar authorizations of, from or by a Governmental Entity necessary for it to own, lease or operate its properties and assets and to carry on its business as currently conducted (collectively, “Permits”), and has timely paid all material fees and assessments due and payable in connection therewith. No default has occurred under, and there exists no event that, with or without notice, lapse of time or both, would result in a default under, any such Permit, and neither the Company nor any of its Subsidiaries has received any cease and desist letters or material written inquiries from any Governmental Entity with respect to any such Permit, except, in each case, as would not constitute a Company Material Adverse Effect. Except as would not constitute a Company Material Adverse Effect, (A) all

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of the Permits are valid and in full force and effect, (B) the Company and each of its Subsidiaries is, and since January 1, 2024 has been, in compliance with the terms, conditions, obligations and requirements of all Permits, and (C) each of the Permits has been granted without conditions, except for those conditions on the face of such Permit or conditions generally applicable to all similarly situated licensees or permittees, and is free and clear of all Liens (other than Permitted Liens).

Section 3.10 Tax Matters. Except as would not constitute a Company Material Adverse Effect:

(a) (i) The Company and each of its Subsidiaries have timely filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate; (ii) the Company and each of its Subsidiaries have timely paid all Taxes required to be paid by any of them, except, in the case of each of clauses (i) and (ii), with respect to matters contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; and (iii) there are not pending or proposed or threatened in writing (or, to the Knowledge of the Company, threatened orally), any audits or other Actions by any Governmental Entity in respect of Taxes of the Company or any of its Subsidiaries, in each case, other than in respect of matters for which adequate reserves have been established in accordance with GAAP.

(b) There are no Liens for Taxes on any property of the Company or any of its Subsidiaries other than Permitted Liens.

(c) The Company has not been a “controlled corporation” or a “distributing corporation” (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in any distribution that was purported or intended to be governed by Section 355 of the Code occurring during the two-year period ending on the date hereof.

(d) Neither the Company nor any of its Subsidiaries (i) is a party to any Tax allocation, sharing indemnity or similar Contract (other than (A) any Tax indemnification provisions in commercial agreements or other agreements, in each case, that are not primarily related to Taxes, or (B) any agreement solely between or among any of the Company and its Subsidiaries), (ii) to the Knowledge of the Company, has been a member of a consolidated, combined, unitary, or similar group other than any such group of which it is presently a member, or (iii) is liable for any Taxes of any other Person (other than the Company or its Subsidiaries) pursuant to Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign Law), as a transferee or successor, or by Contract the primary subject matter of which is Tax.

(e) Neither the Company nor any of its Subsidiaries (i) has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, or (ii) has or has ever had a permanent establishment in any country other than the country of its organization.

(f) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (or any comparable provision of state, local or foreign Law).

(g) All Taxes required to be withheld or collected by the Company or any of its Subsidiaries have been duly withheld and collected and, to the extent required, have been timely paid over to the appropriate Governmental Entity.

(h) No extension or waiver of the statutory period of limitations applicable to any Taxes of the Company or any of its Subsidiaries is in effect, and no written request for any such waiver or extension is currently pending.

(i) All deficiencies for Taxes asserted or assessed in writing against the Company or any of its Subsidiaries have been fully and timely paid, settled or properly reflected in the most recent financial statements contained in the Company SEC Documents.

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(j) No Subsidiary of the Company that is resident in Canada for purpose of the ITA has incurred any deductible outlay or expense owing to a Person not dealing at arm’s length (for purposes of the ITA) with it the amount of which would, in the absence of an agreement filed under paragraph 78(1)(b) of the ITA, be included in its income for Canadian income tax purposes for any taxation year or fiscal period beginning on or after the Closing Date under paragraph 78(1)(a) of the ITA or any analogous provision of any comparable Law of any province or territory of Canada.

(k) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any change in method of accounting, closing agreement, intercompany transaction, installment sale, open transaction or the receipt of any prepaid amount, in each case prior to Closing, or as a result of any election under Section 965(h) of the Code.

Section 3.11 Related Party Transactions. There are no transactions or contracts between the Company or any Subsidiary, on the one hand, and any Affiliates of the Company or Subsidiary or other Persons, including any stockholder, officer or director of the Company or immediate family member thereof, on the other hand, that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the Commission.

Section 3.12 Litigation. There is no, and since January 1, 2024, there has been no, Action pending or to the Knowledge of the Company threatened against the Company or any of its Subsidiaries that (a) would reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole, or (b) seeks to prevent, hinder, modify, delay or challenge the Merger or any of the other transactions contemplated by this Agreement. There is no Order imposed upon or to the Knowledge of the Company threatened against the Company or any of its Subsidiaries that would reasonably be expected to materially impair the business of the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, the Registrar of Companies in England and Wales has not provided written notice to the Company or any Subsidiary that it intends to take action to strike any Subsidiary of the Company incorporated in England and Wales off the register of companies maintained by the Registrar of Companies in England and Wales at Companies House.

Section 3.13 Employees and Employee Benefit Plans.

(a) Section 3.13(a) of the Company Disclosure Schedule contains a true and complete list of each material Company Benefit Plan (other than statutory employee benefits or severance rights provided in a jurisdiction outside of the United States under applicable Law). The Company has made available to Parent true, correct and complete copies of (i) each material Company Benefit Plan and all amendments thereto (or with respect to each such material Company Benefit Plan not reduced to writing, a written summary of all material terms) and (ii) to the extent applicable, (A) the three most recently filed annual reports on Form 5500 and all schedules thereto filed with respect to such Company Benefit Plan, (B) each current trust agreement, insurance contract or policy, group annuity contract, certificate of coverage and any other funding arrangement relating to such Company Benefit Plan and all amendments thereto, (C) the most recent summary plan description (and all summaries of material modifications thereto) and (D) the most recent determination letter or opinion letter received from the Internal Revenue Service, (E) annual testing (including nondiscrimination and coverage) results for the three most recently completed plan years, and (F) all correspondence with any Governmental Entity received or sent in the preceding three (3) years with respect to any such Company Benefit Plan.

(b) Except as would not result in material liability to the Company Group, taken as a whole, each Company Benefit Plan has been established, registered (if applicable), maintained, funded, invested and administered (including with respect to contributions, premiums and payments due in respect of such plan) in compliance in all respects with its terms and with the requirements of applicable Law, including ERISA and the Code (including Section 409A and 457A of the Code) and, as applicable, the auto-enrollment requirements in the UK Pensions Act 2008, as amended. Each Company Benefit Plan that is intended to be qualified under

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Section 401(a) of the Code has either received a favorable determination letter from the Internal Revenue Service or may rely on a favorable opinion letter issued by the Internal Revenue Service and, to the Knowledge of the Company, no circumstances exist which could result in loss of such qualification under Section 401(a) of the Code or adversely affect the registered status of any such Company Benefit Plan. No Company Benefit Plan is the subject of any pending or threatened in writing Action (other than routine claims for benefits in the ordinary course) or audit, investigation or examination by any Governmental Entity.

(c) No Company Benefit Plan is (i) a “registered pension plan” (as such term is defined in subsection 248 of the ITA) (ii) a “retirement compensation arrangement” as such term is defined in subsection 248(1) of the ITA; or (iii) an “employee life and health trust” as such term is defined in subsection 248(1) of the ITA. No Company Benefit Plan is intended to be or has ever been found or alleged by a Governmental Entity to be a “salary deferral arrangement” as such term is defined in subsection 248(1) of the ITA.

(d) None of the Company Benefit Plans apply to or permit participation by employers other than the Company and its Subsidiaries. None of the Company, its Subsidiaries or any of their respective ERISA Affiliates sponsors, maintains, contributes to, has any obligation to contribute to, or has any liability (including contingent liability) with respect to (or in the past six (6) years sponsored, maintained, contributed to, had any obligation to contribute to), and no Company Benefit Plan is, a plan that is or was (i) a Multiemployer Plan, (ii) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is or was subject to Title IV of ERISA or Section 412 of the Code, (iii) a “multiple employer plan” within the meaning of Section 210 of ERISA or Section 413(c) of the Code, or (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). No fiduciary (within the meaning of Section 3(21) of ERISA) of any Company Benefit Plan has committed a breach of fiduciary duty with respect to that Company Benefit Plan that could subject the Company or any of its Subsidiaries or an employee thereof to any material liability (including liability on account of an indemnification obligation). Neither the Company nor any of its Subsidiaries has incurred any material excise Taxes under Chapter 43 with respect to any Company Benefit Plan and, to the Knowledge of the Company, nothing has occurred with respect to any Company Benefit Plan that could reasonably be expected to subject the Company or any of its Subsidiaries to any such Taxes. Neither the Company, any of its Subsidiaries, nor any ERISA Affiliate thereof has any material liability as a result of a violation of COBRA.

(e) Neither the Company nor any of its Subsidiaries has any obligation to provide post-employment or post-retirement health, medical, life insurance or other welfare benefits to any current or former officer, director or employee of the Company or any of its Subsidiaries, except as required by COBRA or other applicable Law.

(f) Except as expressly provided under this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (alone or in combination with any other event) (i) entitle any current or former officer, director or employee of the Company or any of its Subsidiaries to any payment or benefit, including any bonus, incentive, retention, termination, severance, change-in-control, retention, termination, settlement, retirement or job security payment or benefit under a Company Benefit Plan or otherwise; (ii) accelerate the time of payment or vesting, result in any forgiveness of indebtedness or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable pursuant to, any Company Benefit Plan; (iii) increase the benefits payable or trigger any other obligation under, any Company Benefit Plan or otherwise, or (iv) result in any payment that could, individually or in combination with any other such payment, reasonably be expected to constitute an “excess parachute payment” (within the meaning of Section 280G of the Code).

(g) Neither the Company nor any of its Subsidiaries has any obligation to provide, and no Company Benefit Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A, 457A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

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(h) With respect to each Company Benefit Plan maintained primarily for employees and former employees located outside the United States (each, an “International Plan”) other than Company Benefit Plans in respect of employees and former employees located in Canada: (i) if intended to qualify for special Tax treatment, each International Plan is so qualified in all material respects, (ii) if required to be registered with a Governmental Entity, is so registered in all material respects, and (iii) for each International Plan that, under applicable Law is required to be funded, is, in all material respects, funded because the fair market value of the assets of each International Plan, the liability of each insurer for any International Plan funded through insurance, or the book reserve established for any such plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such plan. Neither the Company nor any of its Subsidiaries have been a party to, a sponsoring employer of, or otherwise is under any liability with respect to any defined benefit pension scheme or any death, disability or retirement benefit calculated by reference to age, salary or length of service or any other item.

(i) Neither the Company nor any of its Subsidiaries (i) has agreed to recognize any labor union, trade union, or labor organization, nor has any labor union, trade union, or labor organization been certified as the exclusive bargaining representative of any employees of the Company or any of its Subsidiaries, (ii) is a party to or otherwise bound by, or currently negotiating, any collective bargaining agreement labor contract, letter of understanding, letter of intent, voluntary recognition agreement, legally binding commitment or written communication or other Contract with a labor union, trade union, or labor organization, or (iii) as of the date hereof is the subject of any Action seeking to compel it to bargain with any labor union or labor organization, nor to the Knowledge of the Company is any such Action threatened. Since January 1, 2024, there has not been (and, to the Knowledge of the Company, there has not been any written threat of) any, strike, slowdown, work stoppage, lockout, concerted refusal to work overtime, or other similar material labor activity or dispute affecting the Company or any of its Subsidiaries, and, to the Knowledge of the Company, there is no organizing campaign being conducted to seek recognition of any union as a representative of any employees of the Company or any of its Subsidiaries.

(j) Except as would not be material to the Company and its Subsidiaries taken as a whole, as of the date hereof, to the Knowledge of the Company, all compensation, including wages, commissions, bonuses, fees, and other compensation, presently due and owing to all employees, independent contractors, or consultants of the Company and its Subsidiaries for services performed on or before the date hereof has been paid in full or has been properly reflected on books and records of the Company or applicable Subsidiary.

(k) Except as would not be material to the Company and its Subsidiaries, taken as a whole, to the Knowledge of the Company, there are no pending, and there have not been since January 1, 2024, any Actions against the Company or any of its Subsidiaries, or threatened Actions in connection with the employment or engagement of any current or former employee or individual independent contractor of the Company or any of its Subsidiaries, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, or any other employment-related matter arising under applicable Laws. To the Knowledge of the Company, the Company and its Subsidiaries have maintained Form I-9 Employment Eligibility Verification documentation for all employees and former employees in the United States whose employment terminated at least one (1) year prior to the Closing Date.

(l) To the Knowledge of the Company, all of the Persons who are receiving remuneration for work or services provided to the Company or any of its Subsidiaries who are not employees are treated as independent contractors, are properly characterized as independent contractors. Since January 1, 2024, no Governmental Entity has disputed the classification of any independent contractor engaged by the Company or any of its Subsidiaries.

(m) To the Knowledge of the Company, no director, executive officer or other management-level employee of the Company or any of its Subsidiaries is or has been since January 1, 2024 the subject of any

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sexual harassment complaint, allegation or investigation by any other individual, and neither the Company nor any of its Subsidiaries has, since January 1, 2024, been subject to any Action based on such allegations against by any executive, officer, director, manager or other management-level employee of the Company or any of its Subsidiaries.

(n) Except as would not be material to the business of the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract in respect of any employee located in Canada, which provides such employee with termination or severance entitlements in excess of those required by applicable Law.

(o) Since January 1, 2024, neither the Company nor any of its Subsidiaries have made, or started implementation of, any collective dismissals that have required or will require, in each case as would be material to the Company and its Subsidiaries, taken as a whole, notification and/or consultation with any Governmental Entity, trade union, works or supervisory council, staff association and/or body representing or in relation to any employee or former employees of the Company or any of its Subsidiaries.

(p) Except as would not constitute a Company Material Adverse Effect, since January 1, 2024, neither the Company nor any of its Subsidiaries have been a party to a relevant transfer for the purposes of the Transfer of Undertakings (Protection of Employment) Regulations 2006 (or local equivalent applicable Law) affecting any employee or any other person engaged in the business of the Company or any of its Subsidiaries.

Section 3.14 Intellectual Property and Privacy.

(a) Section 3.14(a) of the Company Disclosure Schedule sets forth a list, as of the date hereof, of all material Company Registered IP. Except as would not be material to the business of the Company and its Subsidiaries, taken as a whole, (i) the Company, or a Subsidiary of the Company, exclusively owns all right, title, and interest in the Company Intellectual Property free and clear of all Liens, except for Permitted Liens and (ii) each item of Company Registered IP is subsisting, valid, and enforceable.

(b) As of the date hereof, no claims are, or since January 1, 2024 have been, pending or threatened in writing (or, to the Knowledge of the Company, orally), (i) challenging the ownership, enforceability or validity of any Company Intellectual Property, or (ii) alleging that the Company or any of its Subsidiaries is or was violating, misappropriating or infringing the rights of any Person with regard to any Intellectual Property, other than, in each case, as would not constitute a Company Material Adverse Effect.

(c) Except as would not constitute a Company Material Adverse Effect, (i) to the Knowledge of the Company, no Person is violating, misappropriating or infringing, or has since January 1, 2024 violated, misappropriated, or infringed, any Company Intellectual Property, and (ii) neither the Company nor any Subsidiary of the Company nor the operation of the business of the Company and its Subsidiaries violates, misappropriates or infringes, or has since January 1, 2024 violated, misappropriated, or infringed, the Intellectual Property of any other Person.

(d) Except as would not constitute a Company Material Adverse Effect, all current and past employees and consultants of the Company and its Subsidiaries who have contributed to the development of any material Company Intellectual Property that would not otherwise be owned by the Company or a Subsidiary as a matter of law, have assigned to the Company or the Subsidiary ownership of such Intellectual Property. Except as would not be material to the business of the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries has taken commercially reasonable measures to protect the confidentiality of all trade secrets and other material confidential information in the Company Intellectual Property.

(e) Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries have not used any Open Source Software in a manner that would obligate the Company or any of its

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Subsidiaries to (i) disclose, make available, offer, or distribute any portion of the software included in the Company Intellectual Property (ii) license or offer any rights in, on a royalty-free basis or for a nominal fee, any portion of the software included in the Company Intellectual Property.

(f) Except as would not be material to the business of the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has delivered, licensed or made available to any escrow agent or other Person any material source code that is part of the Company Intellectual Property except for disclosures to employees and independent contractors for the Company or one of its Subsidiaries. Except as would not be material to the business of the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has any duty or obligation to deliver, license or make available any such source code that is part of the Company Intellectual Property to any Person.

(g) No Contract to which the Company or any of its Subsidiaries is a party would, upon Closing, grant to any Person any license, covenant not to sue, or other rights related to Intellectual Property owned by Parent or any of its Affiliates (other than the Company and its Subsidiaries). Except as would not be material to the business of the Company and its Subsidiaries, taken as a whole, all Intellectual Property used in or necessary to the conduct of the business of the Company and its Subsidiaries as currently conducted shall be owned or available for use by the Company and its Subsidiaries immediately after the Closing on terms and conditions substantially the same as those under which the Company and its Subsidiaries owned or used such Intellectual Property immediately prior to the Closing.

(h) Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries maintain policies and procedures regarding data security and privacy, including procedures reasonably designed to detect data security breaches and unauthorized access or unauthorized use of the Company’s and its Subsidiaries’ information technology systems, including systems that store or process Personal Data. Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries are, in all material respects, in compliance with the Company’s privacy policies and all applicable Privacy Laws. To the Knowledge of the Company, as of the date of this Agreement, there have been no material losses or thefts of material data or security breaches with respect to, Personal Data that would reasonably be expected to result in a Company Material Adverse Effect within one (1) year prior to the date hereof. The representations in this Section 3.14(h) are the Company’s sole and exclusive representations concerning Privacy Laws.

(i) Except as would not have a Company Material Adverse Effect, the information technology systems owned or leased by the Company and its Subsidiaries in connection with the conduct of their businesses are (i) adequate for, and operate and perform in accordance with their documentation and functional specifications and otherwise as required in connection with, the operation of the business of the Company and its Subsidiaries, (ii) to the Knowledge of the Company, are free from material bugs, errors, or other defects, and (iii) to the Knowledge of the Company, have not materially malfunctioned or failed within one (1) year prior to the date hereof.

Section 3.15 Material Contracts.

(a) Except as would not constitute a Company Material Adverse Effect, as of the date of this Agreement, (i) neither the Company nor any of its Subsidiaries is in breach of or default under the terms of any Material Contract, (ii) to the Knowledge of the Company, no other party to any Material Contract is in breach of or default under the terms of any such Material Contract, (iii) each Material Contract is a valid and binding obligation of the Company or its Subsidiary that is a party thereto and is in full force and effect, except as limited by the Enforceability Exceptions, and to the Knowledge of the Company, binding on the other party, or (iv) to the Knowledge of the Company, no event has occurred which would result in a breach of or default under any Material Contract (in each case, with or without notice, lapse of time or both). To the Knowledge of the Company, there are no Actions pending or threatened, with respect to any Material Contract that would

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reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. From January 1, 2026 to the date hereof, neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to a Material Contract to terminate for default, convenience or otherwise any currently operative Material Contract (except for the expiration of any such Material Contract in accordance with its terms).

(b) A true and complete list of the Material Contracts as of the date hereof is set forth in Section 3.15(b) of the Company Disclosure Schedule (other than those Contracts that are publicly filed with or publicly furnished to the SEC by the Company or any of its Subsidiaries (including any documents incorporated by reference therein) during the three (3) year period prior to the date that is one (1) Business Day prior to the date of this Agreement). For purposes of this Agreement, the term “Material Contract” means any of the following Contracts, excluding any Company Benefit Plan, to which the Company or any of its Subsidiaries is a party as of the date hereof:

(i) any limited liability company, partnership, joint venture, shareholders or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any limited liability company, partnership or joint venture or corporation that is material to the business of the Company and its Subsidiaries, taken as a whole, other than any such limited liability company, partnership or joint venture or corporation that is a Subsidiary of the Company;

(ii) any Contract (other than between or among the Company and any of its Subsidiaries or between or among any of the Subsidiaries of the Company) (A) relating to indebtedness for borrowed money in excess of $5,000,000 individually or (B) obligating the Company or any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in exchange for equity in, any Person (other than a Subsidiary), in excess of $1,000,000 individually;

(iii) (x) any Contract that (A) limits the right of the Company or its Subsidiaries to engage or compete in any line of business or to compete or operate in any location, or (B) imposes any obligation on the Company or its Subsidiaries to conduct business with any third party on an exclusive basis, or that contains “most favored nation” or similar covenants requiring pricing terms no less favorable than those offered to any other person, in each case, in any respect material to the business of the Company and its Subsidiaries, taken as a whole or (y) any Contract that contains any of the limitations or obligations described in the foregoing clauses (A) and (B) that are binding upon Affiliates of the Company or its Subsidiaries (including, following the Closing, Parent and its Affiliates);

(iv) any Contract that relates to the acquisition or disposition of any equity interests, business or assets or properties of a Person or business (x) that is pending or (y) pursuant to which the Company or any of its Subsidiaries (A) has continuing “earn-out” or other contingent payment obligations or (B) is subject to continuing post-closing restrictive covenants (other than with respect to (I) confidentiality, non-disparagement, or other administrative provisions, or (II) that have expired or will expire by their terms on or prior to the Closing Date);

(v) any collective bargaining agreement or other Contract with any trade unions, works council, or other employee representative body;

(vi) any Contract with (A) each of the ten (10) largest sponsors and/or exhibitors of the Company, and (B) each of the ten (10) largest commercial suppliers of the Company, in each case by dollar amount for the fiscal year ending December 31, 2025;

(vii) any other Contract, other than a Material Lease, which involves the expenditure of more than $5 million annually;

(viii) any settlement, conciliation or similar Contract with any Governmental Entity pursuant to which the Company or any of its Subsidiaries has material outstanding or unsatisfied obligations (excluding customary confidentiality, non-disparagement, or other administrative provisions);

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(ix) any Contracts material to the operation of the businesses of the Company and its Subsidiaries relating to: (A) the use of any third party Intellectual Property by the Company or any of its Subsidiaries other than where such Intellectual Property is commercially-available software products or services that are made available to the Company and its Subsidiaries for an annual or one-time fee of less than $500,000, (B) any settlement, co-existence, covenant not to sue, or similar agreements related to Intellectual Property, and (C) the licensing of Company Intellectual Property to any Person other than non-exclusive licenses granted in the ordinary course of business; and

(x) any Contract required to be filed by the Company with the SEC as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K.

Section 3.16 Real and Personal Property.

(a) None of the Company nor any of its Subsidiaries owns any real property. Neither the Company nor any Subsidiary is a party to any Contract or option in writing to purchase any real property or interest therein that has not closed as of the Closing Date.

(b) Section 3.16(b) of the Company Disclosure Schedule contains a complete and accurate list of all of the existing leases, subleases, licenses, or other use and occupancy agreements that are material to the Company and its Subsidiaries, taken as a whole (collectively, and for the avoidance of doubt, excluding any Contract the purpose of which is primarily to secure venues for the Company’s trade shows and events, the “Material Leases”) under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any material real property (such property, the “Leased Real Property”). The Company or its Subsidiaries have valid legal and beneficial leasehold estates in the Material Leases and the Leased Real Property, free and clear of all Liens, other than Permitted Liens. True and complete copies of all Material Leases (including any modifications, amendments, extensions and/or assignments thereto or thereof) have been made available to Parent.

(c) Except as would not constitute a Company Material Adverse Effect, as of the date of this Agreement, (i) neither the Company nor any of its Subsidiaries is in breach of or default under the terms of any Material Lease, (ii) to the Knowledge of the Company, no other party to any Material Lease is in breach of or default under the terms of any such Material Lease, (iii) each Material Lease is a valid and binding obligation of the Company or its Subsidiary that is a party thereto and is in full force and effect, except as limited by the Enforceability Exceptions, and to the Knowledge of the Company, binding on the other party, or (iv) to the Knowledge of the Company, no event has occurred which would result in a breach of or default under any Material Lease (in each case, with or without notice, lapse of time or both). The Company has not granted any third party the right to use or occupy any material portion of the Leased Real Property.

(d) No security deposit or portion thereof deposited pursuant to the terms of a Material Lease has been applied in respect of a breach or default that has not been redeposited in full.

(e) Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries have good and valid legal and beneficial title to, or valid and enforceable rights to use under existing franchises, easements or licenses of, or valid and enforceable leasehold interests in, all of their material tangible personal properties and assets necessary to carry on their businesses as currently conducted, free and clear of all Liens, except for Permitted Liens.

Section 3.17 Environmental Laws. Except as would not constitute a Company Material Adverse Effect:

(a) the Company and its Subsidiaries are, and have been since January 1, 2024, in compliance with all Environmental Laws;

(b) The Company and its Subsidiaries have obtained and maintained, in full force and effect, all Environmental Permits necessary to conduct their operations and are, and have been in the past five years, in compliance with such Environmental Permits;

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(c) Neither the Company nor any of its Subsidiaries has received any written notification, demand, or request for information in the past five years, or is the subject of any Order, regarding any actual or alleged liability or noncompliance relating to or arising under any Environmental Law (including relating to or arising from any Release or threatened Release of, or exposure to, any Hazardous Material);

(d) There is no Action pending or threatened against the Company or its Subsidiaries relating to any Environmental Law;

(e) To the Knowledge of the Company, (i) there has been no Release or threatened Release of, or exposure to, any Hazardous Material at, on, in, onto, or from any site currently or previously owned, leased, or otherwise operated by the Company or its Subsidiaries, and (ii) neither the Company nor its Subsidiaries has received any written notice of potential responsibility with respect to Releases of any Hazardous Materials at, on, or from any location, in each case of (i) and (ii) in a manner or concentration that would reasonably be expected to result in a liability or obligation of the Company or its Subsidiaries under any Environmental Law; and

(f) The Company has made available to Parent copies of all material reports and assessments in the Company’s possession or control concerning Environmental Law matters relating to the Company or its Subsidiaries or any properties currently or formerly owned, leased or operated by the Company or its Subsidiaries.

Section 3.18 Insurance Policies. All insurance policies maintained by the Company and its Subsidiaries as of the date hereof are in full force and effect, and neither the Company nor its Subsidiaries are in material default with respect to its obligations under any of such insurance policies, and neither the Company nor its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination or modification of any such insurance policy, except for such failure to be in full force and effect and for such defaults or actions that would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not be material to the Company and the Company’s Subsidiaries, taken as a whole, all premiums due and payable on such insurance policies have been timely and fully paid and there are no material claims under any of the insurance policies for which coverage has been denied or disputed by the applicable insurance carrier (excluding routine reservation of rights notices).

Section 3.19 Opinion of Financial Advisor. The Company Board has received the oral opinion of Goldman Sachs & Co. LLC, to be subsequently confirmed by delivery of a written opinion, to the effect that, as of the date of such opinion, and subject to the limitations, qualifications, assumptions and other matters set forth in such opinion, the Merger Consideration to be paid to the holders of Shares (other than Parent and its affiliates) is fair, from a financial point of view, to such holders. The foregoing opinion has not been amended or rescinded as of the date of this Agreement. The Company will provide Parent a copy, solely for information purposes, of such written opinion promptly after the execution of this Agreement, it being understood and agreed that such opinion is for the benefit solely of the Company Board and may not be relied on by Parent, Merger Sub or any other Person.

Section 3.20 Brokers. No broker, finder, investment banker, financial advisor or other similar Person, other than Goldman Sachs & Co. LLC, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.21 Takeover Statutes Not Applicable; No Rights Agreement. Assuming the accuracy of the representations and warranties contained in Section 4.9, no “moratorium,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law, including Section 203 of the DGCL, or any similar anti-takeover provision in the certificate of incorporation or bylaws of the Company, is applicable to the transactions contemplated by this Agreement, including the Merger. The Company is not party to any “poison pill” or similar anti-takeover agreement or plan.

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Section 3.22 FCPA; Anti-Bribery; International Trade.

(a) The Company and its Subsidiaries are, and for the past five (5) years have been, in compliance with the provisions of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., and each other anti-corruption or anti-bribery law binding on any of them (collectively, “Anti-Corruption Laws”). The Company, its Subsidiaries, and their respective directors, officers, and employees, and to the Knowledge of the Company, any agents or third-party representatives (in their capacity as such) have not paid, offered or promised to pay, or authorized payment of, any monies or any other thing of value to any government official or employee (including employees of government-owned or controlled entities) or any political party or candidate for political office (collectively, a “Proscribed Recipient”) for the purpose of, (i) influencing any act or decision of such Proscribed Recipient, (ii) inducing such Proscribed Recipient to do or omit to do any act in violation of the lawful duty of such Proscribed Recipient, or to use his, her, or its influence with a Governmental Entity to affect or influence any act or decision of such Governmental Entity, or (iii) assisting in obtaining or retaining business for or with, or directing business to, any Person, in each case, in violation of Anti-Corruption Laws.

(b) None of the Company, any Subsidiaries thereof, nor any of their respective directors, officers, and employees, nor to the Knowledge of the Company, any agent or representative thereof (in their capacity as such) (i) is or has been a Sanctioned Person; (ii) since April 24, 2019 transacted business with or for the benefit of a Sanctioned Person in violation of Sanctions or, has otherwise violated applicable Sanctions; or (iii) in the last (5) five years, committed a violation of any applicable Ex-Im Law.

(c) To the Knowledge of the Company, none of the Company, nor any of its Subsidiaries have been, in the last five (5) years (or since April 24, 2019 with respect to Sanctions), the subject of any allegation, voluntary disclosure, investigation, prosecution or enforcement action related to compliance with any Anti-Corruption Laws, Sanctions or Ex-Im Laws.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally hereby represent and warrant to the Company as follows:

Section 4.1 Organization. Parent is a limited liability company and Merger Sub is a corporation, in each case, duly organized, validly existing and in good standing (with respect to jurisdictions that recognize that concept) under the Laws of its respective jurisdiction of organization and each has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted, except where the failure to be in good standing or to have such corporate or similar power and authority would not constitute a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize that concept) as a foreign corporation (or other applicable entity) in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification or licensing, except in such jurisdictions where the failure to be so qualified or licensed or to be in good standing would not constitute a Parent Material Adverse Effect. Except as would not constitute a Parent Material Adverse Effect, neither Parent nor Merger Sub is in violation of any provision of its certificate of incorporation or bylaws (or similar organizational documents). For purposes of this Agreement, a “Parent Material Adverse Effect” means any fact, circumstance, change, event, occurrence or effect that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect of Parent’s or Merger Sub’s ability to timely consummate the transactions contemplated hereby, including the Merger. Parent has made available to the Company true, complete and correct copies of the organizational and governing documents of Parent and Merger Sub, in each case as amended and in effect as of the date of this Agreement.

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Section 4.2 Merger Sub.

(a) The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share (100 shares of which are validly issued and outstanding), and 100 shares of preferred stock, par value $0.01 per share. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, free and clear of all Liens.

(b) Merger Sub has been formed solely for the purpose of the Merger and, prior to the Effective Time, will have engaged in no other business activities and will have owned no assets and incurred no liabilities or obligations other than in connection with the transactions contemplated hereby and activities incidental to its formation.

Section 4.3 Authority.

(a) Each of Parent and Merger Sub has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary actions on the part of each of Parent and Merger Sub, subject to the adoption of this Agreement by Parent, as the sole stockholder of Merger Sub (which such adoption shall occur immediately following the execution of this Agreement) and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and no other actions on the part of Parent or Merger Sub are necessary to authorize the consummation of the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and (assuming the due and valid authorization, execution and delivery of this Agreement by the Company) constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as limited by the Enforceability Exceptions.

(b) The Parent Board has approved and declared the advisability of this Agreement and the transactions contemplated hereby, including the Merger, and the board of directors of Merger Sub has unanimously (i) determined that this Agreement and the transactions contemplated by this Agreement are fair to and in the best interests of Merger Sub and the sole stockholder of Merger Sub, (ii) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, (iii) resolved to recommend that the sole stockholder of Merger Sub adopt this Agreement and approve the transactions contemplated by this Agreement by written consent in lieu of a meeting and (iv) directed that this Agreement be submitted to the sole stockholder of Merger Sub for its adoption, subject to the terms and conditions of this Agreement.

(c) No vote of the stockholders of Parent or the holders of any other securities of Parent (equity or otherwise) is required by Law or the organizational documents of Parent in order for Parent to consummate the transactions contemplated by this Agreement, including the Merger.

Section 4.4 Consents and Approvals; No Violations.

(a) Except as may be required under, and other applicable requirements of, the HSR Act, other applicable Regulatory Laws and the DGCL, and including the filing of the Information Statement with the SEC and any amendments or supplements thereto, neither the execution, delivery or performance of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby will require Parent or Merger Sub to make any notice to, or filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity of competent jurisdiction, with such exceptions as would not constitute a Parent Material Adverse Effect.

(b) Neither the execution, delivery or performance of this Agreement by the Parent or Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated hereby will (i) contravene, conflict

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with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws, or similar organizational documents of Parent or Merger Sub or any other Subsidiary of Parent or (ii) assuming compliance with the matters referred to in Section 4.4(a), contravene, conflict with or result in a violation or breach of any provision of any applicable Law, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice, lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation under, any provision of any Contract to which Parent or Merger Sub or any other Subsidiary of Parent is a party, result in the creation or imposition of any Lien on any asset of Parent or Merger or any other such Subsidiary of Parent, with such exceptions as would not constitute a Parent Material Adverse Effect.

Section 4.5 Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Information Statement will, at the time the Information Statement is first mailed to the Company Stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to statements made or incorporated by reference in the Information Statement based on information supplied by or on behalf of any Person (including the Company or its Subsidiaries) other than Parent or Merger Sub.

Section 4.6 Litigation. As of the date of this Agreement, (a) there is no Action pending or, to the Knowledge of Parent, threatened against Parent or any of its Affiliates (including Merger Sub) that constitutes a Parent Material Adverse Effect and (b) there is no Order imposed upon or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries (including Merger Sub) that constitutes a Parent Material Adverse Effect.

Section 4.7 Financing.

(a) As of the date of this Agreement, Parent has delivered to the Company true, correct and complete copies of (a) an executed equity commitment letter, dated as of the date hereof (the “Equity Commitment Letter”) from the Equity Investors (as defined therein), pursuant to which the Equity Investors have committed to provide the equity financing to Parent in the amount set forth therein subject to the terms and conditions thereof (the “Equity Financing”) and (b) an executed debt commitment letter, dated as of the date of this Agreement (together with all exhibits, schedules and annexes thereto and any related fee letter, the “Debt Commitment Letter” and together with the Equity Commitment Letter, the “Commitment Letters”), from the Debt Financing Sources identified therein, pursuant to which such Debt Financing Sources have committed to provide the debt financing to Parent in the amount set forth therein subject to the terms and conditions thereof, but without giving effect to the portions of the debt financing committed to under the Debt Commitment Letter that are contemplated to be available to fund the transaction involving Alpha (the “Debt Financing” and together with the Equity Financing but without giving effect to the portions of the Debt Commitment Letter that are contemplated to be available to fund the transaction involving Alpha, the “Financing”); provided, that provisions in the fee letter related to the Debt Commitment Letter relating solely to fee amounts, “market flex” provisions, pricing terms and pricing caps and other economic terms that are customarily redacted may be redacted (none of which redacted provisions adversely affect the availability of, or impose additional conditions on the availability of, the Debt Financing at the Closing, reduce the aggregate principal amount of the Debt Financing contemplated by the Debt Commitment Letter to be available to fund the Financing Amounts (as defined below) to an amount below the amount required to pay the Financing Amounts (after taking into account any available Equity Financing) or adversely affect Parent’s rights to enforce the Debt Commitment Letter). As of the date of this Agreement, each of the Commitment Letters is in full force and effect and constitutes a valid and binding obligation of each of Parent, and, to the Knowledge of Parent, each other party thereto, enforceable against each of them in accordance with its terms, except as limited by the Enforceability Exceptions. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or, to the Knowledge of Parent, any other party thereto, as applicable, under the Commitment Letters. As of the date of this Agreement, (i) none of the Commitment Letters

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have been amended or modified in any manner, and no such amendment or modification is contemplated or pending (except with respect to adding lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Commitment Letter as of the date of this Agreement), and the commitments contained in the Commitment Letters have not been withdrawn, terminated or rescinded in any respect, and to the Knowledge of Parent, no such withdrawal, termination or rescission is contemplated, (ii) there are no side letters or other Contracts relating to the Financing to which Parent or Merger Sub is a party that could reasonably be expected to impair the funding or reduce the aggregate principal amount of the Financing contemplated by the Debt Commitment Letters to be available to fund the Financing Amounts to an amount below the amount required to pay the Financing Amounts, (iii) there are no conditions precedent to the obligations of the Debt Financing Sources or the Equity Investors to provide the Financing under the Commitment Letters (including pursuant to any “flex” provisions in the fee letter), other than the conditions set forth in the Commitment Letters, (iv) Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts required to be paid pursuant to the terms of the Commitment Letters on or prior to the date of this Agreement in connection with the Financing and (v) Parent has no reason to believe that it or, to the Knowledge of Parent, any other party to the Commitment Letters will be unable to satisfy on a timely basis all conditions required to be satisfied by it in any of the Commitment Letters on or prior to the Closing Date. Assuming the Financing is funded or invested in accordance with the Commitment Letters and assuming that the conditions set forth in Section 6.1 and Section 6.2 (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of such conditions) have been satisfied or waived, the aggregate proceeds contemplated by the Commitment Letters (including after giving effect to any “flex” provision in the fee letter (including with respect to fees and original issue discount)), shall provide Parent and Merger Sub with cash proceeds at Closing sufficient for the satisfaction of all of their payment obligations under this Agreement on the Closing Date, including the payment of the Merger Consideration, the Payoff Amount and all fees and expenses of or payable by Parent or Merger Sub or their Affiliates related to the Merger, the Financing and the other transactions contemplated herein (such amounts, collectively, the “Financing Amounts”).

(b) In no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by Parent, Merger Sub or any of their respective Affiliates or any other financing be a condition to any of Parent’s or Merger Sub’s obligations under this Agreement.

Section 4.8 Limited Guarantee. Concurrently with the execution of this Agreement, the Guarantor has duly executed and delivered to the Company a true, complete and correct copy of the duly executed Limited Guarantee. The Limited Guarantee is in full force and effect and is the valid, binding and enforceable obligation of the Guarantor party thereto in accordance with its terms, except as the same may be limited by the Enforceability Exceptions, and no event has occurred which, with or without notice, the lapse of time or both, would constitute a default or breach on the part of the Guarantor under the Limited Guarantee.

Section 4.9 Share Ownership. Except for this Agreement, as of the date hereof and at all times prior to the time that is immediately prior to the Effective Time, (a) neither Parent nor any of its Subsidiaries (including Merger Sub) (i) beneficially owns Shares, directly or indirectly, (ii) has (A) the right to acquire Shares pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (B) the right to vote Shares pursuant to any agreement, arrangement or understanding; or (iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of Shares with any person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, Shares, and (b) neither Parent nor any of its Affiliates is an “affiliate” or “associate” (each as defined in the Charter) with respect to the Company.

Section 4.10 Brokers. No broker, finder, investment banker, financial advisor or other similar Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub or any of their respective Affiliates for which the Company will be liable prior to the Closing.

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Section 4.11 Solvency. Neither Parent nor Merger Sub is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. As of the Effective Time, assuming the satisfaction or waiver of the conditions set forth in Section 6.1 and Section 6.2, and after giving effect to all of the transactions contemplated by this Agreement, including the payment of the aggregate Merger Consideration, Parent, the Surviving Corporation and the Surviving Corporation’s Subsidiaries, taken as a whole, will be Solvent. For purposes of this Section 4.11, the term “Solvent” means, with respect to any Person as of a particular date, that on such date; (a) the fair value of the assets of such Person and its subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of such Person and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person and its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Person and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

Section 4.12 No Stockholder and Management Arrangements. Except as expressly authorized by the Company, as of the date hereof, neither Parent or Merger Sub, nor any of their respective Affiliates, is a party to any Contracts with any stockholder, shareholder, director, officer or other Affiliate of the Company or any of its Subsidiaries relating to this Agreement, the Merger or any other transactions contemplated by this Agreement, or the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment).

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business by the Company Pending the Merger.

(a) From and after the date hereof and prior to the Effective Time or the earlier termination of this Agreement in accordance with its terms, except (i) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (ii) as required by applicable Law or listing exchange, (iii) as expressly contemplated by this Agreement or (iv) as otherwise set forth in Section 5.1(a) of the Company Disclosure Schedule, the Company shall, and shall cause its Subsidiaries to, carry on its business in all material respects in the ordinary course of business and use commercially reasonable efforts to (A) preserve its business organization and goodwill intact in all material respects; (B) maintain relations in all material respects with lenders, landlords, employees and Governmental Entities, and key sponsors, exhibitors, commercial suppliers and other third parties with whom the Company and its Subsidiaries have significant business relationships; and (C) make capital expenditures consistent with the annual budget adopted by the Company Board prior to the date of this Agreement and made available to Parent; provided, that no action expressly permitted by, or the failure of the Company or its Subsidiaries to take any action expressly prohibited by, Section 5.1(b) shall be deemed a breach of this Section 5.1(a).

(b) From and after the date hereof and prior to the Effective Time or the earlier termination of this Agreement in accordance with its terms, except (i) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (ii) as required by applicable Law or listing exchange, (iii) as expressly contemplated by this Agreement, or (iv) as otherwise set forth in Section 5.1(b) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to:

(i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or equity interests, except for dividends or distributions by a wholly owned Subsidiary of the Company to the Company or to another Subsidiary of the Company;

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(ii) split, combine, or reclassify any of its capital stock or equity interests;

(iii) issue, dispose, sell, pledge, grant, transfer or otherwise encumber any shares of its capital stock or other equity securities, any Company Equity Awards or any option, warrant or other right to acquire or receive any shares of its capital stock or other equity securities, or redeem, purchase or otherwise acquire any shares of its capital stock or other equity securities, other than (A) in connection with the exercise, vesting or settlement, as applicable, of Company Equity Awards outstanding as of the date of this Agreement (in accordance with the terms thereof as in effect on the date hereof), including with respect to the satisfaction of Tax withholding and, with respect to Company Stock Options, the payment of the exercise price and (B) the issuance of any shares of capital stock or equity interests from a wholly owned Subsidiary of the Company to the Company or any other wholly owned Subsidiary of the Company;

(iv) amend, alter, change, modify, supplement or repeal the certificate of incorporation or bylaws of the Company or amend in any material respect other similar organizational documents of any of its Subsidiaries or enter into any governance agreement;

(v) acquire (whether by merger, acquisition of stock or assets or otherwise), directly or indirectly, any Person or any equity interests or the material portion of the assets of a business or make any investments in any other Person, in each case for an amount in excess of $5 million in the aggregate;

(vi) other than in transactions solely among Subsidiaries of the Company, sell, lease, license, encumber, transfer, or otherwise dispose of (whether by merger, disposition of stock or assets or otherwise), directly or indirectly, any business or material assets (other than Intellectual Property) for a purchase price in excess of $5 million in the aggregate;

(vii) create, incur, assume, suffer to exist or otherwise be liable with respect to any material indebtedness for borrowed money other than (A) indebtedness solely among the Company and its wholly owned Subsidiaries or among its wholly owned Subsidiaries, (B) pursuant to Contracts in effect on the date of this Agreement, or (C) under short-term debt or overdraft facilities, in each case as refinanced, replaced, amended or renewed on substantially similar terms from time to time;

(viii) (A) merge or consolidate the Company or any of its Subsidiaries with and into any other Person, other than, in the case of any Subsidiary of the Company, to effect any acquisition permitted by clause (v) or any disposition permitted by clause (vi) or (B) effect any statutory conversion, domestication or transfer, division transaction, share exchange or other similar transaction;

(ix) propose, adopt or enter into a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization;

(x) (i) commence any Action against any Person (excluding collections matters and other immaterial Actions in the ordinary course of business) or (ii) except for Transaction Litigation settled in accordance with the terms of this Agreement, settle, release, waive or compromise any pending or threatened Action against the Company or any of its Subsidiaries (A) for an amount in excess of $5 million in the aggregate, or (B) that imposes any material restrictions on the operations or businesses of the Company or its Subsidiaries or admits wrongdoing;

(xi) except as required by any Company Benefit Plan as in effect on the date hereof or applicable Law, (A) increase the compensation of any director or employee of the Company or any of its Subsidiaries whose base compensation is in excess of $200,000 of such employee’s then-current base salary, other than ordinary course of business increases in connection with promotions to non-officer positions vacant as of the date hereof or which become vacant as the result of resignation; provided, that, such increases do not increase compensation by more than that provided to the employee previously employed in such role; (B) grant any new Company Equity Awards or other equity-based compensation, or amend or modify any outstanding Company Equity Award (including any acceleration of vesting or waiver of performance conditions); (C) adopt any new employee benefit plan, policy, agreement or arrangement which would be a Company Benefit Plan if in effect on the date hereof or amend, modify, terminate or provide for any

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discretionary benefits under any existing Company Benefit Plan, (D) take any action to accelerate the vesting, payment, or funding of any payment or benefit under any Company Benefit Plan, (E) (1) hire, engage, or promote any non-officer, employee or contractor with annual base compensation of $200,000 or more, other than hiring replacement employees to fill vacancies arising from voluntary or involuntary departures at compensation levels substantially comparable to those of the departed employee, or (2) terminate other than for cause the Company’s service relationship with any such person, (F) implement any reduction in force, layoff, or similar workforce action that would trigger obligations under the WARN Act, or (G) enter into or amend any collective bargaining agreements or establish or recognize any union, works council or other labor organization as the representative of any of its employees for purposes of collective bargaining;

(xii) make any material change in financial accounting methods, principles or practices of the Company or any of its Subsidiaries, except insofar as may be required by GAAP (or any interpretation or enforcement thereof), the Company’s outside auditors, or applicable Law;

(xiii) amend or otherwise modify any material Tax Return, make or change any material Tax election, change any method of accounting relating to material Taxes, settle or compromise any Action relating to material Taxes, enter into any closing agreement or similar agreement relating to material Taxes, surrender any right to claim a material Tax refund or other reduction in material Taxes, or request any ruling or similar guidance with respect to material Taxes;

(xiv) enter into a new line of business (other than any new business lines that may be acquired pursuant to and in compliance with clause (v) above);

(xv) enter into any Contract for the purchase, sale or lease of real property or amend, terminate, or grant any waiver or consent with respect to any Leased Real Property, except (A) any renewals, amendments or extensions of existing Material Leases in accordance with the terms thereof in the ordinary conduct of the business, and (B) entering into, amending, extending or terminating venue-related leases, licenses and other occupancy agreements for the Company’s trade shows and events in the ordinary course of business consistent with past practice;

(xvi) other than in transactions solely among Subsidiaries of the Company, sell, assign, transfer, lease, license, encumber, abandon or permit to lapse any material Company Intellectual Property (other than Permitted Liens);

(xvii) terminate, suspend, amend or modify in any material respect, any governmental Permits, except as required by applicable Law or a Governmental Entity or in the ordinary course of business in connection with any specific trade shows and events;

(xviii) make any loans, advances, guarantees or capital contributions to, or investments in, any Person (other than the Company or any wholly owned Subsidiary), other than loans, advances or reimbursements to employees, officers or directors for travel and business expenses in the ordinary course of business consistent with past practice;

(xix) fail to maintain (with insurance companies substantially as financially responsible as its existing insurance insurers) insurance in at least the same amounts and against at least such risks and losses as are consistent in all material respects with past practice and otherwise in amounts required to comply with applicable Law and Contracts;

(xx) adopt or implement any stockholder rights plan or “poison pill” agreement or similar takeover protection;

(xxi) make or authorize any capital expenditures on an annualized basis in excess of the amounts budgeted for such expenditures in the Company’s annual budget adopted by the Company Board prior to the date of this Agreement and made available to Parent;

(xxii) (i) enter into any Contract which, if in effect as of the date hereof, would constitute a Material Contract or (ii) renew (other than a renewal of a Contract on substantially similar terms), extend

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(except in the ordinary course of business consistent with past practice), terminate or amend in a manner materially adverse to the Company or any of its Subsidiaries, or waive any material right, remedy or default under, any Material Contract or any Contract which, if in effect as of the date hereof, would constitute a Material Contract, in each case, other than with respect to any exhibitor, sponsor, or venue contracts in the ordinary course of business consistent with past practice; or

(xxiii) approve, authorize, agree to take or make any commitment to take any of the foregoing actions that are prohibited by this Section 5.1(b).

(c) Notwithstanding the foregoing, nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

(d) Notwithstanding anything else contained in this Section 5.1, the Company and its Subsidiaries may take commercially reasonable actions that would otherwise be prohibited by this Section 5.1 to the extent necessary to prevent the occurrence of, or mitigate the existence of, emergency situations or address immediate risks of human health or damage to the environment, material equipment or other material assets of the Company or any of its Subsidiaries, provided, that (i) the Company shall provide Parent with prior written notice of any such actions to the extent reasonably practicable under the circumstances, (ii) the Company shall in any event notify Parent as promptly as practicable (and in no event later than twenty-four (24) hours) after taking any such action, and (iii) the Company shall use commercially reasonable efforts to obtain Parent’s prior written consent where time permits.

Section 5.2 Acquisition Proposals.

(a) From and after the date hereof and prior to the Effective Time or the earlier termination of this Agreement in accordance with its terms, the Company agrees that it shall not, and the Company shall cause its Subsidiaries not to, and the Company shall direct its and its Subsidiaries’ respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) not to, (i) initiate, solicit or knowingly encourage any inquiries with respect to or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (ii) engage in or otherwise participate in any discussions or negotiations regarding an Acquisition Proposal or that would reasonably be expected to lead to an Acquisition Proposal (other than, in response to an unsolicited inquiry, to ascertain facts from the Person making such Acquisition Proposal for the sole purpose of informing itself about such Acquisition Proposal and the Person that made it and to refer the inquiring Person to this Section 5.2), (iii) provide any non-public information to any Person (other than Parent and Merger Sub and their Representatives) relating to the Company or any of its Subsidiaries, or afford to any Person (other than Parent, Merger Sub and their Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company and its Subsidiaries (other than such personnel as an unsolicited inquirer shall have initially contacted), with respect to an Acquisition Proposal, (iv) enter into any letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement or similar agreement (other than an Acceptable Confidentiality Agreement) with respect to an Acquisition Proposal (an “Alternative Acquisition Agreement”) or (v) authorize or commit to do any of the foregoing. The Company shall, and shall cause its Subsidiaries and direct its Representatives to, immediately cease all discussions and negotiations with any Persons (other than Parent, Merger Sub and their Representatives) that may be ongoing with respect to an Acquisition Proposal as of the date hereof and immediately terminate all access of any Persons (other than Parent, Merger Sub and their Representatives) to any electronic data room maintained by the Company or other diligence access with respect to any Acquisition Proposal.

(b) Notwithstanding anything to the contrary contained in Section 5.2(a) or elsewhere in this Agreement, at any time following the date hereof and prior to the time the Stockholder Approval is obtained, if

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the Company receives an Acquisition Proposal that did not arise from or in connection with a breach of this Section 5.2, the Company and its Representatives may contact the Person or group of Persons making such Acquisition Proposal to clarify the terms and conditions thereof, and may (i) provide information to such Person or group of Persons (including their respective Representatives and prospective equity and debt financing sources) if the Company receives from such Person or group of Persons (or has received from such Person or group of Persons) an Acceptable Confidentiality Agreement; provided, that, from and after the date hereof, the Company shall make available to Parent and Merger Sub, substantially concurrently with the provision of such information to such Person or group of Persons, any material non-public information concerning the Company or its Subsidiaries that is provided to any such Person or group of Persons which was not previously made available to Parent or Merger Sub, and (ii) engage or participate in any discussions or negotiations with such Person or group of Persons (including their respective Representatives and prospective equity and debt financing sources) if (1) such Acquisition Proposal did not result from a breach of Section 5.2(a), and (2) prior to taking any action described in clause (i) or (ii) above, the Company Board determines in good faith after consultation with its financial advisor and outside legal counsel that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal. It is understood and agreed that any contacts, disclosures, discussions or negotiations permitted under this Section 5.2(b), including any public announcement that the Company or the Company Board has made any determination required under this Section 5.2(b) to take or engage in any such actions, shall not in and of themselves constitute a Change of Recommendation or otherwise constitute a basis for Parent to terminate this Agreement pursuant to Section 7.4.

(c) Except as set forth in this Section 5.2(c) or in Section 5.2(d), the Company Board (or a committee thereof) shall not withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify), in each case in a manner adverse to Parent, the Company Recommendation, fail to include the Company Recommendation in the Information Statement, or adopt, approve or recommend, or submit to the Company Stockholders for approval or adoption, or publicly propose to adopt, approve or recommend, any Acquisition Proposal (any of the foregoing, a “Change of Recommendation”). Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, prior to the time the Stockholder Approval is obtained, the Company Board may if the Company receives an Acquisition Proposal that did not arise from or in connection with a breach of this Section 5.2 and that the Company Board concludes in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a Superior Proposal, effect a Change of Recommendation and/or terminate this Agreement pursuant to Section 7.3(a) in order to enter into an Alternative Acquisition Agreement providing for such Superior Proposal, and, in the case of either clause (x) or (y):

(i) the Company shall have provided prior written notice to Parent, at least four (4) Business Days in advance, that it will effect a Change of Recommendation and/or terminate this Agreement pursuant to Section 7.3(a), which notice shall specify the basis for the Change of Recommendation and/or termination and, in the case of a Superior Proposal, the identity of the Person or group of Persons making such Superior Proposal, the status of discussions relating to such Superior Proposal, the material terms thereof and unredacted copies of all written requests, proposals, offers, agreements and other relevant documents (including all financing commitments and fee letters (which fee letters may be redacted)) (it being understood and agreed that any amendment to the financial terms or any other material term or condition of such Superior Proposal shall require a new notice and a new three (3) Business Day period); and

(ii) after providing such notice and prior to effecting such Change of Recommendation and/or terminating this Agreement pursuant to Section 7.3(a), the Company shall have caused its Representatives to be available to negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) during such four (4) Business Day period (and any additional three (3) Business Day period) to make such adjustments to the terms and conditions of this Agreement as would obviate the need for the Company to effect a Change of Recommendation and/or terminate this Agreement pursuant to Section 7.3(a).

(d) Nothing contained in this Section 5.2 or elsewhere in this Agreement shall be deemed to prohibit the Company or the Company Board or any committee thereof from (i) complying with its disclosure obligations

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under applicable Law or NYSE, including taking and disclosing to its stockholders a position contemplated by Rule 14d—9 or Rule 14e—2(a) or Item 1012(a) of Regulation M-A under the Exchange Act (or any similar communication to stockholders), (ii) making any “stop—look—and—listen” communication to stockholders of the Company pursuant to Rule 14d--9(f) under the Exchange Act (or any similar communications to stockholders of the Company), or (iii) making any disclosure to the Company Stockholders, if the Company Board determines in good faith (after consultation with the Company’s outside legal counsel) that the failure to so disclose would be reasonably likely to be inconsistent with its fiduciary obligations under applicable Law. It is understood and agreed that any disclosures permitted under this Section 5.2(d) shall not constitute in and of themselves a Change of Recommendation or otherwise constitute a basis for Parent to terminate this Agreement pursuant to Section 7.4.

(e) The Company shall promptly (and, in any event, within twenty-four (24) hours) notify Parent if, from and after the date hereof, any Acquisition Proposal is received by the Company or any of its Representatives, which notice shall include the identity of the Person or group of Persons making such Acquisition Proposal, the material terms and conditions of any such Acquisition Proposal, and unredacted copies of all written requests, proposals, offers, agreements and other relevant documents (including all financing commitments, and fee letters which fee letters may be redacted) relating thereto, and thereafter shall keep Parent reasonably informed on a reasonably current basis of the status and terms of any such Acquisition Proposal (including any material modifications or amendments thereto).

(f) The Company agrees that any breach of this Section 5.2 by any (i) employee, director or officer of the Company or its Subsidiaries or (ii) other Representative of the Company or any of its Subsidiaries acting at the direction of the Company or its Subsidiaries or their respective directors, officers or employees, will be deemed to be a material breach of this Section 5.2 by the Company.

(g) The Company shall enforce, and not waive, terminate or modify without Parent’s prior written consent, any confidentiality, standstill or similar provision in any confidentiality, standstill or other agreement.

Section 5.3 Company Stockholder Written Consent. As promptly as practicable following the execution of this Agreement (and in any event within twelve (12) hours thereafter), in lieu of calling a meeting of Company Stockholders, the Company shall submit to, and in the absence of a Change of Recommendation made in accordance with the terms of Section 5.2(c), seek and obtain from the Majority Company Stockholders, the Company Stockholder Written Consent. Upon receipt of the executed Company Stockholder Written Consent, the Company shall provide to Parent promptly (and in any event within twelve (12) hours of the execution of this Agreement) a copy of such Company Stockholder Written Consent. In connection with the Company Stockholder Written Consent, the Company shall take all actions necessary or advisable to comply, and shall comply in all respects, with Section  228 of the DGCL and the governing documents of the Company.

Section 5.4 Information Statement.

(a) As promptly as reasonably practicable after the execution of this Agreement and receipt of the Company Stockholder Written Consent (and in any event within twenty (20) Business Days from the date hereof), the Company (with Parent’s reasonable cooperation) shall prepare and file with the SEC an information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act concerning the Stockholder Approval, the notice of action by written consent required by Section 228(e) of the DGCL and the notice of availability of appraisal rights required by Section 262 of the DGCL related to the Merger and this Agreement (the “Information Statement”). Each of Parent and the Company shall use its reasonable best efforts to cause the Information Statement to comply with the applicable rules and regulations promulgated by the SEC and the applicable requirements of the DGCL. Each of Parent and the Company shall furnish all information as may be reasonably requested by the other in connection with any such action and the preparation, filing and distribution of the Information Statement. No filing of, or amendment or supplement to, the Information Statement will be made by the Company, in each case

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without providing the other party with a reasonable opportunity to review and comment (which comments shall be considered by the applicable party in good faith) thereon.

(b) The Company shall promptly notify Parent upon the receipt of any comments from the SEC or the staff of the SEC to, or any request from the SEC or the staff of the SEC for amendments or supplements to, the Information Statement, and shall provide Parent promptly with copies of all material correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use reasonable best efforts (with the assistance of, and after consultation with, Parent) to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Information Statement.

(c) The Company shall use its reasonable best efforts to cause the definitive Information Statement to be mailed to its stockholders as promptly as reasonably practicable after the first to occur of (1) the date the SEC staff advises that it has no further comments thereon, (2) confirmation from the SEC that the Information Statement is otherwise not to be reviewed, (3) expiration of the ten (10)-day period after filing the preliminary Information Statement in the event the SEC does not review the Information Statement; and (4) the date the SEC staff advises that the Company may commence mailing the Information Statement.

(d) If, at any time prior to the Effective Time, any information relating to Parent or the Company or any of their respective affiliates, directors or officers, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to the Information Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be prepared and, following a reasonable opportunity for the other party (and its counsel) to review and comment on such amendment or supplement, promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

Section 5.5 Reasonable Best Efforts; Filings; Other Actions.

(a) Subject to the terms and conditions set forth in this Agreement, the Company, Parent and Merger Sub shall use their reasonable best efforts to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including to (i) use their respective reasonable best efforts to obtain from any Governmental Entities and any third parties any actions, non-actions, clearances, waivers, consents, approvals, expirations or terminations of waiting periods, permits or orders required to be obtained in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (ii) make all registrations, filings, notifications or submissions which are necessary or advisable with respect to this Agreement and the Merger under (A) any applicable federal or state securities Law, (B) the HSR Act and any other applicable Regulatory Law, and (C) any other applicable federal or state Law, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated hereby; provided, that in no event shall the Company or any of its Subsidiaries be required to pay prior to the Effective Time any fee, penalty or other consideration to any third party to obtain any consent or approval or deliver any notice required for the consummation of the Merger under any Contract.

(b) In furtherance and not in limitation of the other provisions of this Section 5.5, each party hereto agrees to make, or cause to be made, as promptly as practicable (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement (and in any event within ten (10) Business Days) after the date hereof, and (ii) an appropriate filing pursuant to any other applicable Regulatory Laws with respect to the transactions contemplated by this Agreement (and in any event within ten (10) Business Days). Each party hereto agrees to use reasonable best efforts to supply, or cause to be supplied, as promptly as reasonably practicable a response to any request for additional information and material that may be requested by a Governmental Entity pursuant to any Regulatory Law, and to use reasonable best

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efforts to cause the expiration or termination of the applicable waiting periods, consents or approvals under the applicable Regulatory Law as promptly as possible after the date of this Agreement. In furtherance and not in limitation of the foregoing, the parties hereto shall request early termination of the waiting period under the HSR Act, and no party shall agree to extend any waiting period under any Regulatory Law applicable to or commit not to consummate or delay the consummation of any of the transactions contemplated by this Agreement without the prior written consent of all other parties, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary in this Section 5.5, Parent shall determine the strategy for obtaining any actions, non-actions, clearances, waivers, consents, approvals, expirations or terminations of waiting periods, permits or orders from Governmental Entities in connection with the Merger and the other transactions contemplated by this Agreement, provided that Parent shall (i) consult with and keep the Company reasonably informed of all developments with respect to such strategy, and (ii) consider in good faith the Company’s views with respect thereto.

(c) In furtherance and not in limitation of the other provisions of this Section 5.5, the Company, Parent and Merger Sub shall each, and shall cause their respective Subsidiaries to, use reasonable best efforts to take any and all actions necessary to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any Regulatory Law. In furtherance and not in limitation of the foregoing, Parent shall use reasonable best efforts to, and shall cause its Affiliates and Subsidiaries, to use reasonable best efforts to (i) propose, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition or license of any assets or businesses of Alpha, the Company or any of their respective Subsidiaries, and (ii) otherwise take or commit to take any actions that following the Closing Date would limit the Parent’s, Alpha’s, or the Surviving Corporation’s freedom of action with respect to, or its or their ability to retain, one or more businesses, properties, services, product lines or assets of Parent, Alpha, or the Surviving Corporation (the actions described in the foregoing clauses (i) through (ii), the “Remedy Actions”), in each case as may be required in order to (A) obtain approvals from any Governmental Entities or expiration or termination of waiting periods under any applicable Regulatory Law; and/or (B) avoid the entry of, or the commencement of litigation seeking the entry of, or to effect the dissolution of, any Order which would otherwise have the effect of preventing the Closing, materially delaying the Closing or delaying the Closing beyond the Termination Date; provided, however, nothing set forth in this Section 5.5 shall require the Company to take or commit to take any such action, or agree to any such condition or restriction unless such action, commitment, agreement, condition or restriction is conditioned upon the consummation of the Merger. Notwithstanding anything to the contrary in this Agreement, and for the avoidance of doubt, nothing in this Agreement shall require any AGM Person, or require Parent or Merger Sub to cause any AGM Person, to take any Remedy Action (or any action with respect to any business, product line or asset, other than of Parent, Alpha, the Company or any of its Subsidiaries, or after the Closing Date, the Surviving Corporation).

(d) In furtherance and not in limitation of this Section 5.5, each of the Company, Parent and Merger Sub and their Affiliates shall (i) cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, including by allowing the other parties to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions and reasonably considering in good faith the comments of the other parties; (ii) subject to any restrictions under any Regulatory Law, promptly notify each other of any material communication received by such party from, or given by such party to, any Governmental Entity with respect to this Agreement and promptly provide copies to the other party of any such written communications, and of any material communication received or given in connection with any proceeding by a private party, in each case regarding the transactions contemplated by this Agreement, (iii) discuss with and permit the other party (and its counsel) to review in advance, and consider in good faith the other party’s reasonable comments in connection with, any proposed substantive communication that it gives to any Governmental Entity or other Person; (iv) unless required by applicable Law, not agree to participate in any meeting, or teleconference with any Governmental Entity in respect of any filing, investigation or other inquiry with respect to this Agreement and the transactions and other agreements contemplated hereby unless it consults with the other parties in advance and, to the extent not prohibited by such Governmental Entity, gives the other parties the opportunity to

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attend and participate thereat, (v) subject to any restrictions under any Regulatory Law, furnish the other parties with copies of all correspondence, filings and communications with any Governmental Entity or members of its staff, with respect to this Agreement and the transactions and other agreements contemplated hereby (excluding any documents and communications which are subject to the attorney-client privilege or other privilege or trade secret protection or the work product doctrine), (vi) furnish the other parties with such necessary information and reasonable assistance as such other parties and their Affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Entity in connection with this Agreement and the transactions and other agreements contemplated hereby and thereby, including any filings necessary or appropriate under the provisions of any Regulatory Law, (vii) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as practicable a response to any request for additional information or documentation by, any Governmental Entity related to this Agreement or the Merger and the other transactions contemplated hereby, and (viii) act in good faith and reasonably cooperate with the other party in connection with the provisions set forth in this Section 5.5 with respect to this Agreement, the Merger or the transactions contemplated hereby; provided, that the materials required to be provided pursuant to the foregoing clauses of this paragraph may be redacted (A) to remove references concerning the valuation of the Company; (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege or confidentiality concerns; provided further, that any party may reasonably designate materials provided under this Section 5.5(d) as “Outside Antitrust Counsel Only Material.” Parent, shall use reasonable best efforts to provide the Company with prompt updates and keep the Company informed regarding the status of any filings, investigations, inquiries, or approvals pursuant to any Regulatory Law in connection with any transactions involving Alpha.

(e) Parent shall not, nor shall Parent agree to, acquire, whether by merging with or into, consolidating with, purchasing all or a portion of the assets of or all or a portion of the equity in, or otherwise, any business or corporation, partnership, or other business organization or division thereof or other Person (A) that owns, controls, or operates a business engaged in the line of business in which the Company or any of its Subsidiaries is engaged, or (B), if such acquisition would reasonably be expected to, (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, the expiration, termination or waiver of any applicable waiting period or any consent, clearance or other approval pursuant to the Regulatory Laws necessary to consummate the transactions contemplated hereby, (ii) materially increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the transactions contemplated hereby, including the Merger, (iii) materially increase the risk of not being able to remove any such Order on appeal or otherwise, or (iv) materially delay or prevent the ability of Parent to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, the restrictions set forth in this Section 5.5(e) shall not apply with respect to the acquisition of Alpha; provided, however, that Parent shall not consummate the acquisition of Alpha prior to the Closing.

Section 5.6 Access and Reports.

(a) Subject to applicable Law and Section 5.1(c), from and after the date of this Agreement to the Effective Time or the earlier termination of this Agreement in accordance with its terms, upon reasonable prior written notice, the Company shall, and shall cause its Subsidiaries and Representatives to, afford to Parent, Merger Sub and their respective Representatives reasonable access, during normal business hours, to its officers, employees, Representatives, properties, offices and other facilities, books, Contracts and records; provided, that (i) the foregoing shall not require the Company or any of its Subsidiaries to permit access to (A) any inspection or information that would violate any of its obligations with respect to confidentiality in effect as of the date hereof, (B) any information that is subject to attorney-client privilege or other privilege or trade secret protection or the work product doctrine, (C) any information that in the reasonable opinion of the Company would violate any applicable Law or would result in a breach of a Contract to which the Company or any of its Subsidiaries are bound as of the date hereof, (D) such documents or information that are reasonably pertinent to any Action between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand (provided, that, with respect to any circumstance described in the foregoing clauses (A)-(D), the Company shall

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inform Parent of the general nature of the information being withheld and a summary thereof and shall reasonably cooperate with Parent to provide such information, in whole or in part, to the extent and in a manner that would not result in any of the outcomes described in the foregoing clauses (A)-(D)), (E) without limiting the obligations of the Company pursuant to Section 5.2, any information related to the negotiation and execution of this Agreement or to transactions potentially competing with or alternative to the transactions contemplated by this Agreement or proposals from other third parties relating to any competing or alternative transactions (including Acquisition Proposals) and the actions of the Company Board (or any committee thereof) with respect to any of the foregoing, whether prior to or after execution of this Agreement, or (F) without limiting the obligations of the Company pursuant to Section 5.2, any information related to a Change of Recommendation or the actions of the Company Board (or any committee thereof) with respect thereto, (ii) any such investigation shall be conducted in such a manner as not to interfere with the normal business or operations of the Company or its Subsidiaries or otherwise result in any undue burden with respect to the prompt and timely discharge by employees of the Company or its Subsidiaries of their normal duties and Parent shall use its commercially reasonable efforts to minimize to the extent reasonably practicable any disruption to the businesses of the Company that may result from any such requests for access, and (iii) no inspection or investigation pursuant to this Section 5.6 shall affect or be deemed to modify any representation or warranty made by the Company herein. Each of Parent and the Company, as it deems advisable and necessary, may reasonably designate commercially sensitive material provided to the other as “Outside Counsel Only Material” or with similar restrictions, and such materials and the information contained therein shall be given only to the outside counsel of the recipient, or otherwise as the restriction indicates, and be subject to any additional confidentiality or joint defense agreement between the parties. Nothing in this Section 5.6(a) will be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures, policies and insurance requirements and will not include the right to conduct invasive sampling of soil, sediment, groundwater, surface water, air or building materials prior to the Effective Time without the Company’s prior written consent. All requests for access pursuant to this Section 5.6(a) must be directed to the General Counsel of the Company, any other person listed in Section 5.6(a) of the Company Disclosure Schedule or another person designated in writing by the Company.

(b) The Company agrees that it shall, and shall cause its Subsidiaries and Representatives to (in addition to the obligations, and subject to the limitations set forth in Section 5.6(a)) afford to Parent, Merger Sub and their respective Representatives all reasonable assistance requested by Parent, in each case, in connection with Parent’s preparation to operate the business of the Company and its Subsidiaries and the other Subsidiaries of Parent (including Alpha) following the Closing, including without limitation with respect to integration planning, identifying and planning for the implementation of synergies and assisting in organizational design. For the avoidance of doubt, such assistance shall be designed such that the implementation of such matters can take place immediately following the Closing. In furtherance of the foregoing, the Parties acknowledge and agree that (i) as promptly as practicable following the date of this Agreement (and in any event within five (5) Business Days), each of Parent and the Company shall designate two Representatives (which, for the Company, shall consist of two senior representatives of the Company) to comprise an integration planning committee, which shall meet (whether in person or virtually) at least twice per week, subject to availability and other business obligations, until the Closing Date in furtherance of the planning efforts described in this Section 5.6(b) and (ii) from and after the date of this Agreement to the Effective Time or the earlier termination of this Agreement in accordance with its terms, the Company shall, and shall cause its Representatives (including the Chief Executive Officer, Chief Financial Officer and President, Connections of the Company) to (A) provide to Parent an income statement and balance sheet of the Company in respect of each completed calendar month prior to the Effective Time, within twenty (20) Business Days of the end of each calendar month and (B) meet with Parent and its Representatives to conduct a weekly business review of the businesses and operations of the Company, subject to availability and other business obligations; provided that (y) all materials exchanged and all meetings and communications conducted in connection with this Section 5.6(b) shall be subject to, and conducted in accordance with, applicable Regulatory Laws, including antitrust laws and (z) to the extent any Company information is provided to Alpha, it shall be only with the Company’s consent (not to be unreasonably withheld,

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conditioned or delayed), subject to appropriate confidentiality restrictions and in accordance with applicable Regulatory Laws, including antitrust laws.

(c) Each of Parent and Merger Sub shall, and shall cause their respective Representatives and Affiliates to, hold and treat in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub or their respective Representatives or Affiliates in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated as of December 29, 2025 by and between Emerald X, LLC and Apollo Management X, L.P. (the “Confidentiality Agreement”) as if all such documents and information were Evaluation Material (as defined in the Confidentiality Agreement), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms and shall apply to Parent and Merger Sub as if they were direct parties thereto.

Section 5.7 Publicity; Communications. The initial press release regarding the Merger shall be a joint press release by the Company and Parent and thereafter (unless and until a Change of Recommendation has occurred or in connection with the matters described in Section 5.2), each party shall consult with the other parties, and give each other the opportunity to review and comment (and shall incorporate any reasonable comments in good faith), prior to issuing any press releases or otherwise making public announcements or filings with respect to the Merger or any of the other transactions contemplated by this Agreement, except as may be required by Law or by the applicable rules of any stock exchange (in which case, such party shall, to the extent not legally prohibited, use commercially reasonable efforts to consult with the other parties before issuing such press release or making such public announcement or filing); provided, however, that notwithstanding the foregoing, the parties will not be obligated to engage in such consultation with respect to communications that are repeat disclosures already made.

Section 5.8 Employee Benefits.

(a) For a period of not less than one (1) year following the Closing Date (the “Continuation Period”), Parent shall, or shall cause its applicable Subsidiary to, provide each employee of the Company and its Subsidiaries who continues in employment with Parent, the Surviving Corporation or their Subsidiaries following the Effective Time (collectively, the “Continuing Employees”) with (i) a base salary or regular hourly wage rate (whichever is applicable) no lower than that in effect for the applicable Continuing Employee as of immediately prior to the Effective Time, (ii) a short-term cash target incentive compensation opportunity that is no less favorable than the short-term cash target incentive compensation opportunity in effect for, or available to, the applicable Continuing Employee as of immediately prior to the Effective Time, and (iii) other employee benefits (excluding any long-term incentive opportunities, equity-based compensation, retention, transaction-based compensation, defined benefit pension, nonqualified deferred compensation, or post-employment or retiree welfare benefits) that are no less favorable in the aggregate than the other compensation and employee benefits, respectively, provided or available to the applicable Continuing Employee as of immediately prior to the Effective Time, save that with respect to Continuing Employees located outside the United States (“Non-US Continuing Employees”), in each case Parent or its relevant Affiliate may make changes to the compensation, benefit plans or benefits of such Non-US Continuing Employees to the extent permitted under applicable Law or Contract.

(b) Without limiting the generality of the foregoing, during the Continuation Period, the Surviving Corporation shall provide each Continuing Employee whose employment is terminated by Parent, the Surviving Corporation or one of their Subsidiaries without cause, with severance in amounts and on terms and conditions, in each case, that are no less favorable than the severance benefits and protections provided to each such Continuing Employee as set forth in Section 5.8(b) of the Company Disclosure Schedule (the “Company Severance Policy”).

(c) Parent will cause any employee benefit plans of Parent and its Subsidiaries in which the Continuing Employees are eligible to participate after the Closing Date to take into account for purposes of eligibility and

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vesting (but not for purposes of benefit accruals under any defined benefit pension plan, post-retirement welfare benefit plan or similar arrangement or to the extent it would result in a duplication of benefits), service prior to the Effective Time by such employees to the Company and its Subsidiaries (and any predecessors) as if such service was with Parent or its Subsidiaries.

(d) With respect to any employee benefit plans maintained by Parent and its Subsidiaries providing medical, dental, pharmaceutical or vision benefits for the benefit of the Continuing Employees following the Closing Date, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, use commercially reasonable efforts to, (i) waive any eligibility requirements or pre-existing condition limitations or waiting period requirements with respect to any such plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee to the same extent waived under the analogous Company Benefit Plan prior to the Closing Date, and (ii) with respect to medical benefits only, give effect, in determining any deductible, co-insurance and maximum out-of-pocket limitations, to any eligible expenses paid by such employees during the calendar year in which the Effective Time occurs under analogous Company Benefit Plans.

(e) Nothing in this Agreement shall confer upon any Continuing Employee or other service provider any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any of their respective Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause. In no event shall the terms of this Agreement be deemed to (i) establish, amend, or modify any Company Benefit Plan or any other employee benefit plan, program, agreement or arrangement maintained or sponsored by Parent, the Surviving Corporation or their Affiliates, (ii) alter or limit the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries or Affiliates to amend, modify or terminate any Company Benefit Plan in accordance with its terms and applicable Law after the Closing Date or (iii) prevent or restrict Parent, the Surviving Corporation or any of their respective Subsidiaries or Affiliates from terminating the employment of any Continuing Employee or changing the title, office, work assignment, work location or reporting relationship of any Continuing Employee, in each case, except as such actions are restricted or prohibited under applicable Law in jurisdictions outside of the United States. Without limiting Section 8.9, nothing in this Section 5.8 shall create any third party beneficiary rights in any Continuing Employee or current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).

Section 5.9 Expenses; Transfer Taxes.

(a) Except as otherwise provided in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that all filing fees under the HSR Act and other applicable Regulatory Laws and all associated costs, in each case in connection with the transactions contemplated by this Agreement (including, in the event of a Request for Additional Information pursuant to 15 U.S.C. § 18a(e) being issued to the Company in connection with the transactions contemplated by this Agreement, all out-of-pocket fees and expenses, including attorneys’ and consultant fees, associated with responding to the request) shall be borne by Parent.

(b) Except as provided in Section 2.7(b), all transfer, documentary, sales, use, stamp, registration and other such Taxes imposed with respect to the transfer of Shares pursuant to the Merger shall be borne by Parent.

Section 5.10 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, each of Parent and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless, to the fullest extent permitted under applicable Law, each present and former director, officer and employee of the Company and its Subsidiaries, including any employee who serves as a fiduciary of a Company Benefit Plan (collectively, together with such person’s heirs, executors or

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administrators, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement incurred in connection with any actual or threatened Action, whether civil, criminal, administrative or investigative, arising out of, related to or in connection with any action or omission occurring or alleged to have occurred whether prior to or at the Effective Time by reason of the fact of such Indemnified Parties’ service as a director, officer, employee or other fiduciary of the Company or any of its Subsidiaries or services performed by such persons at the request of or for the benefit of the Company or its Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time. Without limiting the foregoing, Parent, for a period of six (6) years from and after the Effective Time, shall cause the Charter and the Bylaws to contain provisions no less favorable to the Indemnified Parties with respect to indemnification, exculpation from liabilities and rights to advancement of expenses than those set forth as of the date of this Agreement in the certificate of incorporation and bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of any Indemnified Party, except as required by applicable Law; provided, that with respect to any claim for indemnification that was made prior to the expiration of the six (6) year period specified above, such provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of any Indemnified Party with respect to such claim prior to its final resolution. In addition, from and after the Effective Time, each of Parent and the Surviving Corporation shall advance costs and expenses (including attorneys’ fees) as incurred by any Indemnified Party promptly (and in any event within ten (10) days) after receipt by Parent of a request for such advance to the fullest extent permitted under applicable Law; provided, that the Person to whom expenses are advanced provides an unsecured undertaking to repay such advances if it is ultimately determined (after exhausting all available appeals) that such Person is not entitled to indemnification. Any Indemnified Party wishing to claim indemnification under this Section 5.10(a) upon learning of any claim, action or proceeding in respect of which such indemnification will be sought, shall notify the Surviving Corporation thereof in writing; provided, that the failure to so notify the Surviving Corporation shall not affect the indemnification obligations of the Surviving Corporation or Parent under this Section 5.10(a) except to the extent such failure to notify materially prejudices the Surviving Corporation.

(b) Prior to the Effective Time, the Company shall obtain and fully pre-pay the premium for (and, following the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain with reputable and financially sound carriers) the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period (whichever is greater) of six (6) years from and after the Effective Time with respect to any claim arising from facts or events that existed or occurred at or prior to the Effective Time with terms, conditions, retentions, coverage limits and limits of liability that are at least as favorable in the aggregate as the coverage provided under the Company’s existing policies in effect on the date hereof. If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of six (6) years from and after the Effective Time the D&O Insurance in place as of the date hereof with terms, conditions, retentions, coverage limits and limits of liability that are at least as favorable in the aggregate as the coverage provided in the Company’s existing policies as of the date hereof, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable insurance as the D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable in the aggregate as the coverage provided under the Company’s existing policies as of the date hereof. Notwithstanding the foregoing, (A) in no event shall the Company or the Surviving Corporation be required to expend for any such policies pursuant to this Section 5.10(b) an annual premium amount in excess of 300% of the aggregate of the annual premiums paid by the Company as of immediately prior to the Effective Time for such insurance, and (B) if the annual premiums of such insurance coverage exceed such maximum amount, the Company or the Surviving Corporation shall obtain a policy with the greatest coverage available for such maximum amount.

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(c) If Parent or the Surviving Corporation or any of their successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, in each such case, proper provisions shall be made so that such surviving or acquiring Person(s), as the case may be, shall assume all of the obligations set forth in this Section 5.10.

(d) Following the Effective Time, the provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties.

(e) The rights of the Indemnified Parties under this Section 5.10 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation or bylaws or comparable governing documents of the Company or any of its Subsidiaries, under any applicable Contracts or Laws or otherwise. All rights to indemnification, exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party (whether asserted or claimed prior to, at, or after the Effective Time) as provided in the certificate of incorporation or bylaws or comparable governing documents of the Company or any of its Subsidiaries or any Contract or otherwise between such Indemnified Party and the Company or any of its Subsidiaries shall survive the Merger and continue in full force and effect (and shall be so maintained) and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or any Indemnified Party, it being understood and agreed that the indemnification provided for in this Section 5.10 is not prior to, or in substitution for, any such claims under any such policies.

(f) With respect to any right to indemnification or advancement for acts or omissions occurring prior to or at the Closing, the Surviving Corporation will be the indemnitor of first resort, responsible for all such indemnification and advancement that any Indemnified Party may have from any direct or indirect shareholder or equityholder of the Surviving Corporation (or any Affiliate of such shareholder or equityholder) and without right to seek subrogation, indemnity or contribution. The Surviving Corporation and Parent further agree that no advance or prepayment by any party other than the Surviving Corporation as the primary indemnitor on behalf of any Indemnified Party with respect to any claim for which such Indemnified Party has sought indemnification from the Surviving Corporation will affect the foregoing and that any such secondary indemnitor will not have a right of contribution and/or be subrogated to the extent of such advancement or payment to all the rights of recovery of the Indemnified Party against the Surviving Corporation, and the Surviving Corporation hereby irrevocably waives, relinquishes and releases any such secondary indemnitor from any and all claims against the secondary indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.

Section 5.11 Section 16 Matters. Prior to the Effective Time, the Company shall take all steps reasonably necessary to cause any dispositions of equity securities (including derivative securities) of the Company in connection with this Agreement and the transactions contemplated hereby by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act to the extent permitted under applicable Law.

Section 5.12 Transaction Litigation. The Company shall give prompt (and in any event within two (2) Business Days) notice to Parent, and Parent shall give prompt (and in any event within two (2) Business Days) notice to the Company, of any Actions commenced against such party or any of its Affiliates or Representatives in connection with, arising from or relating to this Agreement or the transactions contemplated by this Agreement (“Transaction Litigation”) (including by providing copies of all pleadings and other material correspondence with respect thereto within two (2) Business Days of such party’s receipt thereof) and thereafter keep the other party reasonably informed with respect to the status thereof. The Company shall (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation, and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. For

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purposes of this Section 5.12, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected) and provided with copies of all material filings, and Parent may offer comments or suggestions with respect to such Transaction Litigation (which reasonable comments the Company shall consider in good faith), but will not be afforded any decision-making power or other authority over such Transaction Litigation. Parent shall notify the Company promptly of the commencement of any Transaction Litigation of which it has received notice. Notwithstanding anything herein to the contrary, no compromise or full or partial settlement, waiver or release of any such Action shall be agreed to or permitted by the Company without Parent’s prior written consent (which consent, except in the case of a settlement that includes an admission of fault, shall not be unreasonably withheld, conditioned or delayed).

Section 5.13 State Takeover Statutes. The Company and the Company Board and Parent and the Parent Board shall (a) take all reasonable action necessary to ensure that no Takeover Statute is or becomes applicable to the Merger, and (b) if any Takeover Statute becomes applicable to the Merger, take all reasonable action necessary to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Statute on the Merger. For purposes of this Agreement, “Takeover Statute” shall mean a “fair price,” “moratorium,” “control share acquisition” or similar anti-takeover statute or regulation enacted under the Laws of any state in the United States that is applicable to the Company.

Section 5.14 Obligations of Merger Sub, the Surviving Corporation and Parent. Parent shall take all actions necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to and in accordance with this Agreement.

Section 5.15 Stock Exchange De-listing. Prior to the Effective Time, the Company shall cooperate with Parent and use reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper, or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the delisting by the Company of the Shares from the NYSE as promptly as practicable after the Effective Time and the deregistration of the Shares under the Exchange Act as promptly as practicable after such delisting.

Section 5.16 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent approving and adopting this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the DGCL.

Section 5.17 Resignation of Directors. At the Closing, except as otherwise may be agreed by Parent, the Company shall use its reasonable best efforts to deliver to Parent the resignation of all members of the Company Board who are in office immediately prior to the Effective Time, which resignations shall be effective as of immediately prior to (but conditioned on the occurrence of) the Effective Time.

Section 5.18 Financing Cooperation.

(a) Prior to the Closing, the Company shall use its reasonable best efforts to, and cause its Subsidiaries and each of its and its Subsidiaries’ respective Representatives to use their respective reasonable best efforts to, provide at Parent’s sole cost and expense customary cooperation reasonably requested by Parent in connection with arranging, obtaining and syndicating the Debt Financing, including using reasonable best efforts to:

(i) as promptly as practicable (A) furnish Parent with the Required Financial Information and, to the extent available to the Company, other information regarding the Company and its Subsidiaries as may

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be reasonably requested by Parent to the extent such information is customarily included in marketing materials for financings similar to the financing contemplated by the Debt Commitment Letter and (B) inform Parent if the chief executive officer, chief financial officer, treasurer, controller or comparable officer of the Company shall have knowledge of any facts or circumstances as a result of which a restatement of any financial statements (or portion thereof) included in the Required Financial Information is reasonably likely or under consideration in order for such financial statements (or portion thereof) to comply with GAAP;

(ii) assist Parent and the Debt Financing Sources in their preparation of customary syndication and marketing materials, bank information memoranda, rating agency presentations, lender presentations and similar documents and any supplements thereto in connection with the Debt Financing (collectively, the “Lending Documents”);

(iii) (A) cooperate with the marketing efforts for the Debt Financing and (B) assist Parent in obtaining ratings in connection with the Debt Financing;

(iv) cause members of senior management of the Company to participate in a reasonable number of meetings, conference calls, presentations, road shows, drafting sessions, due diligence sessions and sessions with rating agencies, at reasonable times and with reasonable advance notice;

(v) facilitate the pledging of collateral and granting of guarantees for the Debt Financing, including using reasonable best efforts to deliver any original stock certificates and appropriate instruments of transfer and any original promissory notes and appropriate instruments of transfer that are intended to constitute collateral for the Debt Financing; it being understood, in each case, that the effectiveness of such pledges and guarantees shall be conditioned upon the occurrence of, and are only effective as of, the Closing;

(vi) furnish Parent and the Debt Financing Sources at least five (5) Business Days prior to the Closing Date (solely to the extent requested by Parent in writing at least eight (8) Business Days prior to the Closing Date) with all documentation and other information related to the Company and its Subsidiaries required by applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act and a beneficial ownership certificate for any entity that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (31 C.F.R. § 1010.230);

(vii) facilitate the taking of customary corporate approvals reasonably requested by Parent to permit the consummation of the Debt Financing on the Closing Date (it being understood that no such corporate or other action will take effect prior to the occurrence of, and are only effective as of, the Closing);

(viii) cooperate in satisfying the conditions precedent set forth in the Debt Commitment Letter as in effect as of the date hereof or any definitive document relating to the Debt Financing with conditions precedent substantially the same as those set forth in the Debt Commitment Letter as in effect as of the date hereof to the extent the satisfaction of such condition requires the cooperation of, or is within the control of, the Company and its Subsidiaries;

(ix) assist Parent in its preparation of, and facilitate execution and delivery as of but not prior to the Closing of, definitive financing documents (including any guarantee, pledge and security documents, currency or interest rate hedging arrangement, other definitive financing documents or other certificates or documents as may be reasonably requested by Parent or the Debt Financing Sources (including a certificate of the chief financial officer of the Company with respect to solvency matters in the form set forth as an exhibit to the Debt Commitment Letter)) and the schedules and exhibits thereto, it being understood that the effectiveness of such documents shall be conditioned upon the occurrence of, and are only effective as of, the Closing; and

(x) execute customary authorization letters authorizing the distribution of information regarding the Company and its Subsidiaries to prospective lenders in connection with the Debt Financing and

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containing a customary representation that the public side versions of such documents do not include material non-public information about the Company or its Subsidiaries or their securities, and a customary representation as to the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing, subject to customary confidentiality provisions (which may include customary “click through” confidentiality arrangements or other confidentiality arrangements customary for syndication and arrangement procedures);

provided, however, that (A) nothing herein shall require such cooperation to the extent it would (x) materially and unreasonably disrupt or interfere with the business or operations of the Company and/or its Subsidiaries or (y) reasonably be expected to (I) cause any condition to the Closing set forth in Section 8.1 to not be satisfied or otherwise cause any breach of this Agreement, (II) conflict with, violate, breach or otherwise contravene any applicable Law, (III) subject any of the Company’s or its Subsidiaries’ respective directors, managers, officers or employees to any actual or potential personal liability with respect to matters related to the Debt Financing or (IV) cause any breach of this Agreement, (B) none of the pre-Closing directors, officers or managers of the Company, acting in such capacity, shall be required to execute, deliver or enter into or perform any agreement, document or instrument, including any Debt Financing Document, with respect to the Debt Financing or adopt any resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained, (C) none of the Company, the Company’s Subsidiaries or their respective managing members, directors, managers, officers or employees shall be required to (x) execute, deliver or enter into, or perform any agreement, document or instrument, including any Debt Financing Document, with respect to the Debt Financing that is not contingent upon the Closing or that would be effective prior to the Closing Date (in each case, other than any authorization letter referred to in clause (x) above) or (y) adopt any resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained that is not contingent upon the Closing or that would be effective prior to the Closing Date (and which execution and delivery shall be undertaken, authorized and approved exclusively by the post-Closing managing members, directors, mangers or officers of the Company or its applicable Subsidiary), (D) the Company shall not be required to deliver or obtain opinions of internal or external counsel, (E) nothing herein shall obligate the Company to provide or prepare any Excluded Information, and (F) nothing herein shall obligate the Company to provide any information that would violate any bona fide confidentiality requirement in any material Contract binding on the Company or result in a violation of applicable Law or loss of attorney-client privilege or other applicable privilege of the Company or that constitutes trade secrets.

(b) Neither the Company nor any of its Subsidiaries nor any of their respective equityholders or Representatives shall be required to bear any cost or expense or to pay any commitment or other similar fee or make any other payment or incur or assume any other liability or provide or agree to provide any indemnity, in each case, prior to the Closing in connection with the Debt Financing or their performance of their respective obligations under this Section 5.18 (except to the extent the effectiveness of any such cost, expense, fee, payment, liability or indemnity is subject to and conditioned upon the occurrence of the Closing or otherwise promptly reimbursed by Parent). Parent shall indemnify, defend and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with their cooperation or efforts pursuant to this Section 5.18, the arrangement of the Debt Financing, the performance of their obligations under this Section 5.18 and any information utilized in connection therewith (other than to the extent resulting solely from information provided by the Company or its Subsidiaries or its or their respective Representatives or to the extent any of the foregoing was suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, the Company, its Subsidiaries or any of its or their respective Representatives, in each case, as determined by a court of competent jurisdiction in a final and non-appealable decision). Parent shall, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company in connection with the cooperation contemplated by this Section 5.18.

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(c) The Company hereby consents to the reasonable use of the logos and trademarks of the Company and its Subsidiaries in connection with the Debt Financing; provided, that such logos and trademarks are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or the reputation or goodwill of the Company.

(d) The parties hereto acknowledge and agree that the provisions contained in this Section 5.18 represent the sole obligation of the Company and its Subsidiaries with respect to cooperation in connection with the arrangement of any financing (including the Debt Financing) to be obtained by Parent or Merger Sub with respect to the transactions contemplated by this Agreement (including the Debt Commitment Letter), and no other provision of this Agreement (including the Exhibits and Schedules hereto) or the Debt Commitment Letter shall be deemed to expand or modify such obligations.

(e) The Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to periodically update any Required Financial Information provided to Parent as may be necessary so that such Required Financial Information is (i) Compliant and (ii) meets the applicable requirements set forth in the definition of “Required Financial Information”. For the avoidance of doubt, Parent may, to most effectively access the financing markets, request the cooperation of the Company and its Subsidiaries under this Section 5.18 at any time, and from time to time and on multiple occasions, between the date of this Agreement and the Closing; provided that, for the avoidance of doubt, the Marketing Period shall not be applicable as to each attempt to access the markets (it being understood and agreed that once the “Marketing Period” has commenced and then been completed in accordance with the definition thereof, there shall not be a subsequent “Marketing Period” hereunder). Parent agrees to provide the Company drafts of all Lending Documents with a reasonable time to review such documents and materials, and subject to Parent’s compliance with such obligation, the Company agrees to use reasonable best efforts to review all such Lending Documents and identify for Parent any information contained therein that it reasonably believes constitutes material non-public information with respect to the Company and its Subsidiaries (taken as a whole) or their respective securities. If the Company identifies any such information (“Identified MNPI”), and such information is customarily included in definitive lending documents or public-side syndicated marketing materials for debt financing of the type consistent with the Debt Financing (it being understood, for the avoidance of doubt, that such public-side syndicated marketing materials do not include any projections), is reasonably requested by Parent to be included in the public-side Lending Documents for the Debt Financing and does not include information as to which the Company reasonably objects (any such Identified MNPI, “Acceptable MNPI”), then the Company shall file a Current Report on Form 8-K containing such material non-public information. Parent shall remove all such Identified MNPI that is not Acceptable MNPI from such public-side Lending Documents.

Section 5.19 Financing.

(a) Parent acknowledges and agrees that its obligation to use reasonable best efforts to arrange, obtain and consummate the Debt Financing as set forth in this Agreement is a material obligation. Parent’s failure to use reasonable best efforts to obtain the Equity Financing in accordance with this Agreement may constitute a breach of this Agreement, which may give rise to the Company’s rights to seek specific performance pursuant to Section 8.7 or to terminate this Agreement and exercise any remedies available under Article VII, subject to the terms and conditions of this Agreement.

(b) Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the Financing in an amount sufficient to fund the Financing Amounts on the date on which the Closing is required to occur pursuant to the terms hereof, including using its reasonable best efforts to (w) maintain in full force and effect the Commitment Letters until the consummation of the Closing, (x) negotiate and enter into the definitive documentation related to the Debt Financing (the “Debt Financing Documents”), in each case, on terms and conditions not materially less favorable, in the aggregate, than those contained in the Debt Commitment Letter (including any “market flex” provisions contained in any related fee letter) and in any event that do not contain any Prohibited Modification,

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(y) satisfy on a timely basis or obtain a waiver of all conditions required to be satisfied by it in the Commitment Letters and the Debt Financing Documents that are within its control and comply with its obligations thereunder, and (z) subject to the terms of the Commitment Letters and the Debt Financing Documents (and the satisfaction of the conditions therein), enforce its rights under the Commitment Letters and the Debt Financing Documents.

(c) Parent shall keep the Company informed on a reasonable basis and in reasonable detail of the status of its efforts to arrange the Financing. Parent shall promptly notify the Company of (i) any actual violation, breach, default, termination, withdrawal or repudiation by any party to the Commitment Letters of which Parent becomes aware and (ii) its receipt of a written notice from any Debt Financing Source or Equity Investor with respect to any threatened violation, breach, default, termination, withdrawal or repudiation by any party to the Commitment Letters of which Parent becomes aware. In the event that any portion of the Debt Financing required to pay the Financing Amounts becomes unavailable (or Parent determines in good faith that it will not be available) after taking into account the available portion of the Financing, Parent shall promptly notify the Company and shall (i) use its reasonable best efforts to arrange for alternative financing from the same or alternative sources (the “Alternative Financing”) (x) on terms and conditions not materially less favorable, in the aggregate, to Parent than those contained in the Debt Commitment Letter (including any “market flex” provisions contained in any related fee letter) and in any event that do not contain any Prohibited Modification and (y) in an amount sufficient, when taken together with the available portion of the Financing, to pay the Financing Amounts and (ii) provide the Company with a true and complete copy of any new debt commitment letter that provides for such Alternative Financing (it being understood that any fee letter in connection therewith may be redacted in a manner consistent with Section 4.7(a)). Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 5.19 shall require, and in no event shall the reasonable best efforts of Parent be deemed or construed to require, Parent to (i) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter or (ii) pay any fees or other amounts applicable to the Debt Financing in excess of those contemplated by the Debt Commitment Letter (after giving effect to the “market flex” provisions in any related fee letter).

(d) Without prior written consent of the Company, Parent shall not agree to, or permit, any amendment or modification, or any waiver of any provision under, the Commitment Letters if such amendment, modification or waiver would (i) reduce the aggregate principal amount of the Financing below the amount necessary to satisfy the Financing Amounts (after taking into consideration the amount of the remaining Financing and available cash of the Company and its Subsidiaries), (ii) add new conditions precedent or otherwise adversely modifies any of the conditions precedent to the funding or investing of the Financing set forth in the Commitment Letters on the date hereof, (iii) reasonably be expected to prevent, delay or impede the availability of all or a portion of the Financing or the consummation of the Closing and the transactions contemplated hereby, or (iv) adversely affect the ability of Parent to enforce its rights against the other parties to the Commitment Letters or the Debt Financing Documents (clauses (i) through (iv), collectively, the “Prohibited Modification”); provided, that Parent may amend or otherwise modify the Debt Commitment Letter without the consent from the Company to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letter as of the date hereof. Parent shall promptly provide the Company with a true and complete copy of any such amendment, modification or waiver.

(e) To the extent Parent obtains Alternative Financing or amends, modifies or waives any of the Commitment Letters, in each case pursuant to this Section 5.19, references to the “Financing,” “Debt Financing,” “Equity Financing” “Debt Financing Sources,” “Debt Financing Sources Related Parties,” “Debt Commitment Letter,” “Equity Commitment Letter” and “Commitment Letters” (and other like terms in this Agreement) shall be deemed to refer to such Alternative Financing, the financing sources and/or their related parties in respect thereof, the commitments thereunder and the agreements with respect thereto, or the Financing as so amended, modified or waived.

Section 5.20 Payoff Letters and Lien Releases(a) . The Company shall deliver to Parent at least three (3) Business Days prior to the Closing Date (with drafts being delivered in advance as reasonably requested by

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Parent) (i) a payoff letter (the “Payoff Letter”) in customary form with respect to the Company Credit Agreement ( the “Subject Indebtedness”), which Payoff Letter shall (x) indicate the total amount required to be paid to fully satisfy all principal, interest, fees, prepayment premiums, termination costs, penalties, breakage costs and any other monetary obligations then due and payable under the Subject Indebtedness as of the anticipated Closing Date (and the daily accrual thereafter) (the “Payoff Amount”) and (y) state that, upon receipt of the Payoff Amount under such Payoff Letter, (A) the Subject Indebtedness and all related loan documents and guarantees shall be automatically terminated and (B) all liens or other security interests and encumbrances in connection with the Subject Indebtedness relating to the assets and properties of the Company or its Subsidiaries securing the obligations under the Subject Indebtedness shall be automatically released and terminated and (ii) all documentation (including any mortgage releases, termination statements on Form UCC-3, intellectual property security interest terminations or other releases) necessary to effect the release any related liens or other security interests securing the Subject Indebtedness, in each case, in customary form and provided that such documentation and releases shall only be effective as of and after the receipt of the Payoff Amount under the Payoff Letter.

ARTICLE VI

CONDITIONS

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction (or waiver in writing by Parent and the Company, if permissible under applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Stockholder Approval. The Company Stockholder Written Consent shall have been obtained (the “Stockholder Approval”).

(b) Information Statement. The Information Statement shall have been mailed to the Company Stockholders and at least 20 calendar days shall have elapsed from such mailing.

(c) Regulatory Approvals. Any and all (i) applicable waiting periods (and any extensions thereof) under the HSR Act in connection with the Merger shall have expired or been terminated and (ii) other approvals and clearances and expirations or terminations of waiting periods (as applicable) identified in Section 6.1(c) of the Company Disclosure Schedule shall have been obtained or shall have occurred (as applicable), and any timing agreement with any Governmental Entity with respect to the Merger shall have expired or been terminated.

(d) Orders. No court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that is in effect and that restrains, enjoins or otherwise prohibits the consummation of the Merger.

Section 6.2 Conditions to Obligations of Parent and Merger Sub. The respective obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction (or waiver in writing by Parent, if permissible under applicable Law, in its sole and absolute discretion) at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. (i) Other than the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4, clause (i) of Section 3.7, and Section 3.20, the representations and warranties of the Company contained in Article III shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date) interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the term “Company Material Adverse Effect,” except where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a

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Company Material Adverse Effect, (ii) the representations and warranties set forth in Section 3.3 shall be true and correct in all respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct in all respects as of such specified date), except where the failure of such representation and warranties to be true and correct is de minimis in nature, (iii) the representations and warranties set forth in clause (i) of Section 3.7 shall be true and correct in all respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (iv) the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.4 and Section 3.20 shall be true and correct in all material respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct in all material respects as of such specified date).

(b) Performance of Obligations. The Company shall have performed or complied with, in all material respects, its agreements and covenants contained in this Agreement that are required to be performed or complied with by it at or prior to the Effective Time pursuant to the terms hereof.

(c) No Company Material Adverse Effect. Since the date hereof, no Company Material Adverse Effect shall have occurred and be continuing.

(d) Officer’s Certificate. Parent shall have received a certificate signed by an executive officer of the Company, dated the Closing Date, to the effect that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied.

Section 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction (or waiver in writing by the Company, if permissible under applicable Law, in its sole and absolute discretion) at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. (i) Other than the representations and warranties set forth in the first sentence of Section 4.1, Section 4.3 and Section 4.10, the representations and warranties contained in Article IV shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date) interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the term “Parent Material Adverse Effect,” except where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a Parent Material Adverse Effect, and (ii) the representations and warranties set forth in the first sentence of Section 4.1, Section 4.3 and Section 4.10 shall be true and correct in all material respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct in all material respects as of such specified date).

(b) Performance of Obligations. Each of Parent and Merger Sub shall have performed or complied with in all material respects its agreements and covenants contained in this Agreement that are required to be performed or complied by it at or prior to the Effective Time pursuant to the terms hereof.

(c) Officer’s Certificate. The Company shall have received a certificate signed by an executive officer of Parent, dated the Closing Date, to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

Section 6.4 Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely, either as a basis for not consummating the Merger or any of the other transactions contemplated by this Agreement or terminating this Agreement and abandoning the Merger, on the failure of a condition set forth in this Article VI to be satisfied if such failure was caused by such party’s failure to act in good faith or to use the efforts to cause the Closing to occur as required by this Agreement.

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ARTICLE VII

TERMINATION

Section 7.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Stockholder Approval is obtained and whether before or after the adoption of this Agreement by Parent as sole stockholder of Merger Sub, by mutual written consent of the Company and Parent.

Section 7.2 Termination by Either the Company or Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Stockholder Approval is obtained and whether before or after the adoption of this Agreement by Parent as sole stockholder of Merger Sub, by either the Company or Parent:

(a) if the Merger shall not have been consummated on or before September 9, 2026 (such date, the “Termination Date”); provided, that if on the Termination Date the conditions set forth in Section 6.1(c) or Section 6.1(d) (to the extent relating to the matters set forth in Section 6.1(c)) shall not have been satisfied but all other conditions set forth in Article VI shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), then the Termination Date shall be automatically extended by one (1) month on up to two (2) occasions, and such date shall become the Termination Date for purposes of this Agreement; provided, further, that (i) in the event the Marketing Period has commenced on or prior to the Termination Date but has not been completed as of the Termination Date, the Termination Date shall automatically be extended (or further extended) to the date that is three (3) Business Days after the then-scheduled expiration date of the Marketing Period and such date shall become the Termination Date for purposes of this Agreement and (ii) the right to terminate this Agreement pursuant to this Section 7.2(a) shall not be available to a party if the failure of the Merger to have been consummated on or before the Termination Date was primarily caused by a material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in this Agreement (including Section 5.5); provided, further, that the party seeking to terminate this Agreement pursuant to this Section 7.2(a) shall have used the efforts required by Section 5.5 to cause the Merger to be consummated on or prior to the Termination Date (including Section 5.5); or

(b) if any Law or Order by a Governmental Entity of competent jurisdiction, permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable, or any statute, rule or regulation will have been enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger; provided, that the right to terminate this Agreement pursuant to this Section 7.2(b) shall not be available to a party if the enactment, issuance, promulgation, enforcement or entry of such Order, or the Order becoming final and non-appealable, was primarily caused by a material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in this Agreement (including Section 5.5); provided, further, that the party seeking to terminate this Agreement pursuant to this Section 7.2(b) shall have used the efforts required by Section 5.5 to cause the Merger to be consummated on or prior to the Termination Date (including Section 5.5).

Section 7.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned by the Company:

(a) at any time prior to the time the Stockholder Approval is obtained, in order to substantially concurrently enter into an Alternative Acquisition Agreement providing for a Superior Proposal in accordance with Section 5.2(c); provided, that prior to or substantially concurrently with such termination, the Company pays to Parent the Company Termination Fee due under Section 7.5(b);

(b) at any time prior to the Effective Time (and whether before or after the Stockholder Approval is obtained), if there has been a breach of any representation, warranty, covenant or agreement of Parent or Merger

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Sub in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) (A) is not capable of being cured by Parent or Merger Sub prior to the Termination Date, or (B) if capable of being cured, shall not have been cured before the earlier of (x) twenty (20) Business Days following receipt of written notice from the Company of such breach or (y) the Termination Date; provided, that the Company is not then in material breach of any of its representations, warranties, covenants or other agreements set forth in this Agreement which breach would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b); or

(c) at any time prior to the Effective Time, if (i) the Marketing Period has ended and all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied or waived (other than those conditions to be satisfied by actions to be taken at the Closing itself, but which conditions would have been satisfied had the Closing occurred when it was required to occur pursuant to Section 1.2) at the time when the Closing should have occurred when it was required to occur pursuant to Section 1.2, (ii) the Company has irrevocably confirmed to Parent in writing that (A) all of the conditions set forth in Section 6.1 and Section 6.3 (other than those conditions to be satisfied by actions to be taken at the Closing itself) have been satisfied or waived by the Company and (B) the Company is ready, willing and able to consummate the Closing, including the Merger, and (iii) Parent has failed to consummate the Closing within two (2) Business Days following the later of (A) the delivery of the notice pursuant to the foregoing clause (ii) of this Section 7.3(c) and (B) the date when the Closing should have occurred pursuant to Section 1.2.

Section 7.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned by Parent whether before or after the Stockholder Approval is obtained:

(a) at any time prior to the time the Stockholder Approval is obtained, if the Company Board shall have effected a Change of Recommendation;

(b) if the Company Stockholder Written Consent shall not have been delivered to the Company within twelve (12) hours following the execution of this Agreement; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.4(b) after the Company Stockholder Written Consent shall have been executed and delivered to the Company and Parent; or

(c) at any time prior to the Effective Time, if there has been a breach of any representation, warranty, covenant or agreement of the Company in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) (A) is not capable of being cured by the Company by the Termination Date or (B) if capable of being cured, shall not have been cured before the earlier of (x) twenty (20) Business Days following receipt of written notice from Parent of such breach, or (y) the Termination Date; provided, that none of Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or other agreements set forth in this Agreement which breach would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b).

Section 7.5 Effect of Termination.

(a) In the event that this Agreement is validly terminated and the Merger is abandoned pursuant to this Article VII, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any member of the Parent Group or the Company Group) except as provided in this Section 7.5; provided, that (i) nothing herein shall relieve any party hereto of any liability to pay the Company Termination Fee or the Parent Termination Fee, as applicable, (ii) nothing herein shall relieve any party hereto from liability for any Willful Breach of this Agreement prior to such termination, in which case, subject to the terms and conditions of the Agreement, the aggrieved party shall be entitled to all rights and remedies available at law or in equity, subject to the terms of this Agreement and the Limited Guarantee, and (iii) the Confidentiality Agreement, the covenants and other agreements contained in Section 5.6(b), Section 5.7, Section 5.9(a), this Section 7.5 and Article VIII, as well as the definitions of the defined terms used in such Sections, shall survive

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the termination of this Agreement. The party desiring to terminate this Agreement pursuant to Section 7.2, Section 7.3 or Section 7.4 shall give written notice of such termination, including a description in reasonable detail of the reasons for such termination, to the other parties in accordance with Section 8.6, specifying the provision or provisions hereof pursuant to which such termination is effected.

(b) In the event that:

(i) (A) this Agreement is terminated by the Company pursuant to Section 7.2(a), or by Parent pursuant to Section 7.4(b) or Section 7.4(c), and the Stockholder Approval has not been obtained; (B) any Person shall have publicly proposed, announced or made a bona fide written Acquisition Proposal after the date of this Agreement and prior to the delivery of the Company Stockholder Written Consent, and such Acquisition Proposal shall not have been publicly withdrawn prior to the delivery of the Company Stockholder Written Consent; and (C) within twelve (12) months of such termination the Company shall have consummated such Acquisition Proposal, then the Company shall promptly, but in no later than three (3) Business Days after the date such Acquisition Proposal is consummated, pay the Company Termination Fee to Parent by wire transfer of immediately available funds to one or more accounts designated by Parent; provided, that for purposes of this Section 7.5(b)(i), the references to “20%” and “80%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”;

(ii) this Agreement is terminated by the Company pursuant to Section 7.3(a), the Company shall, prior to or substantially concurrently with such termination, pay the Company Termination Fee to Parent by wire transfer of immediately available funds to one or more accounts designated by Parent; or

(iii) this Agreement is terminated by Parent pursuant to Section 7.4(a), the Company shall, no later than three (3) Business Days after the date of such termination, pay the Company Termination Fee to Parent by wire transfer of immediately available funds to one or more accounts designated by Parent.

For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(c) In the event that this Agreement is validly terminated (A) by the Company or Parent (i) pursuant to Section 7.2(a) (and at the time of such termination, the conditions set forth in Section 6.1(c)(i) or Section 6.1(d) (as a result of any Law or Order of a Governmental Entity in the United States resulting from the enforcement of any applicable antitrust laws) have not been satisfied), or (ii) pursuant to Section 7.2(b) (as a result of any Law or Order of a Governmental Entity in the United States resulting from the enforcement of any applicable antitrust laws), and in each such case, all other conditions set forth in Section 6.1 and Section 6.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) have been satisfied or waived or (B) by the Company pursuant to Section 7.3(b) or Section 7.3(c), or by Parent pursuant to Section 7.2(a) at a time when the Company could have terminated this Agreement pursuant to Section 7.3(b) or Section 7.3(c), then Parent shall, no later than three (3) Business Days after the date of such termination, pay or cause to be paid the Parent Termination Fee to the Company or its designees by wire transfer of immediately available funds to one or more accounts designated by the Company. For the avoidance of doubt, in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

(d) In the event that the Company shall fail to pay the Company Termination Fee, or Parent shall fail to pay the Parent Termination Fee, in either case as required pursuant to this Section 7.5 when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to the rate of interest at the prime rate set forth in The Wall Street Journal in effect on the date such fee was required to be made. The Company and Parent each acknowledge that the fees and the other provisions of this Section 7.5 are an integral part of this Agreement and are not a penalty, but rather liquidated damages in a reasonable amount that will compensate the other party in the circumstances in which such fee is payable, and that, without these provisions, the other party would not enter into this Agreement.

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(e) Notwithstanding anything to the contrary in this Agreement, (i) the Company may seek specific performance to require Parent and Merger Sub to effect the Closing as expressly permitted by Section 8.7, but the Company may not recover both (A) specific performance resulting in the Closing and (B) the Parent Termination Fee, (ii) the Company may only seek monetary damages after termination of this Agreement and only if the Parent Termination Fee is not payable, in the event of Parent’s or Merger Sub’s Willful Breach of this Agreement prior to the termination of this Agreement, subject to the Liability Limitation, and (iii) notwithstanding anything to the contrary in this Agreement, in the event that Parent or Merger Sub fails to effect the Closing or otherwise breaches this Agreement or fails to perform hereunder (whether willfully, intentionally, unintentionally or otherwise), then, except for an order of specific performance prior to the termination of this Agreement as permitted by Section 8.7, the Company’s sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against (A) the Parent Group or (B) any member of the Parent Group in respect of this Agreement, any agreement executed in connection herewith, including the Commitment Letters and the Limited Guarantee, and the transactions contemplated hereby and thereby shall be (x) to terminate this Agreement in accordance with this Article VII and collect, if due, the Parent Termination Fee pursuant to Section 7.5(c) (including any interest payable pursuant to Section 7.5(d)) from Parent and, as applicable, the reimbursements and indemnification contemplated by Section 5.18 from Parent or pursuant to the Limited Guarantee, (y) following the termination of this Agreement by either party under circumstances in which the Parent Termination Fee is not payable pursuant to Section 7.5(c), the Company’s right to seek monetary damages from Parent in the event of Parent’s or Merger Sub’s Willful Breach of this Agreement prior to the termination of this Agreement, subject to the Liability Limitation, and collect, as applicable, the reimbursements and indemnification contemplated by Section 5.18 from Parent and (z) upon payment of such amounts, no member of the Parent Group shall have any further liability or obligation relating to or arising out of this Agreement, any agreement executed in connection herewith, the Commitment Letters or the Limited Guarantee, or the transactions contemplated hereby or thereby; provided, that in no event will the Company be entitled to both (I) payment of any such monetary damages and/or the Parent Termination Fee and (II) a grant of specific performance of this Agreement or any other equitable remedy against Parent or Merger Sub that results in the Closing.

(f) Notwithstanding anything to the contrary in this Agreement, in the event that the Company fails to effect the Closing or otherwise breaches this Agreement or fails to perform hereunder (whether willfully, intentionally, unintentionally or otherwise), then, except for an order of specific performance prior to the termination of this Agreement as permitted by Section 8.7, (i) Parent’s and Merger Sub’s sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against (A) the Company Group or (B) any member of the Company Group in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby shall be (x) to terminate this Agreement in accordance with this Article VII, and collect, if due, the Company Termination Fee pursuant to Section 7.5(b) (including any interest payable pursuant to Section 7.5(d)) from the Company and (y) following the termination of this Agreement by either party, Parent’s right to seek monetary damages from the Company in the event of the Company’s Willful Breach of this Agreement prior to the termination of this Agreement and (ii) upon payment of such amounts, no member of the Company Group shall have any further liability or obligation relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby or thereby; provided, that in no event will Parent and Merger Sub be entitled to both (I) payment of any such monetary damages and (II) a grant of specific performance of this Agreement or any other equitable remedy against the Company that results in the Closing.

(g) Notwithstanding anything to the contrary in this Agreement, in no event shall either the Parent Group’s or the Company Group’s aggregate maximum liability (whether in equity or at Law, in Contract, in tort or otherwise) pursuant to this Agreement or in connection with or arising out of the transactions contemplated hereby exceed an amount equal to the Parent Termination Fee (the “Liability Limitation”), nor shall any member of the Parent Group or Company Group, as applicable, seek or be entitled to recover any money or other damages in excess of the Liability Limitation from the Company Group or the Parent Group, respectively, in each case arising out of or in connection with this Agreement, the transactions contemplated by this Agreement (and the

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abandonment or termination thereof) or any matter forming the basis for such termination or for any breach (whether willful, intentional, unintentional or otherwise) of, or by virtue of any rights under, any of the foregoing agreements (including in respect of Willful Breach of this Agreement) (other than, in the case of the Company, the reimbursements and indemnification contemplated by, and subject to the terms of, Section 5.18 from Parent).

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Survival. This Article VIII and the agreements of the Company, Parent and Merger Sub contained in Article II, Section 5.8 (Employee Benefits), Section 5.10 (Indemnification; Directors’ and Officers’ Insurance) and any other covenant or agreement contained in this Agreement that by its terms applies in whole or in part after the Effective Time shall survive the consummation of the Merger. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement, as applicable.

Section 8.2 Modification or Amendment. Subject to applicable Law, this Agreement may be modified or amended by, and only by, written agreement executed and delivered by the duly authorized officers of Parent and the Company; provided, that no amendment shall be made to this Agreement after the Effective Time; provided, further, that after receipt of Stockholder Approval, if any such amendment shall by applicable Law require further approval of the stockholders of the Company, the effectiveness of such amendment shall be subject to the approval of the stockholders of the Company.

Section 8.3 Waiver; Extension. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party (without the approval of the stockholders of the Company) in whole or in part to the extent permitted by applicable Law. At any time prior to the Effective Time, the Company or Parent may (i) waive or extend the time for the performance of any of the obligations or other acts of Parent or Merger Sub, in the case of the Company, or the Company, in the case of Parent, or (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement on the part of Parent or Merger Sub, in the case of the Company, or the Company, in the case of Parent. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure or delay of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.4 Counterparts; Delivery by Electronic Transmission. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic mail transmission of a “.pdf” or other similar data file (including DocuSign or Adobe Sign) shall be effective as delivery of a manually executed counterpart to this Agreement. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, will be disregarded in determining a party’s intent or the effectiveness of such signature. No party hereto or to any such agreement or instrument shall raise the use of an electronic mail transmission of a “.pdf” or other similar data file (including DocuSign or Adobe Sign) to deliver a signature to this Agreement or any amendment or consent hereto or thereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of e-mail delivery of a “.pdf” format data file or other electronic transmission as a defense to the formation of a contract and each party hereto forever waives any such defense.

Section 8.5 Governing Law and Venue; Waiver of Jury Trial.

(a) This Agreement and all actions (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof or thereof shall be

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governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. Each party hereto agrees that it shall bring any Action between the parties or involving any member of the Company Group or Parent Group arising out of or related to this Agreement, the Equity Commitment Letter, the Limited Guarantee or the transactions contained in or contemplated by this Agreement, the Equity Commitment Letter or the Limited Guarantee exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery lacks or declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”), and with respect to any such Action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such Action in the Chosen Courts and (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto or any member of the Company Group or Parent Group and agrees that delivery of notice in accordance with Section 8.6 shall constitute valid and enforceable service of legal process in any such Action; provided, however that nothing herein shall limit such party’s ability to serve legal process in any other manner permitted by law. Notwithstanding the foregoing, any party may seek to enforce a judgment from the Chosen Courts in any court of competent jurisdiction.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5(B).

Section 8.6 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) if personally delivered, on the date of delivery, (b) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (c) if deposited in the United States mail, first-class postage prepaid, on the fifth (5th) Business Day following the date of such deposit, or (d) if delivered by email transmission, on the date of such transmission; provided, that confirmation of such transmission is received within one (1) Business Day (other than an automatic confirmation). All notices, demands and other communications hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Parent or Merger Sub, and following the Closing, to the Company, to:

c/o Apollo Management X, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

Attention: Shahid Bosan

Email: sbosan@apollo.com

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with a copy (which shall not constitute notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attention:  Jeffrey Kochian

Gerald Brant

Brittany Harrison

Email:    jeffrey.kochian@sidley.com

gbrant@sidley.com

brittany.harrison@sidley.com

If to the Company, prior to the Closing, to:

Emerald Holding, Inc.

100 Broadway, 14th Floor

New York, NY 10005

Attn: Sara Altschul, General Counsel

Email: Sara.Altschul@emeraldx.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver and Jacobson LLP

One New York Plaza

New York, NY 10004

Attention:  Christopher Ewan

Erica Jaffe

Email:    Christopher.Ewan@friedfrank.com

Erica.Jaffe@friedfrank.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 8.7 Specific Performance.

(a) The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of them pursuant to the terms of this Agreement in order to consummate the Merger) in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to seek an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof.

(b) Notwithstanding the foregoing or anything to the contrary in this Agreement, it is acknowledged and agreed that the Company shall be entitled to seek specific performance of Parent’s and Merger Sub’s obligations pursuant to the terms of this Agreement and the Equity Commitment Letter to complete the Closing, including to cause, subject to the terms and conditions set forth in the Equity Commitment Letter, the Equity Financing to be funded to fund the Merger and to consummate the Merger and the Closing, only in the event that (i) all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied (other than those conditions to be satisfied by actions to be taken at the Closing itself, but which conditions would have been satisfied had the Closing occurred when it was required to occur pursuant to Section 1.2), (ii) Parent or Merger Sub fail to complete the Closing on the date the Closing is required to have occurred pursuant to Section 1.2, (iii) the Debt

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Financing has been funded or will be funded in full at the Closing if the Equity Financing is funded, and (iv) the Company has irrevocably confirmed in a written notice to Parent that (A) all of the conditions set forth in Section 6.1 and Section 6.3 have been and continue to be satisfied (or are waived effective as of immediately prior to the Closing, but subject to the Closing occurring) and (B) the Closing will occur if the Equity Financing and Debt Financing are funded and specific performance is granted pursuant to this Section 8.7(b).

(c) For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, the Company may pursue both (i) a grant of specific performance to require Parent to effect the Closing, cause the Equity Financing to be funded, or to fund or consummate the Merger to the extent permitted by Section 8.7(b), and (ii) the payment of the Parent Termination Fee pursuant to and in accordance with the terms of Section 7.5, concurrently; provided, however, that under no circumstances shall the Company be permitted or entitled to receive both (x) a grant of specific performance to require Parent to effect the Closing or to fund or consummate the Merger and (y) payment of the Parent Termination Fee.

(d) Without limiting Section 8.7(a), each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 8.8 Entire Agreement. This Agreement (including any Exhibits hereto), the Company Disclosure Schedule, the Equity Commitment Letter, the Limited Guarantee, and the Confidentiality Agreement and the other instruments and other agreements specifically referred to herein or delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Notwithstanding anything to the contrary herein, the Company Disclosure Schedule shall not, pursuant to Section 268(b) of the DGCL, be deemed part of this Agreement for purposes of any provision of the DGCL, but shall have the effects provided in this Agreement.

Section 8.9 Parties in Interest. Each of Parent, Merger Sub and the Company hereby agrees that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided, that (a) if the Effective Time occurs, the holders of Shares shall be third party beneficiaries of, and shall be entitled to rely on, Article II, (b) if the Effective Time occurs, the Indemnified Parties shall be third party beneficiaries of, and shall be entitled to rely on, Section 5.10 (Indemnification; Directors’ and Officers’ Insurance), (c) if the Effective Time occurs, the holders of Company Equity Awards shall be third party beneficiaries of, and shall be entitled to rely on, Article II, (d) holders of Shares and Company Equity Awards shall be entitled to pursue claims for damages (including damages based on the loss of the economic benefits of the Merger, including the loss of the premium offered to such holders) and other relief, including equitable relief, for a breach or threatened breach by Parent or Merger Sub of its obligations under this Agreement; provided, that the rights granted pursuant to this clause (d) shall be enforceable only by the Company, in its sole and absolute discretion, on behalf of such holders, and any amounts received by the Company in connection therewith may be retained by the Company and shall be deemed to be damages of the Company, and (e) the Non- Party Affiliate shall be third party beneficiaries of, and shall be entitled to rely on, Section 8.17 (Recourse).

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Section 8.10 Definitions; Construction.

(a) Definitions. As used herein:

“Acceptable Confidentiality Agreement” means an executed confidentiality agreement containing terms that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any standstill or similar provision.

“Acquisition Proposal” means any inquiry, proposal or offer from any Person or group of persons (other than Parent and its Subsidiaries) relating to, in a single transaction or series of transactions, (a) a merger, consolidation, dissolution, liquidation, recapitalization, share exchange, business combination or similar transaction involving the Company as a result of which the stockholders of the Company immediately prior to such transaction would cease to own at least 80% of the total voting power of the Company or any surviving entity (or any direct or indirect parent company thereof) immediately following such transaction, (b) the acquisition by any Person or group of Persons, directly or indirectly, of more than 20% of the outstanding Common Stock or more than 20% of the total voting power represented by the outstanding voting securities of the Company, (c) a tender offer or exchange offer or other transaction which, if consummated, would result in a direct or indirect acquisition by any Person or group of Persons of more than 20% of the total voting power represented by the outstanding voting securities of the Company, or (d) the acquisition, transfer, exclusive license or other disposition, in any manner, directly or indirectly, of over 20% of the consolidated assets of the Company and its Subsidiaries (based on the fair market value, as determined in good faith by the Company Board or any committee thereof), in each case other than the transactions contemplated by this Agreement.

“Action” means any claim, action, charge, demand, petition, subpoena, suit, investigation, litigation, arbitration, or administrative, regulatory or other proceeding or audit, in each case brought by or before a Governmental Entity.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, and for purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that, other than in the case of the definition of “Parent Group” and for purposes of Section 8.14 and Section 8.17, in no event shall Parent, Merger Sub or any of their respective Subsidiaries be considered an Affiliate of any AGM Person, nor shall any AGM Person be considered an Affiliate of Parent, Merger Sub or any of their respective Subsidiaries.

“AGM Person” means (for the avoidance of doubt, in each case, other than Parent or Merger Sub) (a) Apollo Global Management, Inc., (b) any affiliate of Apollo Global Management, Inc. or (c) any portfolio company, investment fund or other vehicle affiliated with, managed by or advised by Apollo Global Management, Inc., and any direct or indirect equity holder, partner (including any limited partner), member or manager of any of the foregoing.

“Alpha” has the meaning set forth on Section 8.10(a) of the Company Disclosure Schedule.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized by Law to close in New York, New York.

“Canadian Taxpayer” means a Person who is a resident of Canada or who received Company Stock Options in connection with employment exercised in Canada (both within the meaning of the ITA).

“COBRA” means Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA or similar state Law.

“Company Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not such plan is subject to ERISA, and each other employment, consulting, incentive, compensation,

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change in control, retention, transaction bonus, bonus, defined benefit or defined contribution, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, stock appreciation, restricted stock, restricted stock unit, phantom stock or other equity-based, retirement, vacation, severance, termination, tax gross-up, loan, disability, death benefit, medical, dental, or other compensation or benefit plan, program, policy, agreement or arrangement that the Company or any of its Subsidiaries sponsors, maintains or contributes to or is required to contribute to, with respect to which the Company or any of its Subsidiaries has any current or contingent liability, or for the benefit of any current or former director, officer, employee, individual independent contractor or consultant of the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries has any direct or indirect liability (whether absolute or contingent).

“Company Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of January 30, 2025, among, inter alios, Expo Event Midco, Inc., Emerald X, Inc., the subsidiary guarantors party thereto, Bank of America, N.A., as administrative agent, and each lender from time to time party thereto (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of August 13, 2025 and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Company Group” means (i) the Company and its Subsidiaries, (ii) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, shareholders or assignees of the Company or its Subsidiaries, and (iii) any former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, shareholders or assignees of any of the foregoing.

“Company ESPP” means the Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan, dated as of January 22, 2019, as amended.

“Company Intellectual Property” means Intellectual Property owned by or purported to be owned by the Company and its Subsidiaries.

“Company Material Adverse Effect” means any fact, circumstance, change, event, occurrence or effect that (x) would reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated hereby or (y) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries, taken as a whole; provided, that, solely in the case of the foregoing clause (y), none of the following, and no effect arising out of, relating to or resulting from the following, shall constitute or be taken into account in determining whether there has been, or would reasonably be expected to be, a “Company Material Adverse Effect”: (i) any facts, circumstances, changes, events, occurrences or effects generally affecting (A) the industries in which the Company and its Subsidiaries operate, or (B) the economy, credit, debt, securities or financial or capital markets in the United States or elsewhere in the world, including changes in interest, exchange rates or commodity prices, or deterioration in the credit markets generally; or (ii) any facts, circumstances, changes, events, occurrences or effects to the extent arising out of, resulting from or attributable to (A) changes or prospective changes in Law, in GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, (B) entry into and consummation and performance of this Agreement and the transactions contemplated hereby and the public announcement thereof, including the impact thereof on relationships, contractual or otherwise, with sponsors, exhibitors, suppliers, vendors, advertisers, distributors, partners, employees, regulators or other third parties (provided that this clause (B) shall not apply to any representations and warranties set forth in Section 3.5 or the conditions set forth in Section 6.2(a) to the extent related thereto), (C) acts of war (whether or not declared and whether or not political in nature) or any outbreak of hostilities, sabotage or terrorism (including international trade related matters and matters related to tariffs), or any escalation or worsening of any such acts of war (whether or not declared and whether or not political in nature), outbreak of hostilities, sabotage or terrorism

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(including international trade related matters and matters related to tariffs), (D) weather, pandemics, earthquakes, hurricanes, tornados, natural disasters, climatic conditions or other force majeure events, whether or not weather-related, (E) regulatory and political conditions or developments or the shutdown or furlough of any Governmental Entity, (F) any change resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective Affiliates, (G) any Transaction Litigation made or brought against the Company or its directors or executive officers arising out of or related to this Agreement or any of the transactions contemplated hereby, (H) actions or omissions of the Company or any of its Subsidiaries expressly and specifically requested by Parent or expressly required by this Agreement, (I) any decline in the market price, or change in trading volume, of the Common Stock (or the volatility thereof) (it being understood that the underlying cause(s) of any such failure may be taken into consideration unless otherwise prohibited by this definition of “Company Material Adverse Effect”), (J) the effect of seasonal changes and patterns on the results of operations, business or financial condition of the Company and its Subsidiaries, (K) any computer hacking or cyber-attacks, including by means of the use of malware, malicious code, or computer, network, or system hacking, (L) any failure by the Company and its Subsidiaries to meet published analysts’ estimates, projections or forecasts of revenues, earnings or other financial or business metrics, in and of itself, and/or any failure by the Company and its Subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause(s) of any such failure may be taken into consideration unless otherwise prohibited by this definition of “Company Material Adverse Effect”), or (M) any matter set forth in the Company Disclosure Schedule or any form, document or report publicly filed with or publicly furnished to the SEC by the Company or any of its Subsidiaries (including any documents incorporated by reference therein) (it being understood that the underlying cause(s) of any such failure may be taken into consideration unless otherwise prohibited by this definition of “Company Material Adverse Effect”); provided, that in the case of clauses (y)(ii)(A), (C), (D), and (E), if such effect disproportionately affects the Company and its Subsidiaries, taken as a whole, compared to other similarly situated companies in the industry in which the Company and its Subsidiaries operate, then, to the extent not otherwise excluded from the definition of Company Material Adverse Effect, only such incremental disproportionate impact or impacts shall be taken into account in determining whether there has been a Company Material Adverse Effect.

“Company Registered IP” means Registered IP filed in the name of, or owned by, the Company or any of its Subsidiaries.

“Company Stockholder Written Consent” means the action by written consent of the Majority Company Stockholders that is sufficient to adopt this Agreement in accordance with the DGCL and governing documents of the Company.

“Compliant” means, with respect to the Required Financial Information, that (a) such Required Financial Information does not contain any untrue statement of a material fact regarding the Company and its Subsidiaries, or omit to state any material fact regarding the Company and its Subsidiaries necessary in order to make such Required Financial Information not misleading under the circumstances, and (b) the financial statements in such Required Financial Information would not be deemed stale for purposes of syndicating the debt financing contemplated by the Debt Commitment Letter.

“Company Termination Fee” means $84,000,000.

“Contract” means any note, bond, mortgage, indenture, lease, license, franchise, contract, agreement, commitment, or other legally binding obligation.

“Debt Financing Sources” means the entities that have committed to provide or arrange or otherwise entered into agreements in connection with the Debt Financing in connection with the transactions contemplated hereby (including the parties to the Debt Commitment Letter and any joinder agreements or Debt Financing Documents relating thereto) and their respective successors and assigns.

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“Debt Financing Sources Related Parties” means the Debt Financing Sources and their respective Affiliates and their and their respective Affiliates’ former, current and future officers, directors, partners, shareholders, members, employees, attorneys, advisors, agents and representatives and their respective successors and assigns.

“Environmental Laws” means any Law relating to (i) pollution or protection of the environment (including ambient air, soil, surface water or groundwater, or subsurface strata), natural resources, endangered or threatened species, or human or worker health and safety (to the extent relating to hazardous materials) or (ii) the Release, threatened Release, presence, generation, manufacture, handling, transport, use, processing, recycling or reuse, labeling, packaging, treatment, storage, disposal, cleanup, remediation of or exposure to hazardous materials.

“Environmental Permit” means any Permit, clearance, consent, waiver, or exemption required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Ex-Im Laws” means applicable Laws, rules and regulations relating to export, re-export, transfer or import controls (including the Export Administration Regulations administered by the U.S. Department of Commerce, and customs and import Laws administered by U.S. Customs and Border Protection).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Information” means (a) any information regarding any post-Closing or pro forma adjustments desired to be incorporated into any information used in connection with the Financing (including any synergies or cost savings), (b) projections, (c) any description of all or any component of the Financing or (d) any information regarding Alpha or the combination of the Company and Alpha as a combined business.

“Governmental Entity” means any (a) nation, region, state, province, county, city, town, village, district, or other jurisdiction, (b) federal, state, provincial, local or foreign government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, court or tribunal, or other entities), (d) multinational organization or body (including the European Commission) or (e) body entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Hazardous Material” means any substance, material or waste that is listed, classified, characterized, defined or otherwise regulated under or pursuant to any Environmental Law as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” “radioactive,” or words of similar meaning, for which liability or standards of conduct are imposed under Environmental Law, or the exposure to which is prohibited, limited or otherwise regulated under Environmental Law, including petroleum and its by-products, toxic mold, petroleum-derived products, asbestos, or asbestos-containing materials, lead or lead-containing paint, per- or polyfluoroalkyl substances and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“ITA” means the Income Tax Act (Canada), as amended.

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“Intellectual Property” means all: (a) patents and patent applications, and similar or equivalent rights in inventions (“Patents”); (b) trademarks, trade names, service marks, trade dress and other designations of origin (“Trademarks”); (c) rights in trade secrets and other confidential or proprietary business information, in each case, that derive independent economic value, whether actual or potential, from not being known to other persons; (d) copyrights and any other rights in works of authorship (including software) and any related rights of authors (“Copyrights”); (e) rights in domain names, uniform resource locators and other names and locators associated with Internet addresses and sites (“Domain Names”); (f) applications for, registrations of, and divisions, continuations, continuations-in-part, reissuances, renewals, extensions, restorations and reversions of the any of the foregoing (as applicable); and (g) all other intellectual property, intellectual property rights, and proprietary rights anywhere in the world.

“IT Systems” means the information technology systems and infrastructure of the Company and its Subsidiaries, including software, firmware, hardware, networks, interfaces, platforms and related systems.

“Knowledge” or any other similar knowledge qualification in this Agreement means (i) with respect to the Company, the actual knowledge after reasonable due inquiry of direct reports of those persons set forth in Section 8.10(b) of the Company Disclosure Schedule, and (ii) with respect to Parent, the actual knowledge after reasonable due inquiry of direct reports of Shahid Bosan and Daniel Borkenstein.

“Law” means any Order or any law (including common law), statute or treaty, convention or ordinance, or any rule or regulation or similar requirement issued, enacted, adopted, promulgated, implemented, entered, imposed, applied or otherwise put into effect or enforced by, of or with any Governmental Entity of competent jurisdiction.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge, claim, covenant, condition, restriction, option, right of first refusal, easement, deed of trust, right-of-way, encroachment, occupancy right, community property interest or other restriction of any nature.

“Majority Company Stockholders” means the Company Stockholders set forth on Section 8.10(c) of the Company Disclosure Schedule.

“Marketing Period” means the first period of fifteen (15) consecutive days after the date of this Agreement throughout and at the end of which (a) Parent shall have the Required Financial Information and the Required Financial Information shall be Compliant and (b) the conditions set forth in Section 6.1 and Section 6.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) have been satisfied or waived and nothing has occurred and no condition exists that would cause any of such conditions to fail to be satisfied assuming the Closing were to be scheduled for any time during such fifteen (15)-consecutive day period; provided, that (a) May 25, 2026 shall not constitute a day for purposes of calculating such fifteen (15)-consecutive day period (provided, however, that such exclusion shall not restart such period) and (b) if the fifteen (15)-consecutive day period shall not have ended on or prior to August 21, 2026, then such fifteen (15)-consecutive day period shall be deemed not to have commenced until September 8, 2026; provided, further, that (x) the Marketing Period shall end on any earlier date prior to the expiration of the fifteen (15)-consecutive day period described above if the Debt Financing is closed on such earlier date and (y) the Marketing Period shall not be deemed to have commenced if, after the date of this Agreement and prior to the completion of such fifteen (15)-consecutive day period: (A) the Company has publicly announced its intention to, or determines that it must, restate any historical financial statements or other financial information included in the Required Financial Information or any such restatement is under active consideration, in which case, the Marketing Period shall not commence or be deemed to commence unless and until such restatement has been completed and the applicable Required Financial Information has been amended and updated or the Company has publicly announced or informed Parent that it has concluded that no restatement shall be required in accordance with GAAP, (B) the Company’s independent auditor shall have withdrawn its audit opinion with respect to any audited financial statements contained in the Required Financial Information, in

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which case the Marketing Period shall not commence or be deemed to commence unless and until a new audit opinion is issued with respect to such audited financial statements (or portion thereof) for the applicable periods by the independent auditor of the Company or another independent public accounting firm of national standing reasonably acceptable to Parent (it being understood that any “big four” accounting firm will be deemed acceptable), or (C) any Required Financial Information would not be Compliant at any time during such fifteen (15)-consecutive day period or otherwise ceases to meet the requirement of “Required Financial Information”, in which case the Marketing Period shall not commence or be deemed to commence unless and until such Required Financial Information is updated or supplemented so that it is Compliant and meets the requirement of “Required Financial Information” (it being understood that if any Required Financial Information provided at the commencement of the Marketing Period ceases to be Compliant during such fifteen (15)-consecutive day period, then the Marketing Period shall be deemed not to have commenced). If at any time the Company shall in good faith believe that it has provided the Required Financial Information and that such Required Financial Information is Compliant, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case, the requirement in the immediately preceding sentence to deliver the Required Financial Information that is Compliant will be deemed to have been satisfied as of the date of delivery of such notice, unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Financial Information that is Compliant on such date and, within two (2) Business Days after the date of delivery of such notice, delivers a written notice to the Company to that effect (stating with specificity which Required Financial Information the Company has not delivered or how such Required Financial Information is not Compliant) and, following delivery of such Required Financial Information that is Compliant specified in such notice, the Marketing Period will commence so long as all other conditions and requirements for the Marketing Period to commence are satisfied.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

“NYSE” means the New York Stock Exchange.

“Open Source Software” means software or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution terms including any license approved by the Open Source Initiative and listed at opensource.org/licenses.

“Order” means any, order, judgment, writ, stipulation, settlement, award, injunction, decree, arbitration award or directive made, issued, or entered by any Governmental Entity of competent jurisdiction.

“Parent Group” means (i) Parent and Merger Sub, (ii) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of Parent or Merger Sub, and (iii) any former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing.

“Parent Termination Fee” means $84,000,000.

“Permitted Liens” means (i) any Lien for Taxes, assessments or other charges by Governmental Entities, not yet delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established by the Company in accordance with GAAP (ii) vendors’, mechanics’, materialmen’s, carriers’, workers’, landlords’, repairmen’s, warehousemen’s, construction and other similar Liens (A) with respect to liabilities that are not yet due and payable or, if due, are not delinquent, or (B) that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established by the Company in accordance with GAAP, or (C) arising or incurred in the ordinary course of business and which are not, individually or in the aggregate, material to the business operations of the Company and its

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Subsidiaries and do not materially adversely affect the market value or continued use of the assets encumbered thereby, (iii) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building or similar restrictions, (iv) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (v) Liens relating to intercompany borrowings among a Person and its wholly owned subsidiaries, (vi) easements, encroachments, rights of way, charges, restrictions, declarations, covenants, conditions, defects, imperfections and irregularities of title and survey, and similar Liens, encroachments, and survey matters, but not including any monetary Liens, that do not individually or in the aggregate materially interfere with the present occupancy or use or market value of the applicable asset, (vii) Liens that affect the underlying fee interest or superior leasehold underlying any Leased Real Property and the terms of any Material Lease or parties in possession, in each case, that do not individually or in the aggregate materially interfere with the present occupancy or use or market value of the applicable asset, (viii) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business, (ix) Liens to be released at or prior to Closing, and (x) Liens that do not, individually or in the aggregate, materially impair the existing use of the assets or property of the Company or any Subsidiary affected by any such Lien or otherwise materially impair the Company and its Subsidiaries’ business operations.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Personal Data” means any information about an identifiable individual, including a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, social insurance number or tax identification number, driver’s license number, passport number, credit card number, bank information, IP address and other online identifiers, customer or account number, biometric identifiers or any other piece of information that, alone or in combination with other information, allows the identification of or contact with a natural person.

“Privacy Law” means any Law relating to the collection, use, processing, retention, transfer, security, or disclosure of Personal Data, including Laws related to processing of Personal Data for marketing purposes and cross-border transfers of Personal Data.

“Record Holder” means, with respect to any Shares, a Person who was, immediately prior to the Effective Time, the holder of record of such Shares.

“Registered IP” means all United States, international and foreign (a) Patents and Patent applications, (b) registered Trademarks and applications to register Trademarks, (c) registered Copyrights and applications for Copyright registration, and (d) registered Domain Names.

“Regulatory Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other foreign or domestic Laws that are designed or intended to prohibit, restrict or regulate (a) foreign investment, (b) foreign exchange or currency controls, or (c) actions having the purpose or effect of monopolization, restraint of trade or lessening of competition.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, or migrating into or through the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata).

“Required Financial Information” means (i) the financial statements of the Company and its Subsidiaries required pursuant to paragraph 3 of Exhibit C to the Debt Commitment Letter and (ii) all other financial information and financial data regarding the Company and its Subsidiaries of the type and form customarily included in marketing documents used to syndicate credit facilities of the type contemplated by the Debt Commitment Letter and that is reasonably required by the Debt Financing Sources or reasonably necessary to

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satisfy the condition in paragraph 4 of Exhibit C to the Debt Commitment Letter, but, in each case, for the avoidance of doubt, other than any Excluded Information.

“SEC” means the United States Securities and Exchange Commission.

“Sanctioned Person” means any Person who is the target of Sanctions, including by virtue of being (a) listed on any Sanctions-related list of designated or blocked persons; (b) a Governmental Entity of, resident in, or organized under the Laws of a country or territory that is the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, and the Crimea region and so-called Donetsk People’s Republic and Luhansk People’s Republic in Ukraine); or (c) 50% or more owned or controlled by any of the foregoing.

“Sanctions” means trade, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures, including those administered, enacted or enforced by (a) the United States (including the Department of Treasury, Office of Foreign Assets Control), (b) the European Union and enforced by its member states, (c) the United Nations or (d) His Majesty’s Treasury.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Incident” means any unauthorized or unlawful access, acquisition, exfiltration, manipulation, erasure, loss, use or disclosure that compromises the confidentiality, integrity, availability or security of Personal Data or the IT Systems, including any ransomware or denial of service attacks that prevent or materially degrade access to Personal Data or the IT Systems.

“Stock Plans” means the Emerald Holding, Inc. 2017 Omnibus Equity Plan, as amended and restated.

“Subsidiary” means, with respect to any Person, any other Person of which (a) at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (or, in the case of a partnership, a majority of the general partnership interests) is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries or (b) securities or other ownership interests entitling the holder thereof to at least a majority of the profits or revenues are directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries.

“Superior Proposal” means a bona fide Acquisition Proposal that did not result from a breach of Section 5.2 and that the Company Board has determined in its good faith judgment, after consultation with its financial advisor and outside legal counsel, and taking into consideration, among other things, all legal, financial, regulatory, timing and other aspects and risks of the proposal (including required conditions) and the Person making the proposal and all the other terms, conditions and other aspects of such Acquisition Proposal and this Agreement that the Company Board deems relevant, (a) to be more favorable to the Company Stockholders than the transactions contemplated by this Agreement (including, if applicable, any revisions to this Agreement made or proposed in writing by Parent in accordance with Section 5.2 prior to the time of determination to which Parent has irrevocably committed) and (b) to be reasonably likely to be consummated in accordance with its terms; provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” and “80%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

“Tax” (including, with correlative meaning, the term “Taxes”) means (a) all federal, state, provincial, local or foreign income, profits, franchise, gross receipts, environmental, capital stock, severance, stamp, payroll, sales, employment, unemployment, custom, duty, tariff, disability, use, ad valorem, real or personal property, withholding, excise, production, value added, goods and services, transfer, license, occupation, premium, windfall profits, social security (or similar, including employer health taxes, government pension plan premiums and contributions, social security premiums, workers’ compensation premiums, employment/unemployment

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insurance or compensation premiums and contributions), registration, alternative or add-on minimum, estimated, escheat and unclaimed property obligations, occupancy and other taxes imposed by any Governmental Entity, any requirement to pay or repay any amount to a Governmental Entity in respect of a tax credit, refund, rebate, governmental grant or subsidy, overpayment, or similar adjustment of Taxes, and any interest, penalties and additions with respect to any of the foregoing, and in each case whether disputed or not, and (b) any liability for the payment of amounts determined by reference to amounts described in clause (a) as a result of being or having been a member of any group of corporations that files, will file, or has filed Tax Returns on a combined, consolidated, unitary or similar basis, as a result of any obligation under any Contract (other than any commercial Contract that is not primarily related to Taxes), or as a result of being a transferee or successor.

“Tax Return” means all returns, reports, elections, declarations, disclosures, schedules, claims for refund, statements, estimates, information returns and other similar documents filed or required to be filed with any Governmental Entity in connection with Taxes.

“Willful Breach” means a breach that is the result of a willful or intentional act or failure to act that occurred with such party’s Knowledge that the taking of or failure to take such action would result in, constitute or cause a breach of this Agreement.

(b) Construction. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be deemed to mean “and/or.” Terms defined in the text of this Agreement as having a particular meaning have such meaning throughout this Agreement, except as otherwise indicated in this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, Contract, instrument or statute defined or referred to herein or in any agreement, instrument, Exhibit or schedule that is referred to or defined herein means such agreement, Contract, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or Contracts or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law. All references to dollar amounts in this Agreement shall be references to U.S. dollars unless otherwise expressly set forth herein. For purposes of this Agreement, the term “made available”, with respect to any document or item required to be made available to Parent or Merger Sub as of the date of this Agreement, shall mean such document or item has been provided directly to Parent or its Representatives or made available to Parent or its Representatives in the electronic data room maintained by the Company, in either case on or before the day that is one (1) Business Day prior to the date of this Agreement, or is included in the Company SEC Documents publicly available on or before the day that is one (1) Business Day prior to the date of this Agreement. References to the “ordinary course” or the “ordinary course of business” for any Person shall refer to an action taken by a Person that is consistent in all material respects in nature, scope, and magnitude with the past practices of such Person and is taken in the ordinary course of the normal operations of such Person. When calculating the period of time before which, within which or following which any act is to be done or step is to be taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day.

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Section 8.11 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is determined by a court of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, that the parties intend that the remedies and limitations thereon (including provisions that the payment of the Parent Termination Fee or the Company Termination Fee shall be the sole and exclusive remedy of the recipient thereof, limitations on specific performance and other equitable remedies in Section 8.7 and the limitation on liabilities of any member of the Parent Group and any member of the Company Group, including the Liability Limitation) contained in Article VII and this Article VIII be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a party’s liability or obligations hereunder or under the Financing.

Section 8.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties; provided, however, that each of Parent and Merger Sub shall have the right, without the prior written consent of the Company, to assign all or any portion of its respective rights, interests and obligations hereunder to a wholly owned direct or indirect Subsidiary of Parent or to any of their respective Affiliates; provided, further, that (i) no such assignment shall release or otherwise modify the obligations of Parent or Merger Sub under this Agreement, the Equity Commitment Letter or the Limited Guarantee, and (ii) no such assignment shall materially impede or delay the consummation of the transactions contemplated hereby. No assignment by any party hereto shall relieve such party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

Section 8.13 Headings. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

Section 8.14 Acknowledgments

(a) Except for the representations and warranties expressly set forth in Article III (as qualified by the Company Disclosure Schedule) and in the certificate delivered pursuant to Section 6.2(d), none of the Company, any of its Affiliates or any other Person on behalf of the Company makes any express or implied representation or warranty (and there is and has been no reliance by Parent, Merger Sub or any of their respective Affiliates or Representatives on any such representation or warranty) with respect to the Company, its Subsidiaries or its and their respective businesses or with respect to any other information provided, or made available, to Parent, Merger Sub or their respective Affiliates or Representatives in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Without limiting the foregoing, except for any remedies available under this Agreement with respect to the representations and warranties expressly set forth in Article III (as qualified by the Company Disclosure Schedule) and in the certificate delivered pursuant to Section 6.2(d), neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Affiliates or Representatives or any other Person resulting from Parent’s, Merger Sub’s or their Affiliates’ or Representatives’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Affiliates or Representatives, including any information made available in the electronic data room maintained by the Company for purposes of the transactions contemplated by this Agreement, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the transactions contemplated by this Agreement.

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(b) Except for the representations and warranties expressly set forth in Article IV and in the certificate delivered pursuant to Section 6.3(c), none of Parent or Merger Sub nor any other Person makes any other express or implied representation or warranty on behalf of Parent or Merger Sub or any of their respective Affiliates. Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Contracts, Intellectual Property, real estate, technology, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, and each of them acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, Contracts and other assets of the Company and its Subsidiaries that it and its Representatives have requested to review and that it and its Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Company and its Subsidiaries. Each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and none of Parent or Merger Sub has relied upon, any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Merger Sub or their respective Representatives in connection with the transactions contemplated by this Agreement including the accuracy or completeness thereof other than the representations and warranties contained in Article III (as qualified by the Company Disclosure Schedule) and in the certificate delivered pursuant to Section 6.2(d). Without limiting the foregoing, each of Parent and Merger Sub acknowledges and agrees that, except for any remedies available under this Agreement with respect to the representations and warranties expressly set forth in Article III (as qualified by the Company Disclosure Schedule) and in the certificate delivered pursuant to Section 6.2(d), neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or Affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or Affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or Affiliates, including any information made available in the electronic data room maintained by or on behalf of the Company or its Representatives for purposes of the transactions contemplated by this Agreement, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the transactions contemplated by this Agreement.

Section 8.15 Release. Effective as of the Effective Time, the Surviving Corporation, on behalf of itself and the Subsidiaries and their respective successors and assigns (the “Company Releasing Parties”), hereby releases, acquits and forever discharges the Company’s and its Subsidiaries’ former directors and officers and their respective affiliates (the “Released Parties”) from any and all manner of claims, actions, suits, damages, demands and liabilities whatsoever in Law or equity, whether known or unknown, liquidated or unliquidated, fixed, contingent, direct or indirect, which the Company Releasing Parties ever had, has or may have against any of the Released Parties for, upon, or by reason of any act or failure to act by any of the Released Parties taken or omitted to be taken in their capacity as such, prior to and including the Effective Time; provided, however, that this release shall not affect any rights which the Company Releasing Parties may have arising under this Agreement or any other documents related to the transactions contemplated by this Agreement. This release shall become effective only at the Effective Time and prior to such date and time shall have no force or effect and shall not be legally binding on the parties.

Section 8.16 Debt Financing Sources Related Parties. Notwithstanding anything herein to the contrary, the Company, on behalf of itself, its Subsidiaries and each of its equityholders and Affiliates, hereby (i) agrees that no Debt Financing Sources Related Parties shall have any liability for any obligations or liabilities of the parties hereto or for any action, cause of action, claim, cross-claim or third-party claim of any kind or description whether in law or in equity, whether in tort, contract or otherwise, based on, in respect of, or by reason of, this Agreement, the Debt Financing, Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder (subject to the last sentence of this Section 8.16), (ii) agrees that any proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources Related Parties, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements (including the Debt Commitment Letter) entered into in connection with the Debt Financing or

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any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York and any appellate court thereof and irrevocably submits itself and its property with respect to any such proceeding to the exclusive jurisdiction of such court, and such proceeding (except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in the Debt Commitment Letter or in any definitive documentation related to the Debt Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the law of the State of Delaware)) shall be governed by, construed and enforced in accordance with the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another jurisdiction), (iii) agrees that service of process upon such party in any such proceeding shall be effective if notice is given in accordance with this Agreement, (iv) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such proceeding in any such court, (v) waives any and all rights or claims against the Debt Financing Sources Related Parties in connection with this Agreement, the Debt Financing, Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, and agrees not to commence (and if commenced agrees to dismiss or otherwise terminate) any proceeding or legal or equitable action against any Debt Financing Sources Related Parties in connection this Agreement, the Debt Financing, Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, (vi) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law trial by jury in any proceeding brought against the Debt Financing Sources Related Parties in any way arising out of or relating to this Agreement, the Debt Financing or any of the agreements (including the Debt Commitment Letter) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (viii) agrees that in no event shall it be entitled to an injunction, specific performance, or any other equitable remedy to enforce or seek to enforce the Parent’s, Merger Sub’s or any of their respective Affiliates’ rights to enforce specifically their respective rights under any debt commitment letter entered into in connection with the Debt Financing, (ix) agrees that Parent may collaterally assign its rights and obligations hereunder (while remaining liable for its obligations hereunder) to the Debt Financing Sources Related Parties pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing and (x) agrees that the Debt Financing Sources Related Parties are express third-party beneficiaries of, and may enforce, any of the provisions in this Agreement reflecting the foregoing agreements in Section 7.5(d), Section 8.7(b) and this Section 8.16 and such provisions and the definitions of “Debt Financing Sources” and “Debt Financing Sources Related Parties” (or any other provision of this Agreement the amendment, modification or alteration of which has the effect of modifying such provisions or definitions)shall not be amended in any way adverse to the Debt Financing Sources Related Parties without the prior written consent of the Debt Financing Sources. Notwithstanding the foregoing, nothing in this Section 8.16 shall in any way limit or modify the rights and obligations of Parent under this Agreement or any Debt Financing Sources’ obligations under the Debt Commitment Letter, or the rights of Parent, the Company and their respective Subsidiaries against the Debt Financing Sources with respect to the Debt Financing or any of the transactions contemplated thereby or any services thereunder following the Closing Date.

Section 8.17 Recourse. Notwithstanding anything to the contrary in this Agreement or any other documents related to the transactions contemplated by this Agreement, except to the extent otherwise expressly set forth in, and subject in all events to the terms and conditions of, and limitations herein, all claims, obligations, liabilities, or Actions of any nature that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to the Merger, this Agreement or any other agreements related to the transactions contemplated by this Agreement, the negotiation, execution or performance hereof or thereof, any breach or violation of the terms hereof or thereof, or the failure of the Merger to be consummated, in each case, may be made only against (and are expressly limited to) the entities that are expressly identified as parties in the preamble to this Agreement or as parties to such other agreement (each, a “Contracting Party”), and then only with respect to the specific obligations set forth in this Agreement with respect to such party and solely in accordance with, and subject to the terms and conditions of, this Agreement. Notwithstanding anything that may

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be expressed or implied in this Agreement or any other documents related to the transactions contemplated by this Agreement and notwithstanding the fact that certain of the parties to this Agreement may be corporations, partnerships or limited liability companies, each party, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Person who is not a Contracting Party, including any past, present or future director, officer, employee, incorporator, member, partner, manager, equityholder, Affiliate, agent, attorney or representative of, and any financial advisor or lender to, any Contracting Party, or any director, officer, employee, incorporator, member, partner, manager, equityholder, Affiliate, agent, attorney or representative of, and any financial advisor or lender to, any of the foregoing (“Non-Party Affiliates”), shall have any obligation or liability under this Agreement or otherwise (whether by or through attempted piercing of the corporate veil or any other theory or doctrine, or by or through a claim, whether in contract or in tort or otherwise, in law or in equity, or granted by statute or otherwise) for any claims, obligations, liabilities, Actions or causes of action arising under, out of, in connection with, or related in any manner to the Merger, this Agreement or any other agreements related to the transactions contemplated by this Agreement, the negotiation, execution or performance hereof or thereof, any breach or violation of the terms hereof or thereof, or the failure of the Merger to be consummated, and, to the maximum extent permitted by law, each party hereto hereby waives and releases all such claims, obligations, liabilities, Actions and causes of action against any such Non-Party Affiliates; provided, however, that nothing in this Section 8.17 shall (a) limit or restrict in any way the rights or remedies of the Company or any of its Subsidiaries against the Guarantor under and to the extent provided in the Limited Guarantee, (b) limit or restrict in any way the rights or remedies of the Company or any of its Subsidiaries under and to the extent provided in the Equity Commitment Letter or the Confidentiality Agreement, or (c) limit or modify the obligations of any Contracting Party under this Agreement. Each Non-Party Affiliate is expressly intended as a third-party beneficiary of this Section 8.17.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

EMERALD HOLDING, INC.

By:	/s/ Hervé Sedky
Name: Hervé Sedky
Title: President & Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EMMA BUYER, LLC

By:	/s/ Daniel Borkenstein
Name: Daniel Borkenstein
Title: Treasurer & Secretary

EMMA MERGER SUB, INC.

By:	/s/ Daniel Borkenstein
Name: Daniel Borkenstein
Title: Treasurer & Secretary

[Signature Page to Agreement and Plan of Merger]

Annex B

EXECUTION VERSION

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is made as of May 9, 2026, by and among (i) Onex Partners III LP, a Delaware limited partnership; (ii) Onex Partners III GP LP, a Delaware limited partnership; (iii) Onex Partners III PV LP, a Delaware limited partnership; (iv) Onex Partners III Select LP, a Delaware limited partnership; (v) Onex US Principals LP, a Delaware limited partnership; (vi) Onex Advisor Subco III LLC, a Delaware limited liability company; (vii) OPV Gem Aggregator LP, a Delaware limited partnership; (viii) Onex OP V Holdings Sarl, a private limited company incorporated under the laws of Luxembourg (collectively, the Persons in clauses (i) – (viii), the “Majority Stockholders”), (ix) Emma Buyer, LLC, a Delaware limited liability company (“Parent”), (x) Emma Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Purchaser Parties”), and Emerald Holding, Inc., a Delaware corporation (the “Company” and, together with the Purchaser Parties and the Majority Stockholders, the “Parties”). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, modified or supplemented from time to time, the “Merger Agreement”), by and among Parent, Merger Sub and the Company.

WHEREAS, the Company Board has unanimously (a) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to and in the best interests of the Company and the Company Stockholders, (b) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, (c) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, and (d) recommended the adoption of the Merger Agreement by the Company Stockholders, subject to the terms and conditions of the Merger Agreement; and

WHEREAS, the Majority Stockholders are entering into this Agreement as an inducement for the Purchaser Parties to enter into the Merger Agreement and consummate the Merger and without the benefit of this Agreement, the Purchaser Parties would not enter into the Merger Agreement and consummate the Merger.

NOW, THEREFORE, in order to induce the Purchaser Parties to enter into the Merger Agreement and consummate the Merger and in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Company Stockholder Written Consent; Voting Covenant.

(a) On the date hereof (and in any event within twelve (12) hours following the execution of the Merger Agreement), each Majority Stockholder shall duly execute and deliver to the Company in accordance with Section 228 of the DGCL and the Company’s certificate of incorporation and bylaws, the written consent of the stockholders of the Company constituting the Company Stockholder Written Consent in the form attached hereto as Exhibit A with respect to all shares of Common Stock held of record by such Majority Stockholder. Each Majority Stockholder irrevocably and unconditionally agrees that, once the Company Stockholder Written Consent is delivered, such Majority Stockholder shall not revoke, supersede or modify in any way the Company Stockholder Written Consent, or take any action which has the effect of the foregoing, unless and until this Agreement shall have been validly terminated in accordance with its terms.

(b) Each Majority Stockholder hereby agrees, from and after the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, that in connection with any vote required for the transactions contemplated by the Merger Agreement (x) in any action by written consent of the stockholders of the Company submitted to such Majority Stockholder, such Majority Stockholder shall, to the fullest extent that such Majority Stockholder is entitled to vote thereon with respect to its shares of Common

Stock, duly execute and deliver such written consent with respect to such shares before any deadline reasonably requested by the Company and (y) at any meeting of the stockholders of the Company (however called), and at every adjournment or postponement thereof, such Majority Stockholder shall, to the fullest extent that such Majority Stockholder is entitled to vote thereon with respect to its shares of Common Stock, cause such shares to be voted by granting and delivering a valid proxy or other instructions necessary to vote such shares at such meeting (or adjournment or postponement thereof), no later than the fifth Business Day prior to the scheduled date of such meeting (or adjournment or postponement thereof), in each case of the foregoing (x) and (y), as follows, following the delivery of the Company Stockholder Written Consent:

(i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the transactions contemplated by the Merger Agreement;

(ii) against any Acquisition Proposal, if any, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement; and

(iii) against any action or agreement that would reasonably be expected to prevent, interfere with, or impair the consummation of the Merger.

2. Dissenters’ Rights; Certain Actions. Each of the Majority Stockholders hereby irrevocably and unconditionally waives any dissenters’ rights or appraisal rights pursuant to Section 262 of the DGCL or any similar rights arising in connection with the Merger and each other transaction contemplated by the Merger Agreement with respect to all shares of Common Stock held by such Majority Stockholder.

3. No Transfers. Prior to the Closing, the Majority Stockholders shall not, directly or indirectly, (i) transfer (whether by merger, consolidation, division, operation of law or otherwise) any shares of Common Stock or any legal, economic or beneficial interest in any shares of Common Stock, (ii) deposit any shares of Common Stock into a voting trust, grant any proxies, enter into any voting agreement or voting trust or execute or provide any power-of-attorney with respect to any shares of Common Stock or (iii) agree (whether or not in writing) to do any of the foregoing, in each case without the prior written consent of Parent. Any action taken in contravention of this Section 3 shall be null and void ab initio. Notwithstanding the foregoing, for the avoidance of doubt, a change in the indirect ownership of a Majority Stockholder shall not be considered a “transfer” pursuant to this Section 3. Notwithstanding anything to the contrary in this Section 3, a Majority Stockholder may transfer any or all of the Common Stock to any of its Affiliates; provided, that, prior to and as a condition to the effectiveness of such transfer, such transferee shall have executed and delivered to Parent and the Company a counterpart of this Agreement pursuant to which such transferee shall be bound by all of the terms and provisions of this Agreement.

4. Additional Shares. The Majority Stockholders shall promptly notify Parent of the number of shares of Common Stock, if any, as to which the Majority Stockholders or their Affiliates acquires record or beneficial ownership after the date hereof. Any shares of Common Stock as to which any Majority Stockholder or its Affiliates acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall be shares of Common Stock owned by the Majority Stockholders or their Affiliates for all purposes hereunder. Each of the Majority Stockholders and its Affiliates hereby waives any appraisal rights arising in connection with the Merger with respect to any such shares of Common Stock and agrees that such shares of Common Stock shall be subject to the restrictions set forth in Section 3 hereof.

5. Other Obligations. Prior to the Closing, each Majority Stockholder agrees to (i) permit Parent and the Company to publish and disclose in any disclosure required to be made by applicable Law or in accordance with the terms of the Merger Agreement in connection with the transactions contemplated by the Merger Agreement, including in the Information Statement, such Majority Stockholder’s identity and ownership of its shares of Common Stock and the nature of the Majority Stockholder’s commitments, arrangements and understandings under this Agreement or relating to the Merger Agreement or the transactions contemplated by hereby and

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thereby, (ii) as promptly as practicable furnish to Parent and the Company any information relating to the Company and its Subsidiaries and such Majority Stockholder’s direct or indirect ownership of Common Stock that is reasonably available to it and that Parent or the Company may reasonably request to comply with applicable Law or in connection with filing the Information Statement, (iii) use reasonable best efforts to notify Parent and the Company of any legally required corrections with respect to any information supplied by it specifically for use in any such disclosure, if and to the extent that such Majority Stockholder becomes aware that any such information contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iv) reasonably cooperate with the reasonable requests of Parent and the Company in collecting such information needed for them to publish and disclose such information in the Information Statement (or any other filing made pursuant to applicable Law).

6. Confidential Information. From and after the date of this Agreement until the second (2nd) anniversary of the Closing Date, each of the Majority Stockholders agrees, and agrees to direct each of its Affiliates and its and their respective Representatives and their successors and assigns, to keep confidential and not use, disclose or make available to any other person all nonpublic information in their possession regarding the Company and/or its Subsidiaries (collectively, “Confidential Information”) other than in the period from the date of this Agreement until the Closing Date, in connection with the furtherance and consummation of the transactions contemplated by the Merger Agreement; provided, however, that such Persons and their respective Representatives shall not be required to maintain as confidential any Confidential Information (A) that was or becomes available to the public other than as a result of disclosure by such Person or any of its respective Representatives or breach of any confidentiality obligation owed by any other Person, (B) that becomes available to such Person or its Representatives from a source other than the Company or its Subsidiaries, provided that such source is not known by such Person to be bound by a confidentiality obligation to the Company, (C) that such Person is required to disclose with the SEC in connection with the Merger, (D) that is independently developed by a Majority Stockholder or any of its Representatives without use or reference to the Confidential Information or (E) that such Person is required to disclose pursuant to the terms of a valid Order or by Law or legal process or requested to disclose by any regulatory or self-regulatory authority or examiner with regulatory authority or oversight (including the SEC) over such Person (provided, that with respect to this clause (E), such Person shall (x) except to the extent prohibited by Law, prior to the disclosing of any Confidential Information, provide the Company (prior to the Closing) or Parent (from and after the Closing) with prompt notice of such requirement or request to disclose and provide reasonable assistance and cooperation with all efforts of the Company or Parent, as applicable, in obtaining a protective order or other remedy at the Company’s or Parent’s sole cost and expense and (y) disclose such Confidential Information only to the extent required and request confidential treatment thereof); provided, that notwithstanding the foregoing, no such notice or other action shall be required in connection with any disclosure made to any banking, financial, accounting, securities or similar supervisory authority exercising its routine supervisory or audit functions that does not target or name Parent, the Surviving Corporation or any of its Subsidiaries or the transactions contemplated by the Merger Agreement. Notwithstanding anything herein to the contrary, the Majority Stockholders may disclose Confidential Information (x) to the extent required in connection with the enforcement of or dispute relating to this Agreement, the Merger Agreement, or any ancillary documents as contemplated hereby and thereby, (y) to the appropriate Governmental Entity to the extent required in connection with its tax reporting obligations or another legitimate business purpose and (z) to any of the limited partners or equityholders of the Majority Stockholders or any funds managed by the Majority Stockholders or Onex Corporation, in each case in connection with fundraising, marketing, informational and reporting activities in the ordinary course of business and subject to customary confidentiality obligations, which are at least as restrictive as the confidentiality obligations set forth in this Section 6. Each of the Majority Stockholders agrees that any breach of this Section 6 by its Affiliates or its or their Representatives or their successors or assigns shall be deemed to be a breach of this Section 6 by such Majority Stockholder.

7. Non-Solicitation. From and after the date of this Agreement and until the two (2) year anniversary of the Closing Date, each Majority Stockholder agrees that it will not, and agrees not to cause each of its Affiliates and

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its and their respective employees, officers, directors, successors and assigns to, directly or indirectly, solicit, hire or engage, or attempt to solicit, hire or engage, any current management-level employee of the Company or any of its Subsidiaries; provided, however, that the foregoing restrictions in this sentence shall not apply to (i) general advertisements, executive searches, or recruitment efforts by a recruitment agency, in each case which are not specifically directed by the Majority Stockholders at any of the Company or their respective Subsidiaries or any of their respective employees or independent contractors and any hiring as a result thereof, or (ii) any person whose employment with the Surviving Corporation or any of its Subsidiaries ceased at least six (6) months prior to the date of such solicitation. Each of the Majority Stockholders further agrees it will not, directly or indirectly, direct or encourage any of its or its Representatives to take any action in contravention of this Section 7.

8. Material Considerations. The Majority Stockholders acknowledges that (i) the covenants of the Majority Stockholders set forth in this Agreement constitute a material consideration in and are integral to each Purchaser Party’s decision to enter into the Merger Agreement and the transactions contemplated thereby, (ii) irreparable harm may result to Parent and its Affiliates as a result of violation or breach by the Majority Stockholders of this Agreement and (iii) such covenants are reasonable and necessary to protect the Company’s proprietary rights, going business value and goodwill of the business of the Company. Each Majority Stockholder acknowledges and agrees that it shall be responsible for any breach of the terms of this Agreement by its Affiliates and its or their Representatives (as applicable to such Persons).

9. Enforcement. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy (i) such restrictions shall be modified and/or reformed (in a negotiation between the Parties in good faith) such that they are valid and enforceable to the maximum possible extent permitted by applicable Law, and (ii) the Parties intend that such finding of invalidity or unenforceability shall have no impact or effect on any other provision of this Agreement.

10. Mutual Release.

(a) Effective as of the Closing, and intending to be legally bound, each Majority Stockholder, on its own behalf and on behalf of its controlled Affiliates heirs, executors, administrators, successors and assigns (each individually, a “Stockholder Releasor Party” and collectively, the “Stockholder Releasor Parties”), as applicable and to the extent legally possible, hereby completely releases, waives and forever discharges Parent, the Surviving Corporation and each of their respective Non-Recourse Parties (collectively, the “Parent Released Parties” and each individually a “Parent Released Party”), of and from any and all actions, causes of action, disputes, suits, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), and claims and demands of every kind and nature, whether known or unknown, whether in contract or tort, in law or equity (collectively, “Causes of Action”), which the Stockholder Releasor Parties may have against any of the Parent Released Parties, now or in the future, arising out of or related to the Merger Agreement and the documents contemplated thereby and the Company and its Subsidiaries, including the Majority Stockholder’s ownership of Common Stock and/or other equity interests of the Company (including any claims under the governing documents of the Company or any of its Subsidiaries), in each case to the extent based upon facts, circumstances, occurrences or omissions existing, occurring or arising at or prior to the Closing (collectively, the “Stockholder Released Claims”). To the extent permitted by applicable Law, each Majority Stockholder, on behalf of itself and each Stockholder Releasor Party, agrees and promises that it will not file any claim asserting any such liabilities or losses and, that if such a claim is brought on such Stockholder Releasor Party’s behalf or for such Stockholder Releasor Party’s benefit in or by any Governmental Entity, such Majority Stockholder, on behalf of itself and each Stockholder Releasor Party, hereby waives and agrees not to take any award or money or other damages as a result of such claim. No Stockholder Releasor Party shall aid or assist any other person in connection with the pursuit of any claim that could not be brought by such Stockholder Releasor Party hereunder, except as required by an Order or validly issued subpoena. The release in this Section 10(a) is for the benefit of the Parent Released Parties and shall be enforceable by any of them directly against the Majority Stockholders. Each Stockholder Releasor Party has been made aware of, and understand, the provisions of California Civil Code Section 1542, which provides: “A general release does not extend to claims that the

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creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” Each Stockholder Releasor Party hereby waive all rights, benefits, and protections under California Civil Code Section 1542 and under any other state or federal statute or common law principle limiting the scope of a general release. Notwithstanding the foregoing, this release shall not be applicable to and shall not affect (and Stockholder Released Claims shall not include) (i) any rights of a Stockholder Releasor Party pursuant to this Agreement or the Merger Agreement, (ii) any rights to indemnification, advancement, exculpation, or insurance coverage to which any Stockholder Releasor Party is entitled pursuant to the governing documents of the Company or any of its Subsidiaries or any indemnification agreement in effect as of the date hereof, including the D&O Insurance, if applicable, or (iii) any right of any Stockholder Releasing Party under any Contracts or commercial arrangements unrelated to this Agreement or the transactions contemplated by this Agreement.

(b) Effective as of the Closing, and intending to be legally bound, each Purchaser Party, on its own behalf and on behalf of its controlled Affiliates, heirs, executors, administrators, successors and assigns (each individually, a “Purchaser Releasor Party” and collectively, the “Purchaser Releasor Parties”), as applicable and to the extent legally possible, hereby completely releases, waives and forever discharges the Majority Stockholders and each of their respective Non-Recourse Parties (collectively, the “Stockholder Released Parties”, and each individually a “Stockholder Released Party”), of and from any and all Causes of Action which the Purchaser Releasor Parties may have against any of the Stockholder Released Parties, now or in the future, arising out of or related to the Merger Agreement and the documents contemplated thereby and the Company and its Subsidiaries prior to the Closing, including the Majority Stockholder’s ownership of Common Stock and/or other equity interests of the Company (including any claims under the governing documents of the Company or any of its Subsidiaries), in each case to the extent based upon facts, circumstances, occurrences or omissions existing, occurring or arising at or prior to the Closing (collectively, the “Parent Released Claims”). To the extent permitted by applicable Law, each Purchaser Party, on behalf of itself and each Purchaser Releasor Party, agrees and promises that it will not file any claim asserting any such liabilities or losses and, that if such a claim is brought on such Purchaser Releasor Party’s behalf or for such Purchaser Releasor Party’s benefit in or by any Governmental Entity, such Purchaser Party, on behalf of itself and each Purchaser Releasor Party, hereby waives and agrees not to take any award or money or other damages as a result of such claim. No Purchaser Releasor Party shall aid or assist any other person in connection with the pursuit of any claim that could not be brought by such Purchaser Releasor Party hereunder, except as required by an Order or validly issued subpoena. The release in this Section 10(b) is for the benefit of the Stockholder Released Parties and shall be enforceable by any of them directly against the Purchaser Parties. Each Purchaser Party has been made aware of, and understand, the provisions of California Civil Code Section 1542, which provides: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” Each Purchaser Party hereby waive all rights, benefits, and protections under California Civil Code Section 1542 and under any other state or federal statute or common law principle limiting the scope of a general release. Notwithstanding the foregoing, this release shall not be applicable to and shall not affect (and Purchaser Released Claims shall not include), (i) any rights of a Purchaser Releasor Party pursuant to this Agreement or the Merger Agreement or (ii) any right of any Purchaser Releasing Party under any Contracts or commercial arrangements unrelated to this Agreement or the transactions contemplated by this Agreement.

11. Fiduciary Duties. Each Majority Stockholder is entering into this Agreement solely in such Majority Stockholder’s capacity as the owner of such Majority Stockholder’s Owned Common Stock, and no Majority Stockholder shall be deemed to be making any agreement in this Agreement in the capacity as a director or officer of the Company or any of its Subsidiaries, or in any manner that would limit any Person’s ability to take or fulfill, or refrain from taking or fulfilling, actions, fiduciary duties or other obligations as a director or officer of the Company or any of its Subsidiaries. Neither Parent nor the Company shall assert any claim that any action

5

taken in any Person’s capacity as a director or officer of the Company or any of its Subsidiaries violates any provision of this Agreement.

12. Representations and Warranties.

(a) Each of the Parties represents and warrants, severally and not jointly, to the other Parties that (i) it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or other formation; (ii) it has all necessary power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder; (iii) the execution, delivery and performance of this Agreement by such Party has been duly and validly authorized by all necessary action on the part of such Party and (iv) this Agreement has been duly and validly executed and delivered by such Party and constitutes or will constitute, as applicable, a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

(b) Each of Majority Stockholders hereby represents and warrants to the Purchaser Parties that, as of the date hereof, (i) such Majority Stockholder: (A) owns sole beneficial and record ownership of the number of shares of Common Stock set forth opposite such Majority Stockholder’s name on Schedule I (with respect to each Majority Stockholder, their “Owned Common Stock”) hereto free and clear of any proxy, voting restriction, voting trust, adverse claim or other lien, other than transfer restrictions of general applicability (as may be provided under federal or state securities laws), (B) has the sole power to vote (or cause to be voted), the sole power to dispose of and good and valid title to all Owned Common Stock and (C) other than the Owned Common Stock, such Majority Stockholder does not own, beneficially or of record, any shares of Common Stock or other equity interests in the Company or any of its Subsidiaries; (ii) the information supplied by such Majority Stockholder for inclusion or incorporation by reference in the Information Statement or any other filing Parent or the Company is required by applicable Law to make in connection with the Merger will not, at the time that such filing is made with the SEC, to the knowledge of such Majority Stockholder, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (iii) the Majority Stockholders, collectively, (A) hold a majority of the Common Stock outstanding as of the effective date of this Agreement and (B) will hold a majority of the Common Stock outstanding on the date the Company Stockholder Written Consent is executed.

13. Amendment; Termination. This Agreement (a) may only be amended, supplemented or changed by a written instrument signed by each of the Parties; and (b) shall automatically terminate without any further action upon the earlier to occur of (x) the valid termination of the Merger Agreement in accordance with its terms prior to the consummation of the Merger and (y) the written agreement of all of the Parties, and in the event of such termination, none of the Parties will have any liability or obligation under this Agreement.

14. Entire Agreement. This Agreement (including the Exhibits hereto) and the Merger Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof.

15. Assignment. No assignment of this Agreement or of any rights or obligations hereunder may be made, directly or indirectly (by operation of law or otherwise), by (i) the Majority Stockholders without the prior written consent of Parent, other than in connection with a transfer made pursuant to and subject to the conditions set forth in the last sentence of Section 3, or (ii) any of the Purchaser Parties, without the prior written consent of the Majority Stockholders. Any attempted assignment without obtaining such required consent shall be null and void. Notwithstanding the foregoing, any Purchaser Party may assign this Agreement or any of the rights or obligations hereunder, without obtaining the Majority Stockholders’ prior written consent, on the same basis it may assign the Merger Agreement mutatis mutandis.

16. Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the

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provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to seek an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof.

17. Other. Each of Sections 8.3 (Waiver; Extension), 8.4 (Counterparts; Delivery by Electronic Transmission), 8.5 (Governing Law and Venue; Waiver of Jury Trial), 8.6 (Notices) (with the applicable notice addresses set forth on Schedule I hereto), and 8.17 (Recourse) of the Merger Agreement is incorporated herein by reference mutatis mutandis; it being understood that all notices to the Majority Stockholders hereunder shall be delivered to the address set forth in Schedule I hereof.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

ONEX PARTNERS III LP

By: Onex Partners III GP LP, its general partner

By: Onex Partners Manager LP, its Agent

By: Onex Partners Manager GP ULC, its general partner

By: /s/ Amir Motamedi
Name: Amir Motamedi
Title: Managing Director

By: /s/ Zachary Levitt
Name: Zachary Levitt
Title: Managing Director

ONEX PARTNERS III GP LP

By: Onex Partners GP Inc., its general partner

By: /s/ Amir Motamedi
Name: Amir Motamedi
Title: Vice President

By: /s/ Zachary Levitt
Name: Zachary Levitt
Title: Vice President

[Signature Page to Support Agreement]

ONEX PARTNERS III PV LP

By: Onex Partners III GP LP, its general partner

By: Onex Partners Manager LP, its Agent

By: Onex Partners Manager GP ULC, its general partner

By: /s/ Amir Motamedi
Name: Amir Motamedi
Title: Managing Director

By: /s/ Zachary Levitt
Name: Zachary Levitt
Title: Managing Director

ONEX PARTNERS III SELECT LP

By: Onex Partners III GP LP, its general partner

By: Onex Partners Manager LP, its Agent

By: Onex Partners Manager GP ULC, its general partner

By: /s/ Amir Motamedi
Name: Amir Motamedi
Title: Managing Director

By: /s/ Zachary Levitt
Name: Zachary Levitt
Title: Managing Director

[Signature Page to Support Agreement]

ONEX US PRINCIPALS LP

By: Onex American Holdings GP LLC, its general partner

By: /s/ Amir Motamedi
Name: Amir Motamedi
Title: Director

ONEX ADVISOR SUBCO III LLC

By: /s/ Joel Greenberg
Name: Joel Greenberg
Title: Director

By: /s/ Marci Settle
Name: Marci Settle
Title: Director

OPV GEM AGGREGATOR LP

By: Onex Partners V GP Limited, its general partner

By: /s/ Kosty Gilis
Name: Kosty Gilis
Title: Authorized Person

ONEX OP V HOLDINGS SARL

By: /s/ Amir Motamedi
Name: Amir Motamedi
Title: Type A Manager

By: /s/ Sascha Groll
Name: Sascha Groll
Title: Type B Manager

[Signature Page to Support Agreement]

EMERALD HOLDING, INC.

By: /s/ Hervé Sedky
Name: Hervé Sedky
Title: President & Chief Executive Officer

[Signature Page to Support Agreement]

EMMA BUYER, LLC

By:	/s/ Daniel Borkenstein
Name: Daniel Borkenstein
Title: Treasurer & Secretary

EMMA MERGER SUB, INC.

By:	/s/ Daniel Borkenstein
Name: Daniel Borkenstein
Title: Treasurer & Secretary

[Signature Page to Support Agreement]

Schedule I

Majority Stockholder		Owned Common Stock (# of shares)

Name: Address: Attention:	Onex Partners III LP 712 Fifth Avenue 40th Floor New York, New York 10019 Kosty Gilis	33,135,329
Name: Address: Attention:	Onex Partners III GP LP 712 Fifth Avenue 40th Floor New York, New York 10019 Kosty Gilis	1,377,397
Name: Address: Attention:	Onex Partners III PV LP 712 Fifth Avenue 40th Floor New York, New York 10019 Kosty Gilis	420,116
Name: Address: Attention:	Onex Partners III Select LP 712 Fifth Avenue 40th Floor New York, New York 10019 Kosty Gilis	106,562
Name: Address: Attention:	Onex US Principals LP 712 Fifth Avenue 40th Floor New York, New York 10019 Kosty Gilis	423,159
Name: Address: Attention:	Onex Advisor Subco III LLC 712 Fifth Avenue 40th Floor New York, New York 10019 Kosty Gilis	470,583
Name: Address: Attention:	OPV Gem Aggregator LP 712 Fifth Avenue 40th Floor New York, New York 10019 Kosty Gilis	137,461,868
Name: Address: Attention:	Onex OP V Holdings Sarl 712 Fifth Avenue 40th Floor New York, New York 10019 Kosty Gilis	11,125,186

Annex C

200 West Street | New York, NY 10282-2198

Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

May 9, 2026

Board of Directors

Emerald Holding, Inc.

100 Broadway 14th Floor

New York, NY 10005

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Emma Buyer, LLC (“Parent”) and its affiliates) of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Emerald Holding, Inc. (the “Company”) of the $5.03 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of May 9, 2026 (the “Agreement”), by and among Parent, Emma Merger Sub, Inc., a wholly owned subsidiary of Parent, and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Apollo Global Management, Inc. and Apollo Global Management LLC, each an affiliate of Parent (collectively, “Apollo”), and Onex Corporation, an affiliate of certain significant shareholders of the Company (“Onex”), and any of their respective affiliates and, as applicable, portfolio companies, or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). Goldman Sachs Investment Banking has an existing lending relationship with the Company, Parent and Onex and/or their respective majority-owned subsidiaries (excluding, if applicable, portfolio companies) or funds managed thereby. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. Goldman Sachs & Co. LLC and/or its affiliates have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner with respect to a bank loan to Emerald Expositions Events, Inc., a subsidiary of the Company, in January 2025. Goldman Sachs & Co. LLC and/or its affiliates also have provided certain financial advisory and/or underwriting services to Apollo and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Athora Holding Ltd., a portfolio company of Apollo, in connection with its acquisition of Pension Insurance Corporation Ltd., in March 2026; as financial advisor to Aspen Insurance Holdings Limited, an affiliate of Apollo, in connection with its sale in February 2026; as bookrunner with respect to a bank loan to Michaels Companies Inc., a portfolio company of Apollo, in February 2026; as bookrunner with respect to a bank loan to Swissport International AG, a portfolio company of

Board of Directors

Emerald Holding, Inc.

May 9, 2026

Apollo, in January 2026; as bookrunner with respect to a bank loan to Allwyn International AG, an affiliate of Apollo, in November 2025; as bookrunner with respect to the initial public offering of the common stock of Phoenix Education Partners, Inc., a portfolio company of Apollo, in October 2025; and as bookrunner with respect to the issuance of investment grade bonds by FWD Group Holdings Limited, a portfolio company of Apollo, in September 2025. Goldman Sachs & Co. LLC and/or its affiliates also have provided certain financial advisory and/or underwriting services to Onex and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Onex in connection with its acquisition of Convex Group Limited in February 2026; as bookrunner with respect to a bank loan to Westjet Airlines Limited, a portfolio company of Onex, in January 2026; as bookrunner with respect to a bank loan to Onex in August 2025; as bookrunner with respect to a bank loan to Sedgwick Claims Management Services Inc., a portfolio company of Onex, in March 2025; as bookrunner with respect to a bank loan to OneDigital Health and Benefits Inc., a portfolio company of Onex, in January 2025; as bookrunner with respect to a bank loan to Westjet Airlines Limited, a portfolio company of Onex, in November 2024; and as financial advisor to PowerSchool Holdings, Inc., a portfolio company of Onex, in connection with its sale in October 2024. Goldman Sachs & Co. LLC and/or its affiliates may also in the future provide financial advisory and/or underwriting services to the Company, Apollo, Onex and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Funds managed by affiliates of Goldman Sachs Investment Banking also have invested in equity interests of funds managed by affiliates of Apollo and Onex respectively. Such funds managed by affiliates of Goldman Sachs Investment Banking may co-invest with, and invest in equity interests of, Apollo and Onex and/or their respective affiliates or funds managed thereby in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2025; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the exhibitions and media and consumer services industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Board of Directors

Emerald Holding, Inc.

May 9, 2026

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the $5.03 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $5.03 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should act with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $5.03 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders of Shares.

Very truly yours,

(GOLDMAN SACHS & CO. LLC)